Exhibit 10.1

Execution Copy

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

by and between

TARGACEPT, INC.

and

ASTRAZENECA AB

December 27, 2005

TABLE OF CONTENTS

1.	DEFINITIONS		2

2.	ADMINISTRATION OF THE COLLABORATION		62

	2.1	Executive Steering Committee	62
	2.2	Joint Research Committee	67
	2.3	Joint Development Committee	72
	2.4	Establishment and Function of CCC	76
	2.5	Alliance Management	79

3.	PRE-PHASE IIb PROGRAM		80

	3.1	Implementation of the Pre-Phase IIb Program	80
	3.2	Cooperation and Reporting	80
	3.3	Conclusion of Pre-Phase IIb Program	81

4.	RESEARCH PROGRAM		84

	4.1	Implementation of the Research Program	84
	4.2	Research Plan; Annual Research Plans	85
	4.3	Screening and Designation of Compounds	86
	4.4	Conduct of Research Program	89
	4.5	Records	91
	4.6	Reports	92
	4.7	Collaboration Compound Pool	93
	4.8	Additional Research Program	94
	4.9	Disputes and Delays	96
	4.10	Supply of Proprietary Materials	97
	4.11	Additional Compounds and Licensed Derivatives	98

5.	DEVELOPMENT OF CANDIDATE DRUGS; COMMERCIALIZATION OF PRODUCTS		99

	5.1	Implementation of Development Programs	99
	5.2	Responsibility for Development and Commercialization of Candidate Drugs and Products	100
	5.3	Product Development Plans	102
	5.4	Product Commercialization Plans	103
	5.5	Development and Commercialization Diligence	104
	5.6	Compliance	111
	5.7	Cooperation	111
	5.8	Regulatory Action Plan	111
	5.9	Exchange of Reports; Information; Updates	112
	5.10	Development and Commercialization Rights and Restrictions	114
	5.11	Co-Promotion	137
	5.12	Product Recalls	140
	5.13	Major Metabolite Cooperation	141

i

6.	PAYMENTS		141

	6.1	Upfront Fee	141
	6.2	Option Exercise Fees	141
	6.3	Option Maintenance Fees	142
	6.4	R&D Funding	142
	6.5	Milestone Payments	145
	6.6	Payment of Royalties; Royalty Rates; Accounting and Records	155

7.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY; NON-SOLICITATION		167

	7.1	Confidentiality	167
	7.2	Publicity	169
	7.3	Publications and Presentations	169
	7.4	Prohibition on Solicitation	170
	7.5	Excluded Data	170

8.	LICENSE GRANTS; EXCLUSIVITY		171

	8.1	Targacept License Grants	171
	8.2	AstraZeneca Grants	175
	8.3	Additional Rights	178
	8.4	Assignment of Regulatory Documentation	179
	8.5	No Other Rights	180
	8.6	Exclusivity	180
	8.7	Notice of Release of Targacept Exclusivity Obligations	183
	8.8	[********] Program	184
	8.9	[********]	184

9.	INTELLECTUAL PROPERTY RIGHTS		186

	9.1	Ownership of Intellectual Property Rights	186
	9.2	Patent Coordinators	188
	9.3	Inventorship.	188
	9.4	Employees and Agents	189
	9.5	In-Licenses	189

10.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS		190

	10.1	Patent Filing, Prosecution and Maintenance	190
	10.2	Legal Actions	200
	10.3	Trademark Prosecution	209

11.	TERM, TERMINATION AND REMEDIES FOR BREACH		209

	11.1	Term	209
	11.2	Termination	210
	11.3	Consequences of Termination of Agreement	220
	11.4	AstraZeneca Royalties	235
	11.5	Unauthorized Sales	239
	11.6	Surviving Provisions	240

12.	REPRESENTATIONS AND WARRANTIES		241

	12.1	Mutual Representations and Warranties	241
	12.2	Additional Representations of Targacept	242
	12.3	Representations of Targacept with respect to Option Compound Candidate Drugs	248
	12.4	Representations of Targacept with respect to Lead Collaboration Compounds	249
	12.5	Consequences of a Material Breach of a Representation or Warranty	251

13.	INDEMNIFICATION AND INSURANCE		251

	13.1	Indemnification of AstraZeneca by Targacept	251
	13.2	Indemnification of Targacept by AstraZeneca	252
	13.3	Conditions to Indemnification	252
	13.4	Insurance	255
	13.5	Warranty Disclaimer	257
	13.6	Limited Liability	257

14.	DISPUTE RESOLUTION		258

	14.1	Arbitration	258
	14.2	Full Arbitration	258
	14.3	Accelerated Arbitration	259
	14.4	Expedited Arbitration	261

15.	CHANGE OF CONTROL		261
	15.1	Targacept Change of Control	261
	15.2	AstraZeneca Change of Control	264

16.	MATERIAL SUPPLY		267

	16.1	Supplies of Ispronicline Capsules	267
	16.2	Supplies of Bulk Ispronicline API	267
	16.3	Inventory of Ispronicline Capsules and API	267
	16.4	Supplies of Active+ Compounds and Collaboration Candidates	268
	16.5	Supplies of [********] Option Compounds and IND-Ready Option Candidate Drugs	268
	16.6	Supplies of POC Option Candidate Drugs	268
	16.7	Changes in Pre-Phase IIb Plan; Failure to Supply	268
	16.8	AstraZeneca Manufacturing	269
	16.9	Ordering and Delivery of Materials	270
	16.10	Documentation and Release	271
	16.11	Invoicing and Payment	272
	16.12	Materials Acceptance	273
	16.13	Warranty	274
	16.14	Access and Inspection	274
	16.15	Tech Transfer	276
	16.16	Third Party Suppliers	277
	16.17	Ancillary Agreements	277
	16.18	Definitions	278

17.	MISCELLANEOUS		280

	17.1	Notices	280
	17.2	Governing Law	281
	17.3	Binding Effect	281
	17.4	Headings	281
	17.5	Counterparts	281
	17.6	Amendment; Waiver	281
	17.7	No Third Party Beneficiaries	282
	17.8	Purposes and Scope	282
	17.9	Assignment and Successors	282
	17.10	Force Majeure	283
	17.11	Interpretation	283
	17.12	Integration; Severability	283
	17.13	Further Assurances	284
	17.14	HSR Filing	284
	17.15	Effective Date Representations	284

List of Exhibits and Schedules

Exhibit A	Safety Agreement for Ispronicline

Schedule 1.134	Framework structural guidelines
Schedule 1.148	Description of IND-Ready Studies
Schedule 1.164	Structure of Ispronicline
Schedule 4.4.2	Specified Personnel
Schedule 5.11.2	Material Terms To Be Included in Form of Co-Promotion Agreement
Schedule 8.4	Targacept Retained INDs
Schedule 10.1.1	Patent Territories
Schedule 12.2	Targacept Owned and In-Licensed Patent Rights
Schedule 16.17	Ancillary Agreements
Schedule 16.18.1	Manufacturing Specifications

v

Execution Copy

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

This COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this “Agreement”) is entered into as of December 27, 2005 (the “Execution Date”), by and between Targacept, Inc., a Delaware corporation having an address of 200 East First Street, Suite 300, Winston-Salem, NC 27101-4165 (“Targacept”), and AstraZeneca AB, a company limited by shares organized and existing under the laws of Sweden, having its principal place of business at V-Malarehamnen 9, S-151 85 Södertälje, Sweden (“AstraZeneca”), effective as of the Effective Date, except for those provisions that are expressly stated to be effective as of the Execution Date, which shall be effective as of the Execution Date. Each of AstraZeneca and Targacept is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Targacept Controls certain Technology and Proprietary Materials related to the discovery and optimization of compounds that target NNRs; and

WHEREAS, AstraZeneca is engaged in the development and commercialization of human therapeutics; and

WHEREAS, the Parties desire to enter into a collaboration for purposes of identifying and developing Candidate Drugs and commercializing Products in the Field and in Schizophrenia.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1 “AAA” means the American Arbitration Association.

1.2 “AAMI” means (a) age associated memory impairment, a condition in which persons at least 50 years old experience memory impairment (as compared with younger adults) that is not accompanied by substantial impairment in the normal activities of daily living or in thinking or reasoning skills and is not otherwise part of a pathological illness or other separately-defined medical condition (such as, by way of example only, Dementia, delirium, stroke, inflammatory brain disease, depression or a history of alcohol or psychotropic drug use), unless and until, (b) age associated memory impairment (or age related cognitive decline, age associated cognitive decline or any other substantially equivalent term that connotes memory impairment associated with age or aging) becomes included in DSM-IV, ICD-10 or any other Diagnostic Manual in any country in the Territory or becomes recognized as a distinct diagnosable condition by general consensus in the applicable medical community in any country in the Territory, or a product receives Product Regulatory Approval from the applicable Regulatory Authority in any country in the Territory for AAMI, in each case after the Execution Date, in which case, a condition with the diagnostic characteristics included in DSM-IV, ICD-10 or such other Diagnostic Manual or as recognized by such medical community in such country or such Regulatory Authority, as applicable, from time to time.

1.3 “Acceptance” means, with respect to an NDA, the date on which the FDA issues a notice of acceptance of such NDA for filing.

1.4 “Achievement of Proof of Concept” means, with respect to any Candidate Drug, the first to occur after the Effective Date of (a) achievement of the [********] (as set forth in the applicable Product Development Plan or clinical trial protocol) in a [********] Clinical Trial of such Candidate Drug in any Primary Indication or Schizophrenia (as the case may be) (but excluding, in the case of Ispronicline, the Ongoing Ispronicline Trial) at a dose range that is shown to be safe and tolerable in the patient group of interest and that is acceptable from each of a scientific, statistical, medical, regulatory and commercial perspective or (b) the [********] Clinical Trial of such Candidate Drug. For purposes of clarity, whether achievement of a

[********] in a [********] Clinical Trial at a dose range that is shown to be safe and tolerable in the patient group of interest and that is acceptable from each of a scientific, statistical, medical, regulatory and commercial perspective has occurred shall be determined as soon as practicable after reliable information from such trial is available following database lock and shall not require the availability of the final report for such trial. “Achieve Proof of Concept” shall be interpreted accordingly.

1.5 “Active+ Compound” means each Collaboration Candidate that is not a Terminated Compound that is determined by the JRC or AstraZeneca during the Research Program Term or the Tail Period to satisfy the Active+ Criteria (unless and until (a) Targacept challenges such determination pursuant to Section 4.3.2 and (b) such Collaboration Candidate is finally determined by the ESC (in accordance with Section 2.1.5(c)(iii)) or, if applicable, an Expert (in accordance with Section 14.3) to not satisfy the Active+ Criteria), including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof. For purposes of clarity, all Active+ Compounds are also Collaboration Candidates. Notwithstanding the foregoing, unless the Parties otherwise agree in writing, the Compounds known to Targacept as of the Execution Date as [********] and, [********], including any salt form, polymorph, crystalline form, Prodrug, metabolite (other than any such metabolite that is an Excluded Zone Compound), hydrate, solvate or formulation thereof, shall not be Active+ Compounds.

1.6 “Active+ Criteria” means the assays and other tests, and the success criteria for those assays and tests, set forth in the Research Plan, as such assays, tests or success criteria may be amended from time to time in any Annual Research Plan in accordance with the terms hereof.

1.7 “AD” means Alzheimer’s disease (or Dementia of the Alzheimer’s type), a condition having the diagnostic criteria identified in DSM-IV, ICD-10 or any other Diagnostic Manual from time to time.

1.8 “ADD” means adult attention deficit disorder, a condition having the diagnostic criteria identified in DSM-IV, ICD-10 or any other Diagnostic Manual from time to time.

1.9 “Additional Compound” means, subject to Section 4.11, with respect to any Collaboration Compound, Candidate Drug or Product, any compound or product that has the same Framework as such Collaboration Compound, Candidate Drug or Product and, if such Collaboration Compound, Candidate Drug or Product is:

(a) an Alpha4Beta2 Agonist, (i) has an [********] at least equal to [********], (ii) has [********] and (iii) has activity in [********] at a dose of less than or equal to [********] or activity in a Replacement Assay at the applicable dose if and as agreed pursuant to Section 4.11.3 or, if applicable, determined by an Expert pursuant to Section 14.3 (accelerated arbitration);

(b) a Selective Alpha7 Compound, (i) has [********] at least equal to [********], (ii) has [********] and (iii) has activity in [********]or activity in a Replacement Assay at the applicable dose if and as agreed pursuant to Section 4.11.3 or, if applicable, determined by an Expert pursuant to Section 14.3 (accelerated arbitration);

(c) a Dual Pharmacology Compound, (i) has an [********] at least equal to [********], (ii) has [********] and (iii) has activity in either (A) [********], or (B) [********] or, in either case ((A) or (B)), activity in a Replacement Assay at the applicable dose if and as agreed pursuant to Section 4.11.3 or, if applicable, determined by an Expert pursuant to Section 14.3 (accelerated arbitration); or

(d) an Other NNR Compound, (i) has an [********] at least equal to [********], (ii) has [********] based on a functional assay designated and approved by the Parties, subject to referral of any disputes to an Expert pursuant to Section 14.3, in accordance with Section 4.11.2 for the applicable NNR (or, if there is no such functional assay designated and approved by the Parties (or by an Expert pursuant to Section 14.3) for the applicable NNR, such Other NNR Compound has a [********], [********]; provided that this clause (ii) shall not apply to (A) a Collaboration Candidate that does not meet Minimum Binding Affinity or a Licensed Derivative of any Collaboration Compound, Candidate Drug (other than an Option Compound Candidate Drug) or Product (other than an Option Compound Product) that is not itself an Alpha4Beta2 Agonist or (B) an Option Compound Candidate Drug that is not a [********] but that is a Licensed Derivative of an Option Compound Candidate Drug that is a [********]; and (iii) has activity in an [********] assay (such assay, and the criteria for activity in such assay, to be designated and approved by the Parties, subject to referral of any disputes to an Expert pursuant to Section 14.3 (accelerated arbitration), in accordance with Section 4.11.2) for the applicable NNR at a dose of less than or equal to [********] or has activity in a Replacement Assay at the applicable dose if and as agreed pursuant to Section 4.11.3 or, if applicable, determined by an Expert pursuant to Section 14.3 (accelerated arbitration). For purposes of this Section 1.9(d), the applicable NNR for: (A) a Collaboration Candidate that does not meet Minimum Binding Affinity or a Licensed Derivative of any Collaboration Compound, Candidate Drug (other than an Option Compound Candidate Drug) or Product (other than an Option Compound Product) that is not itself an Alpha4Beta2 Agonist shall be the Alpha4Beta2 NNR and the [********] assay shall be as provided in clause (iii) of Section 1.9(a); (B) an Option Compound Candidate Drug that is a Licensed Derivative of an Option Compound Candidate Drug that is a [********] shall be the [********] and the [********] assay shall be as provided in clause (iii) of Section 1.9(b); (C) an Option Compound Candidate Drug that is a Licensed Derivative of an Option Compound Candidate Drug that is a [********] shall be the [********] and the [********] assay shall be as provided in clause (iii) of Section 1.9(c); and (D) an Option Compound Candidate Drug that is an Other NNR Compound or a Licensed Derivative of an Other NNR Compound shall be the applicable NNR.

Any salt form, polymorph, crystalline form, Prodrug, metabolite, hydrate, solvate or formulation of an Additional Compound shall also be an Additional Compound. Additional Compounds shall also include:

(x) any compound or product [********] is Ispronicline, a Lead Collaboration Compound, a Related Collaboration Compound, an IND-Ready Option Candidate Drug or a POC Option Candidate Drug;

(y) any Terminated Compound (other than a Terminated AZ Compound) or an Unexercised Option Compound [********] (i) is an Additional Compound with respect to a Collaboration Compound or Candidate Drug, or (ii) is the same [********] (A) a Collaboration Compound, (B) Candidate Drug (other than a Licensed Derivative) or (C) to the extent AstraZeneca notifies Targacept thereof, a Licensed Derivative or an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)), that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to such compound; and

(z) any compound or product [********] is (i) a Collaboration Compound or a Candidate Drug (other than Ispronicline, a Lead Collaboration Compound, a Related Collaboration Compound, an IND-Ready Option Candidate Drug or a POC Option Candidate Drug) or an Additional Compound with respect to a Collaboration Compound or Candidate Drug or (ii) the same [********] (A) a Collaboration Compound, (B) Candidate Drug or (C) an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)), that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to such compound or product, in each case ((i) and (ii)), solely for purposes of this clause (z), to the extent AstraZeneca notifies Targacept of such Collaboration Compound, Candidate Drug, Additional Compound [********], in writing, prior to the date, if any, that Targacept or its Affiliates or licensees has commenced [********] for such compound or product, the commencement of which (or the fact that it has not done so) Targacept shall confirm with respect to each such Collaboration Compound, Candidate Drug, Additional Compound [********] (with such support as AstraZeneca may reasonably request) within [********] after receipt of AstraZeneca’s notice with respect thereto (and any failure by Targacept to provide any such notice within such [********] period shall mean, for purposes of this Section 1.9, that AstraZeneca retains rights hereunder with respect to any such compound or product).

With respect to each of the foregoing assays, Additional Compounds shall be determined within the margins of error for each such assay.

Notwithstanding the foregoing, unless the Parties otherwise agree in writing, the Compounds known to Targacept as of the Execution Date as [********], [********] and, [********], including any salt form, polymorph, crystalline form, Prodrug, metabolite (other than any such metabolite that is an Excluded Zone Compound), hydrate, solvate or formulation thereof, shall not be Additional Compounds. For purposes of clarity, the Compound known to Targacept as of the Execution Date as TC-1827 is an Additional Compound with respect to Ispronicline.

1.10 “Additional Primary Indication” means any indication that is not a Primary Indication as of the Execution Date that the Parties agree in writing shall be a Primary Indication, other than a Newly-Defined Cognitive Disorder or an Associated Cognitive Impairment.

1.11 “Additional Product” means any product that contains an Additional Compound as an active ingredient.

1.12 “Additional Research Plan” has the meaning set forth in Section 4.8.2.

1.13 “Additional Research Program” has the meaning set forth in Section 4.8.1.

1.14 “Additional Research Program Term” means the period during which an Additional Research Program is conducted pursuant to an Additional Research Plan; provided that, if earlier, the last day of the Term shall be the last day of each Additional Research Program Term.

1.15 “Additional Small Market Indication” means any indication that is not a Small Market Indication as of the Execution Date that the Parties agree in writing shall be a Small Market Indication.

1.16 “ADHD” means attention deficit hyperactivity disorder, a condition having the diagnostic criteria identified in DSM-IV, ICD-10 or any other Diagnostic Manual from time to time. For purposes of this Agreement, ADHD shall include ADD.

1.17 “Adverse Event” means the development of an undesirable medical condition or the deterioration of a pre-existing medical condition in a patient or clinical investigation subject following or during exposure to a pharmaceutical product or investigational drug, whether or not considered causally related to such product or drug, the exacerbation of any pre-existing condition(s) occurring during the use of such product or drug, or any other adverse experience or adverse drug experience described in the FDA’s Investigational New Drug safety reporting and NDA post-marketing reporting regulations, 21 C.F.R. 312.32 and 314.80, respectively, and any applicable corresponding regulations outside of the United States, in each case as may be amended from time to time. For purposes of this Agreement, “undesirable medical condition” shall include symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram), including unfavorable side effects, toxicity, injury, overdose or sensitivity reactions. Failure of a product to exhibit its expected pharmacologic/biologic effect in a clinical study is not considered an Adverse Event.

1.18 “Affiliate” means, with respect to any Person, any other Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors of a corporation or equivalent governing body of an entity other than a corporation.

1.19 “Agreement” has the meaning set forth in the preamble.

1.20 “Alpha4Beta2 Agonist” means any compound with Minimum Binding Affinity.

1.21 “Alpha4Beta2 NNR” means any NNR that is comprised, in whole or in part, of one or more Alpha4 subunits and one or more Beta2 subunits.

1.22 “Alpha7 NNR” means any NNR comprised, in whole or in part, of Alpha7 subunits.

1.23 “Annual Research Plan” means, with respect to any Contract Year in the Research Program Term, the written plan for the Research Program for such Contract Year, as may be amended from time to time in accordance with the terms hereof.

1.24 “Applicable Laws” means federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.25 “Arbitration Matter” has the meaning set forth in Section 14.1.

1.26 “ARP Budget” has the meaning set forth in Section 4.8.2.

1.27 “ARP Selection Date” has the meaning set forth in Section 4.8.1.

1.28 “Associated Cognitive Impairment” means any Cognitive Impairment that: (a) is not otherwise a Primary Indication and is not a Small Market Indication; (b) is specifically caused by or associated with a separately defined and widely recognized disease or condition; (c) is, as of the Execution Date, neither included in DSM-IV or ICD-10 nor recognized as a distinct diagnosable condition by general consensus in the medical community in the United States or Europe, and for which no product has received Product Regulatory Approval from the FDA in the United States or the EMEA in Europe prior to the Execution Date; (d) either becomes included in DSM-IV, ICD-10 or any other Diagnostic Manual in any Major Market Country during the Term, becomes recognized as a distinct diagnosable condition by general consensus in the applicable medical community in any Major Market Country during the Term or for which a product receives Product Regulatory Approval from the applicable Regulatory Authority in any Major Market Country during the Term; and (e) [********] as an Associated Cognitive Impairment. For purposes of clarity, the separately defined and widely recognized disease or condition shall not itself be an Associated Cognitive Impairment. For purposes of further clarity, an Associated Cognitive Impairment [********] shall apply throughout the Territory, even if such Associated Cognitive Impairment is not included in DSM-IV, ICD-10 or any other Diagnostic Manual in all Major Market Countries, is not recognized as a distinct diagnosable condition by general consensus in the applicable medical community in all Major Market Countries or a product has not received Product Regulatory Approval for Associated Cognitive Impairment from the applicable Regulatory Authority in all Major Market Countries.

1.29 “AstraZeneca” has the meaning set forth in the preamble.

1.30 “AstraZeneca Assigned Patent Rights” means any Patent Rights Controlled by AstraZeneca containing only claim(s) that cover the AstraZeneca Assigned Technology. For purposes of clarity, AstraZeneca Assigned Patent Rights are Targacept Patent Rights.

1.31 “AstraZeneca Assigned Technology” means any: (x) Technology Controlled by AstraZeneca as of the applicable dates set forth in clauses (a) and (b) below that solely relates to

(a) compounds that (i) are Derived by or on behalf of AstraZeneca from a Collaboration Candidate, Active+ Compound, Collaboration Compound or Candidate Drug (other than Ispronicline or a Licensed Derivative with respect thereto, or an Option Compound Candidate Drug) and (ii) then become Terminated Compounds during the Research Program or Tail Period or as of the end of the Tail Period (or, if later, the resolution of any dispute pursuant to Section 4.3.2 or as provided in Section 4.9), when and as such compounds become Terminated Compounds, or (b) Excluded Derivatives that are Derived by or on behalf of AstraZeneca during the applicable Restricted Derivative Period, on the date each such Excluded Derivative is determined to be an Excluded Derivative, provided in each case ((a) and (b)) that such compounds are Derived during the Term; and (y) Technology made, developed or conceived by or on behalf of AstraZeneca in the conduct of any Pre-IND Study conducted pursuant to Section 5.10.2(a) other than by or on behalf of Targacept. For purposes of further clarity, AstraZeneca Assigned Technology is Targacept Technology.

1.32 “AstraZeneca Change of Control Notice” has the meaning set forth in Section 15.2.1.

1.33 “AstraZeneca Derivative Patent Rights” means any Patent Rights Controlled by AstraZeneca containing one or more claims that claim as a composition of matter a Licensed Derivative Derived by AstraZeneca during the applicable Restricted Derivative Period. For purposes of clarity, AstraZeneca Derivative Patent Rights are AstraZeneca Patent Rights. For purposes of further clarity, AstraZeneca Derivative Patent Rights shall include any Patent Rights Controlled by AstraZeneca containing one or more claims that claim as a composition of matter a Licensed Derivative of Ispronicline Derived by AstraZeneca during the Restricted Derivative Period for Ispronicline.

1.34 “AstraZeneca Development Program Patent Rights” means any AstraZeneca Patent Rights containing one or more claims that cover AstraZeneca Development Program Technology. For purposes of clarity, AstraZeneca Development Program Patent Rights are AstraZeneca Patent Rights.

1.35 “AstraZeneca Development Program Technology” means any Technology made, developed or conceived by employees or consultants of AstraZeneca, alone or jointly with

Third Parties, in the conduct of a Development Program or any additional research or Development activities conducted by AstraZeneca pursuant to Section 4.1 or Section 5.2.1 (excluding AstraZeneca Research Program Technology) with respect to Collaboration Compounds, Candidate Drugs and Products, but in each case only if not AstraZeneca Assigned Technology.

1.36 “AstraZeneca Excluded Patent Rights” means, collectively, all AstraZeneca Patent Rights that would not be infringed (and, with respect to any applications included in the Patent Rights, that, if issued, would not be infringed) by the Exploitation of a Collaboration Compound, Candidate Drug, Product, Terminated Compound or Product to the extent it contains a Terminated Compound in the Field or Schizophrenia (but, with respect to each such Terminated Compound or Product that contains a Terminated Compound, only as it exists on the date on which such Terminated Compound became a Terminated Compound), by a Third Party in the absence of a license.

1.37 “AstraZeneca Indemnitees” has the meaning set forth in Section 13.1.

1.38 “AstraZeneca Other Patent Rights” means any Patent Rights Controlled by AstraZeneca containing one or more claims that cover AstraZeneca Other Technology.

1.39 “AstraZeneca Other Technology” means any Technology Controlled by AstraZeneca that is necessary to Exploit Terminated AZ Compounds (or any Product that contains a Terminated AZ Compound) in the Field or Schizophrenia, as applicable (but, with respect to each such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), only with respect to such Technology as (a) is incorporated into, used to manufacture, or used to manufacture the formulation (if any) of such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), in each case as of the date on which such Terminated AZ Compound became a Terminated Compound, or (b) was generated in the Development or Commercialization of, and that relates to, such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), if such Technology was generated on or prior to the date on which such Terminated AZ Compound became a Terminated Compound); provided that AstraZeneca Other Technology excludes AstraZeneca Pre-Phase IIb Program

Technology, AstraZeneca Research Program Technology and AstraZeneca Development Program Technology.

1.40 “AstraZeneca Patent Rights” means any: (a) Patent Rights Controlled by AstraZeneca containing one or more claims that cover (i) AstraZeneca Technology, (ii) any Terminated AZ Compound (or any Product that contains a Terminated AZ Compound), or (iii) the Exploitation of any Terminated AZ Compound (or any Product that contains a Terminated AZ Compound) in the Field or Schizophrenia, as applicable (but, with respect to each such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), only with respect to such Technology as (x) is incorporated into, used to manufacture, or used to manufacture the formulation (if any) of such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), in each case as of the date on which such Terminated AZ Compound became a Terminated Compound, or (y) was generated in the Development or Commercialization of, and that relates to, such Terminated AZ Compound (or Product that contains such Terminated AZ Compound), and only if such Technology was generated on or prior to the date on which such Terminated AZ Compound became a Terminated Compound); or (b) AstraZeneca Derivative Patent Rights, to the extent not included in clause (a) above. For purposes of clarity, AstraZeneca Assigned Patent Rights are not AstraZeneca Patent Rights.

1.41 “AstraZeneca Pre-Phase IIb Program Patent Rights” means any AstraZeneca Patent Rights containing one or more claims that cover AstraZeneca Pre-Phase IIb Program Technology. For purposes of clarity, AstraZeneca Pre-Phase IIb Program Patent Rights are AstraZeneca Patent Rights.

1.42 “AstraZeneca Pre-Phase IIb Program Technology” means any Technology made, developed or conceived by employees or consultants of AstraZeneca, alone or jointly with Third Parties, in the conduct of the Pre-Phase IIb Program.

1.43 “AstraZeneca Proprietary Materials” means any Proprietary Materials Controlled by AstraZeneca and used by AstraZeneca, or provided by AstraZeneca for use, in the Pre-Phase IIb Program, the Research Program, any Additional Research Program or any Development Program.

1.44 “AstraZeneca Research Activities” means, collectively: (a) all activities specified to be conducted by AstraZeneca pursuant to the Research Plan, any Annual Research Plan or Additional Research Plan (or amendment thereto); (b) all activities in the Research Program that, as contemplated by Section 4.1.1, are conducted by AstraZeneca or its Affiliates in lieu of Targacept appointing a Third Party to conduct such activities; and (c) such other activities as AstraZeneca, in its sole discretion (but subject to the notice, coordination and oversight set forth in Sections 4.1.1, 4.3, 4.6 and 4.11) and at its sole expense, elects to conduct with respect to Collaboration Candidates and Active+ Compounds (other than Terminated Compounds and Candidate Drugs) during the Research Program Term or the Tail Period to further the goals of the Collaboration; provided, however, in no event shall AstraZeneca Research Activities include Development activities. For purposes of clarity, (i) AstraZeneca Research Activities may, subject to the notice, coordination and oversight set forth in Sections 4.1.1, 4.3, 4.6 and 4.11 and subject to Section 1.309, include generating Derivatives from Collaboration Candidates (including Active+ Compounds, Collaboration Compounds and Candidate Drugs (other than Option Compound Candidate Drugs and Ispronicline)) during the Research Program Term and Tail Period, and otherwise Exploiting such Derivatives, in an effort to identify additional Collaboration Candidates to further the goals of the Collaboration and (ii) any activities that AstraZeneca conducts with respect to Ispronicline (or any Licensed Derivatives with respect thereto) or an Option Compound Candidate Drug (or any Additional Compounds with respect to Ispronicline (or any Licensed Derivatives with respect thereto) or any Option Compound Candidate Drug) shall not be AstraZeneca Research Activities.

1.45 “AstraZeneca Research Program Patent Rights” means any AstraZeneca Patent Rights containing one or more claims that cover AstraZeneca Research Program Technology. For purposes of clarity, AstraZeneca Research Program Patent Rights are AstraZeneca Patent Rights.

1.46 “AstraZeneca Research Program Technology” means any Technology made, developed or conceived by employees or consultants of AstraZeneca, alone or jointly with Third Parties, in the conduct of the AstraZeneca Research Activities, but in each case only if not AstraZeneca Assigned Technology. For purposes of clarity, Technology with respect to

Ispronicline made, developed or conceived by employees or consultants of AstraZeneca, alone or jointly with Third Parties, shall not be AstraZeneca Research Program Technology.

1.47 “AstraZeneca Technology” means, collectively, AstraZeneca Pre-Phase IIb Program Technology, AstraZeneca Research Program Technology, AstraZeneca Development Program Technology and AstraZeneca Other Technology. For purposes of clarity, AstraZeneca Assigned Technology is not AstraZeneca Technology.

1.48 “AZ Compounds” has the meaning set forth in Section 8.9.1.

1.49 “AZ Co-Promotion Opportunity” has the meaning set forth in Section 5.11.1.

1.50 “AZ Net Sales” means Net Sales by AstraZeneca, its Affiliates or Sublicensees.

1.51 “AZ Proposal” has the meaning set forth in Section 5.10.2(e)(2).

1.52 “Back-Up Option Compound” means, with respect to any Option Compound for a particular Primary Indication or for Schizophrenia, another Option Compound for such indication that possesses (a) the same Framework when compared with such first Option Compound and (b) a more favorable Option Compound Profile when compared to such first Option Compound, but excluding any Excluded Zone Compounds.

1.53 “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York, London, England or Stockholm, Sweden are authorized or required by law to close.

1.54 “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.55 “Calendar Year” means the period beginning on the Effective Date and ending on December 31, 2006 and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.56 “Candidate Drug” means each of (a) Ispronicline, (b) each Active+ Compound that is not a Terminated Compound, (c) each Collaboration Compound for which AstraZeneca commences GLP Toxicology Studies as provided in Section 5.1.2 or for which AstraZeneca does not commence GLP Toxicology Studies but Initiates a Clinical Trial, (d) each Option Compound for which AstraZeneca exercises an Option, (e) each Licensed Derivative with respect to (i) any such Option Compound made by or on behalf of AstraZeneca or its Affiliates or Sublicensees or (ii) Ispronicline or any such Active+ Compound or Collaboration Compound made by or on behalf of (A) AstraZeneca, Targacept or any of their respective Affiliates or Sublicensees during the Research Program Term or the Tail Period or (B) AstraZeneca or its Affiliates or Sublicensees after the Tail Period and (f) in each case ((a) through (e)), any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.57 “CDS” means cognitive deficiency in schizophrenia, an impairment in humans that (a) affects any or all of memory, attention, diligence, reasoning, problem solving, judgment and language and (b) is associated specifically with, but is a separate condition from the non-cognitive symptoms of, Schizophrenia.

1.58 “Change of Control” means, with respect to a Party, (a) a merger, consolidation, acquisition, share exchange or other similar transaction involving such Party and any Third Party which results in the holders of the outstanding voting securities of such Party immediately prior to such merger, consolidation, share exchange or other similar transaction ceasing to hold more than fifty percent (50%) of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, share exchange or other similar transaction, (b) any transaction or series of related transactions in which any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any of such person’s “affiliates” or “associates”, as such terms are used in the Exchange Act, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets which relate to this Agreement.

1.59 “Claims” has the meaning set forth in Section 13.1.

1.60 “Clinical Trials” means, collectively, Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, and such other tests and studies in human subjects that are required by any Regulatory Authority, from time to time, pursuant to Applicable Laws or otherwise, to obtain or maintain Product Regulatory Approval for a product.

1.61 “Cognitive Impairment” means a clinically significant deficit in cognition in humans that (a) affects the ability to learn new information or to recall previously learned information and (b) represents (i) a change from a previous level of cognitive functioning or (ii) an impairment relative to age-matched peers.

1.62 “Collaboration” means the alliance of Targacept and AstraZeneca established pursuant to this Agreement for purposes of identifying and Developing Candidate Drugs and Commercializing Products in the Territory in the Field and in Schizophrenia.

1.63 “Collaboration Candidate” means each (a) Compound that Targacept determines during the Research Program Term to have Minimum Binding Affinity or (b) compound Derived therefrom by or on behalf of AstraZeneca or Targacept (including, for clarification, any compounds Derived from an Active+ Compound, Collaboration Compound or Candidate Drug (excluding Ispronicline (or any Licensed Derivatives with respect thereto) and Option Compound Candidate Drugs)) during the Research Program Term or the Tail Period if such Derived compound (i) itself has Minimum Binding Affinity or (ii) is not the [********] where an objective of the [********], in whole or in part, was to [********]; including in each case ((a) and (b)) any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof. Notwithstanding the foregoing, unless the Parties otherwise agree in writing, the Compounds known to Targacept as of the Execution Date as [********] and [********]and, [********], including any salt form, polymorph, crystalline form, Prodrug, metabolite (other than any such metabolite that is an Excluded Zone Compound), hydrate, solvate or formulation thereof, shall not be Collaboration Candidates.

1.64 “Collaboration Compound” means each Lead Collaboration Compound, each Related Collaboration Compound with respect thereto, each Licensed Derivative with respect to any of the foregoing first Derived by or on behalf of AstraZeneca or its Affiliates or Sublicensees after the Tail Period and, only under the circumstances provided in Section 3.3.2(b)(A), Ispronicline. For purposes of clarity, all Collaboration Compounds are also Collaboration Candidates.

1.65 “Collaboration Compound Designation” has the meaning set forth in Section 4.7.1.

1.66 “Collaboration Compound Pool” means the pool consisting of (a) no more than [********] Lead Collaboration Compounds and (b) all Related Collaboration Compounds with respect to each such Lead Collaboration Compound.

1.67 “Collaboration Compound Pool Satisfaction Date” means the date, if any, on which the JRC or AstraZeneca designates the [********]Active+ Compound to be a Lead Collaboration Compound.

1.68 “Collaboration Manager” has the meaning set forth in Section 2.5.1.

1.69 “Combination Product” means a Product (or a Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product) that contains a Candidate Drug (or a Royalty-Bearing Terminated Compound or a Terminated AZ Compound) as an active ingredient together with one or more other active ingredients, including Other Licensed Compounds or Other Licensed Products, that are sold either as a fixed dose or as separate doses in a single package.

1.70 “Commencement Date” has the meaning set forth in Section 3.3.1.

1.71 “Commercial Coordination Committee” or “CCC” means the committee of Targacept and AstraZeneca representatives to be established pursuant to Section 2.4 if Targacept exercises a Co-Promotion Option.

1.72 “Commercialization” or “Commercialize” means any and all lawful activities directed to the commercialization of a product (whether before or after Product Regulatory Approval has been obtained), including marketing, manufacturing for commercial sale, promoting, detailing, distributing, offering to sell and selling a product, importing a product for sale, conducting additional human clinical studies with respect to an indication for which Product Regulatory Approval has been obtained and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.73 “Commercialization Regulatory Approval” means, with respect to any product for an indication, the granting or approval by the applicable Regulatory Authority(ies) of (a) a Drug Approval Application and (b) all other Regulatory Approvals, if any, required by Applicable Laws, in each case ((a) and (b)) to market and sell such product for use in such indication in a country or region. For purposes of clarity, “Commercialization Regulatory Approval” for a product for an indication in a country or region shall include Product Regulatory Approval for such product for such indication in such country or region.

1.74 “Commercially Reasonable Efforts” means:

(a) with respect to the Development of a particular Candidate Drug or the Commercialization of a particular Product by AstraZeneca, the efforts and resources typically used by [********] in the development of product candidates or the commercialization of products of comparable market potential, taking into account all relevant factors (including, as applicable and without limitation, stage of development, mechanism of action, efficacy and safety relative to competitive products in development or in the marketplace, actual or anticipated Regulatory Authority approved labeling, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost of development and likelihood of obtaining Regulatory Approvals, actual or projected profitability (which may take into account, if and as applicable, pricing or reimbursement approvals or authorizations) (provided that in assessing such profitability the royalties, milestones or other payments due or potentially due to Targacept with respect to such Candidate Drug or Product pursuant to this Agreement shall not be taken into account), other products or product candidates (including any [********]) that AstraZeneca is researching, developing or commercializing and availability of capacity to manufacture and supply for commercial sale); provided that [********], the effect of diverting effort or resources to Developing [********] on any product or product candidate of AstraZeneca that is optimized to act through any Exclusivity Mechanism (other than other Candidate Drug(s) or Product(s)) shall not be taken into account; and

(b) with respect to the performance by Targacept of the Research Program, any Additional Research Program, any Targacept Development Activities, an Option Compound Development Plan or its Manufacturing (as defined in Section 16.18(f)) obligations under Article 16 from time to time, the efforts and resources typically used by companies in the [********] industry, with resources and expertise comparable to those of Targacept (or any successor thereto) at such time, to perform such activities on their own behalf (and not as a contract research organization), provided that (i) in no event shall such efforts and resources be less than those typically used by companies in the [********] industry with resources and expertise comparable to those of Targacept [********] and (ii) with respect to Targacept’s obligation to use Commercially Reasonable Efforts to conduct its Manufacturing obligations under Article 16, Targacept’s other obligations under the Research Program shall be taken into account.

1.75 “Competitive Entity” means any Third Party in the [********] companies ranked by worldwide pharmaceutical sales in the most recently completed Calendar Year for which such ranking is readily available from IMS Health Incorporated or such other source as may be agreed by the Parties.

1.76 “Competitive Program” means any research, development or commercialization activity of a Third Party that involves a compound or product (other than a Secondary Pharmacology Compound) for which its prophylactic or therapeutic activity is known to be derived in any material respect through any Exclusivity Mechanism for use in the Field or, prior to the Schizophrenia Expiration Date, Schizophrenia that would (a) were such Third Party to undergo a Change of Control transaction with Targacept, cause Targacept to be in breach of any of its exclusivity obligations under Section 8.6.1, or (b) were such Third Party to undergo a Change of Control transaction with AstraZeneca, cause AstraZeneca to be in breach of any of its exclusivity obligations under Section 8.6.3 or terminate or limit any of Targacept’s exclusivity obligations under Section 8.6.1.

1.77 “Compound” means any compound Controlled by Targacept.

1.78 “Compound Family” means (a) with respect to each Lead Collaboration Compound, such Lead Collaboration Compound, all Related Collaboration Compounds with respect to such Lead Collaboration Compound, and all Licensed Derivatives with respect to either of the foregoing, (b) with respect to Ispronicline, Ispronicline and all Licensed Derivatives with respect thereto, (c) with respect to each IND-Ready Option Candidate Drug, such IND-Ready Option Candidate Drug and all Licensed Derivatives with respect thereto and (d) with respect to each POC Option Candidate Drug, such POC Option Candidate Drug and all Licensed Derivatives with respect thereto.

1.79 “Confidential Information” means (a) with respect to Targacept, all tangible embodiments of Targacept Technology, (b) with respect to AstraZeneca, all tangible embodiments of AstraZeneca Technology and the Excluded Data and (c) with respect to each Party, (i) all tangible embodiments of Joint Technology (other than the Excluded Data) and (ii) all information, Technology and Proprietary Materials (other than Targacept Technology, AstraZeneca Technology or Joint Technology) disclosed or provided by or on behalf of such Party (the “disclosing Party”) to the other Party (the “receiving Party”) or to any of the receiving Party’s employees, consultants, Affiliates or Sublicensees (including, by way of example only, information, Technology and, if applicable, Proprietary Materials regarding an actual or potential future Option Compound provided pursuant to Section 5.10.2 or regarding an ROFN Indication Opportunity provided pursuant to Section 5.10.3); provided that none of the foregoing shall be Confidential Information if: (A) as of the date of disclosure or delivery, it is known to, or in the possession of, the receiving Party or its Affiliates as demonstrated by credible written documentation, other than by virtue of a prior confidential disclosure to such receiving Party; (B) as of the date of disclosure or delivery, it is in the public domain or is otherwise publicly available, or it subsequently enters the public domain or becomes otherwise publicly available through no fault of the receiving Party; (C) it is obtained by the receiving Party from a Third Party having a lawful right to make such disclosure or delivery free from any obligation of confidentiality to the disclosing Party unless disclosed to the receiving Party by such Third Party at the direction, or with the consent of, the disclosing Party; (D) with respect to any Proprietary Materials, it is supplied by a Third Party without breach of any obligation to the disclosing Party, or (E) it is independently developed by or for the receiving Party without reference to or use of any Confidential Information of the disclosing Party as demonstrated by credible written documentation. Notwithstanding anything herein to the contrary, but subject to Section 7.5, (x) the terms of this Agreement shall constitute Confidential Information of each Party, (y) to the extent Joint Technology solely claims or covers one or more Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs or Products (other than Terminated Compounds or Products containing Terminated Compounds) or the Exploitation of one or more Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs or Products (other than Terminated Compounds or Products containing Terminated Compounds), such Joint Technology shall constitute Confidential Information of AstraZeneca and (z) to the extent Joint Technology solely claims or covers one or more Terminated AZ Compounds or the Exploitation thereof, such Joint Technology shall constitute Confidential Information of Targacept.

1.80 “Contract Quarter” means (a) the period beginning on the Effective Date and ending on the last day of the third full calendar month after the Effective Date and (b) each succeeding three (3)-month period thereafter.

1.81 “Contract Year” means (a) the period beginning on the Effective Date and ending on the first anniversary of the last day of the calendar month in which the Effective Date occurs and (b) each succeeding twelve (12)-month period thereafter.

1.82 “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials) or Patent Rights or other intellectual property rights, the possession by a Party of the right, whether by ownership, license or otherwise (other than pursuant to this Agreement), to assign, or to grant a license or sublicense or other right to or under, such Technology, Patent Rights or other intellectual property rights as provided herein without violating the terms of any agreement or arrangement with any Third Party and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party as provided herein without violating the terms of any agreement or arrangement with any Third Party.

1.83 “Co-Promote” or “Co-Promotion” means, with respect to any Co-Promoted Product, the joint promotion and Detailing of such Co-Promoted Product to the Co-Promotion Target Audience in the Co-Promoted Territory using a coordinated sales force consisting of representatives of both Parties.

1.84 “Co-Promoted Product” has the meaning set forth in Section 5.11.2(a).

1.85 “Co-Promotion Activities” means the activities to be undertaken by either Party pursuant to a Co-Promotion Agreement.

1.86 “Co-Promotion Agreement” has the meaning set forth in Section 5.11.2(b)(1).

1.87 “Co-Promotion Option” has the meaning set forth in Section 5.11.2(a).

1.88 “Co-Promotion Option Notice” has the meaning set forth in Section 5.11.2(a).

1.89 “Co-Promotion Target Audience” means, with respect to each Co-Promoted Product, any or all of those classes of specialist physicians and other specialist medical professionals that customarily prescribe or purchase, or that would reasonably be expected to prescribe or purchase, products to treat or prevent any Primary Indication, Schizophrenia or Small Market Indication for which the Co-Promoted Product receives Regulatory Approval in the Co-Promotion Territory. For purposes of clarity, Co-Promotion Target Audience shall include nursing homes or comparable facilities if they would reasonably be expected to purchase a particular Co-Promoted Product but shall not include primary care physicians or medical professionals, including family and general practitioners, internists (regardless of whether they have subspecialty in psychiatry or geriatrics) and pediatricians (except that pediatricians shall not be so excluded in the case of a Co-Promoted Product for which Regulatory Approval is obtained in the United States for ADHD).

1.90 “Co-Promotion Territory” means the United States of America (excluding its territories and possessions), including the District of Columbia.

1.91 “CREATE Act” has the meaning set forth in Section 10.1.6.

1.92 “Cure Period” has the meaning set forth in Section 11.2.4.

1.93 “Data Exclusivity Period” means the period of data exclusivity for a Product in a country that is granted when such Product first receives Product Regulatory Approval based on such Product’s status as a new chemical entity (and not based on a use or application of such Product, such as, for example, orphan drug exclusivity (unless a Product is only approved for orphan indications), new uses or pediatric exclusivity) that is, with respect to the United States, listed in the FDA’s Orange Book or outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. If during the Data Exclusivity Period with respect to a Product in a country, a generic version of such Product (or, with respect to orphan exclusivity, a product for use in the same indication) is approved by the applicable Regulatory Authority(ies) for sale in such country, then, notwithstanding the preceding sentence, the Data Exclusivity Period shall be deemed to have expired with respect to such Product in such country.

1.94 “Defaulting Party” has the meaning set forth in Section 11.2.4.

1.95 “Dementia” means dementia, a condition having the diagnostic criteria identified in DSM-IV, ICD-10 or any other Diagnostic Manual in a country or recognized by general consensus in the applicable medical community in such country as a distinct diagnosable condition or for which a product has received Product Regulatory Approval from the applicable Regulatory Authority in such country, as applicable, from time to time.

1.96 “Derived” means, with respect to a compound, directly (but not necessarily by means of a single step) obtained, developed, created, synthesized, designed, derived or otherwise generated from (whether in whole or in substantial part) another compound, including with the use of any Technology of a Party with respect thereto. “Derivative” and “Derive” shall be interpreted accordingly.

1.97 “Detail” means that part of an in person, face-to-face sales call during which a sales representative, who is fully trained with respect to a Co-Promoted Product, including its labeling and any promotional materials, makes a full presentation of the Co-Promoted Product to a medical professional with prescribing authority or to a potential purchaser of the Co-Promoted Product (such as nursing homes or comparable facilities) such that the relevant characteristics of the Co-Promoted Product are described by the sales representative in a fair and balanced manner consistent with the requirements of the applicable Co-Promotion Agreement and Applicable Laws and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product. Any activities performed by medical information scientists, market development specialists, managed care account directors and other personnel that are not conducting face-to-face sales calls as provided in the preceding sentence shall not constitute a “Detail” and E-details and presentations made at conventions or similar gatherings shall not constitute a “Detail.” When used as a verb, “Detail” means to engage in a Detail.

1.98 “Development” or “Develop” means, with respect to a Collaboration Compound, Candidate Drug or Product for a Primary Indication, Schizophrenia or a Small Market Indication, all non-clinical and clinical activities required to obtain Commercialization Regulatory Approval of such Product (including any Product that contains such Collaboration Compound or Candidate Drug) in accordance with this Agreement up to and including the obtaining of Commercialization Regulatory Approval of such Product for such Primary Indication, Schizophrenia or Small Market Indication. For purposes of clarity, these activities include test method development and stability testing, regulatory toxicology studies, formulation, process development, manufacturing, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, Clinical Trial design and operations, preparing and filing Drug Approval Applications, and all regulatory affairs related to the foregoing. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning.

1.99 “Development Program” means, with respect to each Candidate Drug, the Development program to be conducted by the Parties during the Term with respect to such Candidate Drug pursuant to the Product Development Plan for such Candidate Drug.

1.100 “Development Program Technology” means, collectively, Targacept Development Program Technology, AstraZeneca Development Program Technology and, if made, developed or conceived in the conduct of a Development Program, Joint Technology.

1.101 “Development Project Team” means a team established by AstraZeneca pursuant to Section 2.3.5.

1.102 “Development Workaround” has the meaning set forth in Section 5.5.2.

1.103 “Diagnostic Manual” means DSM-IV, ICD-10 or such other similar diagnostic manual or tool as may be a standard used by the medical community in a country to identify or diagnose medical conditions in such country.

1.104 “Diligence Cure Period” has the meaning set forth in Section 11.2.5.

1.105 “Disputed Matter” has the meaning set forth in Section 2.1.5.

1.106 “Distributor” has the meaning set forth in Section 8.3.2.

1.107 “Drug Approval Application” means, with respect to a product in a particular country or region in the Territory, an application to the applicable Regulatory Authority(ies) to market and sell such product in such country or region, including: (a) an NDA or sNDA; (b) a counterpart of an NDA or sNDA in any country or region in the Territory; and (c) all supplements and amendments to any of the foregoing.

1.108 “DSM-IV” means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, published by the American Psychiatric Association, as amended and as supplemented or superseded by subsequent editions published from time to time during the Term (e.g., DSM-V).

1.109 “Dual Pharmacology Compound” means a compound that [********], including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.110 “Effective Date” means the first date on which the condition precedent set forth in Section 17.14 is satisfied.

1.111 “Effectiveness of IND” means, with respect to any IND, thirty (30) days after the date such IND is received by the FDA if no clinical hold is issued by the FDA with respect thereto or, if a clinical hold is issued, such later date on which such IND is no longer subject to that clinical hold.

1.112 “Election Period” has the meaning set forth in Section 15.1.2(a).

1.113 “Europe” means the countries comprising the European Union as it may be constituted from time to time.

1.114 “European Union” means the economic, scientific and political organization of member states, which, as of the Execution Date, consists of Austria, Belgium, Czech Republic,

Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland, and that certain portion of Cyprus included in such organization.

1.115 “Excepted Decision” has the meaning set forth in Section 2.1.5.

1.116 “Excluded Data” means, with respect to each of the Compounds known to Targacept as of the Execution Date as [********], [********] and [********] or with respect to each Terminated Compound or Excluded Derivative or with respect to each Collaboration Compound, Candidate Drug, Product or Other Licensed Compound (or product containing any of the foregoing), any results, data or other information generated or otherwise resulting from any of the following activities with respect thereto: (a) [********], [********], and the [********] known, as of the Execution Date, as [********] and any other [********] that after the Execution Date becomes generally accepted in the scientific community as validated for cognitive performance; (b) the [********] known, as of the Execution Date, as [********]; (c) the [********] known, as of the Execution Date, as [********] and any other [********] that after the Execution Date becomes generally accepted in the scientific community as validated for the [********]; (d) [********] to measure the [********] and any other [********] study that after the Execution Date becomes generally accepted in the scientific community as validated for the [********]; (e) [********] testing for [********]; (f) [********] known, as of the Execution Date, as (i) [********]or [********] or [********] or (ii) [********] or [********] and any other [********] that after the Execution Date becomes generally accepted in the scientific community as validated for the [********]; and (g) any [********] or other [********] tests or [********], provided that, for purposes of this clause (g), in no event shall [********] be Excluded Data.

1.117 “Excluded Derivative” means, with respect to a Collaboration Compound, Candidate Drug or Product, any compound Derived therefrom with the use of any AstraZeneca Research Program Technology or Targacept Technology during the applicable Restricted Derivative Period, other than a Licensed Derivative.

1.118 “Excluded Zone Compound” means: (a) any Terminated Compound that is not a Terminated AZ Compound or any Unexercised Option Compound, in each case for which a Major Metabolite (i) is a Collaboration Compound or Candidate Drug, (ii) is an Additional Compound with respect to a Collaboration Compound or Candidate Drug or (iii) is the same as a Major Metabolite of (A) a Collaboration Compound, (B) a Candidate Drug (other than a Licensed Derivative) or (C) to the extent Known by Targacept, a Licensed Derivative or an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)) that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to the Terminated Compound or Unexercised Option Compound, as applicable; (b) any metabolite of any Terminated AZ Compound, any Partially-Terminated Product or [********], [********] or [********] that (i) is a Collaboration Compound or Candidate Drug, (ii) is an Additional Compound with respect to a Collaboration Compound or Candidate Drug or (iii) is the same as a Major Metabolite of (A) a Collaboration Compound, (B) a Candidate Drug (other than a Licensed Derivative) or (C) to the extent Known by Targacept, a Licensed Derivative or an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)) that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to the Terminated AZ Compound, Partially-Terminated Product or [********], [********] or [********], as applicable; and (c) any Prodrug of an Unexercised Option Compound that is made, developed or conceived by or on behalf of Targacept prior to Initiation of a Phase II Clinical Trial of such Unexercised Option Compound. For purposes of clarity, the [********], which is known by Targacept as of the Execution Date as [********], shall not be an Excluded Zone Compound.

1.119 “Exclusivity Mechanism” means any mechanism of action involving the [********] an NNR [********] such NNR. For purposes of clarity, any mechanism of action involving the [********] an NNR [********] such NNR shall not be an Exclusivity Mechanism.

1.120 “Execution Date” has the meaning set forth in the preamble.

1.121 “Executive Steering Committee” or “ESC” means the committee comprised of Targacept and AstraZeneca representatives established pursuant to Section 2.1.

1.122 “Expanded Field Indication” has the meaning set forth in Section 8.9.1.

1.123 “Expert” has the meaning set forth in Section 14.3.1.

1.124 “Exploit” means to make, have made, import, use, sell or offer for sale, including to discover, research, develop, modify, enhance, improve, manufacture, have manufactured, hold or keep (whether for disposal or otherwise) store, formulate, optimize, have used, export, transport, distribute, promote and market or have sold or otherwise dispose or offer to dispose of, a product or process. “Exploitation” means the act of Exploiting a product or process.

1.125 “External Targacept R&D Costs” means costs or expenditures incurred by Targacept (or for its account by an Affiliate) in connection with the engagement of any Third Party to conduct work in the Research Program or the Additional Research Program or in connection with the Targacept Development Activities [********].

1.126 “FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

1.127 “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.128 “Field” means, subject to Section 8.9, the treatment, prevention or diagnosis of Primary Indications and Small Market Indications in humans or animals.

1.129 “Final Option Compound Offer” has the meaning set forth in Section 5.10.2(e)(1).

1.130 “Final ROFN Offer” has the meaning set forth in Section 5.10.3.

1.131 “First Commercial Sale” means, with respect to a Product, Other Licensed Product, Royalty-Bearing Terminated AZ Product or Royalty-Bearing Terminated Compound (or a Royalty-Bearing Product that contains such Royalty-Bearing Terminated Compound) in a country in the Territory, the first sale, transfer or disposition for value or for end use or consumption of such Product, Other Licensed Product, Royalty-Bearing Terminated AZ Product or Royalty-Bearing Terminated Compound (or a Royalty-Bearing Product that contains such

Royalty-Bearing Terminated Compound) in such country after Commercialization Regulatory Approval has been obtained therefor in such country; provided that any sale to an Affiliate or Sublicensee will not constitute a First Commercial Sale (unless the purchasing Affiliate or Sublicensee is the last entity in the distribution chain for the Product, Other Licensed Product, Royalty-Bearing Terminated AZ Product or Royalty-Bearing Terminated Compound (or a Royalty-Bearing Product that contains such Royalty-Bearing Terminated Compound) and is purchasing it for its own commercial use).

1.132 “Follow-On Option Compound” means, with respect to any Option Compound for a particular Primary Indication or for Schizophrenia, another Option Compound for such indication that possesses (a) a different Framework when compared with such first Option Compound and (b) at least as favorable an Option Compound Profile as such first Option Compound, but excluding any Excluded Zone Compound.

1.133 “Force Majeure” means any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by such Party of any of its obligations hereunder including any act of God, flood, fire, explosion, earthquake, strike, lockout, labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.134 “Framework” means the structural framework of an Option Compound determined in accordance with the guidelines set forth in Schedule 1.134.

1.135 “FTE” means [********] hours of work devoted to or in support of the Research Program, the Additional Research Program or the Targacept Development Activities that is carried out by employees, contract personnel or consultants of Targacept, measured in accordance with Targacept’s standard time allocation practices as disclosed by Targacept in writing as of the Execution Date, consistently applied, from time to time; provided that, upon advance written notice to AstraZeneca, Targacept’s standard time allocation practices may change from time to time during the Term.

1.136 “FTE Cost” means, for any period, the FTE Rate multiplied by the applicable number of FTEs in such period.

1.137 “FTE Rate” means [********] Dollars (US $[********]); provided that on January 1 of each Calendar Year in the Term, commencing with January 1, 2007, the FTE Rate will be increased by multiplying the FTE Rate applicable on December 31 of the immediately preceding Calendar Year by 1 + [(CPIx - CPIy) / CPIy], where CPIx is the United States Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for December in the immediately preceding Calendar Year and CPIy is the United States Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor for the month immediately preceding the Effective Date. Any such increase shall be rounded to the nearest one hundred US Dollars ($100).

1.138 “Fully-Screened Collaboration Candidate” means each Collaboration Candidate for which, as of a particular date, each of (a) the screening set forth in the Research Plan or an Additional Research Plan, as applicable, to enable the JRC or AstraZeneca to determine whether the Active+ Criteria are satisfied has been completed, (b) the data and analyses from such screening has been provided to the JRC and AstraZeneca, and (c) the JRC has met, having received such data and analyses at least thirty (30) days prior to such meeting, or has determined whether such Collaboration Candidate satisfies the Active+ Criteria.

1.139 “GAAP” means International Accounting Standards, except for purposes of any Co-Promotion Agreement, in which case it shall mean United States generally accepted accounting principles, consistently applied, in each case as amended from time to time.

1.140 “GLP” means the then-current standards for laboratory activities for pharmaceuticals, as are required by the Regulatory Authorities of Europe, the United States and Japan, including 21 C.F.R. part 58 and EC Directives 87/18/EEC, 88/320/EEC and 1999/11/EC, in each case, as amended from time to time.

1.141 “GLP Toxicology Studies” means, with respect to a compound or product, animal studies conducted in accordance with GLP and intended to support an IND for such compound or product.

1.142 “Good Clinical Practices” means international ethical, scientific, and quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth by the International Conference on Harmonization (“ICH”) E6: Good Clinical Practices Consolidated Guideline, as amended from time to time, or as otherwise required by Applicable Laws.

1.143 “Good Manufacturing Practices” means current good manufacturing practices for biological and other pharmaceutical products (and components thereof) as described in regulations promulgated by the FDA, or an analogous Regulatory Authority outside of the United States, in each case as amended from time to time.

1.144 “Hatch-Waxman Act” means the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

1.145 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.146 “ICD-10” means the International Statistical Classification of Diseases and Related Health Problems, Tenth Edition, published by the World Health Organization, as amended and as supplemented or superseded by subsequent editions published from time to time during the Term (e.g., ICD-11).

1.147 “IND” means: (a) an Investigational New Drug Application as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to initiate clinical testing of a Candidate Drug in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of a Candidate Drug in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.148 “IND-Ready” means, with respect to an Option Compound, the completion of such studies and assessments as set forth in Schedule 1.148 to support the filing of an IND covering such Option Compound.

1.149 “IND-Ready Notice” has the meaning set forth in Section 5.10.2(b).

1.150 “IND-Ready Option” has the meaning set forth in Section 5.10.2(b).

1.151 “IND-Ready Option Candidate Drug” means an Option Compound (a) for which AstraZeneca exercises an IND-Ready Option or (b) that Achieves Proof of Concept under an Option Compound Development Plan assumed and completed by AstraZeneca pursuant to Section 5.10.2(b)(5). For purposes of clarity, an IND-Ready Option Candidate Drug is also a Candidate Drug.

1.152 “IND-Ready Option Period” has the meaning set forth in Section 5.10.2(b).

1.153 “IND-Ready Option Product” means a Product that contains an IND-Ready Option Candidate Drug as an active ingredient. For purposes of clarity, an IND-Ready Option Product is also a Product.

1.154 “Indemnification Claim Notice” has the meaning set forth in Section 13.3.1.

1.155 “Indemnified Party” has the meaning set forth in Section 13.3.1.

1.156 “Indemnifying Party” has the meaning set forth in Section 13.3.1.

1.157 “Indemnitees” has the meaning set forth in Section 13.3.1.

1.158 “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.159 “Infringement” has the meaning set forth in Section 10.2.1(a).

1.160 “Infringement Notice” has the meaning set forth in Section 10.2.1(a).

1.161 “Initiation” means, with respect to a Clinical Trial, the first date that a properly enrolled subject is dosed in such Clinical Trial in accordance with the applicable protocol. “Initiate” shall be interpreted accordingly.

1.162 “In-License Agreements” has the meaning set forth in Section 12.2.1.

1.163 “In-Licensed Patent Rights” has the meaning set forth in Section 12.2.1.

1.164 “Ispronicline” means (2S)-(4E)-N-methyl-5-(5-isopropoxy-3-pyridyl)-4-pentene-2-amine, identified by the compound structure set forth in Schedule 1.164 and also identified as TC-1734 in [********], including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.165 “Ispronicline Product” means any Product that contains Ispronicline as an active ingredient. For purposes of clarity, an Ispronicline Product is also a Product.

1.166 “Joint Development Committee” or “JDC” means the committee comprised of Targacept and AstraZeneca representatives established pursuant to Section 2.3.

1.167 “Joint Patent Rights” has the meaning set forth in Section 9.1.3.

1.168 “Joint Research Committee” or “JRC” means the committee comprised of Targacept and AstraZeneca representatives established pursuant to Section 2.2.

1.169 “Joint Technology” has the meaning set forth in Section 9.1.3.

1.170 “Joint Terminated Compound Patent Rights” means any Joint Patent Rights that contain one or more claims Known by the Parties to solely cover one or more Terminated Compounds, or the Exploitation thereof.

1.171 “Knowledge” means, with respect to a Party, the good faith understanding of the facts and information in the possession of an officer of such Party or any of its Affiliates, or any in-house legal counsel of, or in-house Patent agents employed by, such Party or any of its Affiliates, without any duty to conduct any additional investigation with respect to such facts and information by reason of the execution of this Agreement. For purposes of this definition, an

“officer” means any person in the position of vice president, senior vice president, president or chief executive officer, or any person having similar responsibilities, of a Party or any of its Affiliates. “Known” shall be interpreted accordingly.

1.172 “Label Expansion” means, with respect to each Product for which Regulatory Approval for a Primary Indication or Schizophrenia is obtained in a particular country or region in the Territory, Regulatory Approval for a change or supplement to such Product’s approved labeling in such country or region (a) to reflect [********] of, or [********] for, such Product or to reflect that such Product is [********] or for [********] and (b) that does not result in such approved labeling, as changed or supplemented, constituting (i) a separate Primary Indication or Small Market Indication or (ii) if the Regulatory Approval was for an indication other than Schizophrenia, Schizophrenia.

1.173 “Lead Collaboration Compound” means each Active+ Compound that is selected by the JRC or AstraZeneca as a Lead Collaboration Compound during the Research Program Term or the Tail Period, including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof. Notwithstanding anything in this Agreement to the contrary, in no event shall a Licensed Derivative with respect to Ispronicline be a Lead Collaboration Compound unless AstraZeneca designates it as a Lead Collaboration Compound pursuant to Section 4.3.3. For purposes of clarity, Ispronicline is not a Lead Collaboration Compound and, except as provided in the preceding sentence, Licensed Derivatives with respect to Ispronicline, even if Derived during the Research Program Term or the Tail Period, are not Lead Collaboration Compounds.

1.174 “Lead Collaboration Compound Designation” has the meaning set forth in Section 4.7.1.

1.175 “Licensed Derivative” means (a) with respect to Ispronicline, a Lead Collaboration Compound, a Related Collaboration Compound, an IND-Ready Option Candidate Drug or a POC Option Candidate Drug or a Product or Option Compound Product that contains any of the foregoing, any compound Derived therefrom by or on behalf of AstraZeneca with the use of any AstraZeneca Research Program Technology or Targacept Technology that is either:

(1) an Additional Compound with respect to such Collaboration Compound, Candidate Drug or Product; or

(2) a compound that would be an Additional Compound with respect to such Collaboration Compound, Candidate Drug or Product if it met the criteria set forth in Section 1.9(a)(ii), Section 1.9(b)(ii), Section 1.9(c)(ii), or Section 1.9(d)(ii), as applicable, unless: (x) the failure to meet such criteria is a result of [********] where an objective thereof, in whole or in part, was to [********] (A) [********], if such Collaboration Compound, Candidate Drug or Product is an Alpha4Beta2 Agonist, (B) the Alpha7 NNR, if such Collaboration Compound, Candidate Drug or Product is a Selective Alpha7 Compound, (C) the Alpha4Beta2 NNR or the Alpha7 NNR, if such Collaboration Compound, Candidate Drug or Product is a Dual Pharmacology Compound or (D) the NNR (other than the Alpha4Beta2 NNR and the Alpha7 NNR) that is principally responsible for the cholinergic activity of such Collaboration Compound, Candidate Drug or Product, if such Collaboration Compound, Candidate Drug or Product is an Other NNR Compound; or (y) Targacept exclusively Controls a Patent Right that specifically sets forth the [********] in a claim covering the [********] of such compound or a [********] comprising such compound (each, a “Species Claim”), with an earlier priority date than any Patent Right with a Species Claim with respect to such compound that is Controlled by AstraZeneca; provided that, for purposes of the foregoing, if in an interference proceeding in the United States between patents or patent applications of Targacept and AstraZeneca or their respective Affiliates, a Party or any of its Affiliates is determined to be the first to invent such compound individually (and not solely [********]), then such Party shall be deemed to have the earlier priority date;

or (b) any enantiomer, metabolite or Prodrug of any Collaboration Compound, Candidate Drug or Product. For purposes of clarity, and notwithstanding anything to the contrary herein, with respect to each Collaboration Compound that becomes a Terminated Compound prior to the end of the Tail Period (or, if later, the resolution of any dispute pursuant to Section 4.3.2 or as provided in Section 4.9), all Licensed Derivatives thereof shall, as of the date on which such Collaboration Compound becomes a Terminated Compound, be Terminated Compounds (unless, with respect to any such Licensed Derivative, such Licensed Derivative is also a Lead

Collaboration Compound or is a Related Collaboration Compound with respect to a Lead Collaboration Compound that has not been terminated).

1.176 “Losses” has the meaning set forth in Section 13.1.

1.177 “Major Market Country” means each of the United States, the United Kingdom, Germany, Spain, France, Italy and Japan.

1.178 “Major Market European Country” each of the United Kingdom, Germany, Spain, France and Italy.

1.179 “Major Metabolite” means, with respect to any compound, a metabolite of such compound that: (a) is identified using the metabolic profiling procedures set forth below in [********]; and (b) accounts for [********] or more of such compound administered to either of the [********] using such metabolic profiling procedures on a [********] basis. For purposes of this definition, metabolic profiling procedures shall, unless otherwise agreed by the Parties, mean [********] performed in approximately [********] with the [********] by adding [********]. [********] shall be used as [********] for [********] to assess the [********]. Test compound will be tested at [********] final concentration and samples will be stored below approximately [********] until analyzed.

1.180 “Material Unexpected Technical Development Problem” has the meaning set forth in Section 5.5.2.

1.181 “Material Unexpected Technical Research Problem” has the meaning set forth in Section 4.4.1.

1.182 “MCI” means (a) mild cognitive impairment, a condition in which persons experience memory impairment as compared with persons of substantially the same age and education that is not accompanied by substantial impairment in normal activities of daily living or in thinking or reasoning skills and is not otherwise part of a pathological illness or other separately defined medical condition (such as, by way of example only, Dementia, delirium, stroke, inflammatory brain disease, depression or a history of alcohol or psychotropic drug use) unless and until (b) mild cognitive impairment becomes included in DSM-IV, ICD-10 or any other Diagnostic Manual in any country in the Territory or becomes recognized as a distinct diagnosable condition by general consensus in the applicable medical community in any country in the Territory, or a product receives Product Regulatory Approval from the applicable Regulatory Authority in any country for MCI, in each case after the Execution Date, in which case, a condition with the diagnostic characteristics included in DSM-IV, ICD-10 or any other Diagnostic Manual or as recognized by the medical community in such country or such Regulatory Authority, as applicable, from time to time. For purposes of clarity, in the event that, notwithstanding the foregoing, the condition known as mild cognitive impairment on the Execution Date becomes included in DSM-IV, ICD-10 or any other Diagnostic Manual in any country in the Territory or becomes recognized as a distinct diagnosable condition by general consensus in the applicable medical community in any country in the Territory, or a product receives Product Regulatory Approval from the applicable Regulatory Authority in any country for mild cognitive impairment after the Execution Date by another name (including mild or early AD), then, for purposes of this Agreement, MCI shall mean such named condition.

1.183 “Milestone-Bearing Licensed Derivative” has the meaning set forth in Section 6.5.1(a).

1.184 “Minimum Binding Affinity” means, with respect to any compound, (a) binding affinity (Ki) for (i) the Alpha4Beta2 NNR that is [********] and (ii) the [********] that is [********], and (b) [********], in each case within the margins of error for the applicable assays, as such criteria may be amended from time to time in any Annual Research Plan.

1.185 “NDA” means a New Drug Application as defined in the FDCA and regulations promulgated thereunder or any successor application or procedure required to sell a Product in the United States.

1.186 “Net Sales” means the gross invoiced amount on sales of Products or Other Licensed Products by AstraZeneca or any of its Affiliates or Sublicensees (or sales of Royalty-Bearing Products or Royalty-Bearing Terminated AZ Products by Targacept or any of its Affiliates or Sublicensees) to Third Parties (including Distributors) after deduction of (a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed; (b) amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by AstraZeneca or its Affiliates (or, in the case of Royalty-Bearing Products or Royalty-Bearing Terminated AZ Products, by Targacept or its Affiliates) in good faith; (c) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country; (d) [********]; (e) [********]; and (f) [********].

AstraZeneca Net Sales shall be calculated using AstraZeneca’s internal audited systems used to report such sales as adjusted for any of items (a) to (f) (inclusive) above not taken into account in such systems. Deductions pursuant to clause (d) in the preceding paragraph shall [********].

In the case of pharmacy incentive programs, hospital performance incentive program chargebacks, disease management programs, similar programs or discounts on “bundles” of products, all discounts and the like shall be allocated among products on the basis on which such discounts and the like were actually granted or, if such basis cannot be determined, in proportion to the respective list prices of such products.

In the event that a Product (or, with respect to Targacept, a Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product or, with respect to AstraZeneca, an Other Licensed Product) is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the first paragraph of this Section by the fraction A/(A+B), where A is the average invoice price in such country of the Product(s) that contains only the Candidate Drug(s) that is contained in the Combination Product (or, with respect to Targacept, the Royalty-Bearing Product(s) that contains only the Royalty-Bearing Terminated Compound(s) that is contained in the Combination Product or the Royalty-Bearing Terminated AZ Product(s) that contains only the Terminated AZ Compound(s) that is contained in the Combination Product or, with respect to AstraZeneca, the Other Licensed Product(s) that contains only the Other Licensed Compound(s) that is contained in the Combination Product), if sold separately in such country, and B is the average invoice price in such country of product(s) that contains solely each other active ingredient in the Combination Product. If any of such Product(s) (or Royalty-Bearing

Product(s), Terminated AZ Product(s) or Other Licensed Product(s)) or product containing other active ingredients in the Combination Product are not sold separately in a particular country, the Parties shall negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, the Candidate Drug(s) (or the Royalty-Bearing Terminated Compound(s), Terminated AZ Compound(s) or Other Licensed Compound(s)), on the one hand, and all of the other active ingredients, collectively, on the other hand; provided that [********].

For purposes of the preceding paragraph, the invoice price in a country for each Product (and Royalty-Bearing Product, Royalty-Bearing Terminated AZ Product or Other Licensed Product) and each product that contains solely active ingredients other than the Candidate Drug (or Royalty-Bearing Terminated Compound, Royalty-Bearing Terminated AZ Compound or Other Licensed Compound) included in the Combination Product shall be for a quantity comparable to that used in such Combination Product and of substantially the same class, purity and potency.

If a product (including a Product or an Other Licensed Product) sold by AstraZeneca or its Affiliates or Sublicensees contains more than one Candidate Drug or Other Licensed Compound (where such Candidate Drugs and Other Licensed Compounds are [********] (e.g., a product that contains more than one of Ispronicline, a Collaboration Compound, an Option Compound Candidate Drug, a Licensed Derivative with respect to any of the foregoing or an Other Licensed Compound)), then [********].

For purposes of clarity, none of (i) use of any Product, Other Licensed Product or Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product in Clinical Trials, pre-clinical studies or other research or development activities, or disposal or transfer of Products for purposes of sampling programs or for charitable, manufacturing, testing or qualification, regulatory or governmental purposes, (ii) sales of Product or Other Licensed Product (or Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product) that is (A) [********] and (B) [********], (iii) sales on a treatment IND, named patient or compassionate use or other similar basis or (iv) sales between or among a Party or its Affiliates or Sublicensees (unless the purchasing Affiliate or Sublicensee is the last entity in the distribution chain for the Product or

Other Licensed Product and is purchasing it for its own commercial use), shall give rise to any Net Sales.

1.187 “Newly-Defined Cognitive Disorder” means any indication or condition: (a) that is not a Primary Indication, Schizophrenia or Small Market Indication on the Execution Date; (b) that is not an Associated Cognitive Impairment; (c) that is, as of the Execution Date, neither included in DSM-IV or ICD-10 nor recognized as a distinct diagnosable condition by general consensus in the medical community in the United States or Europe, and for which no product has received Product Regulatory Approval from the FDA in the United States or the EMEA in Europe prior to the Execution Date; (d) that either becomes included in DSM-IV, ICD-10 or any other Diagnostic Manual in a Major Market Country during the Term, becomes recognized as a distinct diagnosable condition by general consensus in the applicable medical community in a Major Market Country during the Term or for which a product receives Product Regulatory Approval from the applicable Regulatory Authority in a Major Market Country during the Term; (e) for which the diagnosis requires a finding of Cognitive Impairment; and (f) that [********], as a Newly-Defined Cognitive Disorder. For purposes of clarity, a Newly-Defined Cognitive Disorder [********] shall apply throughout the Territory, even if such Newly-Defined Cognitive Disorder is not included in DSM-IV, ICD-10 or any other Diagnostic Manual in all Major Market Countries, is not recognized as a distinct diagnosable condition by general consensus in the applicable medical community in all Major Market Countries or a product has not received Product Regulatory Approval for Associated Cognitive Impairment from the applicable Regulatory Authority in all Major Market Countries.

1.188 “Next Clinical Trial” means the first Phase II Clinical Trial or Phase III Clinical Trial for a compound or product for an indication Initiated after the Achievement of Proof of Concept for such compound or product for such indication, except that, if Achievement of Proof of Concept for a compound or product for an indication is demonstrated by the [********] Clinical Trial (and not by achievement of [********] in a [********] Clinical Trial), “Next Clinical Trial” shall instead mean that Phase III Clinical Trial.

1.189 “NNR” means a neuronal nicotinic (acetylcholine) receptor subtype.

1.190 “Non-Defaulting Party” has the meaning set forth in Section 11.2.4.

1.191 “Notice Date” has the meaning set forth in Section 3.3.2.

1.192 [********]

1.193 “Obligation Expiration Date” means the date, after the expiration of the last royalty obligation pursuant to Section 6.6.1 with respect to the first Product (other than an Option Compound Product that contains an Option Compound Candidate Drug, unless pursuant to Section 5.5.1(c) such Option Compound Candidate Drug is sufficient to satisfy AstraZeneca’s diligence obligation set forth in Section 5.5.1(b)) for which the First Commercial Sale occurs (or, if earlier, another Product for which the First Commercial Sale occurs), on which AstraZeneca is no longer using Commercially Reasonable Efforts to conduct research, development or commercialization activities with respect to at least one (1) Candidate Drug or Product for at least one (1) indication in the Field or in Schizophrenia.

1.194 “Ongoing Ispronicline Trial” means the Phase II Clinical Trial of Ispronicline in AAMI sponsored by Targacept that is ongoing as of the Execution Date (Protocol TC-1734-112-CRD-004).

1.195 “Option” means, with respect to each Option Compound, the IND-Ready Option or the POC Option.

1.196 “Option Compound” means during the Option Term (and, if an IND-Ready Option Period or POC Option Period begins during the Option Term and has not expired as of the last day of the Option Term, thereafter until the last day of such IND-Ready Option Period or POC Option Period), any Secondary Pharmacology Compound or Other NNR Compound on which Targacept conducts research or development activities specifically for use in the Territory in the Field or, prior to the Schizophrenia Expiration Date, Schizophrenia and elects, in its sole discretion, to designate as an Option Compound. For purposes of clarity, (a) an Alpha4Beta2 Agonist shall not be an Option Compound, (b) an Unexercised Option Compound shall, upon becoming an Unexercised Option Compound, cease to be an Option Compound, (c) a Terminated Compound that was previously an Option Compound shall, upon becoming a Terminated Compound, cease to be an Option Compound and (d) an Excluded Zone Compound shall not be an Option Compound.

1.197 “Option Compound Candidate Drug” means each (a) IND-Ready Option Candidate Drug, (b) POC Option Candidate Drug and (c) each Licensed Derivative with respect to any such IND-Ready Option Candidate Drug or POC Option Candidate Drug made by or on behalf of AstraZeneca or any of its Affiliates or Sublicensees and (d) in each case ((a) through (c)), any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.198 “Option Compound Development Plan” means, with respect to each Option Compound for which AstraZeneca pays the Option Maintenance Fee set forth in Section 6.3, the written plan prepared jointly by Targacept and AstraZeneca pursuant to Section 5.10.2(b)(3) that describes in detail the development activities to be carried out by Targacept with respect to such Option Compound, as may be amended from time to time by mutual written agreement of the Parties in accordance with the terms hereof. For purposes of clarity, a Targacept Option Compound Development Plan is not an Option Compound Development Plan.

1.199 “Option Compound Development Plan Period” has the meaning set forth in Section 5.10.2(b)(3).

1.200 “Option Compound Product” means any Product that contains an Option Compound Candidate Drug as an active ingredient.

1.201 “Option Compound Profile” means, with respect to any Option Compound for a particular Primary Indication or for Schizophrenia, the characteristics of such Option Compound that, when considered in the aggregate, would reasonably be considered predictive of the likelihood of the potential success or failure of such Option Compound as a pharmaceutical product for such Primary Indication or for Schizophrenia. For the avoidance of doubt, such characteristics may include safety, efficacy, potency, bioavailability, ease or cost of manufacture, and intellectual property protection.

1.202 “Option Compound Proof of Concept” means, with respect to an Option Compound, (a) the achievement of the standards or criteria identified as such in the Option Compound Development Plan (or in the Targacept Option Compound Development Plan) for such Option Compound at a dose range that is shown to be safe and tolerable in the patient group of interest and that is acceptable from each of a scientific, statistical, medical, regulatory and commercial perspective for the Option Indication specified (i) with respect to each Targacept Option Compound Development Plan, in the applicable IND-Ready Option Notice and (ii) with respect to each Option Compound Development Plan, in such plan; or (b) if Section 5.10.2(b)(5) applies, Achievement of Proof of Concept for such Option Compound.

1.203 “Option Compound ROFN Notice” has the meaning set forth in Section 5.10.2(e).

1.204 “Option Compound ROFN Period” has the meaning set forth in Section 5.10.2(e).

1.205 “Option Exercise Fee” has the meaning set forth in Section 6.2.

1.206 “Option Indication” means any Primary Indication or, prior to the Schizophrenia Expiration Date, Schizophrenia; provided, however, that in no event shall AAMI or MCI be an Option Indication until such time as AAMI or MCI, respectively, is included in DSM-IV, becomes recognized as a distinct diagnosable condition by general consensus in the medical community in the United States, or a product receives Product Regulatory Approval from the FDA in the United States for AAMI or MCI (as applicable).

1.207 “Option Maintenance Notice” has the meaning set forth in Section 5.10.2(b)(3).

1.208 “Option Term” means the period commencing on the Effective Date and ending on the earliest of: (i) date on which AstraZeneca Initiates a Clinical Trial for (a) any Alpha4Beta2 Agonist other than a Collaboration Compound, Candidate Drug, Product or Licensed Derivative with respect to any of the foregoing, (b) any Other NNR Compound that is not (i) a Candidate Drug, Product or Licensed Derivative with respect to any of the foregoing or (ii) an Option Compound for which AstraZeneca elects to assume and complete an Option Compound Development Plan pursuant to Section 5.10.2(b)(5) or (c) if AstraZeneca does not terminate this Agreement pursuant to Section 11.2.3, a product or compound that is the subject of a Competitive Program that AstraZeneca does not cease, or cause its relevant Affiliate to cease or divest, or cause its relevant Affiliate to divest (whether by license or otherwise) in accordance with Section 15.2.2 subsequent to a merger, consolidation or acquisition (including through a Change of Control), in each case ((a) through (c)) in the Field or, prior to the Schizophrenia

Expiration Date, in Schizophrenia; (ii) the expiration of the Term; (iii) the effective date of termination of this Agreement in its entirety pursuant to Article 11; or (iv) the effective date of termination by Targacept pursuant to Section 11.2.5(a)(2). For purposes of clarity, Initiation of a Clinical Trial for a Secondary Pharmacology Compound shall not trigger the termination of the Option Term.

1.209 “Other Licensed Compound” means each (a) Licensed Derivative with respect to a Collaboration Compound, Candidate Drug or Product made after the applicable Restricted Derivative Period and (b) Additional Compound with respect to a Collaboration Compound, Candidate Drug or Product that is not a Licensed Derivative.

1.210 “Other Licensed Product” has the meaning set forth in Section 6.6.1(a)(3).

1.211 “Other Licensed Product Royalty-Bearing Claim” has the meaning set forth in Section 6.6.1(b)(2).

1.212 “Other NNR Compound” means any compound that acts through any Exclusivity Mechanism other than (a) an Alpha4Beta2 Agonist or (b) a Secondary Pharmacology Compound. For purposes of clarity, an Other NNR Compound may be (i) a Collaboration Candidate that does not meet Minimum Binding Affinity or a Licensed Derivative of any Collaboration Compound, Candidate Drug (other than an Option Compound Candidate Drug) or Product (other than an Option Compound Product) that is not itself an Alpha4Beta2 Agonist or (ii) an Option Compound Candidate Drug (or Option Compound Product) that is not itself a Selective Alpha7 Compound or a Dual Pharmacology Compound but was Derived from an Option Compound Candidate Drug (or Option Compound Product) that was a Selective Alpha7 Compound or a Dual Pharmacology Compound or (iii) an Option Compound that acts through any Exclusivity Mechanism other than the Alpha4Beta2 NNR or the Alpha7 NNR, in each case ((i), (ii) and (iii)) to the extent such compound is not an Alpha4Beta2 Agonist or Secondary Pharmacology Compound.

1.213 “Owned Patent Rights” has the meaning set forth in Section 12.2.1.

1.214 “Partially-Terminated Product” means any Candidate Drug or Product (but for clarity, not an Other Licensed Compound or an Other Licensed Product) that is terminated by

Targacept pursuant to Section 11.2.5(b) or Section 11.2.5(c) in one or more Major Market Countries in the Territory, but as to which AstraZeneca retains rights in other countries in the Territory.

1.215 “Partially-Terminated Product Territory” means, with respect to each Partially-Terminated Product, the Territory, but excluding all Major Market Countries in which such Partially-Terminated Product becomes terminated pursuant to Section 11.2.5(b) or Section 11.2.5(c).

1.216 “Party” or “Parties” has the meaning set forth in the preamble.

1.217 “Patent Coordinator” has the meaning set forth in Section 9.2.

1.218 “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, and all foreign counterparts of any of the foregoing.

1.219 “Payments” has the meaning set forth in Section 6.6.4.

1.220 “Pentad Technology” means proprietary know-how of Targacept or any of its Affiliates concerning structure activity relationships of compounds and NNRs (generally and without regard to a specific Collaboration Candidate, Active+ Compound, Collaboration Compound, Candidate Drug, Product or Additional Compound (or any Additional Product) with respect to any of the foregoing), pharmacophore mapping of NNRs and computational and quantum mechanical methods for use in the design, synthesis and evaluation of compounds.

1.221 “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.222 “Phase I Clinical Trial” means a human clinical trial conducted in accordance with Applicable Laws in any country or countries that is designed, either alone or together with one or more other human clinical trials conducted in any country or countries, to obtain sufficient data of safety, metabolism and pharmacokinetic properties and clinical pharmacology to permit Initiation of a Phase II Clinical Trial, as described in or contemplated by 21 C.F.R. § 312.21(a), as may be amended from time to time, or other Applicable Laws.

1.223 “Phase II Clinical Trial” means a human clinical trial conducted in accordance with Applicable Laws in any country or countries in subjects with a particular disease or condition for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied, as described in or contemplated by 21 C.F.R. §312.21(b), as may be amended from time to time, or other Applicable Laws.

1.224 “Phase III Clinical Trial” means a human clinical trial conducted in accordance with Applicable Laws in any country or countries in subjects with a particular disease or condition the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as described in or contemplated by 21 C.F.R. §312.21(c), as may be amended from time to time, or other Applicable Laws, that is designed to obtain sufficient data to support the filing of an approvable Drug Approval Application in a Major Market Country.

1.225 “POC Notice” has the meaning set forth in Section 5.10.2(d).

1.226 “POC Option” has the meaning set forth in Section 5.10.2(d).

1.227 “POC Option Candidate Drug” means an Option Compound for which AstraZeneca exercises a POC Option. For purposes of clarity, a POC Option Candidate Drug is also a Candidate Drug.

1.228 “POC Option Period” has the meaning set forth in Section 5.10.2(d).

1.229 “POC Option Product” means a Product that contains a POC Option Candidate Drug as an active ingredient. For purposes of clarity, a POC Option Product is also a Product.

1.230 “Potential Option Compound” has the meaning set forth in Section 5.10.2(a).

1.231 “Potential Option Indication” has the meaning set forth in Section 5.10.2(a).

1.232 “Pre-IND Studies” has the meaning set forth in Section 5.10.2(a).

1.233 “Preliminary IND Notice” has the meaning set forth in Section 5.10.2(a).

1.234 “Pre-Phase IIb Period” means the period commencing on the Effective Date and ending on (a) the Commencement Date or (b) if there is no Commencement Date, the Sunset Date or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later.

1.235 “Pre-Phase IIb Plan” means the written plan agreed upon as such by the Parties as of the Execution Date.

1.236 “Pre-Phase IIb Program” means the non-clinical and clinical development program as set forth in the Pre-Phase IIb Plan.

1.237 “Pre-Phase IIb Program Technology” means, collectively, Targacept Pre-Phase IIb Program Technology (if any), AstraZeneca Pre-Phase IIb Program Technology and, if made, developed or conceived in the conduct of the Pre-Phase IIb Program, Joint Technology.

1.238 “Primary Indication” means each of AD, MCI, AAMI, CDS, ADHD, each Newly-Defined Cognitive Disorder that is not a Small Market Indication, each Associated Cognitive Impairment that is not a Small Market Indication, each Additional Primary Indication, and each of (a) Dementia due to general medical conditions (including Dementia with Lewy Bodies), (b) substance induced Dementia and (c) Dementia due to multiple etiologies, in each case ((a), (b) and (c)) if not a Small Market Indication. For purposes of clarity, Schizophrenia is not a Primary Indication.

1.239 “Principal Indication” means with respect to (a) any IND-Ready Option Candidate Drug or IND-Ready Option Product, the Option Indication specified by AstraZeneca in the Product Development Plan for such Option Compound, and (b) any POC Option Candidate Drug or POC Option Product, the Option Indication specified in the Option

Compound Development Plan, or if no such plan is agreed to by the Parties, the Targacept Option Compound Development Plan.

1.240 “Prodrug” means, with respect to a compound, a composition of matter that is designed to have such compound as its only primary Major Metabolite.

1.241 “Product” means a product that consists of or contains a Candidate Drug as an active ingredient.

1.242 “Product Commercialization Plan” means, with respect to a Product, the written plan for the Commercialization of such Product in the Territory (including expected manufacturing scale-up, manufacture, formulation and filling requirements for such Product and the overall strategy for Commercializing such Product), as such plan may be amended or updated from time to time in accordance with the terms of this Agreement.

1.243 “Product Development Plan” means, with respect to a Candidate Drug, the written plan for such Candidate Drug that describes (a) the overall strategy for Development of such Candidate Drug including the expected Regulatory Filings and Drug Approval Applications to be required and prepared and the expected timetable for completing such Development activities and making such Regulatory Filings and Drug Approval Applications, and (b) in reasonable detail any Targacept Development Activities to be carried out with respect to such Candidate Drug as such plan may be amended from time to time in accordance with the terms of this Agreement.

1.244 “Product Regulatory Approval” means, with respect to any product for an indication, the granting or approval of a Drug Approval Application by the applicable Regulatory Authority to market and sell such product for use in such indication in a country or region. For purposes of clarity, a Product Regulatory Approval shall not include pricing or reimbursement authority or approval.

1.245 “Product Trademark” means any Trademark, whether or not registered, or any trademark application or renewal, extension or modification thereof, in the Territory, including any trade dress and packaging, in each case (a) that are applied to or used solely in connection with one or more Candidate Drugs or Products by AstraZeneca and (b) together with all goodwill associated therewith and promotional materials relating thereto. For purposes of clarity, Product Trademarks shall not include any name or logo used by AstraZeneca or its Affiliates that is not product specific.

1.246 “Proprietary Materials” means tangible chemical, biological or physical materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement that are not generally available or accessible from other sources, whether or not specifically designated as proprietary by the transferring Party.

1.247 “Regulatory Action Plan” means the written plan to explore the feasibility of obtaining Regulatory Approval of Products to treat MCI and AAMI in the United States developed by AstraZeneca in consultation with Targacept pursuant to Section 5.8, as such plan may be amended by AstraZeneca in consultation with Targacept from time to time.

1.248 “Regulatory Approval” means, with respect to any country or region in the Territory, (a) any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, importation, exportation, transport or sale of a product and (b) any pricing or reimbursement approval or authorization that is necessary or reasonably useful to sell such product, in each case ((a) and (b)), for use in an indication in such country or region. For purposes of clarity, “Regulatory Approval” for a product for an indication in a country or region shall include Commercialization Regulatory Approval for such product for such indication in such country or region.

1.249 “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a product.

1.250 “Regulatory Filings” means (a) all applications, registrations, licenses, authorizations and approvals, including all Drug Approval Applications and Regulatory Approvals, INDs, establishment license applications, drug master files, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under

Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); and (b) all supplements and amendments to any of the foregoing.

1.251 “Related Collaboration Compound” means, with respect to each Lead Collaboration Compound, any Collaboration Candidate that is an Additional Compound with respect to such Lead Collaboration Compound, including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.252 “Replacement Assay” has the meaning set forth in Section 4.11.3.

1.253 “Replacement Compound Designation” has the meaning set forth in Section 4.7.1.

1.254 “Replacement Expiration Date” has the meaning set forth in Section 4.7.1.

1.255 “Research Plan” means the written plan agreed upon as such by the Parties as of the Execution Date that describes the research activities to be carried out in, and the objectives for, the research program to be conducted by the Parties during the Research Program Term, as may be amended from time to time in accordance with the terms of this Agreement.

1.256 “Research Program” means the research program to be conducted by the Parties during the Research Program Term pursuant to the Research Plan and the Annual Research Plans.

1.257 “Research Program Tail Period” means the eighteen (18)-month period beginning on the day after the last day of the Research Program Term; provided that, if and only if the entire Agreement is terminated by either Party pursuant to Section 11.2.1, by AstraZeneca pursuant to Section 11.2.3 or by Targacept pursuant to Section 11.2.4, or if the Research Program is terminated by AstraZeneca pursuant to Section 11.2.2(a) (and not Section 11.2.2(b)), the effective date of such termination shall be the last day of the Research Program Tail Period. For purposes of clarity, if the Research Program or this Agreement is terminated for any other reason, the Research Program Tail Period shall survive.

1.258 “Research Program Technology” means, collectively, Targacept Research Program Technology, AstraZeneca Research Program Technology and, if made, developed or conceived in the conduct of the Research Program, Joint Technology.

1.259 “Research Program Term” has the meaning set forth in Section 4.1.2.

1.260 “Research Project Team” means a team established by the JRC pursuant to Section 2.2.5.

1.261 “Research Workaround” has the meaning set forth in Section 4.4.1.

1.262 “Restricted Derivative Period” means the period beginning as of the Effective Date and ending on (a) with respect to Ispronicline, the [********] of the [********], (b) with respect to each Collaboration Compound, the [********] of the last day of [********], (c) with respect each IND-Ready Option Candidate Drug, the [********] of the [********] for such Option Compound Candidate Drug and (d) with respect to each POC Option Candidate Drug, the [********] of the date [********] for such Option Compound Candidate Drug.

1.263 “ROFN Collaboration” means any transaction between Targacept or any of its Affiliates and a Third Party for the purpose of collaborating, or licensing such Third Party, to research, develop, commercialize or otherwise Exploit compounds or products for one or more ROFN Indications in the Territory, but excluding any transaction with (a) a Third Party involving (i) an agreement or arrangement (A) with a contract manufacturer solely to manufacture or (B) with a contract sales organization solely to promote products, (ii) any fee-for-service or sponsored research agreement or arrangement where Targacept retains rights to any resulting Technology or Patent Rights, or (iii) any other agreement or arrangement involving the payment to Targacept or any of its Affiliates of governmental research or grant funding or research or grant funding from a non-profit organization or (b)The Stanley Medical Research Institute.

1.264 “ROFN Indication Opportunity” has the meaning set forth in Section 5.10.3.

1.265 “ROFN Indication Opportunity Notice” has the meaning set forth in Section 5.10.3.

1.266 “ROFN Indications” means the prevention or treatment in humans of: (a) any major depressive disorder or dysthymic disorder; (b) any of (i) generalized anxiety disorder, (ii) obsessive-compulsive disorder, (iii) panic disorder, (iv) post-traumatic stress disorder or (v) social phobia; or (c) any bipolar disorder, in each case based on diagnostic criteria included in DSM-IV, ICD-10 or any other Diagnostic Manual in a Major Market Country.

1.267 “ROFN Notice” has the meaning set forth in Section 5.10.3.

1.268 “ROFN Notice Period” has the meaning set forth in Section 5.10.3.

1.269 “Royalty-Bearing Claim” has the meaning set forth in Section 6.6.1(b)(1).

1.270 “Royalty-Bearing Product” has the meaning set forth in Section 11.4.1(a).

1.271 “Royalty-Bearing Terminated Compound” has the meaning set forth in Section 11.4.1(a).

1.272 “Royalty-Bearing Terminated AZ Product” has the meaning set forth in Section 11.4.1(b).

1.273 “Sales -Based Milestones” has the meaning set forth in Section 6.6.1(c).

1.274 “Schizophrenia” means a condition having the diagnostic criteria for schizophrenia identified in DSM-IV, ICD-10 or any other Diagnostic Manual, but excluding CDS. When used as reference to a field (as distinguished from an indication), Schizophrenia means the treatment, prevention or diagnosis of such a condition.

1.275 “Schizophrenia Expiration Date” means the date, if any, from and after which Schizophrenia is no longer eligible to be an Option Indication or Principal Indication as determined in accordance with Sections 5.10.2(b)(2) or 5.10.2(d)(2).

1.276 “Secondary Pharmacology Compound” means any Selective Alpha7 Compound or Dual Pharmacology Compound. For purposes of clarity, any compound or product Derived from a Secondary Pharmacology Compound is also a Secondary Pharmacology Compound.

1.277 “Selective Alpha7 Compound” means a compound that [********] for the Alpha7 NNR that is at least [********], including any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

1.278 “Small Market Indication” means each of the following: (a) Vascular Dementia; (b) Dementia due to HIV; (c) Dementia due to head trauma; (d) Dementia due to Parkinson’s disease; (e) Dementia due to Huntington’s disease; (f) Dementia due to Pick’s disease; and (g) Dementia due to Creutzfeldt-Jakob disease; (h) Dementia due to other general medical conditions (including Dementia with Lewy Bodies); (i) substance induced Dementia; (j) Dementia due to multiple etiologies; in each case ((a) through (j)) based on diagnostic criteria included in DSM-IV, ICD-10 or any other Diagnostic Manual; (k) any Newly-Defined Cognitive Disorder or Associated Cognitive Impairment; provided that, in the case of (h) through (k), only if such Dementia, Newly-Defined Cognitive Disorder or Associated Cognitive Impairment has a patient population in the United States of [********] based on the findings of such pharmaceutical market research organization(s) as AstraZeneca may designate from time to time with Targacept’s consent, not to be unreasonably withheld, conditioned or delayed; and (l) any Additional Small Market Indication. For purposes of clarity, Schizophrenia is not a Small Market Indication.

1.279 “SMRI Agreement” has the meaning set forth in Section 5.10.4.

1.280 “sNDA” means a Supplemental New Drug Application, as defined in the FDCA and applicable regulations promulgated thereunder.

1.281 “Specified Personnel” has the meaning set forth in Section 4.4.2.

1.282 [********]

1.283 “Sublicensee” means (a) with respect to AstraZeneca, any Third Party (other than an Affiliate or a Distributor) to which AstraZeneca grants a sublicense under the licenses granted under Section 8.1 in accordance with Section 8.3 or as otherwise permitted hereunder and (b) with respect to Targacept, any Third Party (other than an Affiliate) to which Targacept grants a sublicense under the licenses granted under Section 8.2.3 or as otherwise permitted hereunder.

1.284 “Sunset Date” means the later of (a) fifteen (15) months after the Effective Date and (b) if any meeting(s) are requested by Targacept pursuant to Section 3.3.2, the Notice Date (as such term in defined in Section 3.3.2), or such later date as the Parties may agree in writing.

1.285 “Tail Period” means the period beginning on the last day of the Research Program Term and ending on (a) the last day of the Research Program Tail Period, (b) with respect to a Collaboration Candidate that is not a Fully Screened Collaboration Candidate as of the last day of the Research Program Tail Period because it fails to meet clause (b) or clause (c) of Section 1.138, the date on which such Collaboration Candidate becomes a Fully Screened Collaboration Candidate (if clause (c) of this Section 1.285 does not apply) or (c) with respect to any Collaboration Candidate or Active+ Compound that is (i) the subject of an Additional Research Program that continues after the Research Program Tail Period during the remainder of the Tail Period, or (ii) selected by AstraZeneca prior to the end of the Research Program Tail Period (or, in the case of a Collaboration Candidate that becomes a Fully Screened Collaboration Candidate or that is generated or identified in an Additional Research Program after the end of the Research Program Tail Period, prior to the end of the Tail Period) for additional research activities pursuant to Section 4.8 during the remainder of the Tail Period, in each case ((i) and (ii)) the ARP Selection Date, whichever is later; provided that if and only if the entire Agreement is terminated by either Party pursuant to Section 11.2.1, by AstraZeneca pursuant to Section 11.2.3 or by Targacept pursuant to Section 11.2.4, or if the Research Program is terminated by AstraZeneca pursuant to Section 11.2.2(a) (and not Section 11.2.2(b)), the effective date of such termination shall be the last day of the Tail Period. For purposes of clarity, if the Research Program or this Agreement is terminated for any other reason, the Tail Period shall survive.

1.286 “Targacept” has the meaning set forth in the preamble.

1.287 “Targacept Change of Control Notice” has the meaning set forth in Section 15.1.1.

1.288 “Targacept Cure Period” has the meaning set forth in Section 5.10.2(b)(4).

1.289 “Targacept Development Activities” means, collectively, (a) during the Research Program Term and any Additional Research Program Term only, [********] if, with respect to any of the foregoing, such activity is set forth in the Research Plan or an Annual Research Plan or Additional Research Plan and (b) such Development activities as may be specified to be conducted by Targacept in any Product Development Plan (or amendment thereto) approved by Targacept’s representatives and AstraZeneca’s representatives on the JDC or ESC (without resort to the dispute resolution procedures set forth in Section 2.1.5). For purposes of clarity, in no event shall any activity be a Targacept Development Activity unless Targacept’s representatives on the applicable Committee have approved the Targacept Development Budget for such activity.

1.290 “Targacept Development Budget” has the meaning set forth in Section 5.3.

1.291 “Targacept Development Program Technology” means any Technology made, developed or conceived by employees or consultants of Targacept, alone or jointly with Third Parties, in the conduct of any Development Program.

1.292 “Targacept Excluded Patent Rights” means, collectively, all Targacept Patent Rights that would not be infringed (and, with respect to any applications included in the Patent Rights, that if issued would not be infringed) by the Exploitation of any Collaboration Candidate, Active+ Compound, Collaboration Compound, Candidate Drug or Product or any Additional Compound (or Additional Product) with respect to any of the foregoing in the Field or in Schizophrenia by a Third Party in the absence of a license.

1.293 “Targacept Indemnitees” has the meaning set forth in Section 13.2.

1.294 “Targacept Net Sales” means Net Sales by Targacept and its Affiliates and Sublicensees.

1.295 “Targacept Option Compound Development Plan” means a written plan prepared by Targacept in accordance with Section 5.10.2(b)(6) that describes in detail the development activities that Targacept may, in its sole election, carry out in an effort to establish Option Compound Proof of Concept for an Option Compound for which the Parties did not agree to an Option Compound Development Plan.

1.296 “Targacept Other Technology” means any Technology Controlled by Targacept that is necessary or reasonably useful for (a) the conduct of the Research Program or any Additional Research Program by the Parties and (b) AstraZeneca to Exploit any Collaboration Compound, Candidate Drug or Product, or any Additional Compound or Additional Product with respect to any of the foregoing, including Ispronicline or any Ispronicline Product; provided that Targacept Other Technology excludes Targacept Pre-Phase IIb Program Technology, Targacept Research Program Technology, Targacept Development Program Technology and AstraZeneca Assigned Technology.

1.297 “Targacept Patent Rights” means any Patent Rights Controlled by Targacept or its Affiliates that contain one or more claims that cover (a) Targacept Technology, (b) any (i) Collaboration Candidate, Active+ Compound, Collaboration Compound, Candidate Drug or Product, (ii) Additional Compound or Derivative with respect to any of the foregoing, or (iii) product that contains any of the foregoing (including any Additional Product) or (c) the Exploitation of any of the foregoing ((a) and (b)) in the Field or in Schizophrenia.

1.298 “Targacept Plan POC Notice” has the meaning set forth in Section 5.10.2(f).

1.299 “Targacept Pre-Phase IIb Program Technology” means any Technology made, developed or conceived by employees or consultants of Targacept, alone or jointly with Third Parties, in the conduct of the Pre-Phase IIb Program.

1.300 “Targacept Product Patent Rights” means any Targacept Patent Rights that (a) contain one or more claims that cover one or more Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products) or Additional Compounds or Additional Products with respect to any of the foregoing, or the Exploitation of one or more Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products) or Additional Compounds or Additional Products with respect to any of the foregoing, and (b) do not contain any claims that cover any Compound, or the Exploitation of any Compound, that is Known by Targacept not to be a Collaboration Compound, Candidate Drug or Product (including any Option Compound Candidate Drug and Option Compound Product) or an Additional Compound or Additional Product with respect to any of the foregoing.

1.301 “Targacept Proposal” has the meaning set forth in Section 5.10.2(e)(3).

1.302 “Targacept Proprietary Materials” means any Proprietary Materials Controlled by Targacept and used by Targacept, or provided by Targacept for use, in the Pre-Phase IIb Program, the Research Program, any Additional Research Program or any Development Program.

1.303 “Targacept Research Budget” has the meaning set forth in Section 4.2.

1.304 “Targacept Research Program Technology” means any Technology made, developed or conceived by employees or consultants of Targacept, alone or jointly with Third Parties, in the conduct of the Research Program or any Additional Research Program.

1.305 “Targacept Technology” means, collectively, Targacept Pre-Phase IIb Program Technology, Targacept Research Program Technology, Targacept Development Program Technology, Targacept Other Technology and AstraZeneca Assigned Technology.

1.306 “Technology” means, collectively, inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable (including: (a) methods of production or use of, and structural and functional information pertaining to, compounds and (b) data, formulations, processes, techniques, know-how and results (including any negative results)) that are not generally known; provided that Pentad Technology shall not be Technology.

1.307 “Term” has the meaning set forth in Section 11.1.

1.308 “Terminated AZ Compound” means each of (a) Ispronicline, if Ispronicline becomes a Terminated Compound other than pursuant to Section 3.3.2(b)(2) or Section 11.2.1 (provided that, if Ispronicline becomes a Terminated Compound pursuant to Section 3.3.2(b)(2) or Section 11.2.1, it shall, notwithstanding the foregoing, be treated as a Terminated AZ Compound for purposes of Section 11.3.6(c)(i)), (b) any Option Compound Candidate Drug or Option Compound Product (other than an Other Licensed Compound or a product that contains an Other Licensed Compound) that becomes a Terminated Compound at any time (other than pursuant to Section 5.10.2(b)(4), 5.10.2(b)(5), 5.10.2(b)(6), 5.10.2(e)(2) or 5.10.2(f)), and (c) any other Candidate Drug or Product (other than an Other Licensed Compound or a product that contains an Other Licensed Compound) that becomes a Terminated Compound (i) after the end of the Research Program and the Tail Period or (ii) earlier pursuant to Section 11.2.4 (solely if Targacept terminates this Agreement pursuant thereto), 11.2.5(a) and 11.2.6 (solely if Targacept terminates this Agreement pursuant thereto). For purposes of clarity, each Terminated AZ Compound is also a Terminated Compound, and any Candidate Drug (other than Ispronicline or an Option Compound Candidate Drug), or Product that contains any such Candidate Drug (other than an Ispronicline Product or an Option Compound Product), that becomes a Terminated Compound during the Research Program Term or the Tail Period (other than pursuant to Section 11.2.4 (solely if Targacept terminates this Agreement pursuant thereto), 11.2.5(a) and 11.2.6 (solely if Targacept terminates this Agreement pursuant thereto) shall be a Terminated Compound but not a Terminated AZ Compound. For purposes of clarity, a Partially-Terminated Product shall not be a Terminated AZ Compound.

1.309 “Terminated Compounds” means, subject to Section 4.9, collectively:

(a) (i) all Collaboration Candidates that during the Research Program Term are classified as Terminated Compounds by the JRC, (ii) all Fully Screened Collaboration Candidates that as of the end of the Research Program Term are not determined by the JRC or AstraZeneca to be Active+ Compounds, and (iii) each Unscreened Collaboration Candidate that, as of the later of the end of the Research Program Term and the [********] after the date that AstraZeneca has received all screening data and analyses generated in the Research Program for such Unscreened Collaboration Candidate, is not selected by AstraZeneca for additional research activities pursuant to Section 4.8;

(b) all (i) Collaboration Candidates that, during the Research Program Tail Period, are classified as Terminated Compounds by the JRC, and (ii) Fully Screened Collaboration Candidates that within [********] after the applicable meeting of the JRC (A) are not determined by the JRC or AstraZeneca to be Active+ Compounds and (B) are not selected by AstraZeneca for additional research activities pursuant to Section 4.8 during the remainder of the Tail Period;

(c) all Active+ Compounds and other Collaboration Candidates that, as of the end of the Research Program Tail Period, are not (i) designated as Lead Collaboration

Compounds (and are not Related Collaboration Compounds with respect to a Lead Collaboration Compound), (ii) the subject of an Additional Research Program that continues after the Research Program Tail Period during the remainder of the Tail Period, or (iii) selected by AstraZeneca prior to the end of the Research Program Tail Period (or, in the case of a Collaboration Candidate that becomes a Fully Screened Collaboration Candidate or that is generated or identified in an Additional Research Program after the end of the Research Program Tail Period, prior to the end of the Tail Period) for additional research activities pursuant to Section 4.8 during the remainder of the Tail Period;

(d) all Active+ Compounds and other Collaboration Candidates that are not designated as Lead Collaboration Compounds (and are not Related Collaboration Compounds with respect to a Lead Collaboration Compound) as of the end of the Tail Period (or, if later, the resolution of any dispute pursuant to Section 4.3.2 or as provided in Section 4.9);

(e) all Lead Collaboration Compounds that are replaced in the Collaboration Compound Pool pursuant to Section 4.7.1 after the end of the Research Program Tail Period, unless any such replaced Lead Collaboration Compound (or any Related Collaboration Compound with respect thereto) is a Related Collaboration Compound with respect to another Lead Collaboration Compound, in which case such compound shall be or remain a Related Collaboration Compound;

(f) all Option Compounds that become Terminated Compounds pursuant to Section 5.10.2;

(g) each Excluded Derivative as of the date it is determined to be an Excluded Derivative; and

(h) all other compounds or products expressly identified as a Terminated Compound pursuant to Section 2.2.4(l), 2.2.4(n), 3.3.2(b)(2), 4.3.2, 11.2.2(a), 11.3.1(a), 11.3.1(g), 11.3.2(a) and 11.3.3(a) of this Agreement;

including in each case ((a) through (h)), any salt form, polymorph, crystalline form, hydrate, solvate or formulation thereof.

Notwithstanding anything in this Agreement to the contrary, in no event shall (i) a Collaboration Candidate, Active+ Compound, Collaboration Compound, Candidate Drug or Product that would not be a Terminated AZ Compound (or a product that contains a Terminated AZ Compound) be or remain a Terminated Compound if it is or becomes (as a result of a subsequent designation of a Collaboration Compound or Candidate Drug) an Additional Compound with respect to a Collaboration Compound, Candidate Drug or Product that is not a Terminated Compound, (ii) an Excluded Zone Compound be or remain a Terminated Compound, unless such Excluded Zone Compound is or would be a Terminated AZ Compound or (iii) a Licensed Derivative with respect to Ispronicline become a Terminated Compound pursuant to clauses (a) through (e) of this Section 1.309.

For purposes of clarity, a Partially-Terminated Product is not a Terminated Compound.

1.310 “Terminated Efforts Test” has the meaning set forth in Section 11.2.7(a).

1.311 “Territory” means all countries of the world, but excluding, solely with respect to each Partially-Terminated Product, those Major Market Countries in which such Partially-Terminated Product becomes terminated, if any, pursuant to Section 11.2.5(b) or 11.2.5(c).

1.312 “Third Party” means a Person other than AstraZeneca and Targacept and their respective Affiliates.

1.313 “Third Party Claim” has the meaning set forth in Section 13.3.2.

1.314 “Total Research Budget” has the meaning set forth in Section 2.1.5(a).

1.315 “Trademark” means any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol.

1.316 “Triggering Event” has the meaning set forth in Section 10.2.6.

1.317 “Unexercised Option Compound” means any Option Compound that is not a Terminated Compound and that Targacept has the right to Exploit outside the Collaboration pursuant to Section 5.10.2(b)(2) or 5.10.2(d)(2), including any salt form, polymorph, crystalline form, Prodrug (other than any such Prodrug that is an Excluded Zone Compound), metabolite

(other than any such metabolite that is an Excluded Zone Compound), hydrate, solvate or formulation thereof; provided that each Unexercised Option Compound, upon becoming an Unexercised Option Compound, shall cease to be an Option Compound.

1.318 “Unscreened Collaboration Candidate” means each Collaboration Candidate for which the screening set forth in the Research Plan to enable the JRC or AstraZeneca, as applicable, to determine whether the Active+ Criteria are satisfied has not been completed or for which such screening has been completed but the results have not been delivered to the JRC and AstraZeneca, in each case, as of the last day of the Research Program Term.

1.319 “Valid Claim” means any claim of (a) an issued unexpired patent that (i) has not been finally canceled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (ii) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (iii) has not been rendered unenforceable through disclaimer or otherwise, and (iv) is not lost through an interference proceeding, or (b) a pending patent application, provided that (i) the application was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application and (ii) [********].

1.320 “Working Licensed Derivatives” means, with respect to any particular Collaboration Compound, Candidate Drug (including Ispronicline and Option Compound Candidate Drugs) or Product (including Ispronicline Products and Option Compound Products) as of a particular date, (a) all Licensed Derivatives with respect thereto as of such date, other than Other Licensed Compounds, (i) on which, as of such date, AstraZeneca is using Commercially Reasonable Efforts to research, develop or commercialize anywhere in the Territory or (ii) that are Additional Compounds with respect to any such Licensed Derivative in clause (i) and (b) all Other Licensed Compounds with respect thereto as of such date.

2. ADMINISTRATION OF THE COLLABORATION

2.1 Executive Steering Committee.

2.1.1 Establishment. Targacept and AstraZeneca hereby establish the Executive Steering Committee. The ESC shall have and perform the responsibilities set forth in Section 2.1.4.

2.1.2 Membership. Each Party shall designate, in its sole discretion, [********] members to the ESC, who shall be members of its senior management. Unless otherwise agreed by the Parties, [********]. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the ESC, by giving written notice to the other Party. Initial designees of the Parties to the ESC shall be as follows:

For Targacept: [********]

For AstraZeneca: [********]

2.1.3 Meetings.

(a) Schedule of Meetings; Agenda. The ESC shall establish a schedule of times for regular meetings, taking into account the planning needs of the Collaboration and its responsibilities. In addition, special meetings of the ESC may be convened by any member upon thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived in writing at any time, either before, during or after such meeting, and such waiver shall be the equivalent to the giving of a valid notice hereunder, and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice. In no event shall the ESC meet less frequently than [********] in each Calendar Year during the Term. Regular and special meetings of the ESC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties. Without expanding the foregoing, and where practicable, the ESC shall schedule its meetings so that they fall within three (3) weeks after meetings of the JRC and the JDC to enable efficient resolution of any matter for ESC consideration arising from such JRC and JDC meetings. The Chairman shall prepare and circulate to each ESC member an agenda for each ESC meeting not later than one (1) week prior to such meeting.

(b) Quorum; Voting; Decisions. At each ESC meeting (i) the participation of at least [********] members designated by each Party shall constitute a quorum and (ii) all members designated by each Party who are participating shall [********] vote on all matters before the ESC at such meeting. All decisions of the ESC shall be made by [********] vote. Alternatively, the ESC may act by written consent signed by at least [********] members designated by each Party. Whenever any action by the ESC is called for hereunder during a time period in which the ESC is not scheduled to meet, the Chairman shall cause the ESC to take the action in the requested time period by calling a special meeting to be conducted in person or by teleconference on not less than five (5) Business Days notice or by circulating a written consent. Representatives of each Party or of its Affiliates who are not members of the ESC may attend ESC meetings as non-voting observers with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

(c) Minutes. The ESC shall keep minutes of its meetings that record in reasonable detail all decisions and all actions recommended or taken. Drafts of the minutes shall be prepared and circulated to the members of the ESC during the meeting, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each member of the ESC shall have the opportunity to provide comments on the draft minutes. The minutes shall be approved, disapproved and revised as necessary prior to the end of the applicable ESC meeting, provided that any member of the ESC shall have the right to withhold his or her consent with respect to any issue discussed during the meeting (e.g., in the event the proper expertise or level of information for a decision was not available), and the minutes for such meeting may reflect a lack of consensus on an issue-by-issue basis, the person(s) responsible for resolving such matter and by what date such matter shall be resolved. Upon approval, final minutes of each meeting shall be circulated to the members of the ESC by the Chairman.

(d) Expenses. Targacept and AstraZeneca shall each bear all expenses of their respective ESC members related to their participation on the ESC and attendance at ESC meetings.

2.1.4 Responsibilities. The ESC shall be responsible for overseeing the conduct and progress of the Research Program and the Development of Candidate Drugs. Without limiting the generality of the foregoing, the ESC shall have the following responsibilities:

(a) overseeing the JRC’s performance of its responsibilities and the JDC’s performance of its responsibilities;

(b) resolving any disputes regarding (i) any amendment to the Research Plan, (ii) the formulation or amendment of any Annual Research Plan or, if applicable, Additional Research Plan, or the formulation, amendment of or update to any Product Development Plan, including in each case with respect to any budget contained in any such plan (or amendment or update), or (iii) whether a particular Collaboration Candidate satisfies the Active+ Criteria;

(c) reviewing data, reports or other information submitted to it by the JRC or JDC from time to time;

(d) resolving all JRC or JDC matters that are in dispute;

(e) resolving any dispute as to whether a milestone event under Section 6.5 has occurred;

(f) resolving any dispute as to whether, for a particular Option Compound, Option Compound Proof of Concept has been achieved;

(g) approving any Newly-Defined Cognitive Impairment or Associated Cognitive Impairment;

(h) providing a forum for coordinating the Parties’ activities with respect to Partially-Terminated Products; and

(i) making such other decisions as may be delegated to the ESC pursuant to this Agreement or by mutual written agreement of the Parties after the Effective Date.

2.1.5 Dispute Resolution. The ESC members shall use reasonable efforts to reach agreement on any and all matters. In the event that, despite such reasonable efforts, agreement on a particular matter cannot be reached by the ESC within [********] ([********] in the case of Section 2.1.5(e)) after the ESC first meets to consider such matter (each such matter, a “Disputed Matter”), then [********] shall have the right to make the final decision with regard to such Disputed Matter except that [********] with regard to the following Disputed Matters (each an “Excepted Decision”) which shall be resolved as set out below:

(a) a proposal, or a series of proposals, the cumulative effect of which would be, to (i) amend the Research Plan to reduce the aggregate FTE Costs and External Targacept R&D Costs as detailed in the Research Plan (the “Total Research Budget”) by more than ten percent (10%); or (ii) adopt an Annual Research Plan that, or amend an Annual Research Plan so that it (A) provides for [********] the FTE Costs and External Targacept R&D Costs budgeted for that Contract Year in the Research Plan or (B) amends [********]. Any such Disputed Matter shall be referred to [********], who shall promptly initiate discussions in good faith to resolve such Disputed Matter. If such Disputed Matter is not resolved by such individuals within [********] of the date that the ESC first met to consider such Disputed Matter, the proposal will be rejected and, in the case of any Disputed Matter with respect to the proposal(s) referenced in clause (ii)(A) above, the proposed Annual Research Plan or amendment thereto shall promptly be modified to provide for [********] the FTE Costs and External Targacept R&D Costs budgeted for that Contract Year in the Research Plan. For purposes of clarity, no such proposal shall be implemented without the prior written approval of both Parties. Notwithstanding anything in this Agreement to the contrary, in no event shall the Total Research Budget, or the sum of the aggregate Targacept Research Budgets, exceed Twenty-Six Million, Four Hundred Thousand Dollars (US $26,400,000) without AstraZeneca’s prior written consent, or be less than Twenty-Three Million, Seven Hundred Sixty Thousand Dollars (US $23,760,000) without Targacept’s prior written consent.

(b) any decision that would constitute a deviation from any of the terms of, or would require an amendment to, this Agreement (including any schedule hereto but excluding the Exhibit hereto). For purposes of clarity, the Agreement may be amended only in accordance with Section 17.6.

(c) a disagreement as to whether (i) a particular [********]; (ii) for a particular [********]; or (iii) a particular Collaboration Candidate [********]. Any such Disputed Matter shall be resolved in accordance with Section 14.3 (accelerated arbitration).

(d) a disagreement as to whether a particular condition meets the requirements set forth in any of clauses (a) through (e) of Section 1.187 or clauses (a) through (d) of Section 1.28, as applicable, to be approved by [********] as a Newly-Defined Cognitive Impairment or an Associated Cognitive Impairment (but for clarity, not to otherwise challenge any such approval or designation). Any such Disputed Matter shall be resolved in accordance with Section 14.3 (accelerated arbitration).

(e) a disagreement as to whether the activities proposed for any Product Development Plan, or any update or amendment thereto, [********] hereunder. If the ESC is unable to resolve any such Disputed Matter, such matter shall be resolved in accordance with Section 14.3 (accelerated arbitration); provided that, if Targacept maintains that the activities allocated to AstraZeneca under a Product Development Plan (or under such plan as updated or amended) [********] Targacept shall submit such Disputed Matter to accelerated arbitration in accordance with Section 14.3 within fifty-five (55) days after the date that the ESC first met to consider such Disputed Matter. In the event that Targacept (i) approves a Product Development Plan (or, as applicable, an update or amendment thereto) in the JDC or the ESC, or (ii) does not approve a Product Development Plan (or, as applicable, an update or amendment thereto or, upon the occurrence of a tollgate, disputes any failure by AstraZeneca to update or amend the applicable Product Development Plan) but fails to submit such Disputed Matter to accelerated arbitration in accordance with Section 14.3 within such fifty-five (55)-day period, [********] with respect thereto (but, for purposes of clarity, [********] any such Product Development Plan (or such plan as updated or amended) and shall not [********]; provided that, with respect to any such Product Development Plan (or any such update or amendment thereto), [********] such Product Development Plan (or, if earlier, any update or amendment to such Product Development Plan), whereupon the procedures set forth in this Section shall be repeated. References in this Agreement to AstraZeneca development tollgates mean development tollgates that apply across its internal development programs and not solely to Development Programs hereunder. In the event this Section applies, AstraZeneca shall be entitled to either (A) [********] under a Product Development Plan or any amendment thereto approved by the ESC whether or not such plan or such amendment [********] or (B) if [********] applicable fifty-five (55)-day period [********], except where such Disputed Matter relates to the Product Development Plan for [********] or any amendment thereto, in which case [********]. For purposes of clarity, during any such suspension with respect to a Collaboration Compound, Candidate Drug (including Ispronicline) or Product (including an Ispronicline Product), AstraZeneca shall [********] such Collaboration Compound, Candidate Drug or Product for purposes of Section 5.5.1 and such period of [********] shall not count against the twelve (12)-month period set forth in Section 11.2.7.

(f) a disagreement as to whether a particular [********]. Any such Disputed Matter shall be resolved in accordance with Section 14.3 (accelerated arbitration).

2.2 Joint Research Committee.

2.2.1 Establishment. Targacept and AstraZeneca hereby establish the Joint Research Committee. The JRC shall have and perform the responsibilities set forth in Section 2.2.4.

2.2.2 Membership. Each Party shall designate, in its sole discretion, [********]members to the JRC (which members shall be employees of such Party). Unless otherwise agreed by the Parties,[********]. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JRC, by giving written notice to the other Party; provided that, with respect to each representative designated by Targacept, Targacept shall not, during the Research Program Term or the Tail Period, substitute for such representative, an individual who does not hold a substantially similar position within Targacept or, for so long as such representative is employed by Targacept, who does not have substantially similar or greater experience with respect to NNRs as such representative. Initial designees of the Parties to the JRC shall be as follows:

For Targacept: [********]

For AstraZeneca: [********]

2.2.3 Meetings.

(a) Schedule of Meetings; Agenda. The JRC shall establish a schedule of times for regular meetings, taking into account the planning needs of the Research Program and its responsibilities. In addition, special meetings may be convened by any member upon thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting, and such waiver shall be the equivalent to the giving of a valid notice hereunder, and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice. In no event shall the JRC meet less frequently than [********] times in each Calendar Year during the Research Program Term and any Additional Research Program Term. Regular and special meetings of the JRC may be held in person or by teleconference or videoconference; provided that, unless otherwise agreed by the JRC, meetings held in person shall alternate between the respective offices of the Parties. The Chairman shall prepare and circulate to each JRC member an agenda for each JRC meeting not later than one (1) week prior to such meeting.

(b) Quorum; Voting; Decisions. At each JRC meeting, (i) the participation of at least [********] members designated by each Party shall constitute a quorum and (ii) all members designated by each Party who participate shall [********] vote on all matters before the JRC at such meeting. All decisions of the JRC shall be made by [********] vote. Alternatively, the JRC may act by written consent signed by at least [********] members designated by each Party. Whenever any action by the JRC is called for hereunder during a time period in which the JRC is not scheduled to meet, the Chairman shall cause the JRC to take the action in the requested time period by calling a special meeting or by circulating a written consent. Representatives of each Party or of its Affiliates who are not members of the JRC (including the Patent Coordinators) may attend JRC meetings as non-voting observers with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. The Parties shall use reasonable efforts to reach consensus on matters properly before the JRC but, to the extent that that the JRC is unable to resolve any such matter, unless otherwise provided in this Agreement, such matter shall be referred to the ESC to be resolved in accordance with Section 2.1.5.

(c) Minutes. The JRC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail. Drafts of the minutes shall be prepared and circulated to the members of the JRC during the meeting, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each member of the JRC shall have the opportunity to provide comments on the draft minutes. The minutes shall be approved, disapproved and revised as necessary prior to the end of the applicable JRC meeting, provided that any member of the JRC shall have the right to withhold his or her consent with respect to any issue discussed during the meeting (e.g., in the event the proper expertise or level of information for a decision was not available), and the minutes for such meeting may reflect a lack of consensus on an issue-by-issue basis, the person(s) responsible for resolving such matter and by what date such matter shall be resolved. Upon approval, final minutes of each meeting shall be circulated to the members of the JRC by the Chairman.

(d) Expenses. Targacept and AstraZeneca shall each bear all expenses of their respective JRC members related to their participation on the JRC and attendance at JRC meetings.

2.2.4 Responsibilities. The JRC shall be responsible for overseeing the conduct and progress of the Research Program. Without limiting the generality of the foregoing, the JRC shall have the following responsibilities:

(a) preparing or directing the preparation of and approving all Annual Research Plans, including the Targacept Research Budget;

(b) subject to Section 4.2, preparing, or directing the preparation of, and approving amendments to the Research Plan or any Annual Research Plans as it deems appropriate in furtherance of the objectives of the Research Program as set forth in Section 4.1.1 and the Research Plan;

(c) subject to Section 4.8.2, preparing, or directing the preparation of, and approving any Additional Research Plan or amendment thereto, including the applicable ARP Budget;

(d) determining the steps to be taken in accordance with Section 4.4.1 upon the occurrence of a Material Unexpected Technical Research Problem;

(e) monitoring the progress of each Annual Research Plan and of each Party’s activities thereunder, including performance against the relevant Targacept Research Budget, identifying potential overruns and, subject to Section 4.2, where appropriate approving changes to such Targacept Research Budget;

(f) monitoring the progress of each Additional Research Plan and of each Party’s activities thereunder, including performance against the relevant ARP Budget, identifying potential overruns and, subject to Section 4.8.2, where appropriate approving changes to such ARP Budget;

(g) providing a forum for consensual decision making with respect to the Research Program;

(h) appointing a Research Project Team (or, if it deems appropriate, multiple Research Project Teams), and overseeing the activities of, advising and considering recommendations from each such Research Project Team;

(i) reviewing data, reports or other information submitted by either Party with respect to work conducted in the Research Program;

(j) preparing for the ESC on at least a quarterly basis a progress report for the Research Program in reasonable detail and providing to the ESC such additional information as it may request;

(k) subject to Section 2.1.5(a), approving amendments to the Active+ Criteria as it deems appropriate in furtherance of the objectives of the Research Program;

(l) without limiting AstraZeneca’s rights under Article 4, determining whether any Collaboration Candidate satisfies the Active+ Criteria; provided that the JRC shall, promptly (and in any event not later than its next regularly scheduled meeting) following any failure by a Collaboration Candidate to meet any of the Active+ Criteria required to be met for such compound to be an Active+ Compound, classify such Collaboration Candidate as a

Terminated Compound unless the JRC specifically elects to conduct further research on such Collaboration Candidate on a priority basis in furtherance of the objectives of the Research Program;

(m) without limiting AstraZeneca’s rights under Article 4, determining the order in which Collaboration Candidates and Active+ Compounds shall progress through additional screens under the Research Program or any Additional Research Program;

(n) evaluating the continued screening or advancement of Collaboration Candidates in the Collaboration and classifying as a Terminated Compound each Collaboration Candidate (including each Unscreened Collaboration Candidate) for which it considers continued screening or advancement in the Collaboration impractical or inadvisable because of failure of such Collaboration Candidate to meet standards or criteria (other than Minimum Binding Affinity or Active+ Criteria) set forth in the Research Plan or any Annual Research Plan or Additional Research Plan (including, by way of example only, DMPK, preliminary drug safety, chemical stability) or for any other reason; provided, however, that, notwithstanding anything in this Agreement to the contrary, AstraZeneca shall have the right, in its sole discretion, to resolve any dispute with respect to any such evaluation or classification in the JRC without escalation to the ESC pursuant to Section 2.2.3(b) or resort to the dispute resolution procedures set forth in Section 2.1.5 or Article 14;

(o) reviewing publications and presentations with respect to any Research Program, Additional Research Program, Development Program or any Collaboration Compound, Candidate Drug or Product;

(p) without limiting AstraZeneca’s rights under Article 4 or 5, nominating Collaboration Compounds for further Development by AstraZeneca as Candidate Drugs;

(q) maintaining an updated list of Terminated Compounds during the Research Program Term and Tail Period, based on information provided by the Parties; and

(r) making any other decisions as may be delegated to the JRC pursuant to this Agreement or by mutual written agreement of the Parties after the Effective Date.

2.2.5 Research Project Teams. The JRC shall establish a Research Project Team (and may, from time to time during the Research Program Term as it deems appropriate, establish multiple Research Project Teams) to conduct various aspects of the Annual Research Plans and the Additional Research Plans. Each Party shall have such representation on each such Research Project Team as is appropriate to the responsibilities of such Research Project Team as assigned by the JRC and consistent with the terms of this Agreement; provided that [********]. Each Party shall make its initial designation of its representatives not later than thirty (30) days after such JRC determination; provided that any such designation by Targacept shall include the Specified Personnel, consistent with their experience and expertise as well as the job descriptions set out in Schedule 4.4.2 hereto. Either Party may change its designees on any Research Project Team at any time on written notice to the other Party; provided that, if any of the Specified Personnel is a Targacept representative on a Research Project Team, Targacept shall not, during the Research Program Term, substitute or reduce his or her participation in a Research Project Team, or in the conduct of the Research Program, except as provided in Section 4.4.2. Each Research Project Team shall have such responsibilities as may be assigned to it by the JRC and shall report to the JRC.

2.3 Joint Development Committee.

2.3.1 Establishment. Targacept and AstraZeneca hereby establish the Joint Development Committee. The JDC shall have and perform the responsibilities set forth in Section 2.3.4.

2.3.2 Membership. Each Party shall designate, in its sole discretion, [********] members to the JDC (which members shall be employees of such Party). Unless otherwise agreed by the Parties, [********]. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the JDC by giving written notice to the other Party. Initial designees of the Parties to the JDC shall be as follows:

For Targacept: [********]

For AstraZeneca: [********]

2.3.3 Meetings.

(a) Schedule of Meetings. The JDC shall establish a schedule of times for regular meetings, taking into account the planning needs of each Development Program and its responsibilities. In addition, special meetings may be convened by any member in good faith and for good cause or by the Chairman for any reason upon thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting, and such waiver shall be the equivalent to the giving of a valid notice hereunder, and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice. In no event shall the JDC meet less frequently than [********] times in each Calendar Year during the Term. Regular and special meetings of the JDC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties. The Chairman shall prepare and circulate to each JDC member an agenda for each JDC meeting at least one (1) week prior to such meeting.

(b) Quorum; Voting; Decisions. At each JDC meeting, (i) the participation of at least two (2) members designated by each Party shall constitute a quorum and (ii) all members designated by each Party who are participating shall [********] vote on all matters before the JDC at such meeting. All decisions of the JDC shall be made by [********] vote. Alternatively, the JDC may act by written consent signed by at least [********]members designated by each Party. Whenever any action by the JDC is called for hereunder during a time period in which the JDC is not scheduled to meet, the Chairman shall cause the JDC to take the action in the requested time period by calling a special meeting or by circulating a written consent. Representatives of each Party or of its Affiliates who are not members of the JDC (including the Patent Coordinators) may attend JDC meetings as non-voting observers with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. The Parties shall use reasonable efforts to reach consensus on matters properly before the JDC but to the extent that the JDC is unable to resolve any matter before it, such matter shall be referred to the ESC to be resolved in accordance with Section 2.1.5.

(c) Minutes. The JDC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail. Drafts of the minutes shall be prepared and circulated to the members of the JDC during the meeting, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each member of the JDC shall have the opportunity to provide comments on the draft minutes. The minutes shall be approved, disapproved and revised as necessary prior to the end of the applicable JDC meeting, provided that any member of the JDC shall have the right to withhold its consent with respect to any issue discussed during the meeting (e.g., in the event the proper expertise or level of information for a decision was not available), and the minutes for such meeting may reflect a lack of consensus on an issue-by-issue basis, the person(s) responsible for resolving such matter and by what date such matter shall be resolved. Upon approval, final minutes of each meeting shall be circulated to the members of the JDC by the Chairman.

(d) Expenses. Targacept and AstraZeneca shall each bear all expenses of their respective JDC members related to their participation on the JDC and attendance at JDC meetings.

2.3.4 Responsibilities. The JDC shall be responsible for overseeing the Development of Candidate Drugs and the conduct and progress of each Development Program (but not, for purposes of clarity, the Pre-Phase IIb Program). Without limiting the generality of the foregoing, the JDC shall have the following responsibilities:

(a) preparing, or directing the preparation of, and approving all Product Development Plans, including any Targacept Development Budgets;

(b) preparing, or directing the preparation of, and approving updates or amendments to any Product Development Plan (including any Targacept Development Budget) as it deems appropriate in furtherance of the Development of Candidate Drugs and the Commercialization of Products;

(c) monitoring the progress of the Development of each Candidate Drug in accordance with, and of each Party’s activities under, such Candidate Drug’s Product Development Plan;

(d) determining the steps to be taken in accordance with Section 5.5.2 upon the occurrence of a Material Unexpected Technical Development Problem;

(e) overseeing the activities of, advising and considering recommendations from, any Development Project Team;

(f) reviewing data, reports or other information submitted by either Party with respect to work conducted in any Development Program;

(g) when requested by the ESC, preparing for the ESC a progress report for a Development Program in reasonable detail and providing to the ESC such additional information with respect thereto as it may request;

(h) without limiting AstraZeneca’s rights under Article 4 or 5, determining whether and when to (A) commence further Development of a Collaboration Compound as a Candidate Drug, (B) commence or continue Development of an Option Compound Candidate Drug or (C) discontinue any such Development, in each case ((A) through (C), subject to Section 5.5.1;

(i) reviewing publications and presentations with respect to any Research Program, Additional Research Program, Development Program or any Collaboration Compound, Candidate Drug or Product; and

(j) making such other decisions as may be delegated to the JDC pursuant to this Agreement or by mutual written agreement of the Parties after the Effective Date.

2.3.5 Development Project Teams. For each Development Program, AstraZeneca may, from time to time during the Term as it deems appropriate, establish one or more Development Project Teams to coordinate Targacept Development Activities, if any, pursuant to the applicable Product Development Plan. Each Party shall have representation on each such Development Project Team as is appropriate to the responsibilities of such

Development Project Team as assigned by AstraZeneca and consistent with the terms of this Agreement; provided that [********]. Each Party shall make its initial designation of its representatives not later than thirty (30) days after such determination. Either Party may change its designees to any Development Project Team at any time upon written notice to the other Party. Each Development Project Team shall have such responsibilities as may be assigned to it by AstraZeneca and shall report to the JDC.

2.4 Establishment and Function of CCC.

2.4.1 Establishment. If Targacept exercises a Co-Promotion Option, Targacept and AstraZeneca shall establish the Commercial Coordination Committee as soon as practicable, and in any event within[********], following the exercise by Targacept of such Co-Promotion Option. The CCC shall have and perform the responsibilities set forth in Section 2.4.4.

2.4.2 Membership. Each Party shall designate, in its sole discretion, [********] members to the CCC (which members shall be employees of such Party). Unless otherwise agreed by the Parties, [********]. Each Party shall have the right at any time to substitute individuals, on a permanent or temporary basis, for any of its previously designated representatives to the CCC by giving written notice to the other Party.

2.4.3 Meetings.

(a) Schedule of Meetings; Agenda. The CCC shall establish a schedule of times for regular meetings, taking into account the planning needs for the Co-Promotion of Co-Promoted Products and its responsibilities. In addition, special meetings may be convened by any member of the CCC in good faith and for good cause or by the Chairman for any reason upon thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members; provided that (i) notice of any such special meeting may be waived at any time, either before or after such meeting, and such waiver shall be the equivalent to the giving of a valid notice hereunder, and (ii) attendance of any member at a special meeting shall constitute a valid waiver of notice from such member, unless such member attends the meeting for the express purpose of objecting to its conduct for failure to provide valid notice. If formed, in no event shall the CCC meet less frequently than [********] times per Calendar Year. Regular and special meetings of the CCC may be held in person or by teleconference or videoconference. The Chairman shall prepare and circulate to each CCC member an agenda for each CCC meeting not later than one (1) week prior to such meeting.

(b) Quorum; Voting; Decisions. At each CCC meeting, (i) the participation of at least [********] members designated by each Party shall constitute a quorum and (ii) all members designated by each Party who are participating shall [********] vote on all matters before the CCC at such meeting. Alternatively, the CCC may act by written consent signed by at least [********] members designated by each Party. The Parties shall use reasonable efforts to ensure that consensus is reached on matters before the CCC but, to the extent that the CCC is unable to resolve any matter before it, such matter shall be resolved by AstraZeneca’s members on the CCC; provided that [********], such unresolved matter shall be referred to the Vice President, Business and Commercial Development of Targacept (or such other officer with comparable seniority and responsibility with respect to Targacept’s promotional activities as Targacept may designate in writing to AstraZeneca from time to time), and the U.S. Vice President, Commercial Operations of AstraZeneca Pharmaceuticals, LP (or such other officer with comparable seniority and responsibility with respect to AstraZeneca’s promotional activities as AstraZeneca may designate in writing to Targacept from time to time), who shall promptly initiate discussions in good faith to resolve such unresolved matter. If such unresolved matter is not resolved by such individuals within [********] of the date that the CCC first met to consider such unresolved matter, [********]; and provided further that neither the CCC nor AstraZeneca shall have the authority to determine the resolution of a dispute arising in connection with a Party’s breach under a Co-Promotion Agreement, which shall be governed by the dispute resolution process set forth therein. Whenever any action by the CCC is called for hereunder during a time period in which the CCC is not scheduled to meet and is not able to meet in a timely manner, the Chairman shall, in consultation with the Vice President, Business and Commercial Development of Targacept (or such other officer with comparable seniority and responsibility with respect to Targacept’s promotional activities as Targacept may designate in writing to AstraZeneca from time to time), take the action in the requested time period. Representatives of each Party or of its Affiliates who are not members of the CCC may attend CCC meetings as non-voting observers with the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed.

(c) Minutes. The CCC shall keep minutes of its meetings that record all decisions and all actions recommended or taken in reasonable detail. Drafts of the minutes shall be prepared and circulated to the members of the CCC during the meeting, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each member of the CCC shall have the opportunity to provide comments on the draft minutes. The minutes shall be approved, disapproved and revised as necessary prior to the end of the applicable CCC meeting, provided that any member of the CCC shall have the right to withhold its consent with respect to any issue discussed during the meeting (e.g., in the event the proper expertise or level of information for a decision was not available), and the minutes for such meeting may reflect a lack of consensus on an issue-by-issue basis, the person(s) responsible for resolving such matter and by what date such matter shall be resolved. Upon approval, final minutes of each meeting shall be circulated to the members of the CCC by the Chairman.

(d) Expenses. Targacept and AstraZeneca shall each bear all expenses of their respective CCC members related to their participation on the CCC and attendance at CCC meetings.

2.4.4 Responsibilities. The CCC shall be responsible for overseeing Co-Promotion Activities. Without limiting the generality of the foregoing and except as otherwise specified in a Co-Promotion Agreement, the CCC shall have the following responsibilities:

(a) the development and discussion of strategies for the promotion and marketing of each Co-Promoted Product to the Co-Promotion Target Audience in the Co-Promotion Territory, including allocation of responsibilities for Co-Promotion Activities;

(b) implementing the Product Commercialization Plan with respect to the Co-Promotion Activities for the Co-Promoted Product in the Co-Promotion Territory;

(c) the preparation of short-term and long-term sales forecasts for Co-Promoted Products in the Co-Promotion Territory;

(d) presenting sales forecasts and the results of all Commercialization efforts for Co-Promoted Products in the Co-Promotion Territory to the Parties as needed, but no less often than four (4) times per Calendar Year;

(e) coordinating the Detailing efforts of both Parties with respect to the Co-Promotion Target Audience in the Co-Promotion Territory with respect to Co-Promoted Products;

(f) providing a forum for discussing all recalls, market withdrawals and any other corrective actions related to Co-Promoted Products in the Co-Promotion Territory;

(g) receiving and providing to the Parties sales reports with respect to the Co-Promotion Target Audience pertaining to Co-Promoted Products in the Co-Promotion Territory; and

(h) performing such activities as may be delegated to the CCC pursuant to this Agreement, in any Co-Promotion Agreement or by mutual written agreement of the Parties after the Effective Date.

2.5 Alliance Management.

2.5.1 Collaboration Managers. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters related to the Collaboration between meetings of the ESC, JRC, JDC or CCC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date (each, a “Collaboration Manager”). Each Party may replace its Collaboration Manager at any time by notice in writing to the other Party. The initial Collaboration Managers shall be:

For Targacept:      [********]

For AstraZeneca: [********]

2.5.2 Executive Review. The Chief Executive Officer of Targacept and the Vice President of the Neuroscience Therapeutic Area and the Vice President of the CNS and Pain Control Research Area of AstraZeneca shall meet at least [********] to review and discuss generally the status of the Research Program, any Additional Research Programs and each Development Program.

2.5.3 Interactions Between Committees and Internal Teams. The Parties recognize that AstraZeneca possesses an internal structure (including various committees, teams and review boards) that will be involved in administering AstraZeneca’s activities under this Agreement. Nothing contained in this Article 2 shall prevent a Party from making routine day-to-day decisions relating to the conduct of those activities for which it has a performance or other obligations hereunder, in each case in a manner consistent with the then-current applicable plans and budgets and the terms and conditions of this Agreement. Each committee shall establish procedures to facilitate communications between such committee and the relevant internal committee, team or board of AstraZeneca in order to maximize the efficiency of the committees and the performance AstraZeneca of its obligations and the exercise of its rights under this Agreement, including by requiring appropriate members of such committee to be available at mutually convenient times and places and upon reasonable prior notice for making appropriate oral reports to, and responding to reasonable inquiries from, the relevant internal committee, team or board.

3. PRE-PHASE IIb PROGRAM

3.1 Implementation of the Pre-Phase IIb Program. AstraZeneca shall use Commercially Reasonable Efforts to perform the non-clinical and clinical studies and other activities with respect to Ispronicline set forth in the Pre-Phase IIb Plan prior to the Sunset Date. Except for activities expressly assigned to Targacept in the Pre-Phase IIb Plan (if any) and such other activities as Targacept may agree to undertake, in its sole discretion, at AstraZeneca’s reasonable request in support of the Pre-Phase IIb Program, AstraZeneca shall have the sole right and responsibility to conduct the Pre-Phase IIb Program at its sole expense.

3.2 Cooperation and Reporting. Scientists at Targacept shall reasonably cooperate in the performance of the Pre-Phase IIb Program and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall, if reasonably requested by AstraZeneca, and at Targacept’s cost, furnish AstraZeneca with such data, information and materials (including Proprietary Materials) in Targacept’s possession or control as are reasonably necessary for AstraZeneca to perform its obligations under the Pre-Phase IIb Plan. During the Pre-Phase IIb Period, AstraZeneca shall (a) keep Targacept reasonably informed regarding the progress of the Pre-Phase IIb Program (including by providing updates (which may be by telephone) to Targacept at least quarterly and, with respect to any particular activity conducted in the Pre-Phase IIb Program, promptly after AstraZeneca determines the results achieved for such activity), (b) respond (which response may be by telephone) in a reasonable manner to all reasonable queries raised by Targacept in connection with the Pre-Phase IIb Program and (c) upon completion of each of the studies to be conducted in the Pre-Phase IIb Program, prepare and deliver to Targacept a final written report of the results of each such study.

3.3 Conclusion of Pre-Phase IIb Program.

3.3.1 Election to Commence Development of Ispronicline. If AstraZeneca determines, in its sole discretion, to proceed with further Development of Ispronicline (including any Ispronicline Product) pursuant to the Product Development Plan for Ispronicline (as the same may have been amended prior to such notification in accordance with Section 2.3.4), AstraZeneca shall, on or prior to the Sunset Date, provide Targacept with written notice of such determination and AstraZeneca shall (a) within twenty (20) days of such notice, pay Targacept the milestone in Section 6.5.1(a)(3) in the amount of Twenty Million Dollars (US $20,000,000), (b) from the date of such notice (the “Commencement Date”), use Commercially Reasonable Efforts to Develop and Commercialize Ispronicline in accordance with Section 5.5.1(a), (c) as provided in Section 6.4.1, pay (to the extent not already paid), all of the aggregate FTE Costs for all FTEs and External Targacept R&D Costs relating to the Research Program incurred in accordance with the Targacept Research Budget during the Pre-Phase IIb Period, such amount to be paid in accordance with Section 6.4.3.

3.3.2 Election to Not Commence Development of Ispronicline. If AstraZeneca determines, in its sole discretion based on the results of the Pre-Phase IIb Program and all other available information with respect to Ispronicline, to not proceed with the further Development of Ispronicline, AstraZeneca shall, on or prior to the Sunset Date, and in any event promptly following its determination, provide Targacept with written notice of such determination and, if so requested by Targacept, shall participate in a meeting, to include senior executives from both Targacept and AstraZeneca, to discuss such termination and the reasons therefor. AstraZeneca shall have the right, on written notice to Targacept within [********] following the end of such meeting, or such longer period as the Parties may agree in writing (the last day of such period, or, if earlier, the date of such notice, the “Notice Date”), to elect, (x)

notwithstanding its earlier notice, to proceed with further Development of Ispronicline pursuant to the Product Development Plan for Ispronicline (as the same may have been amended prior to such notification in accordance with Section 2.3.4), in which event Section 3.3.1 shall apply, with the date of such notice being the Commencement Date, or (y) to not proceed with the further Development of Ispronicline, in which event, (i) AstraZeneca may elect to terminate this Agreement in accordance with Section 11.2.1(a) or (ii) subject to Targacept’s right to terminate this Agreement in accordance with Section 11.2.1(b), AstraZeneca may indicate to Targacept its desire to proceed with the conduct of the Research Program and continue this Agreement, in which event Section 3.3.2(b) applies.

(a) Termination of this Agreement. If (i) AstraZeneca elects to terminate this Agreement in accordance with Section 11.2.1(a) or (ii) Targacept elects to terminate this Agreement in accordance with Section 11.2.1(b), then, notwithstanding anything in this Agreement to the contrary, (A) AstraZeneca shall not be required to pay (1) the milestone in Section 6.5.1(a)(3) in the amount of Twenty Million Dollars (US $20,000,000) or any other milestone payments under Section 6.5, or (2) any of the aggregate FTE Costs for all FTEs and External Targacept R&D Costs relating to the Research Program incurred by or on behalf of Targacept in connection with the Research Program, (B) to the extent any such milestone payments or FTE Costs have been paid, such amounts shall be refunded to AstraZeneca in accordance with Section 11.3.1, (C) as consideration for the assignment of rights in and to the AstraZeneca Pre-Phase IIb Program Technology and AstraZeneca Pre-Phase IIb Program Patent Rights under Section 11.3.1(c), Targacept shall pay to AstraZeneca Five Million Dollars (US $5,000,000) in accordance with 11.3.1 and (D) the other consequences of such termination set forth in Sections 11.3.1 and 11.3.6 shall apply.

(b) Continuation of Research Program. If (x) AstraZeneca elects to not proceed with the Development of Ispronicline but to continue this Agreement as set forth in Section 3.3.2(y)(ii) and (y) Targacept does not elect to terminate this Agreement in accordance with Section 11.2.1(b), Targacept shall have the right, at its sole election, to either: (A) terminate all specific diligence obligations with respect to Ispronicline under this Agreement (including Section 5.5.1(a)) such that Ispronicline becomes a Collaboration Compound hereunder, or (B) terminate this Agreement with respect to Ispronicline such that Ispronicline becomes a

Terminated Compound (but, for purposes of clarity, not a Terminated AZ Compound), provided that upon either election ((A) or (B)), AstraZeneca shall have the right to terminate this Agreement within ten (10) Business Days of delivery of notice of such election by Targacept in accordance with Section 11.2.1(a). If AstraZeneca does not elect to terminate this Agreement pursuant to Section 11.2.1(a), the conduct of the Research Program and all other activities under this Agreement shall continue except with respect to Ispronicline as set forth in this Section 3.3.2(b).

(1) If Targacept elects, pursuant to Section 3.3.2(b)(y)(A), to terminate all specific diligence obligations with respect to Ispronicline under this Agreement, (A) Ispronicline shall become a Collaboration Compound (and, if subsequently Exploited by or on behalf of AstraZeneca, subject to payment of royalties and milestones as Ispronicline, but otherwise to be treated in all respects under this Agreement as a Collaboration Compound), (B) AstraZeneca shall not be required to pay the milestone in Section 6.5.1(a)(3) in the amount of Twenty Million Dollars (US $20,000,000) or any other milestone payments under Section 6.5 with respect to Ispronicline or any Ispronicline Products, and (C) AstraZeneca shall pay (to the extent not already paid), all of the aggregate FTE Costs for all FTEs and External Targacept R&D Costs relating to the Research Program incurred in accordance with the Targacept Research Budget during the Pre-Phase IIb Period, such amount to be paid in accordance with Section 6.4.3.

(2) If Targacept elects, pursuant to Section 3.3.2(b)(y)(B), to terminate this Agreement with respect to Ispronicline, and AstraZeneca does not elect to terminate this Agreement pursuant to Section 11.2.1(a), (A) Ispronicline shall become a Terminated Compound (but not a Terminated AZ Compound), Targacept shall have the right to Exploit Ispronicline outside the Field and Sections 11.3.1(c), 11.3.1(d), and 11.3.6(c)(1) shall apply with respect to Ispronicline, (B) AstraZeneca shall not be required to pay the milestone in Section 6.5.1(a)(3) in the amount of Twenty Million Dollars (US $20,000,000) or any other milestone payments under Section 6.5 with respect to Ispronicline or any Ispronicline Products, (C) as consideration for the assignment of rights in and to the AstraZeneca Pre-Phase IIb Program Technology and

AstraZeneca Pre-Phase IIb Program Patent Rights granted under this Agreement, Targacept shall pay to AstraZeneca Five Million Dollars (US $5,000,000), and (D) AstraZeneca shall pay (to the extent not already paid), all of the aggregate FTE Costs for all FTEs and External Targacept R&D Costs relating to the Research Program incurred in accordance with the Targacept Research Budget during the Pre-Phase IIb Period, such amount to be paid in accordance with Section 6.4.3, provided that AstraZeneca shall have the right to offset the Targacept payment set forth in clause (C), if not already paid to AstraZeneca, against AstraZeneca’s payment under this clause (D).

4. RESEARCH PROGRAM

4.1 Implementation of the Research Program.

4.1.1 Objectives of the Research Program. The objectives of the Research Program shall be the discovery and development of Active+ Compounds for consideration by AstraZeneca so as to permit AstraZeneca to select [********]Collaboration Compounds suitable for further scientific evaluation as provided in the Research Plan. Except for the AstraZeneca Research Activities, which activities AstraZeneca shall (x) have the sole right and responsibility to conduct at its sole expense and (y) coordinate through the JRC with Targacept’s activities in the Research Program, Targacept shall have the sole right and responsibility to conduct the Research Program. Targacept shall have the right to contract with Third Parties for the conduct of any activities under the Research Plan, an Annual Research Plan or an Additional Research Plan, subject to the prior approval of AstraZeneca, not to be unreasonably withheld, conditioned or delayed; provided that Targacept shall (a) before engaging any contractor to perform such activities, [********] in good faith [********] perform such activities, (b) not unreasonably select a Third Party to conduct such activities [********], and (c) remain responsible for the performance of its obligations hereunder with respect to such activities (unless conducted by AstraZeneca). For purposes of clarity, it would not be reasonable for AstraZeneca to withhold its consent to Targacept’s contracting certain activities to a particular contractor solely because AstraZeneca wishes to perform such activities. In the event that Targacept selects AstraZeneca to conduct any activity that was originally assigned to Targacept (or a Third Party engaged by Targacept) in the Research Plan, an Annual Research Plan or an Additional Research Plan, and

for which the corresponding expense was included in the applicable Targacept Research Budget, such Targacept Research Budget shall be reduced by the amount budgeted for such activity in the applicable plan. For purposes of clarity, in addition to AstraZeneca Research Activities, AstraZeneca shall have the right, in its sole discretion, to conduct research and development activities other than AstraZeneca Research Activities with respect to Collaboration Compounds, Candidate Drugs and Products during the Term, including by generating Derivatives with respect thereto. Any Derivatization of Ispronicline during the Research Program Term shall be subject to the notice to, coordination by and oversight of the JRC.

4.1.2 Research Program Term. The Research Program shall commence on the Effective Date and, unless terminated earlier in accordance with Section 11.2.2, shall continue until the earlier of (a) the fourth anniversary of the Effective Date, or such later date as the Parties may agree in writing, and (b) the end of the Term (the “Research Program Term”); provided that, for purposes of clarity, if the Research Program is terminated pursuant to Section 11.2.2, the effective date of such termination shall be the last day of the Research Program Term.

4.2 Research Plan; Annual Research Plans. The Research Plan and the Annual Research Plan for the first Contract Year shall be agreed upon by the Parties as of the Execution Date. For each Contract Year during the Research Program Term commencing with the second Contract Year, an Annual Research Plan shall be prepared by or at the direction of, and shall be approved by, the JRC, with any disputes with respect to it being submitted to the ESC for resolution in accordance with Section 2.1.5. The Parties shall manage the preparation of each Annual Research Plan in a manner designed to obtain approval no later than thirty (30) days prior to the end of the then-current Contract Year. Each Annual Research Plan shall: (a) set forth (i) the research objectives and activities to be performed for the Contract Year covered by the Annual Research Plan with reasonable specificity, (ii) the Party that shall be responsible for performing such activities, (iii) a timeline for such activities, and (iv) with respect to those activities for which Targacept is responsible, the number of FTEs estimated to be required to perform such activities, the corresponding FTE Cost for such activities, and the estimated External Targacept R&D Costs for such activities (if any), broken down on a Contract Quarter basis (collectively, a “Targacept Research Budget”); and (b) be consistent with the Research Plan and the terms of this Agreement. Without limiting the generality of the foregoing, the objectives of each Annual Research Plan shall include, as appropriate from time to time during the Research Program Term and consistent with the Research Plan, conducting the necessary research activities to identify or generate Collaboration Candidates that show promise to be Active+ Compounds, to identify or generate Active+ Compounds, and select Collaboration Compounds, that show promise for Development as Candidate Drugs and Commercialization as Products, and to recommend Collaboration Compounds for Development as Candidate Drugs. The Research Plan and any Annual Research Plan may be amended from time to time by the JRC pursuant to Section 2.2.4; provided, however, that in the event that such an amendment would change or otherwise increase Targacept’s activities under the applicable plan (as distinguished from an amendment that modifies the objectives of a plan but not Targacept’s activities), resulting in an expense to Targacept not contemplated in the then-current Total Research Budget or applicable then-current Targacept Research Budget, which additional expense is [********], Targacept shall advise AstraZeneca in good faith of the aggregate additional cost of such activities and the Parties through the JRC shall agree on a corresponding amendment to the Total Research Budget or applicable Targacept Research Budget to reflect the commercially reasonable costs of such activities [********], such matter shall promptly be referred to an Expert in accordance with Section 14.4 (expedited arbitration).

4.3 Screening and Designation of Compounds.

4.3.1 Screening and Prioritization of Compounds. During the Research Program Term, Targacept shall use good faith and Commercially Reasonable Efforts to identify and screen for Minimum Binding Affinity all Compounds that show promise to be potential Collaboration Candidates. For the avoidance of doubt, any compounds that both (a) are Derived from a Collaboration Candidate, Active+ Compound, Collaboration Compound or Candidate Drug (other than Ispronicline (or any Licensed Derivatives with respect thereto) after the end of the Research Program Term or the Restricted Derivative Period for Ispronicline, whichever occurs first (for purposes of clarity, any Licensed Derivatives with respect to Ispronicline (or any Licensed Derivatives with respect thereto) shall be included in this Section 4.3.1 solely for screening purposes and not for purposes of expanding the definition of Collaboration Candidate), and other than any Option Compound Candidate Drug) by or on behalf of a Party during the Research Program Term or the Tail Period and (b) either have Minimum Binding Affinity or are not the [********] where an objective of the [********], in whole or in part, was [********] shall be Collaboration Candidates, subject to screening under the Research Program or an Additional Research Program. The JRC shall prioritize for each Contract Quarter the order in which Collaboration Candidates and Active+ Compounds shall progress through additional screens and activities under the Research Program or any Additional Research Program, provided that the JRC shall prioritize the screening of any Derivatives of a Collaboration Candidate that do not satisfy clause (b) of the definition of Minimum Binding Affinity in Section 1.184 so as to enable the JRC to determine whether each such Derivative is an Active+ Compound promptly following the determination that such Derivative does not satisfy clause (b) of such definition. For the avoidance of doubt, with respect to any Compounds in the Research Program or any Additional Research Program, Targacept shall have the right, in any Contract Quarter, to screen and conduct research activities under the Research Program or any Additional Research Program with respect to Collaboration Candidates and Active+ Compounds that are not scheduled for screening in such Contract Quarter under the applicable Annual Research Plan or Additional Research Plan at its own cost and expense; provided that Targacept shall provide AstraZeneca with advance written notice of any such activities, which notice shall specify those Collaboration Candidates and Active+ Compounds with respect to which Targacept plans to screen and conduct research activities, and the specific screening and research activities to be performed, during such Calendar Quarter; and provided further that such activities shall not derogate from or otherwise adversely affect Targacept’s conduct of activities under the Research Program during such Contract Quarter with respect to such Collaboration Candidates or Active+ Compounds, or screening or other activities that are scheduled for such Contract Quarter. For purposes of clarity, all Technology resulting from such additional research activities shall be Targacept Research Technology or Joint Technology, as applicable, and all Compounds that are subject to, or generated or identified under, such additional research activities, shall remain subject to this Article 4 and the other terms and conditions of this Agreement. Notwithstanding the foregoing, neither Party shall, in connection with the Research Program, make any Derivatives (including by conducting further optimization) of a Collaboration Candidate that that does not satisfy clause (b) of the definition of Minimum Binding Affinity in Section 1.184 unless such Collaboration Candidate is an Active+ Compound.

4.3.2 Designation of Active+ Compounds. The JRC or, on written notice to Targacept, AstraZeneca, shall have the right at any time during the Research Program Term or the Tail Period to determine that a Collaboration Candidate that is not a Terminated Compound satisfies the Active+ Criteria, whereupon such Collaboration Candidate shall become an Active+ Compound; provided, however, that Targacept shall have the right, for a period of [********] after such determination, to challenge such determination by referring its dispute with respect to such determination to the ESC pursuant to Section 2.1.5(c), and then, if applicable, to an Expert for resolution in accordance with Section 14.3 (accelerated arbitration); provided further that, for clarity, such Collaboration Candidate shall continue to be an Active+ Compound unless and until Targacept challenges such determination within such [********] period and such Collaboration Candidate is finally determined by the ESC (in accordance with Section 2.1.5(c)) or an Expert (in accordance with Section 14.3) to not satisfy the Active+ Criteria, in which event, if such putative Active+ Compound had been designated a Lead Collaboration Compound, (i) it and all Related Collaboration Compounds with respect to it shall be Terminated Compounds (unless, with respect to any such Related Collaboration Compound, such Related Collaboration Compound is a Related Collaboration Compound to another Lead Collaboration Compound that has not been terminated) and (ii) AstraZeneca shall have the right to designate a replacement Lead Collaboration Compound pursuant to Section 4.7.1.

4.3.3 Designation of Lead and Related Collaboration Compounds. Subject to Section 4.7.1, the JRC or AstraZeneca may at any time during the Research Program Term or the Tail Period designate any Active+ Compound that is not a Terminated Compound as a Lead Collaboration Compound. With respect to each such designated Lead Collaboration Compound, any Related Collaboration Compounds with respect thereto shall be automatically deemed to be designated as a Collaboration Compound. Upon each designation of a Lead Collaboration Compound by AstraZeneca, the Parties shall cooperate to prepare a list of all Related Collaboration Compounds with respect thereto. For purposes of clarity, all Licensed Derivatives with respect to Ispronicline shall be Candidate Drugs and not Collaboration Compounds, unless AstraZeneca, in its sole discretion, elects to designate such a Licensed Derivative as a Lead Collaboration Compound.

4.4 Conduct of Research Program.

4.4.1 Targacept Diligence. Targacept shall use Commercially Reasonable Efforts to conduct the Research Program in accordance with the Research Plan and to achieve the objectives set forth therein and in Section 4.1.1 and to do so in accordance with the Total Research Budget and each Targacept Research Budget, including by committing such resources, including FTEs, as are specified in each Annual Research Plan to conduct its activities set forth therein; provided that Targacept shall have the right to notify the JRC promptly upon becoming aware of a scientific or technical problem outside of its reasonable control (which, for purposes of clarity, shall not include issues arising from [********]) that is likely, notwithstanding Targacept’s exercise of Commercially Reasonable Efforts, to preclude Targacept from completing any activity or meeting any objective set forth in an Annual Research Plan with the estimated FTEs (or 110% of the FTEs) (a “Material Unexpected Technical Research Problem”). As part of such notification, Targacept shall provide the JRC with a reasonably detailed description of such Material Unexpected Technical Research Problem, together with its good faith belief as to the steps necessary to complete such activity or meet such objective, if practicable at all, in light of such Material Unexpected Technical Research Problem. Upon receipt of such notification, the JRC shall then meet [********] to determine whether to modify the Annual Research Plan as it applies to such activity or objective to: [********] take such other action as may be mutually acceptable to the Parties (each a “Research Workaround”); provided that, following notification of a Material Unexpected Technical Research Problem with respect to an activity or objective, Targacept shall not be required to perform such activity or seek to achieve any such objective unless and until the JRC acts to address such Material Unexpected Technical Research Problem. Except as otherwise provided in a Research Workaround or in Section 6.4.3, Targacept shall be solely responsible for any FTE Costs or External Targacept R&D Costs for an activity that exceed the amount set forth in the Targacept Research Budget for such activity or the Total Research Budget in the aggregate. For purposes of clarity, subject to Targacept’s rights to conduct additional activities under the Research Program as provided in Section 4.3.1, no modification to the Annual Research Plan (or Targacept Research Budget with respect thereto) will be implemented unless agreed by the JRC pursuant to Section 2.2.4, in accordance with the proviso set forth in Section 4.2.

4.4.2 Specified Personnel. The scientific and technical personnel of Targacept considered by AstraZeneca to be important for the conduct of the Research Program (the

“Specified Personnel”) are listed on Schedule 4.4.2, [********]. Without limiting the foregoing, Targacept shall, consistent with [********] Schedule 4.4.2 and their experience and expertise, assign each Specified Personnel (or, in the event any Specified Personnel is no longer employed by Targacept, an individual who holds a substantially similar position within Targacept and who has substantially similar or greater expertise with respect to NNRs generally) to conduct those activities under the Research Program (including service on a Research Project Team) that are relevant to his or her area(s) of expertise without regard to other projects that Targacept may be conducting itself or with or for a Third Party. For so long as each of the Specified Personnel is employed by Targacept, as and to the extent the Research Plan requires, [********], and Targacept shall not materially reduce the responsibilities or activities of any Specified Personnel with respect to the Research Program without the prior written approval of AstraZeneca, which approval shall not be unreasonably withheld, conditioned or delayed. In the event that any Specified Personnel is no longer employed by Targacept or is otherwise incapable of helping Targacept perform its obligations under this Agreement (e.g., becomes disabled), the Parties shall meet and discuss in good faith how best to proceed, provided in no event shall this discontinuation of employment or incapacity of any Specified Personnel with Targacept in and of itself be deemed a breach by Targacept of this Agreement or a basis for termination by AstraZeneca pursuant to Section 11.2.4. In any event, Targacept shall continue to be responsible for performing the Research Program in accordance with this Agreement, and any consent or agreement by AstraZeneca pursuant to this Section 4.4.2 shall not be deemed to be a waiver of any failure of Targacept to conduct the Research Program under this Agreement.

4.4.3 AstraZeneca Diligence. AstraZeneca shall use Commercially Reasonable Efforts to conduct the AstraZeneca Research Activities set forth in each Annual Research Plan, if any.

4.4.4 Compliance and Funding. Each Party shall perform its obligations under each Annual Research Plan in good scientific manner and in compliance with all Applicable Laws. For purposes of clarity, with respect to each activity performed under an Annual Research Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, the Party performing such activity shall comply in all material respects with the regulations and guidance of the FDA that constitute

Good Laboratory Practice or Good Manufacturing Practices (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory). Subject to Targacept’s right to receive the funding described in Section 6.4, each Party shall be solely responsible for paying the salaries, benefits and all other costs and expenses of its employees and the fees and all other costs and expenses payable to any consultants or Third Party contractors, in each case conducting its activities under Annual Research Plans or Additional Research Plans.

4.4.5 Cooperation. Scientists at Targacept and AstraZeneca shall cooperate in the performance of the Research Program and, subject to the terms of this Agreement and any confidentiality obligations to Third Parties, shall, if requested by the other Party and at its own cost, exchange such data, information and materials as are reasonably necessary for the other Party to perform its obligations under any Annual Research Plan.

4.5 Records.

4.5.1 Record Keeping.

(a) Research Program Records. Each Party shall maintain records of its activities in the Research Program in sufficient detail, in good scientific manner and otherwise in a manner that reflects all work done and results achieved. Subject to Article 7, each Party shall provide the other Party with access during normal business hours and upon reasonable advance notice to inspect and copy such records to the extent reasonably required for the performance of the requesting Party’s obligations under this Agreement.

(b) Record Keeping Policies. Without limiting the generality of Section 4.5.1(a), each Party agrees to maintain a policy that requires its employees and consultants to record and maintain all data and information developed during the Research Program in a manner designed to establish the earliest date of invention or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record such data and information by them in standard laboratory notebooks that are dated and corroborated by non-inventors on a regular, contemporaneous basis.

4.6 Reports. Each Party shall keep the JRC regularly informed of the progress of its activities under the Research Program and any Additional Research Program. Without limiting the generality of the foregoing, Targacept shall, [********], provide: (a) reports to the JRC and AstraZeneca in reasonable detail regarding the status of its activities under the Research Program and any Additional Research Program, [********]; (b) advise the JRC and AstraZeneca of its identification of Collaboration Candidates (and any Derivatives of Ispronicline); (c) provide the JRC and AstraZeneca with the results of activities conducted in the Research Program and any Additional Research Program with respect to each Collaboration Candidate (and any Derivative of Ispronicline) so as to enable AstraZeneca and the JRC to determine (i) whether such Collaboration Candidate (or such Derivative) is an Active+ Compound and (ii) [********]; (d) provide the JRC and AstraZeneca with a complete list of all Terminated Compounds of which it is aware as of such date; (e) [********] and AstraZeneca copies of any applications for Patent Rights, results of freedom to operate analyses and other information with respect to the intellectual property status of any Collaboration Candidates or Active+ Compounds (including a description of all license agreements regarding, and other agreements relating to Targacept’s Control (including any financial or other obligations with respect thereto) of any such Collaboration Candidate or Active+ Compound, which agreements Targacept shall deliver to AstraZeneca (with financial terms redacted to the extent AstraZeneca has no responsibility therefor) upon request); provided that Targacept shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to Targacept are in place to protect such privilege; and (f) provide the JRC and AstraZeneca with such additional information with respect to the foregoing ((a) through (e)) known to Targacept as may be reasonably requested from time to time by the JRC or AstraZeneca. AstraZeneca shall provide the JRC and Targacept, [********], with: (i) reports in reasonable detail regarding the status of all AstraZeneca Research Activities and such additional information with respect thereto known to AstraZeneca as may be reasonably requested from time to time by the JRC or Targacept; (ii) notice of all Collaboration Candidates and [********]; (iii) notice of all Derivatives with respect to Ispronicline Derived prior to the end of the Research Program Term or the Restricted Derivative Period for Ispronicline, whichever occurs first; (iv) the results of activities conducted in the Research Program and any Additional Research Program with respect to each Collaboration Candidate so as to enable the JRC to determine (A)

whether such Collaboration Candidate is an Active+ Compound, and (B) the order in which Active+ Compounds should progress through additional screens and the additional screens to be performed; and (v) a complete list of all Terminated Compounds of which it is aware as of such date. In addition, AstraZeneca shall provide Targacept with a copy of the final report (or if no final report is produced, the latest available report) for each AstraZeneca Research Activity; provided that, if such AstraZeneca Research Activity is a non-clinical study designed to be conducted in accordance with GLP, such copy shall be signed. For purposes of clarity, (x) if either Party is required pursuant to this Section 4.6 to provide a report, advisement, results or information to the JRC and provides such report, advisement, results or information to the representatives of the other Party on the JRC, such providing Party shall thereupon also be deemed to have provided such report, advisement, results or information to the other Party pursuant to this Section 4.6 or (y) all information provided by Targacept (including by its Patent Coordinator) to AstraZeneca’s Patent Coordinator shall be deemed to have been provided to the JRC and AstraZeneca pursuant to clause (e) above.

4.7 Collaboration Compound Pool.

4.7.1 Replacement of Lead Collaboration Compounds. If, following the Collaboration Compound Pool Satisfaction Date but on or prior to the last day of the Tail Period (or, if later, resolution of any dispute pursuant to Section 4.3.2), the JRC or AstraZeneca designates an Active+ Compound as a Lead Collaboration Compound (a “Lead Collaboration Compound Designation”), AstraZeneca shall, not later than (i) thirty (30) days after the date on which Targacept delivers to AstraZeneca the written statement called for by Section 12.4 with respect to such Lead Collaboration Compound or (ii) such other date as the Parties may agree in writing (the “Replacement Expiration Date”), determine which existing Lead Collaboration Compound shall be replaced in the Collaboration Compound Pool with such Active+ Compound (each determination to replace an existing Lead Collaboration Compound, a “Replacement Compound Designation”). Each such Replacement Compound Designation shall be reflected in a written notice to Targacept on or before the applicable Replacement Expiration Date. Each Active+ Compound (and all Related Collaboration Compounds with respect thereto) that is the subject of a Lead Collaboration Compound Designation by AstraZeneca shall thereupon be included in the Collaboration Compound Pool as of the date of the applicable Lead Collaboration

Compound Designation, and each Lead Collaboration Compound (and all Related Collaboration Compounds with respect thereto) replaced in the Collaboration Compound Pool shall no longer be a Collaboration Compound on the date of the Replacement Compound Designation and, if such date is after the end of the Tail Period, such Lead Collaboration Compound shall become a Terminated Compound; provided that, notwithstanding the foregoing, if such replaced Lead Collaboration Compound or any Related Collaboration Compound with respect thereto is a Related Collaboration Compound with respect to another Lead Collaboration Compound, such compound shall be or remain a Related Collaboration Compound. If the JRC or AstraZeneca makes a Lead Collaboration Compound Designation under this Section 4.7.1 but a corresponding Replacement Compound Designation is not made on or prior to the Replacement Expiration Date, the Lead Collaboration Compound subject to the Lead Collaboration Compound Designation shall no longer be a Lead Collaboration Compound as of the Replacement Expiration Date and, if such date is after the end of the Research Program Tail Period, such Collaboration Compound shall become a Terminated Compound.

4.7.2 Composition of Collaboration Compound Pool. For purposes of clarity, (a) except as provided in Section 4.7.1 there can be no more than [********] Lead Collaboration Compounds in the Collaboration Compound Pool at any time (provided that, for purposes of clarity, AstraZeneca shall have the right to designate each such Lead Collaboration Compound and any or all Related Collaboration Compounds and Licensed Derivatives with respect thereto as Candidate Drugs under Article 5), (b) neither Ispronicline nor, except if designated by AstraZeneca pursuant to Section 4.3.3, any Licensed Derivative with respect thereto, shall count towards the Collaboration Compound Pool, (c) a Lead Collaboration Compound that is designated as a Candidate Drug other than Ispronicline shall continue to count towards the Collaboration Compound Pool, (d) no Terminated Compound or Option Compound (including any Option Compound Candidate Drug or any Option Compound Product) shall count towards the Collaboration Compound Pool and (e) until the Collaboration Compound Pool Satisfaction Date, all Collaboration Compounds so designated by the JRC or AstraZeneca shall be included in the Collaboration Compound Pool.

4.8 Additional Research Program.

4.8.1 Scope of Additional Research Program. Subject to Section 4.8.2, if requested by AstraZeneca: (a) prior to the later of the end of the Research Program Term and the [********] after the date that AstraZeneca has received all screening data and analyses generated in the Research Program for a particular Unscreened Collaboration Candidate, the Parties shall, during the Research Program Tail Period, undertake such additional research activities with respect to such Unscreened Collaboration Candidate selected prior to such date by AstraZeneca for such additional research activities and, in such event, the Parties shall use Commercially Reasonable Efforts to conduct such additional research activities so as to enable the JRC to determine whether such Unscreened Collaboration Candidate satisfies the Active+ Criteria promptly following the end of the Research Program Term; or (b) during the Research Program Term or the Tail Period, the Parties shall undertake such additional research activities with respect to any (i) Active+ Compound or (ii) any Collaboration Candidate that is Derived from an Active+ Compound, Collaboration Compound or Candidate Drug (other than any Option Compound Candidate Drug) during the Research Program or the Tail Period that are, in each case ((i) and (ii)), selected by AstraZeneca during the Research Program or the Tail Period for such additional research activities; in each case ((a) and (b)), as AstraZeneca reasonably determines are necessary or useful in connection with the selection of Collaboration Compounds or the designation of Candidate Drugs (each, an “Additional Research Program”); provided that, except as provided in Section 4.9 or as otherwise agreed in writing by the Parties, no Additional Research Program Term shall continue after [********] (such date, as may be extended pursuant to Section 4.9 or by the written agreement of the Parties, the “ARP Selection Date”).

4.8.2 Additional Research Plan. Promptly following any request pursuant to Section 4.8.1, the JRC shall prepare a plan for such additional research activities, as may be amended from time to time in accordance with the terms hereof (each, an “Additional Research Plan”), which plan shall set forth (a) the research objectives for and activities to be performed in such period with reasonable specificity, (b) the Party that shall be responsible for performing each activity, (c) a timeline for each activity, and (d) with respect to those activities for which Targacept is responsible, the number of FTEs estimated to be required to perform such activities, the corresponding FTE Cost for such activities (provided that if such activities were performed under the Research Program, the FTE Cost for such activities under an Additional Research Plan shall be substantially similar to the FTE Cost for such activities under the Research Program), and the estimated External Targacept R&D Costs for such activities, broken down on a Calendar Quarter basis (collectively the “ARP Budget”); provided that Targacept, without its consent, not to be unreasonably withheld, conditioned or delayed, shall not be required to undertake any activities that are materially different from those undertaken by Targacept in the course of the Research Program. Any Additional Research Plan (including any ARP Budget with respect thereto) may be amended (including, by the identification of additional compounds identified by AstraZeneca pursuant to Section 4.8.1) at any time by the JRC pursuant to Section 2.2.4; provided, however, that in the event that such an amendment would change or otherwise increase Targacept’s activities under the applicable plan (as distinguished from an amendment that modifies the objectives of a plan but not Targacept’s activities), resulting in an expense to Targacept not contemplated in the then-current ARP Budget, which additional expense is [********], Targacept shall advise AstraZeneca in good faith of the aggregate additional cost of such activities and the Parties through the JRC shall agree on a corresponding amendment to the applicable ARP Budget to reflect the commercially reasonable costs of such activities [********], such matter shall promptly be referred to an Expert in accordance with Section 14.4 (expedited arbitration).

4.8.3 Implementation of an Additional Research Plan. Each Additional Research Plan (and any amendment thereto) shall be implemented as if it were an Annual Research Plan and, with respect to all activities undertaken pursuant to such Additional Research Plan, Sections 4.4 to 4.7 (inclusive) shall apply and AstraZeneca shall reimburse Targacept for its FTE Costs and the External R&D Costs in accordance with ARP Budget, pursuant to Section 6.4.

4.9 Disputes and Delays. If (x) there is (a) any dispute as to [********], (b) any delay in approving or dispute with respect to [********], or (c) there is any delay [********], and (y) AstraZeneca reasonably believes that such dispute or delay has, as a practical matter (e.g., because AstraZeneca’s access to data or results is delayed), shortened the period during which AstraZeneca is entitled to make a decision or election with respect to a particular compound, or otherwise exercise a right with respect to a particular compound, under this Agreement, AstraZeneca shall give written notice of its belief to Targacept. [********]. The

Parties shall thereafter negotiate in good faith an extension of the date on which AstraZeneca must make such decision or election or exercise such right with respect to such compound so that AstraZeneca shall have the full benefit of such period as though such dispute or delay had not occurred; provided that if, notwithstanding such good faith negotiation, the Parties are unable to agree on the terms of such extension within [********], then AstraZeneca shall have the right, within [********], to refer the matter to an Expert for resolution in accordance with Section 14.4 (expedited arbitration).

4.10 Supply of Proprietary Materials. From time to time during the Research Program Term and any Additional Research Program Term, either Party (the “transferring Party”) may supply the other Party (the “recipient Party”) with Proprietary Materials of the transferring Party for use in the Research Program or an Additional Research Program (as the case may be). In connection therewith, each recipient Party hereby agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the transferring Party, except as expressly permitted hereby or, in the case of Targacept, except for any transfer to a Third Party engaged by a Party to perform services in the Research Program; provided that in no event shall such Proprietary Materials be transferred to a Third Party unless that Third Party has entered into a Confidentiality Agreement and a Material Transfer Agreement reasonably acceptable to the transferring Party; (d) the recipient Party shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the transferring Party; and (e) upon the expiration or termination of the Research Program Term, or if there is an Additional Research Program, with respect to the Compound that is the subject thereof, upon the expiration or termination of the Tail Period, the recipient Party shall, if and as instructed by the Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder. For purposes of this Section 4.10, Proprietary Materials with respect to Collaboration Compounds and Candidate Drugs shall be deemed Proprietary Materials of AstraZeneca.

4.11 Additional Compounds and Licensed Derivatives.

4.11.1 Disputes as to Designation of Additional Compounds or Licensed Derivatives. In the event the Parties are unable to agree as to whether a compound or product is (a) an Additional Compound (including a Related Collaboration Compound) with respect to a Collaboration Compound, Candidate Drug or Product (or an Additional Product that contains such Additional Compound) or (b) a Licensed Derivative with respect to a Collaboration Compound, Candidate Drug or Product (or a Product that contains such Licensed Derivative), such matter shall be referred to an Expert for resolution in accordance with Section 14.3 (accelerated arbitration) and such compound or product shall [********], as the case may be, unless and until such product or compound [********]; provided that [********].

4.11.2 Designation of Initial in vivo Assay for an Other NNR Compound. If at any time, either Party believes in good faith, based on general consensus in the scientific community, that a certain validated assay is a predictor of therapeutic activity in the Field or Schizophrenia, as applicable, for an Other NNR Compound, such Party shall propose in writing to the other Party such assay, and the criteria (including the applicable dose) by which activity will be measured with respect to such assay. If the Parties are unable to agree as to (a) whether such assay is a predictor of therapeutic activity in the Field or Schizophrenia, as applicable, or (b) the activity criteria for such an assay, in each case ((a) and (b)), within sixty (60) days after such written proposal, such matter shall be referred to an Expert for resolution in accordance with Section 14.3 (accelerated arbitration). If any such assay is approved and designated, then from and after the date of such designation (which, for purposes of clarity, shall be the date the Parties agree on such assay or, in the event of a dispute, the date of the Expert’s final decision pursuant to Section 14.3.2), such assay shall be employed for purposes of the definition of Additional Compound set forth in Section in Section 1.9(d)(iii). For each in vivo assay for an Other NNR Compound designated and approved pursuant to this Section 4.11.2 (i) during the Research Program Term or the Tail Period, the minutes of the next meeting of the JRC following such designation and approval shall identify such assay as having been designated and approved for such Other NNR Compound and the date of such designation and approval or (ii) after the end of the Tail Period, the minutes of the next meeting of the JDC following such designation and approval shall identify such assay as having been designated and approved for such Other NNR Compound and the date of such designation and approval.

4.11.3 Disputes as to Replacement Assays. In the event a Party desires to replace [********] with a different validated assay that (a) is [********], than the existing assay or test with respect to the applicable NNR, based on general consensus in the scientific community, and (b) [********] such Party shall propose in writing to the other Party such replacement assay, and the criteria [********] with respect to such assay. If the Parties are unable to agree as to (i) whether any such proposed replacement assay (A) is [********] or (B) [********] or (ii) the [********]for such an assay, in each case ((i) and (ii)) [********], such matter shall be referred to an Expert for resolution in accordance with Section 14.3 (accelerated arbitration). If any such replacement assay is approved and designated (such an approved replacement assay, a “Replacement Assay”) for an existing assay, then from and after the date of such designation (which, for purposes of clarity, shall be the date the Parties agree on such Replacement Assay or, in the event of a dispute the date of the Expert’s final decision pursuant to Section 14.3.2), such Replacement Assay shall [********]; provided that, with respect to any compound or product [********], the then-existing assay shall [********]. For each Replacement Assay designated and approved pursuant to this Section 4.11.3 (A) during the Research Program Term or the Tail Period, the minutes of the next meeting of the JRC following such designation and approval shall identify such Replacement Assay as having been designated and approved and the applicable NNR and the date of such designation and approval or (B) after the end of the Tail Period, the minutes of the next meeting of the JDC following such designation and approval shall identify such Replacement Assay as having been designated and approved and the applicable NNR and the date of such designation and approval. For purposes of clarity, (x) [********] activity in the applicable Replacement Assay, and (y) [********] active in the applicable Replacement Assay.

5. DEVELOPMENT OF CANDIDATE DRUGS; COMMERCIALIZATION OF

PRODUCTS

5.1 Implementation of Development Programs.

5.1.1 Objectives of the Development Programs. The objectives of the Development Programs, collectively, shall be the Development of Candidate Drugs in the Field and in Schizophrenia to enable the Commercialization of Products in the Field and in Schizophrenia in the Territory.

5.1.2 Designation of Candidate Drugs. Within [********] after the JRC nominates a Collaboration Compound as a Candidate Drug, the Chairman of the JRC shall cause the JRC to notify the JDC in writing and to provide to the JDC and AstraZeneca data, reports or other information in the JRC’s or the Parties’ possession that support its nomination. Thereafter, the Chairman of the JRC shall cause the JRC to provide the JDC and AstraZeneca with such additional data, other information and materials, including Proprietary Materials of the Parties as AstraZeneca may reasonably request; provided that for purposes of clarity, data, information and materials provided to the representatives of AstraZeneca on the JDC shall be deemed to have been provided to AstraZeneca pursuant to this Section 5.1.2. AstraZeneca shall have the right, in its sole discretion, at any time during the Term, to elect to further Develop any Collaboration Compound as a Candidate Drug based on such standards and criteria as it deems appropriate, irrespective of whether such Collaboration Compound was recommended by the JRC. If and when AstraZeneca decides to commence GLP Toxicology Studies for a Collaboration Compound, AstraZeneca shall notify Targacept in writing and the JDC shall prepare or direct the preparation of, and approve a Product Development Plan for such Collaboration Compound. For purposes of clarity, if AstraZeneca determines not to accept the JRC nomination of a Collaboration Compound as a Candidate Drug, or AstraZeneca otherwise does not elect to Develop a Collaboration Compound as a Candidate Drug (subject to AstraZeneca’s diligence obligations pursuant to Section 5.5.1(b)), such Collaboration Compound shall continue to be a Collaboration Compound.

5.2 Responsibility for Development and Commercialization of Candidate Drugs and Products.

5.2.1 In General. Subject to Section 5.2.2 and except as provided in Section 3.1 with respect to the Pre-Phase IIb Program and Article 4 with respect to the Research Program and any Additional Research Program and except for the Targacept Development Activities, AstraZeneca shall have the sole right and responsibility, at its sole expense, for all aspects of the Development of Candidate Drugs (including Ispronicline and Option Compound Candidate Drugs) in accordance with the applicable Product Development Plans (as updated and amended pursuant to Section 5.3), and all aspects of the Commercialization of Products (including Ispronicline Products and Option Compound Products) in accordance with the applicable Product Commercialization Plans, in the Field and in Schizophrenia in the Territory, including the conduct of: (a) all IND-enabling studies that are outside of the Research Program or any Additional Research Program or are not completed during the Research Program Term or the applicable Additional Research Program Term; (b) all activities related to studies and Clinical Trials (including Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials and any post-approval studies); (c) all activities relating to the manufacture and supply of Collaboration Compounds, Candidate Drugs and Products (including all required process development, formulation development and scale up work with respect thereto), in each case from and after the date a compound is designated as a Collaboration Compound; and (d) all pre-marketing, marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance) subject to Targacept’s rights under Section 5.11.2 and, if such rights are exercised, the oversight of the CCC with respect to the Co-Promotion of Co-Promoted Products in the Co-Promotion Territory and the terms of each applicable Co-Promotion Agreement. Without limiting the generality of the foregoing, AstraZeneca shall have the sole right and responsibility, at its sole expense (except with respect to Co-Promotion Activities undertaken by Targacept, which shall be subject to Section 5.11.2), to (i) make all Regulatory Filings for Candidate Drugs and Products and file all Drug Approval Applications and otherwise seek all Regulatory Approvals for Products, as well as to conduct all correspondence and communications with Regulatory Authorities regarding such matters, and (ii) report all Adverse Events to Regulatory Authorities if and to the extent required by Applicable Laws, subject in each case to Section 5.9.3.

5.2.2 Exceptions. Notwithstanding Section 5.2.1, (a) Targacept shall (i) have the right, in its sole discretion and at its sole expense, to continue all or any portion of the Ongoing Ispronicline Trial in accordance with the protocol as it exists as of the Execution Date and (ii) complete the Clinical Trial ongoing as of the Execution Date designed to compare the bioavailability of the salt forms of Ispronicline known to Targacept as the 112 and 226 salts; provided that all data therefrom and results thereof shall be Targacept Other Technology and shall be delivered to AstraZeneca in such form and with such frequency as AstraZeneca may reasonably request from time to time; and provided further that [********], and (b) without limiting the foregoing, but except as provided in Section 16.17.3, AstraZeneca shall not be responsible for any costs or expenses incurred by Targacept with respect to the research and development of Ispronicline prior to the Effective Date.

5.3 Product Development Plans. A Product Development Plan for each Collaboration Compound for which AstraZeneca elects to commence GLP Toxicology Studies shall be prepared and approved as provided in Section 5.1.2. Each Product Development Plan shall: (a) set forth (i) the Development objectives and activities to be performed to progress to the next AstraZeneca development tollgate with reasonable specificity, (ii) a timeline for such activities, (iii) which activities, if any, are Targacept Development Activities, (iv) with respect to any such Targacept Development Activities, the number of FTEs estimated to be required to perform such activities, the corresponding FTE Cost, and the estimated External Targacept R&D Costs for such activities (if any), broken down on a Calendar Quarter basis (collectively, a “Targacept Development Budget”), and (v) the decision points and criteria required to pass the next AstraZeneca development tollgate; and (b) be consistent with the other terms of this Agreement. References in this Agreement to AstraZeneca development tollgates mean development tollgates that apply across its internal development programs and not solely to Development Programs hereunder. Each such Product Development Plan shall be reviewed from time to time by the JDC in accordance with AstraZeneca’s internal milestones and tollgates and may be updated and amended from time to time by the JDC pursuant to Section 2.3.4, with any disputes with respect thereto submitted to the ESC for resolution in accordance with Section 2.1.5; provided, however, that in the event that such an update or amendment would change or otherwise increase Targacept’s activities under the applicable plan (as distinguished from an update or amendment that modifies the objectives of a plan but not Targacept’s activities), resulting in an expense to Targacept not contemplated in the applicable then-current Targacept Development Budget, which additional expense is [********], Targacept shall advise AstraZeneca in good faith of the aggregate additional cost of such activities and the Parties through the JDC shall agree on a corresponding amendment to the applicable Targacept Development Budget to reflect the commercially reasonable costs of such activities, [********], such matter shall promptly be referred to an Expert in accordance with Section 14.4 (expedited arbitration). Targacept shall have the right to contract with Third Parties for the conduct of any

Targacept Development Activities solely to the extent provided for in the applicable Product Development Plan and subject to the prior approval of AstraZeneca, not to be unreasonably withheld, conditioned or delayed.

5.4 Product Commercialization Plans. No later than [********] after the date of submission to the FDA of the first NDA for a Product, AstraZeneca shall prepare and provide to Targacept for its review and comment a Product Commercialization Plan for such Product, and thereafter AstraZeneca shall promptly provide Targacept with an update or amendment thereto [********] (which for clarity may be to simply continue with the then-current Product Commercialization Plan); provided that if such Product Commercialization Plan is for a Co-Promoted Product, such Product Commercialization Plan and each such update and amendment thereto, in each case solely relating to the Co-Promotion Territory, shall be submitted to the CCC. Within [********] after the delivery of any such Product Commercialization Plan (or update or amendment thereto, or if AstraZeneca does not elect to update or amend any such Product Commercialization Plan in a given year, written notice of such election) to Targacept, Targacept shall have the right to request a meeting with [********] for the applicable Product (or such other officer with comparable seniority and responsibility with respect to AstraZeneca’s promotional activities as AstraZeneca may designate in writing to Targacept from time to time) to discuss such Product Commercialization Plan (or update or amendment thereto or, with respect to a given year, the lack thereof). [********], AstraZeneca shall deliver written notice to Targacept as to whether AstraZeneca shall prepare and deliver, in AstraZeneca’s sole discretion, a revised Product Commercialization Plan (or revised update or amendment thereto), which revised plan shall be delivered to Targacept no later than [********]. Targacept shall have ten (10) Business Days after delivery of (a) written notice that AstraZeneca elects not to prepare a revised Product Commercialization Plan (or revised update or amendment thereto) or (b) a revised Product Commercialization Plan (or revised update or amendment thereto), as applicable, to deliver written notice to AstraZeneca maintaining that the activities allocated to AstraZeneca under such Product Commercialization Plan (or update or amendment thereto) or revision of any of the foregoing, even if conducted diligently, would not satisfy AstraZeneca’s diligence obligations under this Agreement with respect to the Commercialization of such Product, and thereupon Targacept shall have the right to refer such matter to [********](or such other officer with comparable seniority and responsibility with respect to AstraZeneca’s promotional activities as AstraZeneca may designate in writing to Targacept from time to time) and [********] (or such other officer with comparable seniority and responsibility with respect to Targacept’s promotional activities as Targacept may designate in writing to AstraZeneca from time to time) for resolution. If such matter remains unresolved by [********], such dispute shall be referred to an Expert for resolution in accordance with Section 14.3 (accelerated arbitration). For purposes of clarity, during any such dispute period, AstraZeneca shall not be deemed to not be exercising Commercially Reasonable Efforts to Commercialize the Product to which the Product Commercialization Plan (or update or amendment thereto) in dispute applies for purposes of Section 5.5.1. In the event that Targacept fails to (x) request a meeting with [********] for the applicable Product within [********] after delivery of the relevant Product Commercialization Plan, (y) deliver written notice to AstraZeneca of its objection to such Product Commercialization Plan within [********] after delivery by AstraZeneca of written notice that there will not be a revised Product Commercialization Plan or of a revised Product Commercialization Plan, or (z) submit such matter to accelerated arbitration in accordance with Section 14.3 within [********], Targacept shall [********] the exercise by AstraZeneca of Commercially Reasonable Efforts to perform its activities under such Product Commercialization Plan (or such plan as updated or amended)[********] with respect to the Commercialization of such Product and [********] with respect thereto (but, for purposes of clarity, Targacept [********] with respect to [********] under any such Product Commercialization Plan (or any such update or amendment thereto) and shall not thereafter be [********] to [********]; provided that, with respect to any such Product Commercialization Plan (or any such update or amendment thereto), the foregoing [********] Targacept shall apply only to [********] until the [********] on which [********], whereupon the procedures set forth in this Section shall be repeated.

5.5 Development and Commercialization Diligence.

5.5.1 AstraZeneca Diligence Obligations.

(a) Diligence Obligation for Ispronicline. If the Commencement Date occurs, from and after the Commencement Date until (1) Ispronicline is terminated pursuant to Section 11.2.3 or Section 11.2.5 or (2) the First Commercial Sale of Ispronicline has occurred and AstraZeneca has thereafter satisfied all of its royalty obligations to Targacept with respect to Ispronicline under Section 6.6.1, AstraZeneca shall use Commercially Reasonable Efforts to Develop Ispronicline and to Commercialize an Ispronicline Product for AD and CDS, and, if Achievement of Proof of Concept for Ispronicline in either AD or CDS has occurred, ADHD, in each case in at least one Major Market Country. For purposes of clarity, (x) in deciding whether to proceed with the Development of Ispronicline, or the Commercialization of an Ispronicline Product, in AD or CDS, AstraZeneca shall have the right to take into consideration the results of the Pre-Phase IIb Program, the results of the Ongoing Ispronicline Study conducted by Targacept and all other relevant factors (except for the [********] Developing Ispronicline [********] or [********] of AstraZeneca that is [********] (other than other Candidate Drug(s) or Product(s))) and (y) upon Achievement of Proof of Concept for Ispronicline for AD or CDS, AstraZeneca shall not be required to pursue the ongoing Development of Ispronicline for AD and CDS at the same time, unless the exercise of Commercially Reasonable Efforts would require that AstraZeneca do so. If Regulatory Approval is obtained for an Ispronicline Product [********] in a Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to (i) Commercialize such Ispronicline Product [********] in such Major Market Country and (ii) obtain Regulatory Approval for such Ispronicline Product [********] in each other Major Market Country. If such Regulatory Approval is obtained [********] in any such other Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to Commercialize such Ispronicline Product [********] in such other Major Market Country. For purposes of clarity, AstraZeneca shall have no obligation, if Ispronicline is Developed or an Ispronicline Product is Commercialized for: [********] in at least one Major Market Country, but the exercise of Commercially Reasonable Efforts would not require it to do so in one or more other Major Market Countries, to Develop Ispronicline or Commercialize any such Ispronicline Product in those other Major Market Countries; or [********] in a Major Market Country, to Develop Ispronicline or Commercialize any such Ispronicline Product for Schizophrenia in any other Major Market Country.

(b) Diligence Obligation for Other Candidate Drugs or Products. If (i) there is a Commencement Date and after the Commencement Date (A) AstraZeneca ceases to use Commercially Reasonable Efforts to Develop Ispronicline or Commercialize an Ispronicline Product for any reason, (B) in the exercise of Commercially Reasonable Efforts AstraZeneca terminates both, as applicable at the time of such termination, the Development of Ispronicline and the Commercialization of an Ispronicline Product throughout the Territory or (C) Ispronicline and all Ispronicline Products, but not this Agreement, is terminated pursuant to Section 11.2.3 or Section 11.2.5, or (ii) pursuant to Section 3.3.2(b), either the Parties agree to (A) terminate all specific diligence obligations with respect to Ispronicline under this Agreement (including under Section 5.5.1(a)) such that Ispronicline becomes a Collaboration Compound hereunder or (B) terminate this Agreement with respect to Ispronicline such that Ispronicline becomes a Terminated Compound (but, for purposes of clarity, not a Terminated AZ Compound), but, in each case ((A) and (B)) neither Party terminates this Agreement pursuant to Section 11.2.1, AstraZeneca shall use Commercially Reasonable Efforts until the First Commercial Sale of the first Product (other than an Option Compound Product that contains an Option Compound Candidate Drug, unless pursuant to Section 5.5.1(c) such Option Compound Candidate Drug is sufficient to satisfy AstraZeneca’s diligence obligation set forth in this Section 5.5.1(b)) has occurred and AstraZeneca has thereafter satisfied all of its royalty obligations to Targacept under Section 6.6.1 with respect to either such Product or, if earlier, another Product that has had its First Commercial Sale to either (x) Develop [********] (which, at any time at which there is no Candidate Drug (other than an Option Compound Candidate Drug, except as expressly provided in Section 5.5.1(c)) that has not become a Terminated Compound, shall be satisfied by funding the Research Program as required under Section 2.1.5(a) in accordance with the then-current Annual Research Plan or conducting or, if applicable, funding, any Additional Research Program in accordance with an Additional Research Plan, or, if after the Research Program Term, using Commercially Reasonable Efforts to conduct research or development in support of the selection or development of a Candidate Drug, but not including, except as expressly provided in Section 5.5.1(c), research or Development of an Option Compound Candidate Drug) or (y) Commercialize [********] (not including, except as expressly provided in Section 5.5.1(c), an Option Compound Product), in either case ((x) or (y)) for [********]. If Regulatory Approval is obtained for such a Product [********] in a Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to (1) Commercialize such Product [********] in such Major Market Country and (2) obtain Regulatory Approval for such Product [********] in each other Major Market Country. If such Regulatory Approval is obtained in any other Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to

Commercialize such Product [********] in such other Major Market Country. Notwithstanding anything in this Agreement to the contrary, AstraZeneca shall have no obligation: (i) (A) [********] (but not including, except as permitted in Section 5.5.1(c), an Option Compound Candidate Drug) is being Developed [********], to Develop [********] (other than Ispronicline, to the extent required pursuant to Section 5.5.1(a), and in which case AstraZeneca shall have no diligence obligations under this Section 5.5.1(b), and Option Compound Candidate Drugs, to the extent required pursuant to Section 5.5.1(c)), or (B) [********] (but not including an Option Compound Product, except as permitted in Section 5.5.1(c)), is being Commercialized [********], to Develop [********] (other than Ispronicline, to the extent required pursuant to Section 5.5.1(a), and in which case AstraZeneca shall have no diligence obligations under this Section 5.5.1(b), and Option Compound Candidate Drugs, to the extent required pursuant to Section 5.5.1(c)), or Commercialize [********] (other than an Ispronicline Product, to the extent required pursuant to Section 5.5.1(a), and in which case AstraZeneca shall have no diligence obligations under this Section 5.5.1(b), and Option Compound Products, to the extent required pursuant to Section 5.5.1(c)); (ii) to Develop a Candidate Drug or Commercialize a Product, in each case [********] (other than with respect to Ispronicline, to the extent required pursuant to Section 5.5.1(a)); or (iii) if a Candidate Drug is Developed or a Product Commercialized for (A) [********] in at least one Major Market Country, but the exercise of Commercially Reasonable Efforts would not require AstraZeneca to do so in one or more other Major Market Countries, to Develop any such Candidate Drug or Commercialize any such Product in those other Major Market Countries or (B) [********] in a Major Market Country, to Develop such Candidate Drug or Commercialize such Product for Schizophrenia in any other Major Market Country. For purposes of clarity, the diligence obligations in this Section 5.5.1(b) shall not apply to, and shall not be satisfied by, any Other Licensed Compound or Other Licensed Product.

(c) Diligence Obligations for Option Compounds. In addition to the foregoing, if AstraZeneca exercises an IND-Ready Option or a POC Option, AstraZeneca shall use Commercially Reasonable Efforts to Develop the Option Compound Candidate Drug subject to such Option and Commercialize one Option Compound Product that contains such Option Compound Candidate Drug in at least one Major Market Country for either (i) if AstraZeneca exercises the IND-Ready Option for such Option Compound Candidate Drug, either (A) the

Option Indication specified in the IND-Ready Notice or (B) any other Option Indication that [********] or (ii) if AstraZeneca exercises the POC Option for such Option Compound Candidate Drug, the Option Indication for which Option Compound Proof of Concept was acheived. Notwithstanding anything in this Agreement to the contrary, if an IND-Ready Notice or POC Notice specifies, or Option Compound Proof of Concept is achieved, for two Option Indications, AstraZeneca shall only have a diligence obligation with respect to one Principal Indication. If Regulatory Approval is obtained for an Option Compound Product [********] in a Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to (1) Commercialize such Option Compound Product [********] in such Major Market Country and (2) obtain Regulatory Approval for such Option Compound Product [********] in each other Major Market Country. If such Regulatory Approval is obtained in any other Major Market Country, AstraZeneca shall use Commercially Reasonable Efforts to Commercialize such Option Compound Product [********] in such other Major Market Country. If, notwithstanding exercise by AstraZeneca of Commercially Reasonable Efforts, (x) an IND-Ready Option Candidate Drug fails to Achieve Proof of Concept [********] or (y) following the designation of an Option Compound as a POC Option Candidate Drug, the exercise of Commercially Reasonable Efforts would not require AstraZeneca to continue to Develop such POC Option Candidate Drug [********], AstraZeneca shall have no further obligations pursuant to this Section 5.5.1(c) with respect to such Option Compound Candidate Drug or any Option Compound Product that contains such Option Compound Candidate Drug; provided that if AstraZeneca, in its sole discretion, elects to do so, the exercise by AstraZeneca of Commercially Reasonable Efforts to Develop such Option Compound Candidate Drug or Commercialize an Option Compound Product that contains such Option Compound Candidate Drug [********] shall, after such failure, be sufficient to satisfy AstraZeneca’s diligence obligation set forth in Section 5.5.1(b). Notwithstanding anything in this Agreement to the contrary, AstraZeneca shall have no obligation (i) to Develop an Option Compound Candidate Drug or Commercialize an Option Compound Product [********], or (ii) if such Option Compound Candidate Drug is Developed or such Option Compound Product is Commercialized for [********] in at least one Major Market Country, but the exercise of Commercially Reasonable Efforts would not require AstraZeneca to do so in one or more other Major Market

Countries, to Develop any such Option Compound Candidate Drug or Commercialize any such Option Compound Product in those Major Market Countries. For purposes of clarity, the diligence obligations in this Section 5.5.1(c) shall not apply to, and shall not be satisfied by, any Other Licensed Compound or Other Licensed Product.

(d) No Breach of Diligence Obligations. For purposes of clarity, in no event shall AstraZeneca be deemed in breach of its diligence obligations pursuant to this Section 5.5.1 solely because it elects not to Develop any Candidate Drug in a particular Major Market Country or to Commercialize any Product in a particular Major Market Country if such election is due to the failure by Targacept to perform its material obligations under this Agreement. Except with respect to the Pre-Phase IIb Program as provided in Article 3 and except as provided in Section 5.6, AstraZeneca shall have no other obligation, express or implied, to Exploit Collaboration Compounds, Candidate Drugs or Products, other than as set out in this Section 5.5.1. For purposes of clarity, in determining Commercially Reasonable Efforts with respect to the Development or Commercialization of a Candidate Drug or a Product (other than with respect to the Development of Ispronicline or an Ispronicline Product), other Candidate Drugs and Products that AstraZeneca is researching, Developing or Commercializing shall be taken into account.

(e) Effect of Breach of Diligence Obligations. If Targacept at any time believes that AstraZeneca is not meeting a diligence obligation pursuant to this Section 5.5.1, Targacept may give written notice to AstraZeneca specifying the basis for its belief, and the Parties shall meet within [********] after such notice to discuss in good faith Targacept’s concerns and AstraZeneca’s explanation supporting the proposition that AstraZeneca is meeting such diligence obligations. In the event that Targacept does not agree with AstraZeneca’s explanation and considers AstraZeneca to be in material breach of its obligations under this Section 5.5.1, then Targacept shall have the right, in its sole discretion, to [********] in accordance with [********] and, if it is determined [********] that AstraZeneca failed to meet such diligence obligation, to exercise its rights under Section 11.2.5 or any or all other rights or remedies that it may have under this Agreement (other than Section 11.2.4), at law or in equity. For purposes of clarity, Targacept shall have no rights to terminate pursuant to Section 11.2.5 if, after having been determined to be in material breach in such arbitration, and following such determination, Targacept having served notice of its intention to terminate this Agreement in accordance with Section 11.2.5, AstraZeneca cures such breach within the Cure Period or such longer period as provided for in Section 11.2.5.

(f) For purposes of clarity, AstraZeneca shall have the right to satisfy its diligence obligations under this Section 5.5.1 through one or more of its Affiliates, Sublicensees or Distributors.

5.5.2 Targacept Diligence. Targacept shall use Commercially Reasonable Efforts to conduct the Targacept Development Activities in accordance with each Product Development Plan and the applicable Targacept Development Budget, including by committing such resources, including FTEs, as are specified in each such Product Development Plan to conduct its activities set forth therein; provided that Targacept shall have the right to notify the JDC promptly upon becoming aware of a scientific or technical problem outside of its reasonable control [********] that is likely, notwithstanding Targacept’s use of Commercially Reasonable Efforts, to preclude Targacept from completing any Targacept Development Activity set forth in a Product Development Plan with the estimated FTEs (or not more than 110% of such FTEs) (a “Material Unexpected Technical Development Problem”). As part of such notification, Targacept shall provide the JDC with a reasonably detailed description of such Material Unexpected Technical Development Problem, together with its good faith belief as to the steps necessary to complete such Targacept Development Activity, if practicable at all, in light of such Material Unexpected Technical Development Problem. Upon receipt of such notification, the JDC shall [********] take such other action as may be mutually acceptable to the Parties (each a “Development Workaround”); provided that, following notification of a Material Unexpected Technical Development Problem with respect to a Targacept Development Activity, Targacept shall not be required to perform such Targacept Development Activity (except with respect to a Clinical Trial, in which case if Targacept has already commenced an activity in connection therewith, it shall not terminate such activity unless and until agreed to by the JDC) unless and until the JDC acts to address such Material Unexpected Technical Development Problem. Except as otherwise provided in a Development Workaround or in Section 6.4.3, Targacept shall be solely responsible for any FTE Costs and External Targacept R&D Costs for an activity that exceed the amount set forth in the Targacept Development Budget for such activity and are not otherwise approved in writing by the JDC. For purposes of clarity, no modification to a Product Development Plan (or budget with respect thereto) will be implemented unless agreed by the JDC pursuant to Section 3.2.4, in accordance with the proviso set forth in Section 5.3.

5.6 Compliance. Each Party shall perform its obligations under each Product Development Plan in good scientific manner and in compliance with all Applicable Laws. For purposes of clarity, with respect to each activity performed under a Product Development Plan that will or would reasonably be expected to be submitted to a Regulatory Authority in support of a Regulatory Filing or Drug Approval Application, the Party performing such activity shall comply in all material respects with, if and as applicable, the regulations and guidance of the FDA that constitute GLP, Good Manufacturing Practices or Good Clinical Practices (or, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any Regulatory Authority in any country or region in the Territory). Subject to Targacept’s right to receive the funding described in Section 6.4, each Party shall be solely responsible for paying the salaries, benefits and all other costs and expenses of its employees and the fees and all other costs and expenses payable to any consultants or Third Party contractors, in each case conducting its activities under Product Development Plans.

5.7 Cooperation. Scientists at Targacept and AstraZeneca shall reasonably cooperate in the performance of each Development Program and, subject to Article 16 and the other terms of this Agreement and any confidentiality obligations to Third Parties, shall, if reasonably requested by the other Party and at its own cost, exchange such data, information and materials as are reasonably necessary for the other Party to perform its obligations under any Product Development Plan, or in the case of Targacept, such other assistance as AstraZeneca may reasonably request in connection with the research, manufacture, Development or Commercialization of any Collaboration Compound, Candidate Drug or Product, provided Targacept shall not be required to incur any out-of-pocket costs in connection with such other assistance unless AstraZeneca agrees to bear such costs.

5.8 Regulatory Action Plan. If AstraZeneca determines, in its sole discretion, that there are changes in the regulatory environment [********], AstraZeneca shall prepare a

Regulatory Action Plan, which shall contain a strategy and, where appropriate, budget and estimated timelines for exploring, where appropriate, the feasibility of seeking Regulatory Approval [********]. The Regulatory Action Plan shall not assign any activities or expenses to Targacept unless approved by Targacept. Each Party shall commit such resources as are specified in the Regulatory Action Plan to conduct its activities set forth therein; provided that any failure by a Party to commit such resources or otherwise comply with this Section 5.8 shall not give rise to a right to terminate this Agreement. [********].

5.9 Exchange of Reports; Information; Updates.

5.9.1 Development Program Reports. AstraZeneca shall keep the JDC regularly informed of the progress of its efforts to Develop Candidate Drugs in the Field and in Schizophrenia in the Territory. Without limiting the generality of the foregoing, AstraZeneca shall, on at least [********], provide the JDC and Targacept with reports. Such reports shall include [********]; provided, however, that in no event shall AstraZeneca be required to include [********] in such reports [********]. Targacept shall, on at least [********], or as may otherwise be provided in the applicable Product Development Plan, provide the JDC and AstraZeneca with reports in reasonable detail regarding the status of the Ongoing Ispronicline Trial and all Targacept Development Activities, including the rate of spending compared to the applicable budget for such Targacept Development Activities, and such additional information known to Targacept as may be reasonably requested from time to time by the JDC or AstraZeneca. For purposes of clarity, if either Party is required pursuant to this Section 5.9.1 to provide a report, summary, results or information to the other Party and provides such report, summary, results or information to the representatives of the other Party on the JDC, such providing Party shall thereupon also be deemed to have provided such report, results or information to the other Party pursuant to this Section 5.9.1. In addition, AstraZeneca shall provide Targacept with written notice of any Major Metabolites of any Collaboration Compound, Candidate Drug or Additional Compound that are Known to AstraZeneca.

5.9.2 Commercialization Reports and Meetings. AstraZeneca shall keep Targacept informed of the progress of AstraZeneca’s efforts to Commercialize Products in the Field and, if applicable, in Schizophrenia in the Territory through [********] reports. Following submission of the first Product Commercialization Plan for a Product or such later date as the Parties may agree in writing, AstraZeneca shall provide Targacept with [********] written updates to each Product Commercialization Plan for such Product, which shall [********]; provided, however, that in no event shall AstraZeneca be required to include [********] in such reports [********]. All such updates and reports shall be sent to the attention of Targacept’s Vice President, Business and Commercial Development (or such other officer with comparable seniority and responsibility with respect to Targacept’s promotional activities as Targacept may designate in writing to AstraZeneca from time to time).

5.9.3 Adverse Event Reports; Review of Regulatory Filings and Correspondence.

(a) Adverse Events. With respect to each Candidate Drug and Product (including Partially-Terminated Products), prior to Targacept’s performance of any Targacept Development Activities for which Targacept has reporting obligations to any Regulatory Authority or execution of any Co-Promotion Agreement and, with respect to each Partially-Terminated Product, promptly after such Partially-Terminated Product becomes a Partially-Terminated Product, Targacept shall execute AstraZeneca’s then-current safety agreement that is intended to cover the same types of regulatory activities as are covered by the safety agreement with respect to Ispronicline attached hereto as Exhibit A. Without limiting the foregoing, (i) AstraZeneca shall be responsible for Adverse Event and product complaint reporting to applicable Regulatory Authorities in the Territory, (ii) in addition to the updates described in Section 5.9.1 and 5.9.2, AstraZeneca shall, [********], provide Targacept’s Medical Director, or such other person as Targacept may designate in writing to AstraZeneca from time to time, with all unexpected or serious Adverse Event and product complaint information relating to Candidate Drugs or Products after such information is submitted to the FDA, and (iii) Targacept shall report and provide to AstraZeneca all Adverse Event and product complaint information relating to any Partially-Terminated Product that Targacept is Developing or Commercializing and any Co-Promoted Product in such a manner, time and format, and to such person(s) or department(s), as may be reasonably designated by AstraZeneca from time to time, so as to enable AstraZeneca to comply with all Applicable Laws.

(b) Preparation of Drug Approval Applications. Unless under the circumstances it would be impracticable to do so, AstraZeneca shall consult with Targacept in the preparation of all Drug Approval Applications for Products in the United States and each of the Major Market Countries in Europe.

(c) Regulatory Meetings with FDA; Review of Other Regulatory Filings and Correspondence. AstraZeneca shall use reasonable efforts to provide Targacept with at least [********] advance notice of any meeting with the FDA regarding a Drug Approval Application relating to, or Product Regulatory Approval for, any Candidate Drug or Product and Targacept may elect to send one person reasonably acceptable to AstraZeneca to attend such meeting as an observer (at Targacept’s sole expense) unless [********]. In addition, subject to any Third Party confidentiality obligations, AstraZeneca shall provide Targacept with access to drafts of each Regulatory Filing (including all data and other information contained therein) or other material document or material correspondence pertaining to any Candidate Drug or Product and prepared for submission to the FDA or the EMEA, where practicable, in advance of submission thereof. In addition, AstraZeneca shall promptly provide Targacept with copies of any document or other correspondence received from the FDA or the EMEA pertaining to any Candidate Drug or Product.

5.10 Development and Commercialization Rights and Restrictions.

5.10.1 Development and Commercialization Rights in the Field. Except (a) in the conduct of the Research Program or any Additional Research Program as provided in Sections 4.1, 4.3, 4.4 and 4.8, (b) subject to Section 5.10.2(c)(1), for the identification, research and development of potential Back-Up Option Compounds (which, for purposes of clarity, are Additional Compounds with respect to the corresponding Option Compound Candidate Drugs) that have not yet themselves become Option Compound Candidate Drugs, (c) as provided in Section 5.2.2 and (d) for the Targacept Development Activities, notwithstanding anything else in this Agreement to the contrary, AstraZeneca shall have the sole and exclusive right during the Term to research, develop, manufacture, commercialize and otherwise Exploit all Collaboration Compounds, Candidate Drugs and Products (including to Develop Candidate Drugs and Commercialize Products) in the Territory for use in the Field and in Schizophrenia.

5.10.2 AstraZeneca Options.

(a) Progress Reports and Pre-IND Studies. Promptly after the Effective Date, the Parties shall meet to review and discuss generally (i) Targacept’s Option Compound research strategy and [********] IND-Ready Option Compounds [********] in each case if any, including discussion of screening and pre-clinical development strategies, (ii) the expected target profile for each IND-Ready Option Compound for any such indication, taking into consideration scientific, clinical and commercial inputs if and as available, and (iii) [********] Option Compound updates, and thereafter shall meet [********] to discuss generally any updates with respect thereto; provided that, for purposes of clarity, it is not contemplated that the Parties will discuss chemical structures or structure-activity relationships at any such meeting (and that similarly no such information will be included in any Preliminary IND Notice or update thereto as provided below). With respect to each Compound in respect of which Targacept expects to submit an IND-Ready Notice (each, a “Potential Option Compound”), Targacept shall provide AstraZeneca a written notice (each, a “Preliminary IND Notice”) at least [********] the date Targacept expects to provide AstraZeneca with an IND-Ready Notice therefor. Each Preliminary IND Notice shall identify the specific anticipated Option Indication (each, a “Potential Option Indication”) for which Targacept intends to develop and commercialize such Potential Option Compound, include a summary of the results of the studies and assessments with respect to such Potential Option Compound completed by or on behalf of Targacept (which shall include, at a minimum, those studies and assessments identified as [********] studies on Schedule 1.148, as such Schedule may be amended by the Parties from time to time with respect to a particular Potential Option Compound) and specify the research and development activities to be conducted by or on behalf of Targacept with respect thereto, in each case with sufficient detail for AstraZeneca to interpret such results and [********] such tests or studies or expected research and development activities; provided, however, that Targacept shall not have any obligation to offer such Potential Option Compound for the Potential Option Indication identified in the Preliminary IND Notice or to offer such Potential Option Compound as an Option Compound at all. If AstraZeneca reasonably believes that additional data beyond what has been provided, or that will result from the activities to be conducted by or on behalf of Targacept as set forth in the Preliminary IND Notice with respect to a Potential Option Compound, would be required for AstraZeneca to make a determination as to whether AstraZeneca would Initiate a Phase I Clinical Trial for such Potential Option Compound should it be offered as an Option Compound, AstraZeneca shall have the right to request, on written notice to Targacept, and Targacept shall,, at AstraZeneca’s expense (for reasonable and verifiable expenses incurred in accordance with the applicable budget) and at Targacept’s election, either perform or cooperate with AstraZeneca (or its designee) to enable AstraZeneca (or its designee) to perform, such additional tests, studies or other activities requested by AstraZeneca as are necessary to generate those data (the “Pre-IND Studies”) in accordance with a plan and budget approved by the Parties; provided that (A) all such Pre-IND Studies, taken in the aggregate and using reasonable diligence, shall be able to be [********] and [********] such plan and budget are approved, [********]; (B) the subject matter of any such Pre-IND Studies shall, if targeted directly or indirectly to an indication, be reasonably targeted specifically to the Potential Option Indication identified in the Preliminary IND Notice; (C) the conduct of any such Pre-IND Studies shall not affect Targacept’s right not to offer such Potential Option Compound for the Potential Option Indication identified in the Preliminary IND Notice or not to offer such Potential Option Compound as an Option Compound at all; provided, however, that in the event Targacept does not offer a Potential Option Compound that was the subject of any Pre-IND Studies as an Option Compound to AstraZeneca, and does not terminate the research and development of such Potential Option Compound, Targacept shall reimburse AstraZeneca for [********] percent ([********]%) of the reasonable and verifiable costs incurred by or on behalf of AstraZeneca (including any reimbursements or payments to Targacept) in connection with such Pre-IND Studies; and (D) if the Parties cannot agree on [********] such Pre-IND Studies, such matter shall promptly be referred to an Expert in accordance with Section 14.4 (expedited arbitration). After the Preliminary IND Notice for a particular Potential Option Compound and unless and until Targacept shall have determined, on written notice to AstraZeneca, not to offer such Potential Option Compound as an Option Compound, Targacept shall provide updates with respect to such Potential Option Compound to AstraZeneca [********], which updates shall include a summary of the results of the material studies and assessments with respect to such Potential Option Compound completed by or on behalf of Targacept; provided that, for purposes of clarity, no such update shall give rise to any obligation of Targacept to offer such Potential Option Compound for the Potential Option Indication

identified in the Preliminary IND Notice or to offer such Potential Option Compound as an Option Compound at all.

(b) IND-Ready Option. If Targacept elects to provide AstraZeneca with an IND-Ready Option for an Option Compound, Targacept shall, subject to Section 5.10.2(c), provide AstraZeneca with written notice when and if such Option Compound becomes IND-Ready, which notice shall, at a minimum, (i) identify the Option Compound and describe Targacept’s assessment of the Option Compound Profile at that time, (ii) include [********] studies and assessments on such Option Compound completed by or on behalf of Targacept, (iii) include a summary of the status of existing Patent Rights with respect to such Option Compound, whether Controlled by Targacept or controlled by a Third Party, Known to Targacept, (iv) include a description of all license agreements regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto) such Option Compound and (v) specify the specific Option Indication for which Targacept then intends to develop and commercialize such Option Compound (the “IND-Ready Notice”). AstraZeneca shall thereafter have the option to designate such Option Compound as a Candidate Drug (the “IND-Ready Option”). AstraZeneca shall notify Targacept if it desires to conduct due diligence at Targacept’s offices with respect to such Option Compound and, if so, the Business Day(s) on which it will do so during normal business hours; provided that such date(s) shall be at least three (3) Business Days following the date of Targacept’s receipt of such notice from AstraZeneca. Each IND-Ready Option shall expire on the later of [********] following the date that the corresponding IND-Ready Notice is delivered to AstraZeneca and, if any Pre-IND Studies are conducted with respect to such Option Compound, [********] after the date that any such Pre-IND Studies are completed and the data and results thereof delivered to AstraZeneca, or such later date as the Parties may agree in writing (such period, the “IND-Ready Option Period”); provided if AstraZeneca requests further information relating to such Option Compound as permitted by the next sentence, and all such information is not provided within [********] of any such request, then the IND-Ready Option Period with respect to such Option Compound shall be extended for any such delay in responding to such request (for example, if AstraZeneca requests certain information and that information is not completely provided until [********] after the request, then the IND-Ready Option period would be extended by [********] to [********]). For a period of [********] days after the IND-Ready

Notice for an Option Compound, Targacept shall: (A) provide to AstraZeneca for review at Targacept’s offices during normal business hours in a reasonable and prompt manner, such data, documentation and other information in Targacept’s possession or control regarding such Option Compound, including its studies and assessments and any such Pre-IND Studies with respect to such Option Compound, as AstraZeneca reasonably requests for purposes of evaluating the IND-Ready Option for such Option Compound (including true, complete and correct copies of all license agreements (with financial terms redacted to the extent AstraZeneca has no responsibility therefor) regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound and applications for Patent Rights, results of freedom to operate analyses and other information with respect to the intellectual property status of such Option Compound; provided that Targacept shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to Targacept are in place to protect such privilege); and (B) respond in a prompt and reasonable manner to all reasonable queries raised by AstraZeneca in connection with its evaluation of such IND-Ready Option. For purposes of clarity, (x) AstraZeneca shall not have an IND-Ready Option for any Compound other than an Option Compound that becomes IND-Ready and for which Targacept delivers to AstraZeneca an IND-Ready Notice as provided above and (y) unless otherwise agreed in writing by the Parties, Targacept shall have no right to offer an IND-Ready Option for (i) any indication other than an Option Indication or (ii) any [********].

(1) Exercise of IND-Ready Option. AstraZeneca shall exercise the IND-Ready Option for an Option Compound, if at all, by giving written notice of exercise to Targacept and paying the Option Exercise Fee for an IND-Ready Option set forth in Section 6.2 at any time during the IND-Ready Option Period; provided that AstraZeneca agrees that, if it determines not to exercise an IND-Ready Option prior to expiration of the IND-Ready Option Period, it shall in good faith provide written notice to Targacept promptly upon such determination and the date on which any such notice is given shall constitute the last day of the IND-Ready Option Period. Upon such exercise by AstraZeneca, such Option Compound shall become an IND-Ready Option Candidate Drug and subject to AstraZeneca’s obligations pursuant to Section 5.5.1(c).

(2) Failure to Exercise IND-Ready Option. Unless AstraZeneca timely provides an Option Maintenance Notice pursuant to Section 5.10.2(b)(3), if AstraZeneca does not exercise the IND-Ready Option for an Option Compound within the IND-Ready Option Period, then, subject to Section 5.10.2(c), Targacept shall thereafter have the right in all respects, itself or with, for the benefit of or sponsored by any Third Party, to research, develop, commercialize and otherwise Exploit, or to grant a license or other rights to any Third Party to research, develop, commercialize and otherwise Exploit, such Option Compound either (A) if the Option Indication designated in the IND-Ready Notice is a Primary Indication, in or outside of the Field or (B) if (x) the Option Indication designated in the IND-Ready Notice is Schizophrenia, solely outside the Field, and (y) as of the last day of the IND-Ready Option Period for such Option Compound, (i) no Option Compound has or had become an Option Compound Candidate Drug for which the Principal Indication is Schizophrenia, (ii) there is no other Option Compound for which Targacept has delivered to AstraZeneca an IND-Ready Notice or a POC Notice or that otherwise is the subject of an Option Compound Development Plan or Targacept Option Compound Development Plan that specifies Schizophrenia as the Option Indication, and (iii) there is no other Option Compound Candidate Drug or Option Compound Product that AstraZeneca is otherwise Developing or Commercializing for Schizophrenia, the last day of the IND-Ready Option Period shall be the Schizophrenia Expiration Date. If (1) the last day of the IND-Ready Option Period is not the Schizophrenia Expiration Date because there is one or more Option Compound(s) for which Targacept has delivered to AstraZeneca an IND-Ready Notice or a POC Notice or that otherwise is the subject of an Option Compound Development Plan or Targacept Option Compound Development Plan that specifies Schizophrenia as the Option Indication or because AstraZeneca is Developing an Option Compound Candidate Drug for Schizophrenia (other than an Option Compound Candidate Drug for which the Principal Indication is Schizophrenia), (2) all such Option Compound(s) become Terminated Compound(s) or Unexercised Option Compound(s), (3) as of the date all such Option Compound(s) have become Terminated Compound(s) or Unexercised Option Compound(s), each of clauses (i), (ii) and (iii) above are true, (4) then, if not occurring earlier pursuant to Section 5.10.2(d)(2), the Schizophrenia Expiration Date shall be the date, if any, on which all such Option Compound(s) have become Terminated Compound(s) or Unexercised Option Compound(s). For purposes of clarity, if prior to the Schizophrenia Expiration Date, AstraZeneca has exercised an Option for an Option Compound Candidate Drug for which Schizophrenia is a Principal Indication or AstraZeneca otherwise Commercializes an Option Compound Product for Schizophrenia there shall be no Schizophrenia Expiration Date. For purposes of clarity, Targacept shall have no right to Exploit any Compound under this Section for which it did not provide AstraZeneca with an IND-Ready Notice in material compliance with, and otherwise satisfy its material obligations with respect thereto under, this Section 5.10.2(b).

(3) Option Maintenance Fee and Option Compound Development Plan. If AstraZeneca does not wish to exercise the IND-Ready Option for an Option Compound but wishes potentially to obtain a POC Option for such Option Compound, AstraZeneca shall, at any time during the IND-Ready Option Period, provide written notice to Targacept (each, an “Option Maintenance Notice”). Thereafter, the Parties shall work in good faith and with sufficient diligence to prepare a mutually acceptable Option Compound Development Plan within [********] after AstraZeneca gives the Option Maintenance Notice or such longer period as the Parties may agree in writing (the “Option Compound Development Plan Period”). Each Option Compound Development Plan shall specify the standards or criteria that, if achieved, constitute Option Compound Proof of Concept for the Option Indication (i) specified in the applicable IND-Ready Option Notice or (ii) otherwise agreed to by the Parties. Each Option Compound Development Plan shall be commercially reasonable. An Option Compound Development Plan shall be commercially reasonable if it requires Targacept to use substantially similar efforts and resources as those typically used by companies in the research-based pharmaceutical industry with resources and expertise comparable to those of Targacept (or any successor thereto) at such time (or, [********] Targacept as of the Execution Date) in the development of products and product candidates of comparable market potential on their own behalf (and not as a contract research organization) without regard to any license or option rights of any Person with respect to such product or product candidate, to provide a [********] of [********] for the Option Indication (A) specified in the IND-Ready Option Notice or (B) otherwise agreed to in writing by the Parties. If the Parties agree to an Option Compound Development Plan, (1) it shall be signed by an authorized officer of each Party and may be amended thereafter only by mutual written agreement of the Parties, (2) AstraZeneca shall pay the Option Maintenance Fee set forth in Section 6.3 within [********] of the date of signature, (3) Targacept shall use Commercially Reasonable Efforts to execute the Option Compound Development Plan and (4) Targacept shall provide AstraZeneca on at least [********] written progress reports for each Option Compound Development Plan, which shall summarize the status of all activities conducted and results achieved under each Option Compound Development Plan and such additional information in Targacept’s possession or control as may be reasonably requested from time to time by AstraZeneca. If the Parties are unable to agree to an Option Compound Development Plan, Section 5.10.2(b)(6) shall apply.

(4) Breach of Option Compound Development Plan. If AstraZeneca at any time believes that Targacept is not using Commercially Reasonable Efforts to execute the Option Compound Development Plan in accordance with its terms, AstraZeneca may give written notice to Targacept specifying the basis for its belief, and the Parties shall meet within [********] after such notice to discuss in good faith AstraZeneca’s concerns and Targacept’s explanation supporting the proposition that Targacept is meeting such diligence obligations. In the event that AstraZeneca does not agree with Targacept’s explanation and considers Targacept to be in material breach of its obligation to use Commercially Reasonable Efforts to execute the Option Compound Development Plan, then AstraZeneca shall have the right, in its sole discretion, to initiate arbitration in accordance with Section 14.3 (accelerated arbitration). If it is determined in such arbitration that Targacept has failed to meet such diligence obligation, AstraZeneca may serve notice on Targacept requiring Targacept to cure such breach within [********], failing which (or, if such breach cannot be cured within such [********] period, if Targacept does not commence actions to cure such breach within such [********] period and thereafter diligently continue such actions) (such [********] period or such longer period during which Targacept is diligently seeking to cure such breach, the “Targacept Cure Period”), Targacept shall refund the applicable Option Maintenance Fee within [********] after the end of the Targacept Cure Period and

AstraZeneca shall have the right, but not the obligation, to complete the Option Compound Development Plan. If Targacept does not cure such breach by the end of the Targacept Cure Period and if requested by AstraZeneca within [********] after the end of the Targacept Cure Period, Targacept shall within an additional [********] provide to AstraZeneca at Targacept’s cost such data, documentation and other information in Targacept’s possession or control regarding its studies and assessments of such Option Compound as AstraZeneca reasonably requests for the purpose of evaluating whether it wishes to complete the Option Compound Development Plan (excluding any such information to the extent previously provided to AstraZeneca but including any information necessary to update or correct any information previously provided to AstraZeneca) and Targacept shall respond in a reasonable and prompt manner to all reasonable queries raised by AstraZeneca in connection with such evaluation. If AstraZeneca wishes to complete the Option Compound Development Plan, it shall notify Targacept of such decision in writing within [********] of receiving such information. If AstraZeneca serves such notice within such period, Section 5.10.2(b)(5) shall apply. If AstraZeneca does not serve such notice within such period the applicable Option Compound shall cease to be an Option Compound and shall become a Terminated Compound (but not a Terminated AZ Compound) and Targacept’s rights thereto shall be subject to the restrictions applicable to Terminated Compounds (but not Terminated AZ Compounds) as set forth in Section 8.6. For purposes of clarity, a determination that Targacept has breached an Option Compound Development Plan shall not give rise to a right to terminate this Agreement, and AstraZeneca’s sole and exclusive remedy therefor shall be as expressly prescribed in this Section 5.10.2(b)(4) and, if applicable, Section 5.10.2(b)(5).

(5) Assumption of Option Compound Development Plan by AstraZeneca. If AstraZeneca elects to complete the Option Compound Development Plan in accordance with Section 5.10.2(b)(4), Targacept shall, at the request and sole expense of AstraZeneca, provide AstraZeneca with such assistance as is reasonably necessary to effectuate a smooth and orderly transition of such Option Compound Development Plan so as to minimize any disruption of activities being conducted pursuant to such plan. In particular, Targacept shall transfer to AstraZeneca, in each case as they relate directly to the Option Compound, (i) at AstraZeneca’s written request, all of Targacept’s and its Affiliates’ right, title and interest in all INDs, (ii) all material aspects of Confidential Information Controlled by Targacept or its Affiliates as of the date of transfer, (iii) at AstraZeneca’s written request, control of all Clinical Trials then being conducted and, if so requested, Targacept shall assign (or cause its Affiliates to assign) to AstraZeneca all agreements with any Third Party with respect to the conduct of such Clinical Trials, (iv) all supplies of such Option Compound in the possession of Targacept or any of its Affiliates or contractors pursuant to Article 16. Following such transfer AstraZeneca shall use Commercially Reasonable Efforts to complete the Option Compound Development Plan; provided that AstraZeneca shall have the right to amend the Option Compound Development Plan (including by winding down or varying one or more Clinical Trials or studies being conducted pursuant to the plan and undertaking additional or substitute Clinical Trials and studies). If completion of the Option Compound Development Plan demonstrates Option Compound Proof of Concept: (A) AstraZeneca shall promptly notify Targacept in writing thereof andthereupon shall be deemed to have exercised [********] with respect to such Option Compound; (B) within twenty (20) days after such notice, AstraZeneca shall pay to Targacept the sum of [********] being the Option Exercise Fee [********] AstraZeneca [********] for such Option Compound in accordance with [********] (and, if Option Compound Proof of Concept is demonstrated by [********] Clinical Trial (and not by achievement of [********] Clinical Trial), AstraZeneca shall also then pay to Targacept the sum of [********], which amount represents [********] that would be then payable pursuant to clause (C)); and (C) such Option Compound shall become an [********] in respect of which milestones (for purposes of clarity, [********] shall be payable with respect to such Option Compound Candidate Drug) and royalties shall be paid thereafter in accordance with Sections 6.5 (column B) and 6.6.1(a)(1) (column B). If Option Compound Proof of Concept is not achieved, AstraZeneca shall promptly notify Targacept in writing thereof and Section 5.10.2(e) shall apply, except that if pursuant to that Section the applicable Option Compound does not become an Option Compound Candidate Drug for any reason, such Option Compound shall, notwithstanding Section 5.10.2(e)(4), become a Terminated Compound (but not a Terminated AZ Compound) and

and Targacept’s rights thereto shall be subject to the restrictions applicable to Terminated Compounds (but not Terminated AZ Compounds) as set forth in Section 8.6. For purposes of clarity, an uncured breach by AstraZeneca of its obligations to use Commercially Reasonable Efforts to complete an Option Compound Development Plan for an Option Compound assumed and conducted by AstraZeneca pursuant to this Section 5.10.2(b)(5) shall not give rise to a right to terminate this Agreement, and Targacept’s sole and exclusive remedy therefor shall be to terminate AstraZeneca’s rights under this Section 5.10.2(b)(5) with respect to such Option Compound, whereupon such Option Compound shall become a Terminated Compound (but not a Terminated AZ Compound) as expressly prescribed in the foregoing sentence.

(6) No Agreement on Option Compound Development Plan. If, after diligent, good faith discussions, the Parties do not agree to an Option Compound Development Plan within the Option Compound Development Plan Period, Targacept shall either: (A) modify by written notice to AstraZeneca, the IND-Ready Option Notice to specify an Option Indication that was not specified in the original IND-Ready Option Notice, in which event (unless AstraZeneca withdraws its Option Maintenance Notice by written notice to Targacept) the date such notice is delivered to AstraZeneca shall re-start the Option Compound Development Plan Period and the Parties shall work in good faith and with sufficient diligence to prepare a mutually acceptable Option Compound Development Plan for such newly-specified Option Indication or such other Option Indication as the Parties may agree, (B) provide written notice to AstraZeneca that it withdraws the Option Compound from application of Section 5.10.2(b), in which event such Option Compound shall cease to be an Option Compound and shall become a Terminated Compound (but not a Terminated AZ Compound) and Targacept’s rights with respect thereto shall be subject to the restrictions applicable to Terminated Compounds (but not Terminated AZ Compounds) as set forth in Section 8.6; or (C) provide a Targacept Option Compound Development Plan to AstraZeneca, in which event Section 5.10.2(f) shall apply.

(c) Restrictions on Targacept’s Development and Commercialization of Option Compounds. Notwithstanding anything to the contrary in this Section 5.10.2,

AstraZeneca shall not be required to consider or take any further action with respect to, and Targacept shall have no right to develop, commercialize or otherwise Exploit (other than as expressly permitted under Section 8.6), with respect to any Option Compound in the event that:

(1) the IND-Ready Notice for such Option Compound specifies a Primary Indication (other than ADHD or any type of Dementia) or Schizophrenia and there is an Option Compound (i) for which an IND-Ready Notice has been served previously that specifies the same indication and in respect of which AstraZeneca has served the Option Maintenance Notice but it has not yet been determined whether such Option Compound shall be an Option Compound Candidate Drug, a Terminated Compound or an Unexercised Option Compound, or (ii) for which AstraZeneca exercised an IND-Ready Option or POC Option and for which the resulting Option Compound Candidate Drug is being Developed or the Option Compound Product is being (or has been) Commercialized, in each case, by AstraZeneca or any of its Affiliates or Sublicensees for a Principal Indication that is the same as such specified Option Indication, unless the second Option Compound [********] is [********] to that first Option Compound; provided that Targacept shall not provide the IND-Ready Notice for [********] to [********] Option Compound for that same indication until the earlier of (A) [********] of (1) AstraZeneca’s exercise of the IND-Ready Option for such first Option Compound pursuant to Section 5.10.2(b)(1), (2) AstraZeneca’s payment of the Option Maintenance Fee for such first Option Compound pursuant to Section 5.10.2(b)(3) or (3) in the event the Parties are unable to agree on an Option Compound Development Plan, Targacept’s delivery to AstraZeneca of a Targacept Option Compound Development Plan, whichever is applicable, and (B) completion of [********] for such first Option Compound; and provided further that in the event of a dispute as to whether an Option Compound is [********], such dispute shall be resolved by an Expert in accordance with Section 14.3 (accelerated arbitration);

(2) the IND-Ready Notice for such Option Compound specifies a Primary Indication and there are at that time [********] Option Compounds in respect of which (i) IND-Ready Notices have been served previously, the Principal Indication for each of which is a Primary Indication and in respect of which AstraZeneca has served the Option Maintenance Notice but it has not yet been determined whether such Option Compound shall be an Option Compound Candidate Drug, a Terminated Compound or an Unexercised Option Compound, or (ii) AstraZeneca has exercised an IND-Ready Option or POC Option and for which the resulting Option Compound Candidate Drug is being Developed or the Option Compound Product is being (or has been) Commercialized, in each case, by AstraZeneca or any of its Sublicensees for a Principal Indication that is a Primary Indication;

(3) the IND-Ready Notice for such Option Compound specifies AD, MCI, AAMI or CDS and there are at that time [********] Option Compounds for which (i) IND-Ready Notices have been served previously, the Principal Indication for each of which is either AD, MCI, AAMI or CDS as specified in such IND-Ready Notice and in respect of which AstraZeneca has served the Option Maintenance Notice but it has not yet been determined whether such Option Compound shall be an Option Compound Candidate Drug, a Terminated Compound or an Unexercised Option Compound, or (ii) AstraZeneca has exercised an IND-Ready Option or POC Option and for which the resulting Option Compound Candidate Drug is being Developed or Option Compound Product is being (or has been) Commercialized, in each case, by AstraZeneca or any of its Sublicensees for a Principal Indication that is any of AD, MCI, AAMI or CDS;

(4) the IND-Ready Notice for such Option Compound specifies ADHD or a Primary Indication (other than AD, MCI, AAMI or CDS) and there is at that time an Option Compound for which (i) an IND-Ready Notice has been served previously, the Principal Indication which is ADHD or a Primary Indication (other than AD, MCI, AAMI or CDS) and in respect of which AstraZeneca has served the Option Maintenance Notice but it has not yet been determined whether such Option Compound shall be an Option Compound Candidate Drug, a Terminated Compound or an Unexercised Option Compound, or (ii) AstraZeneca has exercised an IND-Ready Option or POC Option and for which the resulting Option Compound Candidate Drug is being Developed or Option Compound Product is being (or has been) Commercialized, in each case, by AstraZeneca or any of its Sublicensees for a Principal Indication that is ADHD;

(5) the IND-Ready Notice for such Option Compound specifies Schizophrenia and there are at that time [********] Option Compounds for which (i) IND-Ready Notices have been served previously, the Principal Indication for each of which is Schizophrenia and in respect of which AstraZeneca has served the Option Maintenance Notice but it has not yet been determined whether such Option Compound shall be an Option Compound Candidate Drug, a Terminated Compound or an Unexercised Option Compound, or (ii) AstraZeneca has exercised an IND-Ready Option or POC Option and for which the resulting Option Compound Candidate Drug is being Developed or Option Compound Product is being (or has been) Commercialized, in each case, by AstraZeneca or any of its Sublicensees for a Principal Indication that is Schizophrenia; or

(6) it is an Excluded Zone Compound.

For purposes of clarity, (x) it is contemplated that each IND-Ready Notice will specify [********] Option Indication but, if an IND-Ready Notice specifies [********] Option Indication [********] shall be [********] for purposes of Sections 5.10.2(c)(2) through 5.10.2(c)(5). If AstraZeneca elects to Develop an IND-Ready Option Candidate Drug for an Option Indication other than the Option Indication specified in the applicable IND-Ready Notice, it shall notify Targacept in writing and Targacept shall have the right, on written notice to AstraZeneca within [********] of the delivery of such notice to Targacept, to designate the Option Indication specified in such IND-Ready Notice as the Principal Indication for such Option Compound Candidate Drug solely for purposes of this Section 5.10.2(c). Otherwise, the Principal Indication for such Option Compound Candidate Drug for purposes of this Section 5.10.2(c) shall be the Option Indication that is Developed by AstraZeneca.

(d) POC Option. Targacept shall provide AstraZeneca with written notice following completion of its execution of an Option Compound Development Plan, which notice shall (i) identify the Option Compound and describe Targacept’s assessment of the Option Compound Profile at that time, (ii) include a summary of results of the Option Compound Development Plan, (iii) include a summary of the status existing Patent Rights with respect to such Option Compound, whether Controlled by Targacept or controlled by a Third Party, Known to Targacept, (iv) include a description of all license agreements regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound and (v) specify whether Targacept has achieved Option Compound Proof of Concept (the “POC Notice”). If the POC Notice specifies that Targacept has achieved Option Compound Proof of Concept for the Option Indication specified in the Option Compound Development Plan, AstraZeneca shall thereafter have the option under this Section 5.10.2(d) to designate such Option Compound as a Candidate Drug (the “POC Option”). AstraZeneca shall notify Targacept if it desires to conduct due diligence at Targacept’s offices with respect to such Option Compound and, if so, the Business Day(s) on which it will do so during normal business hours; provided that such date(s) shall be at least [********] following the date of Targacept’s receipt of such notice from AstraZeneca. Each POC Option shall expire [********] following the date that the corresponding POC Notice is delivered to AstraZeneca or such later date as the Parties may agree in writing (such period, the “POC Option Period”), provided that, if AstraZeneca requests further information relating to such Option Compound as permitted by the next sentence and all such information is not provided [********] of any such request, then the POC Option Period with respect to such Option Compound shall be extended for any such delay in responding to such request (for example, if AstraZeneca requests certain information and and that information is not completely provided until [********] after the request, then the POC Option period would be extended by [********] to [********]). For a period of [********] after the POC Option Notice for an Option Compound, Targacept shall: (A) provide to AstraZeneca for review at Targacept’s offices during normal business hours in a reasonable and prompt manner such data, documentation and other information in Targacept’s possession or control regarding such Option Compound, including, including the activities conducted pursuant to the Option Development Plan and the results achieved as AstraZeneca reasonably requests for purposes of evaluating the POC Option for such Option Compound (including true, complete and correct copies of all license agreements (with financial terms redacted to the extent AstraZeneca has no responsibility therefor) regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound and applications for Patent Rights results of freedom to operate analyses and other information with respect to the intellectual property status of such Option Compound; provided that Targacept shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to Targacept are in place to protect such privilege); and (B) respond in a prompt and reasonable manner to all reasonable queries raised by AstraZeneca in connection with its evaluation of such POC Option. For purposes of clarity, (x) except as permitted under Section 5.10.2(f), AstraZeneca shall not have a POC Option for any Compound other than an Option Compound for which AstraZeneca does not exercise the IND-Ready Option but pays the Option Maintenance Fee and (y) unless otherwise agreed in writing by the Parties, Targacept shall have no right to offer a POC Option for (i) any compound for any indication other than an Option Indication or (ii) any [********]. If AstraZeneca does not agree with Targacept’s determination, as specified in the POC Notice, as to whether it has or has not achieved Option Compound Proof of Concept, it shall, prior to the end of the POC Option Period, refer such matter in writing to the ESC for resolution pursuant to Section 2.1.5 (and, if necessary, Section 14.3 (accelerated arbitration) and, in such event, all relevant time periods pursuant to this Section 5.10.2(d) shall be tolled pending such resolution and the POC Notice shall be deemed to be amended to reflect such resolution.

(1) Exercise of POC Option. AstraZeneca shall exercise the POC Option for an Option Compound, if at all, by giving written notice of exercise to Targacept and paying the Option Exercise Fee for a POC Option set forth in Section 6.2 at any time during the POC Option Period; provided that AstraZeneca agrees that, if it has determined not to exercise a POC Option prior to expiration of the POC Option Period, it shall in good faith provide written notice to Targacept promptly upon such determination and the date on which any such notice is given shall constitute the last day of the POC Option Period. Upon such exercise by AstraZeneca such Option Compound shall become a POC Option Candidate Drug and subject to AstraZeneca’s obligations pursuant to Section 5.5.1(c).

(2) Failure to Exercise POC Option. If AstraZeneca does not exercise the POC Option for an Option Compound within the POC Option Period for an Option Compound for which Option Compound Proof of Concept was achieved, then, subject to Section 5.10.2(c), Targacept shall thereafter have the right in all respects, itself or with, for the benefit of or sponsored by any Third Party, to research, develop, commercialize and otherwise Exploit, or to grant a license or other rights to any Third Party to develop, commercialize and otherwise Exploit, such Option Compound (A) if Option Compound Proof of Concept was achieved for such Option Compound for a Primary Indication, in or outside of the Field; or (B) if (x) Option Compound Proof of Concept was achieved for such Option Compound for Schizophrenia, solely outside the Field and (y) as of the last day of the POC Option Period for such Option Compound, (i) no Option Compound has or had become an Option Compound Candidate Drug for which the Principal Indication is Schizophrenia, (ii) there is no other Option Compound for which Targacept has delivered to AstraZeneca an IND-Ready Notice or a POC Notice or that otherwise is the subject of an Option Compound Development Plan or Targacept Option Compound Development Plan that specifies Schizophrenia as the Option Indication, and (iii) there is no other Option Compound Candidate Drug or Option Compound Product that AstraZeneca is otherwise Developing or Commercializing for Schizophrenia, the last day of the POC Option Period shall be the Schizophrenia Expiration Date. If (1) the last day of the POC Option Period is not the Schizophrenia Expiration Date because there is one or more Option Compounds for which Targacept has delivered to AstraZeneca an IND-Ready Notice or a POC Notice or that otherwise is the subject of an Option Compound Development Plan or Targacept Option Compound Development Plan that specifies Schizophrenia as the Option Indication or because AstraZeneca is Developing an Option Compound Candidate Drug for Schizophrenia (other than an Option Compound Candidate Drug for which the Principal Indication is Schizophrenia), (2) all such Option Compound(s) become Terminated Compound(s) or Unexercised Option Compound(s), (3) as of the date all such Option Compound(s) have become Terminated Compound(s) or Unexercised Option Compound(s), each of clauses (i), (ii) and (iii) above are true, (4) then, if not occurring earlier pursuant to Section 5.10.2(b)(2), the Schizophrenia Expiration Date shall be the date, if any, on which all such Option Compound(s) have become Terminated Compound(s) or Unexercised Option Compound(s). For purposes of clarity, if prior to the Schizophrenia Expiration Date, AstraZeneca has exercised an Option for an Option Compound Candidate Drug for which Schizophrenia is a Principal Indication or AstraZeneca otherwise Commercializes an Option Compound Product for Schizophrenia, there shall be no Schizophrenia Expiration Date. For purposes of further clarity, a decision by AstraZeneca not to exercise a POC Option for an Option Compound (a) for which Option Compound Proof of Concept was not achieved or (b) with respect to which Targacept breached the applicable Option Compound Development Plan and AstraZeneca assumed and conducted such plan in accordance with Section 5.10.2(b)(5), in each case ((a) and (b)), shall not trigger the Schizophrenia Expiration Date.

(e) Option Compound ROFN Right. If the POC Notice for a particular Option Compound specifies that Option Compound Proof of Concept has not been achieved for the Option Indication specified in the Option Compound Development Plan (or Option Compound Proof of Concept is not obtained with respect to an Option Compound for which AstraZeneca assumes control of the Option Compound Development Plan pursuant to Section 5.10.2(b)(5)), AstraZeneca shall thereafter have the right to give Targacept written notice specifying whether it wishes to negotiate with Targacept [********] financial terms on which it would designate such Option Compound as an Option Compound Candidate Drug (the “Option Compound ROFN Notice”), it being acknowledged and agreed by both Parties that such financial terms relating to any such designation [********] the POC Option Candidate Drug terms set forth in Section 6.2, Section 6.5 and Section 6.6 [********] such Option Compound to achieve Option Compound Proof of Concept. AstraZeneca’s right to give an Option Compound ROFN Notice shall expire [********] following the date that the corresponding POC Notice is delivered to AstraZeneca or amended by Targacept pursuant to Section 5.10.2(d) (or the date that AstraZeneca notifies Targacept that such Option Compound Proof of Concept is not obtained with respect to such Option Compound for which AstraZeneca assumed control of the Option Compound Development Plan pursuant to Section 5.10.2(b)(5)) (such period, the “Option Compound ROFN Period”); provided that, (i) if AstraZeneca determines not to give an Option Compound ROFN Notice prior to expiration of the Option Compound ROFN Period, it shall in good faith provide written notice to Targacept promptly upon such determination and the date on which any such notice is given shall constitute the last day of the Option Compound ROFN Period; and (ii) if such Option Compound was not subject to an Option Compound Development Plan assumed and conducted by AstraZeneca pursuant to Section 5.10.2(b)(5), AstraZeneca requests further information relating to such Option Compound as permitted by the next sentence, and all such information is not provided [********] of any such request, then the Option Compound ROFN Period with respect to such Option Compound shall be extended for any such delay in responding to such request (for example, if AstraZeneca requests certain information and that information is not completely provided until [********] after the request, then the Option Compound ROFN period would be extended by [********] to [********]. For a period of [********] after the Option Compound ROFN Notice for an Option Compound, Targacept shall: (A) provide to AstraZeneca for review at Targacept’s offices during normal business hours in a reasonable and prompt manner such data, documentation and other information in Targacept’s possession or control regarding such Option Compound, including the activities conducted pursuant to the Option Development Plan and the results achieved as AstraZeneca reasonably requests for purposes of evaluating whether to give an Option Compound ROFN Notice to Targacept for such Option Compound (including true, complete and correct copies of all license agreements (with financial terms redacted to the extent AstraZeneca has no responsibility therefor) regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound and applications for Patent Rights, results of freedom to operate analyses and other information with respect to the intellectual property status of such Option Compound; provided that Targacept shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to Targacept are in place to protect such privilege); and (B) respond in a prompt and reasonable manner to all reasonable queries raised by AstraZeneca in connection with its evaluation thereof.

(1) If AstraZeneca gives Targacept an Option Compound ROFN Notice within the Option Compound ROFN Period, the Parties shall negotiate in good faith terms on which AstraZeneca would designate such Option Compound as an Option Compound Candidate Drug (including payment to Targacept) for a period of [********] from the date that the Option Compound ROFN Notice is given. If the Parties do not agree on such terms within the [********] negotiation period, AstraZeneca shall set forth in writing its final offer with respect to such Option Compound (the “Final Option Compound Offer”) within [********] after expiration of such [********] negotiation period. If Targacept accepts such Final Option Compound Offer, such Option Compound shall, unless expressly specified otherwise in such Final Option Compound Offer, be deemed to be a POC Option Candidate Drug. If Targacept does not accept the Final Option Compound Offer submitted by AstraZeneca within

[********] after the Final Option Compound Offer is delivered to Targacept, either Party may at any time [********] after the expiration of such [********] negotiation period refer the matter to arbitration in accordance with Section 14.4 (expedited arbitration).

(2) If, in accordance with Section 14.4, the Expert determines that the proposal submitted by AstraZeneca pursuant to Section 14.4 (the “AZ Proposal”) prevails, Targacept shall within [********] of such determination notify AstraZeneca that either (i) Targacept accepts the AZ Proposal in which event the Option Compound shall be deemed to be a POC Option Candidate Drug on the terms set forth in the AZ Proposal; or (ii) Targacept rejects the AZ Proposal in which event, unless the Parties agree in writing otherwise, such Option Compound shall cease to be an Option Compound and shall become a Terminated Compound (but not a Terminated AZ Compound) as set forth in Section 8.6.

(3) If, in accordance with Section 14.4, the Expert determines that the proposal submitted by Targacept pursuant to Section 14.4 (the “Targacept Proposal”) prevails, AstraZeneca shall within [********] of such determination notify Targacept that either (i) AstraZeneca accepts the Targacept Proposal in which event the Option Compound shall be deemed to be a POC Option Candidate Drug on the terms of set forth in the Targacept Proposal; or (ii) AstraZeneca rejects the Targacept Proposal.

(4) If AstraZeneca (i) does not give Targacept an Option Compound ROFN Notice within the Option Compound ROFN Period, (ii) declines in writing during the Option Compound ROFN Period to enter into negotiations, or (iii), rejects the prevailing Targacept Proposal (if any) pursuant to Section 5.10.2(e)(3), unless the Parties agree in writing otherwise, Targacept shall thereafter have the right in all respects to research, develop, commercialize and otherwise Exploit, itself or with, for the benefit of or sponsored by any Third Party, or to grant a license or other rights to any Third Party to research, develop, commercialize and otherwise Exploit, such Option Compound, either (A) if the Option Indication specified in the Option Compound Development Plan is a Primary Indication, in or outside of the Field, or (B) if the Option Indication specified in the Option Compound Development Plan is Schizophrenia, solely outside of the Field; provided that any decision by AstraZeneca not to exercise an Option under this Section 5.10.2(e) or Section 5.10.2(f) shall not trigger the Schizophrenia Expiration Date.

(f) Right of First Negotiation for Option Compound Following Targacept Option Compound Development Plan. If, with respect to any IND-Ready Option, (i) AstraZeneca gives Targacept an Option Maintenance Notice, (ii) the Parties do not agree to an Option Compound Development Plan within the Option Compound Development Plan Period for the IND-Ready Option Compound, and (iii) Targacept provides AstraZeneca a Targacept Option Compound Development Plan for the Option Indication specified in the applicable IND-Ready Option Notice, Targacept shall provide AstraZeneca, on at least a [********] basis, with written progress reports for each Targacept Option Compound Development Plan, which shall summarize the status of, and any results generated under, each Targacept Option Compound Development Plan, any updates or amendments to such Targacept Option Compound Development Plan (provided that, for clarity, no such update or amendment shall modify, substitute or otherwise change the Option Indication that was specified in the applicable IND-Ready Option Notice) and such additional information known to Targacept as may be reasonably requested from time to time by AstraZeneca. If and when Targacept completes such Targacept Option Compound Development Plan, Targacept shall promptly provide written notice to AstraZeneca. Any such written notice (the “Targacept Plan POC Notice”) shall (A) identify the applicable Option Compound, (B) include a summary of results of the Targacept Option Compound Development Plan, (C) include a summary of the status of existing Patent Rights with respect to such Option Compound, whether Controlled by Targacept or controlled by a Third Party, that are Known to Targacept, (D) include a description of all license agreements regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound and (E) specify whether Targacept has obtained Option Compound Proof of Concept. AstraZeneca shall notify Targacept if it desires to conduct due diligence at Targacept’s offices with respect to such Option Compound and, if so, the Business Day(s) on which it will do so during normal business hours; provided that such date(s) shall be at least [********] following the date of Targacept’s receipt of such notice from AstraZeneca. For a period of [********] after the Targacept Plan POC Notice for an Option Compound, Targacept shall: (1) provide to AstraZeneca for review at

Targacept’s offices during normal business hours in a reasonable and prompt manner such data, documentation and other information in Targacept’s possession or control regarding such Option Compound, including the activities conducted pursuant to the Targacept Option Development Plan and the results achieved as AstraZeneca reasonably requests for purposes of evaluating such Option Compound (including true, complete and correct copies of all license agreements (with financial terms redacted to the extent AstraZeneca has no responsibility therefor) regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), such Option Compound, applications for Patent Rights, results of freedom to operate analyses and other information with respect to the intellectual property status of such Option Compound; provided that Targacept shall not be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to Targacept are in place to protect such privilege); and (2) respond in a prompt and reasonable manner to all reasonable queries raised by AstraZeneca in connection with its evaluation of such Option Compound. Whether or not the Targacept Plan POC Notice specifies that Targacept believes it has achieved Option Compound Proof of Concept for the Option Indication specified in the Targacept Option Compound Development Plan (if any), AstraZeneca shall thereafter have the option to designate such Option Compound as an Option Compound Candidate Drug in accordance with the terms of Section 5.10.2(d)(1). Failing such designation by AstraZeneca, the Targacept Plan POC Notice shall be treated as a POC Notice that specifies that Targacept [********], and the provisions of [********] shall apply. For purposes of clarity, Targacept shall have no obligation to complete all or any portion of any Targacept Option Compound Development Plan and, if it does not complete a Targacept Option Compound Development Plan or deliver to AstraZeneca the corresponding Targacept Plan POC Notice or such additional information as AstraZeneca may request pursuant to this Section 5.10.2(f), or if Targacept provides written notice to AstraZeneca that the Option Compound subject to such Targacept Option Compound Development Plan shall no longer be an Option Compound, the applicable Option Compound shall become a Terminated Compound (but not a Terminated AZ Compound) as set forth in Section 8.6.

(g) Cooperation with Notifications. In the event that either Party believes that, with respect to the exercise or potential exercise of any Option, notifications are required to be filed by each Party with the U.S. Federal Trade Commission and the U.S.

Department of Justice under the HSR Act or with relevant foreign governmental authorities under any similar foreign law, the Parties shall (i) reasonably cooperate with each other to coordinate and file such notifications in a timely manner, provided that all filing, registration or similar fees associated therewith shall be borne by AstraZeneca, and (ii) in the event of a filing, use reasonable efforts to respond promptly to any requests for additional information made by any such authority and to cause the waiting period under the HSR Act or any similar foreign law to terminate or expire at the earliest possible date after the date of filing. Targacept shall not take any action, directly or indirectly, that is intended to delay or interfere with the clearance of any filing under the HSR Act.

5.10.3 Right of First Negotiation for ROFN Indications. If at any time during the Term (subject to Section 15.2.2), Targacept determines to seek an ROFN Collaboration (the “ROFN Indication Opportunity”), Targacept shall give written notice to AstraZeneca specifying the particular ROFN Indication and the status of development of the particular compounds or products known to be involved, if any (the “ROFN Indication Opportunity Notice”). AstraZeneca shall have [********] following the date that the ROFN Indication Opportunity Notice is given by Targacept (the “ROFN Notice Period”) to give written notice to Targacept that it wishes to enter into negotiations with Targacept with respect to such ROFN Indication Opportunity (an “ROFN Notice”); provided that, if AstraZeneca determines not to give an ROFN Notice prior to expiration of the ROFN Notice Period, it shall in good faith provide written notice to Targacept promptly upon such determination that it declines to enter into negotiations. If AstraZeneca gives notice within the ROFN Notice Period that it wishes to enter into negotiations with Targacept, the Parties shall negotiate in good faith [********] from the date such notice is given, and then, if the Parties are able to agree [********] within such period (or such longer period as the Parties may agree in writing), the Parties shall negotiate in good faith [********]. During such period, Targacept shall not discuss, or enter into any negotiations relating to, the ROFN Indication Opportunity, with any Third Party. If [********] with respect to the ROFN Indication Opportunity within the [********] negotiation period, or if [********] with respect to the ROFN Indication Opportunity within [********] negotiation period, AstraZeneca shall set forth in writing its final offer with respect to such ROFN Indication Opportunity within [********] after expiration of such [********] (the “Final ROFN Offer”). If Targacept does not accept such Final ROFN Offer within [********] (or, for purposes of clarity, if AstraZeneca does not give Targacept notice that it wishes to enter into negotiations regarding the ROFN Indication Opportunity within the ROFN Notice Period or declines in writing during the ROFN Notice Period to enter into negotiations), Targacept shall thereafter have no obligation to AstraZeneca with respect to the ROFN Indication Opportunity and shall have the unencumbered right to negotiate and execute an agreement with any Third Party for the ROFN Indication Opportunity for a period of three (3) years after the expiration of AstraZeneca’s [********] negotiation period, but only on terms more favorable to Targacept, when taken as a whole, than those set forth in the Final ROFN Offer. If Targacept does not enter into an agreement with a Third Party relating to such ROFN Indication Opportunity on such terms within such three (3)-year period and thereafter determines to seek an ROFN Collaboration for the same ROFN Indication, then [********].

5.10.4 Additional Obligations. Promptly after the Effective Date, Targacept shall terminate its development agreement in effect as of the Execution Date with The Stanley Medical Research Institute (the “SMRI Agreement”).

5.11 Co-Promotion.

5.11.1 AstraZeneca Portfolio Products. In the event that AstraZeneca determines in its sole discretion to seek, at any time after the date of Acceptance by the FDA of the first NDA for a Product Developed by AstraZeneca under this Agreement and prior to the [********], a Third Party to promote (or to co-promote) in the United States to any group of specialist physicians or other specialist medical professionals (which, for purposes of clarity, shall not include primary care physicians or medical professionals, including family and general practitioners, internists (regardless of whether they have subspecialty in psychiatry or geriatrics) and pediatricians) that customarily prescribe or purchase, or that would reasonably be expected to prescribe or purchase, products to treat or prevent any nervous system disease or condition (the “AZ Co-Promotion Opportunity”), it shall give Targacept written notice of its determination together with a description of the product it is seeking to have a Third Party promote. Targacept shall have [********] from the date of such notice to provide a written response as to whether it wishes to participate in negotiations with AstraZeneca with respect to the AZ Co-Promotion Opportunity, provided that Targacept agrees that, if it determines not to participate in such negotiations prior to the end of such period, it shall in good faith provide written notice to AstraZeneca promptly upon such determination. If Targacept’s response indicating whether or not it wishes to participate in negotiations with respect to such AZ Co-Promotion Opportunity is not delivered to AstraZeneca within the [********] response period, Targacept shall no longer have any right to exercise such Co-Promotion Opportunity and shall have no right to receive any additional AZ Co-Promotion Opportunities with respect to other products under this Section 5.11.1. If Targacept indicates in its response delivered within such [********] period that it wishes to participate in negotiations with AstraZeneca with respect to such AZ Co-Promotion Opportunity, AstraZeneca shall grant Targacept the non-exclusive opportunity to negotiate an agreement with respect to such AZ Co-Promotion Opportunity and each Party shall participate in such negotiations in good faith; provided that AstraZeneca shall be under no obligation to enter into an agreement with Targacept with respect to such AZ Co-Promotion Opportunity. It is the understanding of the Parties that any selection by AstraZeneca of Targacept with respect to such AZ Co-Promotion Opportunity shall be subject, among other things, to Targacept’s demonstration to AstraZeneca’s reasonable satisfaction that Targacept has available an adequately-trained sales force for such AZ Co-Promotion Opportunity and negotiation of an agreement satisfactory to AstraZeneca.

5.11.2 Products.

(a) Exercise of Co-Promotion Option. Subject to Section 5.11.2(b)(3), Targacept shall have the option (the “Co-Promotion Option”), in its sole discretion, to Co-Promote any or all Products to the Co-Promotion Target Audience in the Co-Promotion Territory. Targacept may exercise its Co-Promotion Option for a Product by providing written notice (the “Co-Promotion Option Notice”) to AstraZeneca at any time during the period commencing on the date of the Acceptance by the FDA of the first NDA for such Product and continuing for a period of [********] thereafter. If Targacept exercises its Co-Promotion Option with respect to any Product (each such Product, a “Co-Promoted Product”), the Parties shall (i) negotiate a Co-Promotion Agreement for such Co-Promotion in accordance with Section 5.11.2(b) and (ii) form, as soon as reasonably practicable thereafter but in any event within [********], the Commercial Coordination Committee.

(b) Co-Promotion Agreement.

(1) Preparation, Negotiation, Execution and Delivery. Within [********] after Targacept gives a Co-Promotion Option Notice, the Parties shall commence the preparation of a Co-Promotion Agreement (the “Co-Promotion Agreement”) that shall provide for the terms applicable to such Co-Promotion. The Co-Promotion Agreement shall conform in all material respects with the terms and conditions set forth in Schedule 5.11.2 and shall also include such additional provisions as are usual and customary in AstraZeneca’s contract sales force agreements. For purposes of clarity, such additional terms shall supplement and not materially expand, limit or change the terms set forth on Schedule 5.11.2. The Parties shall negotiate the Co-Promotion Agreement in good faith and with sufficient diligence as is required to execute and deliver the Co-Promotion Agreement within [********] after Targacept gives the Co-Promotion Option Notice or such other period as the Parties may agree in writing.

(2) Co-Promotion Fees. The aggregate fees payable by AstraZeneca pursuant to any Co-Promotion Agreement(s) shall not exceed [********] Dollars (US $[********]) in any Calendar Year without AstraZeneca’s consent, which AstraZeneca may withhold in its sole discretion.

(3) Targacept Sales Representatives. Targacept shall be required to field and maintain an adequately-trained sales force of at least [********] sales representatives to Detail the Co-Promoted Product(s). In no event shall Targacept be required, in any twelve (12)-month period, to field and maintain a sales force to Detail any Co-Promoted Product(s) that exceeds [********] sales representatives.

(4) Dispute Resolution. In the event the Parties fail to execute and deliver the Co-Promotion Agreement within the [********] or such longer period described in Section 5.11.2(b)(1), the Parties shall (A) use reasonable efforts to complete such negotiations and to execute and deliver the Co-Promotion Agreement as soon as possible after such period and (B) without limiting the generality of the foregoing, after the expiration of such period, each produce a list of issues on which they have failed to reach agreement and submit its list to the CCC to be resolved in accordance with Section 2.4.3(b).

(5) Breach of Co-Promotion Agreement. For purposes of clarity, following the effective date of any Co-Promotion Agreement, a determination that Targacept has breached such Co-Promotion Agreement shall not be deemed a breach of this Agreement and shall be governed solely by the terms of such Co-Promotion Agreement; provided, however, that, in the event that AstraZeneca terminates a Co-Promotion Agreement for Targacept’s material breach or, to the extent permitted under such Co-Promotion Agreement, other failure to perform or Targacept’s insolvency or bankruptcy in accordance with the terms of such Co-Promotion Agreement, Targacept shall have no further rights under this Section 5.11 with respect to any Co-Promotion Option or AZ Co-Promotion Opportunity, and AstraZeneca shall have the right to terminate any existing co-promotion agreement entered into pursuant to this Section 5.11, including any Co-Promotion Agreement.

(c) Executive Meetings. The Vice President, Business and Commercial Development of Targacept (or such other officer with comparable seniority and responsibility with respect to Targacept’s promotional activities as Targacept may designate in writing to AstraZeneca from time to time) and the Vice President, Commercial Operations of AstraZeneca Pharmaceuticals, LP (or such other officer with comparable seniority and responsibility with respect to AstraZeneca’s promotional activities as AstraZeneca may designate in writing to Targacept from time to time) shall meet at least semi-annually to review the Exploitation of any Co-Promoted Products.

5.12 Product Recalls. In the event that any Regulatory Authority issues or requests a recall or takes similar action in connection with a Product, or in the event a Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding a Product, such Party shall promptly advise the other Party thereof by telephone or facsimile. Following such notification, AstraZeneca shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided that AstraZeneca shall keep Targacept regularly informed regarding any such recall, market withdrawal or corrective action. AstraZeneca shall bear all expenses of any such recall, market withdrawal or corrective action (including expenses for notification, destruction and return of the affected Product and any refund to customers of amounts paid for such Product); provided, however, that Targacept shall bear the expense of a recall to the extent that such recall resulted from any breach by Targacept of its obligations hereunder or under the applicable Co-Promotion Agreement or Targacept’s or any of its Affiliates’ negligence or willful misconduct, provided that Targacept shall not be deemed to be negligent or in breach solely for complying with the training provided by AstraZeneca under the applicable Co-Promotion Agreement, with AstraZeneca’s standard operating procedures as may be provided under the applicable Co-Promotion Agreement or otherwise with direction from AstraZeneca if the activities required by such training, procedures or other direction would themselves constitute negligence or breach.

5.13 Major Metabolite Cooperation. Each Party shall, if reasonably requested by the other Party and at the cost of such other Party, reasonably cooperate with such other Party to assist such other Party to identify Major Metabolites for purposes of determining such other Party’s rights and obligations under this Agreement, including [********].

6. PAYMENTS

6.1 Upfront Fee. AstraZeneca shall pay Targacept an upfront fee in the amount of Ten Million Dollars (US $10,000,000) in immediately available funds within ten (10) Business Days of the Effective Date.

6.2 Option Exercise Fees. For each Option exercised by AstraZeneca pursuant to Section 5.10.2, AstraZeneca shall pay Targacept an option exercise fee (the “Option Exercise Fee”): (a) in the amount of [********] Dollars (US $[********]) (i) in the case of [********] or (ii) in the event [********] for an Option Compound [********] and such Option Compound [********]; (b) in the amount of [********] Dollars (US $[********]) (i) in the case of [********] or (ii) if [********] an Option Compound Candidate Drug [********]; or (c) in an amount to be negotiated by the Parties pursuant to Section 5.10.2(e) if [********] an Option

Compound that is (i) the subject of a POC Notice [********] the Option Compound Development Plan or (ii) the subject of a Targacept Option Compound Plan that AstraZeneca did not designate as an Option Compound Candidate Drug pursuant to Section 5.10.2(f).

6.3 Option Maintenance Fees. The Option Maintenance Fee contemplated by Section 5.10.2(b)(3) shall be [********] Dollars (US $[********]) (subject to [********] such Option Maintenance Fee [********] Option Compound Development Plan for an Option Compound [********]. If, with respect to any IND-Ready Option, AstraZeneca pays the Option Maintenance Fee, such Option Maintenance Fee (a) shall thereafter be fully creditable against the Option Exercise Fee payable by AstraZeneca for the Option for the same Option Compound, if such Option is exercised by AstraZeneca (including, for clarity, any Option Exercise Fee determined pursuant to Section 5.10.2(e)), and (b) otherwise, except as provided in Section 5.10.2(b)(4), shall be non-creditable and non-refundable.

6.4 R&D Funding.

6.4.1 R&D Funding during the Pre-Phase IIb Period. AstraZeneca shall pay Targacept fifty percent (50%) of (a) the aggregate FTE Cost for all FTEs, subject to this Section 6.4, based on the FTE Rate and (b) the amount of all External Targacept R&D Costs, if and to the extent such FTE Costs and External Targacept R&D Costs are incurred in accordance with the approved Targacept Research Budget (and, unless approved by the JRC, do not exceed the relevant amounts set forth in the Total Research Budget with respect thereto) and relate to activities conducted in, or were incurred during, the Pre-Phase IIb Period, provided that if AstraZeneca elects to proceed with the Development of Ispronicline by delivery of notice to Targacept in accordance with Section 3.3.1 or, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, AstraZeneca shall pay all of such costs that AstraZeneca has not already paid.

6.4.2 R&D Funding after the Pre-Phase IIb Period. If AstraZeneca elects to proceed with the Development of Ispronicline by delivery of notice to Targacept in accordance with Section 3.3, then from and after (i) the Commencement Date or (ii) if there is no Commencement Date, from and after the Sunset Date or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, from and after the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, AstraZeneca shall pay Targacept (a) the aggregate FTE Cost for all FTEs, subject to this Section 6.4, based on the FTE Rate and (b) the amount of all External Targacept R&D Costs, if and to the extent such FTE Costs and External Targacept R&D Costs are incurred in accordance with an approved Targacept Research Budget (and, unless approved by the JRC, do not exceed the relevant amounts set forth in the Total Research Budget with respect thereto), ARP Budget or Targacept Development Budget.

6.4.3 Reimbursement of Costs. AstraZeneca shall pay the costs for which it is liable to Targacept pursuant to Section 6.4.1 and 6.4.2 [********]. Within [********] each Contract Quarter during the Research Program Term and any Additional Research Program Term and any Calendar Quarter during which Targacept undertakes any Targacept Development Activities, Targacept shall furnish to AstraZeneca a statement in a form reasonably acceptable to AstraZeneca showing (a) the number of FTEs engaged in activities allocated to Targacept in the then-current Annual Research Plan or Additional Research Plan and Targacept Development Activities under any Product Development Plan, in each case, if any, during the preceding quarter [********] consistent with the activities identified in the applicable Annual Research Plan, Additional Research Plan or Product Development Plan and (b) the External Targacept R&D Costs incurred by Targacept in the preceding quarter against the amount budgeted for such costs in the relevant Targacept Research Budget (and Total Research Budget), ARP Budget or Targacept Development Budget. At the end of the Contract Quarter following (i) the Commencement Date or (ii) if there is no Commencement Date, the Sunset Date, or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, such statement shall include a reconciliation statement showing the amount previously paid by AstraZeneca in relation to activities conducted by Targacept in the performance of the Research Program during the Pre-Phase IIb Period and the additional amount payable by AstraZeneca pursuant to Section 3.3 and Section 6.4.1. Within thirty (30) days of receipt of such statement, together with such support for External Targacept R&D Costs as AstraZeneca may reasonably require, AstraZeneca shall make a payment equal to the FTE Costs and External Targacept R&D Costs for the relevant quarter, as set out in such statement; provided that in any Contract Year (or with respect to any Targacept Development Activities, any Calendar Year), [********] with respect to that Contract Year (or, in the case of Targacept Development Activities, Calendar Year) [********] set forth in the applicable Targacept Research Budget (and Total Research Budget), ARP Budget or Targacept Development Budget (as the case may be)[********]. If, notwithstanding Targacept’s exercise of Commercially Reasonable Efforts, in any year, the aggregate FTE Cost plus the External Targacept R&D Costs [********] FTE Costs and External Targacept R&D Costs in the applicable Targacept Research Budget (and the Total Research Budget), ARP Budget or Targacept Development Budget (as the case may be) [********] in accordance with the applicable Annual Research Plan, Additional Research Plan or Product Development Plan [********]. For purposes of clarity, Targacept shall have the right to conduct activities under the Research Program or an Additional Research Program in addition to those set forth in the Research Plan or the applicable Annual Research Plan or Additional Research Plan pursuant to Section 4.3.1 at its sole cost and expense, and AstraZeneca shall have no obligation to reimburse Targacept for the FTE Costs or External Targacept R&D Costs incurred with respect to such additional activities.

6.4.4 R&D Funding Audit Rights. Targacept shall keep accurate books and financial records pertaining to its costs and expenses of conducting the Research Program, the Additional Research Program, the Targacept Development Activities and any Targacept Manufacturing activities under Article 16 in sufficient detail to determine whether payments made by AstraZeneca were accurately calculated, which books and financial records shall be kept in accordance with GAAP and shall be retained by Targacept until [********] after the end of the Calendar Year to which they pertain (or such longer period as may be required by Applicable Laws). AstraZeneca shall have the right for a period of [********] after making any such payment to inspect or audit, or to appoint at its expense an independent certified public accounting firm reasonably acceptable to Targacept to inspect or audit, the books and financial records of Targacept relating to its costs and expenses of conducting the Research Program during any Contract Year, the Targacept Development Activities and any Targacept Manufacturing activities under Article 16 during any Calendar Year, in each case, to verify that the amount of such payment was correctly determined. Targacept shall make its records available for inspection or audit by AstraZeneca or such independent certified public accounting firm during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from AstraZeneca; provided that AstraZeneca shall not have the right to inspect or audit any Contract Year or any Calendar Year more than once or after the [********] of the end of such Contract Year or Calendar Year (unless a previous audit revealed an underpayment or overpayment with respect to such Contract Year or Calendar Year). All books and financial records made available for inspection or audit shall be deemed to be Confidential Information of Targacept and if any such inspection or audit is to be conducted by an independent certified public accounting firm, prior to such inspection such accounting firm shall enter into a non-disclosure agreement in a form reasonably acceptable to Targacept. The accounting firm shall disclose to the Parties whether or not the payment in question was accurately determined and the specific details concerning any discrepancies. No other information shall be provided to AstraZeneca. The results of each inspection or audit, if any, shall be binding on both Parties absent manifest error. In the event there was an underpayment by AstraZeneca hereunder, AstraZeneca shall promptly (but in any event no later than [********] after AstraZeneca’s receipt of the report so concluding) make payment to Targacept of any shortfall. In the event that there was an overpayment by AstraZeneca hereunder, Targacept shall promptly (but in any event no later than [********] after Targacept’s receipt of the AstraZeneca’s or the independent accountant’s report so concluding) refund to AstraZeneca the excess amount. AstraZeneca shall bear the full cost of such inspection or audit unless such inspection or audit discloses overcharging by Targacept of more than [********] of the amount that should have been paid by AstraZeneca in any Calendar Quarter or Contract Quarter, as applicable, in which case Targacept shall reimburse AstraZeneca for all costs incurred by AstraZeneca in connection with such inspection or audit.

6.5 Milestone Payments.

6.5.1 Milestones. Unless otherwise provided in Section 6.5.2, and subject to Sections 6.6.1(d)(2), 10.2.4 and 10.2.6, AstraZeneca shall make the following nonrefundable, non-creditable payments to Targacept:

(a) Full Milestone Stream. AstraZeneca shall, with respect to each Candidate Drug (other than a Licensed Derivative) or Product that contains such Candidate Drug, and each Licensed Derivative with respect to such Candidate Drug Derived during the Restricted Derivative Period for such Candidate Drug (each such Licensed Derivative, a

“Milestone-Bearing Licensed Derivative”) or Product that contains such Licensed Derivative, make each of the following payments to Targacept within [********] after the first occurrence of the corresponding milestone event after (x) (i) the Commencement Date or (ii) if there is no Commencement Date, after the Sunset Date, or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, after the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, or (y) solely with respect to Option Compound Candidate Drugs (other than Licensed Derivatives) or Option Compound Products that contain any such Option Compound Candidate Drug, and any Milestone-Bearing Licensed Derivatives (or Products that contain any such Milestone-Bearing Licensed Derivative) with respect thereto, the Effective Date; provided that if a milestone event with respect to a Candidate Drug (other than a Licensed Derivative) or a Product that contains such Candidate Drug, or a Milestone-Bearing Licensed Derivative with respect thereto or Product that contains such Milestone-Bearing Licensed Derivative, in each case, other than an Option Compound Candidate Drug or Option Compound Product, occurs prior to (A) the Commencement Date, AstraZeneca shall pay such milestone payment within [********] after the Commencement Date or (B) if there is no Commencement Date, the Sunset Date, or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, AstraZeneca shall pay such milestone payment within [********] after the Sunset Date or such later date (as applicable):

Candidate Drugs/Products
Milestone Event	A Ispronicline/ Ispronicline Products	B IND-Ready Option Candidate Drugs/IND- Ready Option Products	C POC Option Candidate Drugs/POC Option Products	D All Other Candidate Drugs/ Products
1. Commencement of [********]	[********]	[********]	[********]	[********]
2. [********]	[********]	[********]	[********]	[********]

Candidate Drugs/Products
Milestone Event	A Ispronicline/ Ispronicline Products	B IND-Ready Option Candidate Drugs/IND- Ready Option Products	C POC Option Candidate Drugs/POC Option Products	D All Other Candidate Drugs/ Products
3. Election to Commence Development of Ispronicline pursuant to Section 3.3.1	$20 million	[********]	[********]	[********]
4. [********] of [********]	[********]	[********]	[********]	[********]
5. Initiation of [********]	[********]	[********]	[********]	[********]
6. [********] of [********]	[********]	[********]	[********]	[********]
7. First Commercial Sale [********]	[********]	[********]	[********]	[********]
8. First Commercial Sale [********]	[********]	[********]	[********]	[********]
9. First Commercial Sale [********]	[********]	[********]	[********]	[********]

With respect to each of (A) Ispronicline and any Ispronicline Product, collectively, (B) each Candidate Drug (other than Ispronicline or an Option Compound Candidate Drug, which are addressed in clauses (A) and (C), respectively, and other than a Milestone-Bearing Licensed Derivative, which is addressed in the next sentence) and any Product that contains such Candidate Drug, collectively, and (C) each Option Compound Candidate Drug (other than a Licensed Derivative) and any Option Compound Product that contains such Option Compound Candidate Drug, collectively, AstraZeneca shall make a payment corresponding to each of the foregoing milestone events only once under this Section 6.5.1(a), regardless of (1) the number of times such milestone event occurs for such Candidate Drug(s) and Product(s), (2) the number of Primary Indications for which any such Candidate Drug or Product is Developed or Commercialized, (3) whether or not any such Candidate Drug or Product is Developed or

Commercialized for Schizophrenia and (4) the number of Candidate Drugs contained in a Product. Each Milestone-Bearing Licensed Derivative with respect to any Candidate Drug(s) or Product(s) set forth in clause (A), (B) or (C) above, shall be individually eligible for each milestone payment under this Section 6.5.1(a) [********], subject to the same conditions set forth in clauses (1), (2) and (3) above, subject, in the event such Milestone-Bearing Licensed Derivative is selected to replace a terminated or discontinued Candidate Drug or Product, to Section 6.5.2.

Milestones with respect to: (w) Ispronicline or any Ispronicline Product shall be owed only under column A of the above chart; (x) each IND-Ready Option Candidate Drug or IND-Ready Option Product shall be owed only under column B of the above chart; (y) each POC Option Candidate Drug or POC Option Product (except with respect to POC Option Candidate Drugs resulting from the application of Section 5.10.2(e) and any POC Option Products that contain such POC Option Candidate Drugs, which shall be subject to the financial terms determined in accordance with Section 5.10.2(e)) shall be owed only under column C of the above chart; provided, however, that solely with respect to such POC Option Candidate Drugs or POC Option Products where the Development or Commercialization for the indication for which it had achieved Option Compound Proof of Concept, or for which Targacept conducted a Targacept Option Compound Development Plan (AstraZeneca having elected to designate it as an Option Compound Candidate Drug under Section 5.10.2(d)(1)), [********], subject to Section 5.5.1(c), and AstraZeneca Develops or Commercializes such POC Option Compound Candidate Drug or POC Option Product for a [********], payments by AstraZeneca not previously made under this Section 6.5.1(a), if any, and subject to Section 6.5.2, shall be owed as though such POC Option Candidate Drug or POC Option Product were an IND-Ready Option Candidate Drug or IND-Ready Option Product as set forth under column B of the above chart; and (z) each other Candidate Drug (other than a Licensed Derivative) or any Product that contains such Candidate Drug and each Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative) shall be owed only under column D of the above chart. AstraZeneca shall, however, make additional payments if and as provided in Section 6.5.1(b) and Section 6.5.1(c), subject to Section 6.5.2.

(b) Additional Primary Milestone Stream. In addition to the milestone payments required by Section 6.5.1(a) and Section 6.5.1(c), AstraZeneca shall, with respect to each Candidate Drug (other than a Licensed Derivative) or Product that contains such Candidate Drug, and each Milestone-Bearing Licensed Derivative with respect to such Candidate Drug (or Product that contains such Milestone-Bearing Licensed Derivative), make each of the following payments [********] after each occurrence of the corresponding milestone event after (x) (i) the Commencement Date or (ii) if there is no Commencement Date, the day after the Sunset Date, or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, after the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, or (y) solely with respect to Option Compound Candidate Drugs (other than Licensed Derivatives) or Option Compound Products that contain any such Option Compound Candidate Drug, and any Milestone-Bearing Licensed Derivatives (or Products that contain such Milestone-Bearing Licensed Derivatives) with respect thereto, the Effective Date; provided that if a milestone event with respect to a Candidate Drug (other than a Licensed Derivative) or a Product that contains such Candidate Drug, or a Milestone-Bearing Licensed Derivative with respect thereto or Product that contains such Milestone-Bearing Licensed Derivative, in each case, other than an Option Compound Candidate Drug or Option Compound Product, occurs prior to (A) the Commencement Date, AstraZeneca shall pay such milestone payment within [********] after the Commencement Date or (B) if there is no Commencement Date, the Sunset Date, or if, subject to Section 3.3.2(b), neither Party terminates this Agreement in accordance with Section 11.2.1, the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1, whichever is later, AstraZeneca shall pay such milestone payment within [********] after the Sunset Date or such later date (as applicable).

Candidate Drugs/Products
Milestone Event	A Ispronicline/Ispronicline Products/POC Optoin Candidate Drugs/POC Option Products	B All Other Candidat Drugs/Products
1. Initiation of [********]	[********]	[********]
2. Receipt of [********] Regulatory Approval [********]	[********]	[********]
3. [********]	[********]	[********]

With respect to each of (i) Ispronicline and any Ispronicline Product, collectively, (ii) each Candidate Drug (other than Ispronicline or an Option Compound Candidate Drug, which are addressed in clauses (i) and (iii), respectively, and other than a Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative), which is addressed in the next sentence) and any Product that contains such Candidate Drug, collectively, and (iii) each Option Compound Candidate Drug (other than a Licensed Derivative), and any Option Compound Product that contains such Option Compound Candidate Drug, collectively, AstraZeneca shall make a payment corresponding to each of the foregoing milestone events only once for each compensable indication under this Section 6.5.1(b), regardless of the number of Candidate Drugs contained in a Product. Each Milestone-Bearing Licensed Derivative with respect to any Candidate Drug(s) or Product(s) set forth in clause (i), (ii) or (iii) above, shall be individually eligible for each milestone under this Section 6.5.1(b) [********], subject to the same conditions set forth above, subject, in the event such Milestone-Bearing Licensed Derivative is selected to replace a terminated or discontinued Candidate Drug or Product, to Section 6.5.2.

Milestones with respect to (x) (1) Ispronicline or any Ispronicline Product and (2) each POC Option Candidate Drug or POC Option Product (except with respect to POC Option Candidate Drugs resulting from the application of Section 5.10.2(e) and any POC Option Products that contain such POC Option Candidate Drugs, which shall be subject to the financial terms determined in accordance with Section 5.10.2(e)), in each case ((1) and (2)), shall be owed only under column A of the above chart; provided, however, that solely with respect to such POC Option Candidate Drugs or POC Option Products where the Development or Commercialization for an indication for which it had achieved Option Compound Proof of Concept, or for which Targacept conducted a Targacept Option Compound Development Plan (AstraZeneca having elected to designate it as an Option Compound Candidate Drug under Section 5.10.2(d)(1)), [********], subject to Section 5.5.1(c), and AstraZeneca Develops or Commercializes such POC Option Candidate Drug or POC Option Product for, payments by AstraZeneca not previously made under this Section 6.5.1(b), if any, and subject to Section 6.5.2, shall be owed as though such POC Option Candidate Drug or POC Option Product were an IND-Ready Option Candidate Drug or IND-Ready Option Product as set forth under column B of the above chart and (y) each other Candidate Drug (other than a Licensed Derivative) or any Product that contains such Candidate Drug and each Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative) shall be owed only under column B of the above chart.

For purposes of this Section 6.5.1(b) (and Section 6.5.1(a)), AD and MCI shall be considered the same indication.

(c) Small Market Indication Milestone. In addition to the milestone payments required by Section 6.5.1(a) and Section 6.5.1(b), AstraZeneca shall, with respect to each (i) Candidate Drug (other than a Licensed Derivative) or Product that contains such Candidate Drug and each Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative), in each case for which [********] Regulatory Approval has been received for [********], make the following payment within [********] after each occurrence of the corresponding milestone event:

Candidate Drugs/Products
Milestone Event	A Ispronicline/Ispronicline Products/POC Option Candidate Drugs/POC Option Products	B All Other Candidate Drugs/Products
1. Receipt of [********] Regulatory Approval [********]	[********]	[********]

With respect to each of (i) Ispronicline and any Ispronicline Product, collectively, (ii) each Candidate Drug (other than Ispronicline or an Option Compound Candidate Drug, which are addressed in clauses (i) and (iii), respectively, and other than a Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative), which is addressed in the next sentence) and any Product that contains such Candidate Drug, collectively, and (iii) each Option Compound Candidate Drug (other than a Licensed Derivative) and any Option Compound Product that contains such Option Compound Candidate Drug, collectively,

AstraZeneca shall make a payment corresponding to each of the foregoing milestone events only once for each Small Market Indication under this Section 6.5.1(c), regardless of the number of Candidate Drugs contained in a Product. Each Milestone-Bearing Licensed Derivative with respect to any Candidate Drug(s) or Product(s) set forth in clause (i), (ii) or (iii) above, shall be individually eligible for each milestone under this Section 6.5.1(c) [********], subject to the same conditions set forth above, subject, in the event such Milestone-Bearing Licensed Derivative is selected to replace a terminated or discontinued Candidate Drug or Product, to Section 6.5.2.

Milestones with respect to (x) (1) Ispronicline or any Ispronicline Product and (2) each POC Option Candidate Drug or POC Option Product (except with respect to POC Option Candidate Drugs resulting from the application of Section 5.10.2(e) and any POC Option Products that contain such POC Option Candidate Drugs, which shall be subject to the financial terms determined in accordance with Section 5.10.2(e)), in each case ((1) and (2)), shall be owed only under [********] of the above chart; provided, however, that solely with respect to such POC Option Candidate Drugs or POC Option Products where the Development or Commercialization for an indication for which it had achieved Option Compound Proof of Concept, or for which Targacept conducted a Targacept Option Compound Development Plan (AstraZeneca having elected to designate it as an Option Compound Candidate Drug under Section 5.10.2(d)(1)), [********], subject to Section 5.5.1(c), and AstraZeneca Develops or Commercializes such POC Option Candidate Drug or POC Option Product for, payments by AstraZeneca not previously made under Section 6.5.1(c), if any, and subject to Section 6.5.2, shall be owed as though such POC Option Candidate Drug or POC Option Product were an IND-Ready Option Candidate Drug or IND-Ready Option Product as set forth under [********] of the above chart and (y) each other Candidate Drug (other than a Licensed Derivative) or any Product that contains such Candidate Drug and each Milestone-Bearing Licensed Derivative (or Product that contains such Milestone-Bearing Licensed Derivative) shall be owed only under column B of the above chart.

(d) Notwithstanding anything herein to the contrary, AstraZeneca shall have no obligation to make any milestone payments under this Section 6.5.1 with respect to any Licensed Derivative that is not a Milestone-Bearing Licensed Derivative.

6.5.2 Effect of Discontinued Development of Candidate Drugs and Indications on Obligation to Pay Milestones; No Payment for Label Expansions.

(a) Notwithstanding Sections 6.5.1(a) and 6.5.1(b), and subject to Sections 6.6.1(d)(2), 10.2.4 and 10.2.6, if (i) AstraZeneca makes payments for any of milestone events 1, 2, 4, 5 and 6 under Section 6.5.1(a) or for milestone event 1 under Section 6.5.1(b) for a Candidate Drug in Development for a particular Primary Indication or for Schizophrenia, (ii) AstraZeneca subsequently terminates Development of such Candidate Drug for any reason, and (iii) AstraZeneca subsequently Develops, or is Developing, another Candidate Drug (including a Licensed Derivative with respect to the Candidate Drug for which Development was terminated), for which milestones would be due under Sections 6.5.1(a) and 6.5.1(b) but for this Section 6.5.2, for the same Primary Indication for which it was Developing the Candidate Drug for which Development was terminated, or if the Candidate Drug for which Development was terminated was being Developed for Schizophrenia, Schizophrenia, then: (x) AstraZeneca shall only be obligated to make payments corresponding to those milestone events that occur for the non-terminated Candidate Drug for which it had not previously made payments under Section 6.5.1(a) or Section 6.5.1(b), as applicable, with respect to the terminated Candidate Drug; and (y) AstraZeneca may [********] any milestone payments that were made under Section 6.5.1(a) or 6.5.1(b) for the non-terminated Candidate Drug, but which are no longer owed by operation of this Section 6.5.2(a) [********] to Targacept for [********]. For purposes of clarity and by way of example, if (A) AstraZeneca is Developing Candidate Drug n for AD, (B) AstraZeneca pays the applicable amounts upon the occurrence of milestone events 1, 2, 4 and 5 under Section 6.5.1(a) for Candidate Drug n, (C) AstraZeneca terminates the Development of Candidate Drug n in a Phase III Clinical Trial, and (D) AstraZeneca subsequently Develops Candidate Drug n+1 for AD, and such Candidate Drug n+1 achieves any of milestone events 1, 2, 4 or 5 under Section 6.5.1(a), AstraZeneca shall not have any obligation to pay any milestone upon the occurrence of milestone events 1, 2, 4 or 5 under Section 6.5.1(a) for Candidate Drug n+1; provided that, if Candidate Drug n+1 (or a Product that contains Candidate Drug n+1) receives [********] Regulatory Approval for AD in any Major Market Country, AstraZeneca shall have an obligation to pay the applicable milestone upon the occurrence of each of milestone events 1, 2, 4 and 5 pursuant to Section 6.5.1(a) (as well as upon the occurrence of each of milestone events 6, 7, 8 and 9) for Candidate Drug n+2 and each subsequent Candidate Drug Developed for AD, except as otherwise provided in this Section 6.5.2.

(b) Notwithstanding Sections 6.5.1(a) and 6.5.1(b), and subject to Sections 6.6.1(d)(2), 10.2.4 and 10.2.6, if (i) AstraZeneca is Developing a Candidate Drug for two (2) indications (whether for two (2) Primary Indications or for one (1) Primary Indication and Schizophrenia) and makes a payment for milestone event 5 under Section 6.5.1(a) for one such indication and a payment for milestone event 1 under Section 6.5.1(b) for the other such indication, and (ii) AstraZeneca subsequently terminates Development of either such indication for any reason, then AstraZeneca may [********] the payment made for milestone event 1 under Section 6.5.1(b) [********] to Targacept [********]. For purposes of clarity and by way of example, if (A) AstraZeneca is Developing Candidate Drug n for AD and CDS, (B) AstraZeneca pays the applicable amount upon the occurrence of milestone event 5 under Section 6.5.1(a) for Candidate Drug n for AD and milestone 1 under Section 6.5.1(b) for Candidate Drug n for CDS, and (C) AstraZeneca terminates the Development of Candidate Drug n for either AD or CDS in a Phase III Clinical Trial, AstraZeneca may [********] the payment for milestone event 1 under Section 6.5.1(b) [********] to Targacept [********]. For purposes of further clarity, if, in the scenario described in the immediately preceding sentence, AD was terminated, the continued Development of Candidate Drug n (or the Commercialization of a Product that contains Candidate Drug n) for CDS would be subject to the payment of milestones under Section 6.5.1(a) upon the occurrence of each milestone event for which a milestone payment has not been made for Candidate Drug n at the time its Development for AD was terminated, as well as milestones under Sections 6.5.1(b) and 6.5.1(c) upon the occurrence of the milestone events set forth therein with respect to additional indications, if any, for Candidate Drug n (or a Product that contains Candidate Drug n).

(c) AstraZeneca shall not be obligated to make milestone payments as a result of any Label Expansion.

6.5.3 Sublicensees. AstraZeneca shall retain, and Targacept shall have no right in or to, any payments made to AstraZeneca or its Affiliates, including any license fees and milestone payments (other than royalties and Sales-Based Milestones, which shall be governed by Section 6.6.1(c)), however characterized, by any Sublicensee in consideration of rights sublicensed under Section 8.1 (in accordance with Section 8.3.1). AstraZeneca shall not structure any agreement with a Sublicensee with an intent to avoid sharing amounts received thereunder with Targacept.

6.5.4 Determination that Milestone Events have Occurred. AstraZeneca shall provide Targacept with prompt written notice upon each occurrence of a milestone event set forth in Section 6.5.1. In the event that, notwithstanding the fact that AstraZeneca has not given such a notice, Targacept believes any such milestone event has occurred, it shall so notify AstraZeneca in writing and shall provide to AstraZeneca data, documentation or other information that supports its belief. Any dispute under this Section 6.5.4 that relates to whether or not a milestone event has occurred shall be referred to the ESC to be resolved in accordance with Section 2.1.5.

6.6 Payment of Royalties; Royalty Rates; Accounting and Records.

6.6.1 Payment of Royalties by AstraZeneca.

(a) Royalty Rates. Subject to the treatment of Combination Products as provided in the definition of Net Sales in Section 1.186, for each Product or Other Licensed Product, AstraZeneca shall pay Targacept a royalty based on AZ Net Sales of such Product or Other Licensed Product in each Calendar Year (or partial Calendar Year) at the following rates:

(1) Ispronicline Products, IND-Ready Option Products and POC Option Products:

Royalty Rate (%)
AZ Net Sales of such Product in the Territory	A Ispronicline Products	B IND-Ready Option Products	C POC Option Products
For that portion of AZ Net Sales of such Product that are less than or equal to [********]	[********]	[********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********] and are less than or equal to [********]	[********]	[********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********] and are less than or equal to [********]	[********]	[********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********] and are less than or equal to [********]	[********]	[********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********]	[********]	[********]	[********]

(2) All other Products (other than Products that only contain Other Licensed Compounds), including, for clarity, Products containing any Licensed Derivatives with respect to Ispronicline, IND-Ready Option Candidate Drugs and POC Option Candidate Drugs:

AZ Net Sales in the Territory	Royalty Rate (%)
For that portion of AZ Net Sales of such Product that are less than or equal to [********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********] and are less than or equal to [********]	[********]
For that portion of AZ Net Sales of such Product that exceed [********]	[********]

(3) For each product that contains one or more Other Licensed Compounds, the Exploitation of which would infringe one or more Other Licensed Product Royalty-Bearing Claims in the absence of the license grants under the Targacept Patent Rights set forth in Section 8.1 (each, an “Other Licensed Product”), the Parties shall negotiate in good faith an appropriate royalty rate for the licenses granted under Section 8.1 with respect to such Targacept Patent Right(s) based on such rates as are then customary for unblocking patent licenses for comparable Patent Rights and, if and to the extent that such Targacept Patent Rights provide exclusivity with respect to such Other Licensed Product, the value of such exclusivity; provided that in the event the Parties are unable to agree, such matter shall be referred to an Expert for resolution in accordance with Section 14.4 (expedited arbitration). For purposes of clarity, no royalties shall be owed to Targacept with respect to any Other Licensed Compounds other than an Other Licensed Product; provided that nothing in this Section 6.6.1(a)(3) shall be deemed to permit the Exploitation of any Other Licensed Product where such Exploitation would constitute a breach of Section 8.6.3 or any other provision of this Agreement.

(4) Notwithstanding anything in the contrary in this Section 6.6.1(a), with respect to each Product that is (i) labeled for one or more diagnostic uses, veterinary uses and any other uses other than as a prophylactic or therapeutic pharmaceutical product in humans and (ii) not labeled for use as a prophylactic or therapeutic pharmaceutical product in humans, the Parties shall negotiate in good faith an appropriate royalty rate for sales thereof based on such rates as are then customary for products for such use(s) and, if and to the extent that Targacept Patent Rights provide exclusivity with respect to such use(s), the value of such exclusivity; provided that in the event the Parties are unable to agree, such matter shall be referred to an Expert for resolution in accordance with Section 14.4 (expedited arbitration).

(b) Royalty Term.

(1) Products other than Other Licensed Products. AstraZeneca’s obligation to pay royalties under Sections 6.6.1(a)(1), (a)(2), (a)(4) and (c) (with respect to Products other than Other Licensed Products) shall commence, on a country-by-country basis, with respect to each separate Product, on the date of the First Commercial Sale of such Product by AstraZeneca, its Affiliates or Sublicensees in such country. The obligation shall expire, on a country-by-country basis, with respect to each separate Product, when that Product becomes a Terminated Compound with respect to such country or, if earlier, on the last to occur of (A) the twelfth (12th) anniversary of the First Commercial Sale of the first Product that is in the same Compound Family as such Product by AstraZeneca, its Affiliates or Sublicensees in such country; (B) the expiration date in such country of the last to expire of (i) any Targacept Patent Right, Joint Patent Right, AstraZeneca Research Program Patent Right or AstraZeneca Pre-Phase IIb

Program Patent Right, in each case that includes at least one Valid Claim covering the composition of matter of such Product, a pharmaceutical preparation comprising such Product or a method of use of such Product for the indication for which Commercialization Regulatory Approval is obtained with respect to such Product in such country or (ii) any AstraZeneca Derivative Patent Right that includes at least one Valid Claim covering the composition of matter of the Candidate Drug contained in such Product (each of (i) and (ii), a “Royalty-Bearing Claim”) and (C) solely with respect to Products that are not Licensed Derivatives the expiration or earlier termination of the applicable Data Exclusivity Period. Upon termination of the royalty obligations of AstraZeneca under this Section 6.6.1(b)(1) in a country with respect to a Product, the license grants to AstraZeneca in Section 8.1 shall become fully paid-up and AZ Net Sales of such Product in such country shall be excluded from the royalty calculations set forth in Section 6.6.1(a) (including the thresholds and ceilings). For purposes of clarity, if on the date of the First Commercial Sale of a Product (other than an Other Licensed Product), (i) there is no Royalty-Bearing Claim with respect to such Product, (ii) such First Commercial Sale is after the twelfth (12th) anniversary of the First Commercial Sale of the first Product that is in the same Compound Family as such Product by AstraZeneca, its Affiliates or Sublicensees in such country and (iii) either (x) the Candidate Drug contained in such Product is not a Licensed Derivative, but there is no Data Exclusivity Period with respect to such Product or (y) the Candidate Drug contained in such Product is a Licensed Derivative, then no royalties shall be owed under this Section 6.6.1 until such time, if any, as there is a Royalty-Bearing Claim with respect to such Product.

(2) Other Licensed Products. AstraZeneca’s obligation, if any, to pay royalties under Section 6.6.1(a)(3) with respect to each Other Licensed Product shall commence, on a country-by-country basis, with respect to each separate Other Licensed Product, on the date of the First Commercial Sale of such Other Licensed Product by AstraZeneca, its Affiliates or Sublicensees in such country. The obligation shall expire, on a country-by-country basis, with respect to each separate Other Licensed Product, when such Other Licensed Product becomes a Terminated Compound with respect to such country or, if earlier, on the expiration date in such country of the last to expire of any Targacept Patent Right that includes at least one Valid Claim covering the composition of matter of the applicable Other Licensed Compound(s) contained in such Other Licensed Product, a pharmaceutical preparation comprising such Other Licensed Compound(s) or a method of use of such Other Licensed Compound(s) for the indication for which Commercialization Regulatory Approval is obtained with respect to such Other Licensed Product in such country (each, an “Other Licensed Product Royalty-Bearing Claim”). Upon termination of the royalty obligations of AstraZeneca under this Section 6.6.1(b)(2) in a country with respect to an Other Licensed Product, the license grants to AstraZeneca in Section 8.1 shall become fully paid-up and AZ Net Sales of such Other Licensed Product in such country shall be excluded from the royalty calculations set forth in Section 6.6.1(a)(2).

(c) Net Sales by Sublicensees. Any and all AZ Net Sales by Sublicensees shall shall be excluded from the royalty calculations in Sections 6.6.1(a)(1) and 6.6.1(a)(2) (including, for purposes of clarity, the royalty threshold and ceiling calculations). With respect to AZ Net Sales of Product (other than Other Licensed Product) by Sublicensees to Third Parties on which royalties or milestone payments that are based solely on achieving certain sales thresholds for a Product (such milestone payments, “Sales-Based Milestones”), are paid to AstraZeneca, royalties to Targacept hereunder with respect to such AZ Net Sales, for any Calendar Year, shall, subject to Sections 6.6.1(d), 10.2.4 and 10.2.6, be equal to [********] royalties and Sales-Based Milestones paid to AstraZeneca or its Affiliates by such Sublicensees with respect to such AZ Net Sales during such Calendar Year; provided, however, that no such royalties shall be due under this Section 6.6.1(c) with respect to any AZ Net Sales on which royalties would not be owed by AstraZeneca under Section 6.6.1(a)(1) or 6.6.1(a)(2) were such sales made by AstraZeneca (e.g., after the end of the royalty term set forth in Section 6.6.1(b)). For the avoidance of doubt, no royalty payments shall be due under this Section 6.6.1 with respect to (a) any upfront license fees or milestone payments (other than Sales-Based Milestones) made to AstraZeneca or its Affiliates (which are addressed in Section 6.5.3), or (b) any payments made to AstraZeneca or its Affiliates: (i) under a credit facility; (ii) in consideration of (A) any issuance of equity or debt securities by AstraZeneca or its Affiliates, (B) any supply of Product (including Other Licensed Product) by or on behalf of AstraZeneca or its Affiliates, or (C) any research, development or other activities relating to such Product

(including Other Licensed Product) that AstraZeneca or its Affiliates may perform on behalf of a Sublicensee, provided that such payments do not exceed the fair market value of such securities, supply or activities, as applicable; (iii) in consideration of any grant of rights or licenses (including royalties) other than a sublicense under the licenses granted under Section 8.1 (such consideration to be allocated based on the fair market value only of the rights sublicensed under Section 8.1 (in accordance with Section 8.3.1) to such Sublicensee and the fair market value only of the other rights of AstraZeneca licensed to such Sublicensee); (iv) as reimbursement of actual patent prosecution and maintenance costs and expenses; or (v) in connection with awards or judgments in patent or other intellectual property right enforcement, which shall be allocated between the Parties in accordance with Section 10.2.1(e).

(d) Reduction of Royalty.

(1) No Royalty-Bearing Claim. From and after (A) the date on which a Product (or an Other Licensed Product) is either (1) not covered by a Royalty-Bearing Claim or (2) covered only by a Royalty-Bearing Claim based on a method of use of such Product for an indication for which Commercialization Regulatory Approval is obtained with respect to such Product in a given country, which Royalty-Bearing Claim is not capable of providing market exclusivity with respect to such Product in such country (e.g., such Product is approved or is reasonably likely to be approved in the future, by the Regulatory Authorities in such country for another indication and neither such indication nor the composition of matter of the Candidate Drug included in such Product is covered by a Royalty Bearing Claim) and (B) solely with respect to Products that are not Licensed Derivatives (and are not Other Licensed Products) if later, the last day of the Data Exclusivity Period, if any, for such Product in such country, (i) the royalty rate(s) payable to Targacept by AstraZeneca under Section 6.6.1(a) with respect to such AZ Net Sales of such Product in such country shall be reduced by [********] and (ii) the royalties and other payments paid to Targacept under Section 6.6.1(c) with respect to AZ Net Sales of such Product (other than an Other Licensed Product) by Sublicensees to Third Parties on which royalties or Sales-Based Milestones, if any, are paid to AstraZeneca, for any Calendar Year shall be reduced by [********] (i.e., [********] of any amounts paid to AstraZeneca or its Affiliates by such Sublicensees with respect to such AZ Net Sales during such Calendar Year). For purposes of this Section 6.6.1(d)(1), the royalty rate(s) payable to Targacept with respect to Net Sales of a Product in a given country shall be deemed to be the rate(s) which would apply if Net Sales of such Product in such country subject to each of the royalty rates under Section 6.6.1(a) were proportional to Net Sales of such Product in all countries subject to each of the royalty rates under Section 6.6.1(a).

(2) Royalty Stacking. AstraZeneca shall have the right to reduce the amount of (A) royalties owing to Targacept under Section 6.6.1(a) (as such royalties may be adjusted pursuant to the other provisions of this Section 6.6.1(d) and Section 10.2.4 and 10.2.6) and (B) royalties or other payments owing to Targacept under Section 6.6.1(c) (as such payments may be adjusted pursuant to the other provisions of this Section 6.6.1(d) and Section 10.2.4 and 10.2.6), in each case, for any Product by [********] of the amount of royalties (if any), or other amounts (including license fees and milestones) paid by AstraZeneca or any of its Affiliates (including on behalf of any Sublicensee) or, solely with respect to Other Licensed Products, Sublicensees, to any Third Party in consideration for the license of Patent Rights in any country if, at the time such license was granted such Patent Rights would, or might reasonably be expected to, be infringed by the Exploitation of the Product in the Territory in the Field or, if the Product is being Developed for Schizophrenia, Schizophrenia in the absence of such a license (for clarity, payments by AstraZeneca to such Third Party with respect to AZ Net Sales by AstraZeneca and its Affiliates shall only be applied to reduce the amounts owing to Targacept under Section 6.6.1(a) and payments by AstraZeneca or its Affiliates to such Third Party with respect to AZ Net Sales by AstraZeneca’s or its Affiliates’ Sublicensees shall only be applied to reduce the amounts owed to Targacept under Section 6.6.1(c)); provided, however, that, except as otherwise provided in the next proviso, in no event shall the royalties owed under Section 6.6.1(a) (and not Section 6.6.1(c), which shall not be subject to this [********] limitation) with respect to a Product in a country be reduced solely by operation of this Section 6.6.1(d)(2), together with Section 10.2.4 and 10.2.6, by more than [********] of what would otherwise be owed under 6.6.1(a) (as such royalties may be adjusted pursuant to the other provisions of this Section 6.6.1(d)) with respect to such Product; and provided further that to the extent that the need for any such license arises from or relates to a breach by Targacept of its representations and warranties under this Agreement with respect to a Collaboration Compound, Candidate Drug or Product, and notwithstanding Sections 10.2.4 and 10.2.6 and the preceding proviso, [********] of any such royalties, license fees or milestones with respect to such Collaboration Compound, Candidate Drug or Product may be credited against such royalties under clause (A) or royalties or other payments under clause (B), above, as well as against any milestones under Section 6.5 with respect to such Collaboration Compound, Candidate Drug or Product. For purposes of this Section 6.6.1(d)(2), the amount of royalties owing to Targacept under Section 6.6.1(a) (as such royalties may be adjusted pursuant to the other provisions of this Section 6.6.1(d) and Sections 10.2.4 and 10.2.6) for Net Sales of any Product in a given country shall be deemed to be that amount which would be owed if Net Sales of such Product in such country subject to each of the royalty rates under Section 6.6.1(a) (as such royalty rates may be adjusted pursuant to the other provisions of this Section 6.6.1(d)) were proportional to Net Sales of such Products in all countries subject to each of the royalty rates under Section 6.6.1(a).

(3) Compulsory Licenses. In the event that a court or a governmental agency of competent jurisdiction requires AstraZeneca or an AstraZeneca Affiliate or Sublicensee to grant a compulsory license to a Third Party permitting such Third Party to make and sell a Product in a country in the Territory, then (x) all Net Sales of such Product in such country, or if such country is in Europe, Europe, shall be excluded from the thresholds and ceilings and the royalty calculations set forth in Sections 6.6.1(a) and 6.6.1(c) and (y) the royalties and other payments to be paid by AstraZeneca on such AZ Net Sales and, if applicable, Sales-Based Milestones of such Product in such country under Section 6.6.1(a) or 6.6.1(c), as applicable, or, if such country is in Europe, Europe, shall automatically be the lesser of (A) the positive difference of the royalties and other payments that would have been payable under Sections 6.6.1(a) and 6.6.1(c), as applicable, but for the exclusion of such AZ Net Sales under clause (x) of this Section 6.6.1(d)(3) (as such payments may be adjusted pursuant to the other provisions of this Section 6.6.1(d) and Sections 10.2.4 and 10.2.6) over the royalties and other payments that would be payable under Sections 6.6.1(a) and 6.6.1(c), as applicable, after giving effect to the exclusion of such AZ Net Sales under clause (x) of this Section 6.6.1(d)(3) (as such payments may be adjusted pursuant to the other provisions of this Section 6.6.1(d) and Sections 10.2.4 and 10.2.6) and (B) the product of the royalty rate under such compulsory license times such AZ Net Sales without regard to Section 6.6.1(c), in each case ((x) and (y)) during the time period when such compulsory license is in effect and being exercised.

(4) Non-AZ Sales by Targacept or Licensee. Except as provided in this Section 6.6.1(d)(4), in the event that, at any time during the royalty term for a particular Product or Other Licensed Product is commercially sold in any country in the Territory by (A) Targacept or its Affiliates (other than in the case of a Co-Promoted Product) or (B) a Third Party that has licensed the right to sell such Product or Other Licensed Product from Targacept, including any Sublicensee, (x) the royalty rate(s) payable to Targacept by AstraZeneca under Section 6.6.1(a) (as such royalties may be adjusted pursuant to the other provisions of Section 6.6.1(d) and Sections 10.2.4 and 10.2.6) with respect to all AZ Net Sales of such Product in the Territory shall be reduced by [********] and (y) the royalties and other payments paid to Targacept under Section 6.6.1(c) with respect to AZ Net Sales of such Product (other than Other Licensed Product) by Sublicensees to Third Parties on which royalties or Sales-Based Milestones, if any, are paid to AstraZeneca, for any Calendar Year shall be reduced by [********] (i.e., [********] of any amounts paid to AstraZeneca or its Affiliates by such Sublicensees with respect to such AZ Net Sales during such Calendar Year) (as such royalties and other payments may be adjusted pursuant to the other provisions of Section 6.6.1(d) and Sections 10.2.4 and 10.2.6). For purposes of clarity, this Section 6.6.1(d)(4) shall not apply in the event of sale of Terminated Compounds (including Terminated AZ Compounds), Unexercised Option Compounds or any product to the extent that it contains a Terminated Compound (including a Terminated AZ Compound) or Unexercised Option Compound.

(5) Application of Reductions. Any reductions set forth in this Section 6.6.1(d) (or in Section 10.2.4 or 10.2.6 or any other provision of this Agreement permitting the reduction of royalties) shall be applied to royalties payable to Targacept under Section 6.6.1(a) in the order in which the event triggering such reduction occurs. For purposes of clarity, the reductions set forth in this Section 6.6.1(d) and Sections

10.2.4 and 10.2.6 (except as otherwise expressly provided in Sections 6.6.1(d)(2), 10.2.4 and 10.2.6) are are intended to be [********] reduction may be [********] reduction). Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject to the foregoing sentence.

(e) Payment Dates and Reports. Royalty payments shall be made by AstraZeneca within [********] after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale of a Product by AstraZeneca, its Affiliates or Sublicensees occurs. All payments shall be made by wire transfer in accordance with instructions given in writing from time to time by Targacept. AstraZeneca shall also provide, at the same time each such payment is made, a report showing: (i) the AZ Net Sales of each Product by country in the Territory; (ii) the basis for any deductions from gross amounts billed or invoiced to determine AZ Net Sales; (iii) the applicable royalty rates for such Product; (iv) the exchange rates used in calculating any of the foregoing; (v) a calculation of the amount of royalty due to Targacept; and (vi) payments from Sublicensees on which payments are owed to Targacept under Section 6.6.1(c).

(f) Acknowledgement. The Parties recognize and acknowledge that each of the following, separately and together, has substantial economic benefit to AstraZeneca: (i) Targacept’s expertise concerning the discovery and optimization of compounds that become Collaboration Compounds and Candidate Drugs; (ii) the performance by Targacept of the Research Program and any Additional Research Program; (iii) the disclosure to AstraZeneca of results obtained in the Research Program and any Additional Research Program by Targacept; (iv) the licenses granted to AstraZeneca hereunder with respect to Targacept Technology and Joint Technology that are not within the claims of any Patent Rights Controlled by Targacept; (v) the licenses granted to AstraZeneca under Patent Rights Controlled by Targacept; (vi) the restrictions on Targacept pursuant to Section 8.6.1; and (vii) the exclusivity afforded to AstraZeneca by each of the foregoing. The Parties agree that the royalty rates set forth in Section 6.6.1 reflect an efficient and reasonable blended allocation of the values provided by Targacept to AstraZeneca.

6.6.2 Records; Audit Rights. AstraZeneca shall (and shall use reasonable efforts to ensure that its Affiliates and Sublicensees shall) keep and maintain for [********] from the date of each payment of royalties hereunder (or such longer period as may be required by Applicable Law) records of AZ Net Sales by AstraZeneca, its Affiliates and Sublicensees (as the case may be) of each Product in sufficient detail to allow royalties to be determined accurately. Targacept shall have the right for a period of [********] after receiving any such payment to inspect or audit, or to appoint at its expense an independent certified public accountant reasonably acceptable to AstraZeneca to inspect or audit, the relevant records of AstraZeneca and its Affiliates to verify that the amount of such payment was correctly determined. AstraZeneca and its Affiliates shall each make its records available for inspection or audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Targacept, solely to verify that royalty payments hereunder were correctly determined. Such inspection or audit right shall not be exercised by Targacept more than [********] in any Calendar Year more than [********] with respect to sales of a particular Product in a particular period or more than [********] years after the end of such period. All records made available for inspection or audit shall be deemed to be Confidential Information of AstraZeneca and prior to any such inspection or audit the accountant shall enter into a non-disclosure agreement in a form reasonably acceptable to AstraZeneca. The accounting firm shall disclose to the Parties whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Targacept. The results of each inspection or audit, if any, shall be binding on both Parties absent manifest error. In the event there was an underpayment by AstraZeneca hereunder, AstraZeneca shall promptly (but in any event no later than [********] after AstraZeneca’s receipt of the report so concluding) make payment to Targacept of any shortfall. In the event that there was an overpayment by AstraZeneca hereunder, Targacept shall promptly (but in any event no later than [********] after Targacept’s receipt of the independent accountant’s report so concluding) refund to AstraZeneca the excess amount. Targacept shall bear the full cost of such audit unless such audit discloses an underreporting by AstraZeneca of more than [********] of the aggregate amount of royalties payable in any Calendar Year, in which case AstraZeneca shall reimburse Targacept for all costs incurred by Targacept in connection with such inspection or audit.

6.6.3 Overdue Royalties and Milestones. All royalty payments not made within the time period set forth in Section 6.6.1(e), and all milestone payments not made within the time period specified in Section 6.5.1, shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern United States Edition, on the first day of each Calendar Quarter in which such payments are overdue, plus [********], calculated on the number of days such payment is delinquent, compounded annually or, if less, the maximum interest rate permitted by Applicable Laws. Any such overdue royalty or milestone payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

6.6.4 Withholding Taxes. The royalties, milestones and other amounts payable by AstraZeneca to Targacept pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required to be so reduced by Applicable Laws. Targacept alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Laws to be paid by AstraZeneca) levied on account of, or measured in whole or in part by reference to, any Payments it receives. AstraZeneca shall deduct or withhold from the Payments any taxes that it is required by Applicable Laws to deduct or withhold. Notwithstanding the foregoing, if Targacept is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to AstraZeneca or the appropriate governmental authority (with the assistance of AstraZeneca to the extent reasonably required and expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve AstraZeneca of its obligation to withhold tax, and AstraZeneca shall apply the reduced rate of withholding, or dispense with withholding, as the case may be; provided that AstraZeneca has received evidence, in a form satisfactory to AstraZeneca, of Targacept’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the date that the applicable Payment is due. If, in accordance with the foregoing, AstraZeneca withholds any amount, it shall pay to Targacept the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to Targacept proof of such payment within sixty (60) days following that payment. For purposes of this Agreement, the stated amount of the Payments payable by AstraZeneca shall include any sales tax that Targacept may be required to collect.

6.6.5 Indirect Taxes. Notwithstanding anything contained in Section 6.6.4, this Section 6.6.5 shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, AstraZeneca shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by Targacept in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate.

6.6.6 Foreign Currency Exchange. All royalties shall be payable in full in United States Dollars, regardless of the countries in which sales are made. If, in any Calendar Quarter, AZ Net Sales are made in any currency other than United States Dollars, such AZ Net Sales (including amounts payable to Targacept under Section 6.6.1(c)) shall be converted into United States Dollars in accordance with AstraZeneca’s standard accounting policies approved by its independent auditors for use in its financial statements. All milestone payments shall similarly be payable in United States Dollars, regardless of the country in which the milestone event is achieved.

6.6.7 Financial Obligations Under In-License Agreements. Notwithstanding anything in this Agreement to the contrary, Targacept shall be solely responsible for all payments owed to Third Parties under the In-License Agreements.

7. TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY;

NON-SOLICITATION

7.1 Confidentiality

7.1.1 Confidentiality Obligations. Targacept and AstraZeneca each recognizes that the other Party’s Confidential Information and Proprietary Materials constitute highly valuable assets of such other Party. Targacept and AstraZeneca each agrees that, subject to Section 7.1.2, it will not disclose, and will cause its Affiliates and Sublicensees not to disclose, any Confidential Information or Proprietary Materials of the other Party and it will not use, and will cause its Affiliates and Sublicensees not to use, any Confidential Information or Proprietary Materials of the other Party except as expressly permitted hereunder; provided that such obligations shall apply (a) during the Term and for an additional [********] thereafter, in the case of Confidential Information, and (b) during and after the Term, in the case of Proprietary Materials. Without limiting the generality of the foregoing, each Party shall take such action, and shall cause its Affiliates and Sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information and Proprietary Materials as such Party would customarily take to preserve the confidentiality of its own Confidential Information and Proprietary Materials and shall, in any event, use at least reasonable care to preserve the confidentiality the other Party’s Confidential Information and Proprietary Materials.

7.1.2 Limited Disclosure. Targacept and AstraZeneca each agrees that disclosure of its Confidential Information or any transfer of its Proprietary Materials may be made by the other Party to any employee, consultant or Affiliate of such other Party to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by written obligations as described in Section 7.1.3. In addition, except as otherwise provided in Section 7.5, Targacept and AstraZeneca each agrees that the other Party may disclose its Confidential Information (a) on a need-to-know basis to such other Party’s legal and financial advisors, (b) as reasonably necessary in connection with an actual or potential (i) permitted sublicense of such other Party’s rights hereunder, (ii) debt or equity financing of such other Party or (iii) Change of Control involving such other Party and (c) to any Third Party to enable a Party to exercise its rights and perform its obligations under this Agreement; if, in each case, the Person receiving such Confidential Information or Proprietary Materials of the other Party agrees in writing to maintain the confidentiality of such Confidential Information or Proprietary Materials of the other Party with terms at least as restrictive as those contained in Section 7.1.1. In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information or Proprietary Materials (A) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement; or (B) as required by Applicable Laws; provided that, in the case of any disclosure under this clause (B), the disclosing Party shall (1) provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, and the disclosing Party shall take into consideration in good faith any such comments (or any reasonably requested redactions) in connection with such disclosure and (2) if requested by the other Party, cooperate in all reasonable respects with the other Party’s efforts to obtain confidential treatment or a protective order with respect to any such disclosure, at the other Party’s expense. Notwithstanding anything to the contrary in this Section 7.1.2, if a Party is required to disclose the terms of this Agreement, it shall provide the other Party with reasonable advance notice and shall make such redactions from the disclosed copy of this Agreement, or any summary thereof, as such other Party reasonably requests in a timely manner.

7.1.3 Employees and Consultants. Targacept and AstraZeneca each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who participate in the activities of the Collaboration or have access to Confidential Information or Proprietary Materials of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information or Proprietary Materials in confidence and not to use such information except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates to use, reasonable efforts to enforce such obligations.

7.2 Publicity. The Parties acknowledge that the terms of this Agreement constitute Confidential Information of each Party and may not be disclosed except as permitted by Section 7.1.2. However, notwithstanding anything to the contrary in Section 7.1, the Parties, upon the execution of this Agreement, shall agree to a press release with respect to this Agreement and either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party. After issuance of such press release, except as required by Applicable Laws, neither Party shall issue a press or news release or make any similar public announcement (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are intended to be covered by Section 7.3 and not subject to this Section 7.2) related to [********] without the prior written consent of the other Party; provided that, notwithstanding the foregoing, (a) [********], Targacept shall be expressly permitted to [********] and (b) [********], AstraZeneca shall be expressly permitted to [********].

7.3 Publications and Presentations. The Parties acknowledge that scientific publications and presentations must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder. Each Party agrees that, except as required by Applicable Laws, it shall [********]. Each Party shall provide to the other Party the opportunity to review each of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) that relate to the Research Program [********] at least [********] prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party given within such [********] period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to [********] from the date of such written request to seek appropriate patent protection for any material in such publication or presentation that it reasonably believes may be patentable. Further, AstraZeneca shall [********]. Once an abstract, manuscript or presentation has been reviewed and, in the case of any abstract, manuscript or presentation that relates to the Research Program, approved by a Party [********], the same abstract, manuscript or presentation does not have to be provided again to the other Party for review for a later submission for publication. Each Party also shall have the right to require that any of its Confidential Information that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary standards. All such abstracts, manuscripts and presentations by or on behalf of Targacept shall [********]. Notwithstanding anything in this Section 7.3 to the contrary, Targacept shall [********] publication in connection with the Ongoing Ispronicline Trial; provided that Targacept shall (a) coordinate its activities in connection therewith with AstraZeneca in good faith and (b) permit AstraZeneca to review and comment on any such publication.

7.4 Prohibition on Solicitation. Without the written consent of the other Party, neither Party nor its Affiliates shall, commencing on the Effective Date and ending [********], solicit any employee of the other Party or its Affiliates who participated in the Research Program at any time during the Research Program Term. This provision shall not restrict either Party or its Affiliates from advertising employment opportunities, engaging head-hunters or engaging in any other activity directed towards recruitment, in each case if and to the extent that such advertising or activities do not directly target the other Party or its Affiliates.

7.5 Excluded Data. To the extent any Targacept Technology or AstraZeneca Technology comprises Excluded Data with respect to a compound (regardless of the Party that generated such Excluded Data), such Technology shall [********] unless and until such compound becomes a Terminated AZ Compound or an Unexercised Option Compound or Targacept is otherwise permitted to develop and commercialize such compound or product in the Field or Schizophrenia, as applicable, pursuant to Section 8.6 and, notwithstanding Section 7.1.2 or any other provision of this Agreement, Targacept shall [********].

8. LICENSE GRANTS; EXCLUSIVITY

8.1 Targacept License Grants.

8.1.1 Research Program and Tail Period. Subject to the other terms of this Agreement, Targacept shall, and hereby does, grant to AstraZeneca, with effect on the Effective Date, a co-exclusive (with Targacept and its Affiliates), royalty-free, worldwide license, without the right to grant sublicenses (except to its Affiliates and as reasonably necessary in connection with any engagement by AstraZeneca of a Third Party to conduct work in the Research Program or any Additional Research Program as permitted in Section 4.1), during the Research Program Term and the Tail Period, under Targacept Technology and Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights, solely to conduct the AstraZeneca Research Activities. For purposes of clarity, the co-exclusivity granted by Targacept under this Section 8.1.1 is limited to the sole purpose referenced in the preceding sentence and shall have no effect on Targacept’s ability to Exploit Targacept Technology, Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights for any other purpose, to the extent permitted by Section 8.6 and consistent with the exclusive and co-exclusive grants set forth in this Agreement.

8.1.2 Option Compounds. Subject to the other terms of this Agreement, Targacept shall, and hereby does, grant to AstraZeneca, with effect on the Effective Date, a co-exclusive (with Targacept and its Affiliates), royalty-free, worldwide license, without the right to grant sublicenses, during the Option Term, under Targacept Technology and Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights, solely (a) [********] and (b) to develop, or have developed, any Option Compound in respect of which AstraZeneca has elected to complete the Option Compound Development Plan pursuant to, and to the extent permitted by, Section 5.10.2(b)(5). For purposes of clarity, the co-exclusivity granted by Targacept under this Section 8.1.2 is limited to the sole purpose referenced in the preceding sentence and shall have no effect on Targacept’s ability to Exploit Targacept Technology, Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights for any other purpose, to the extent permitted by Section 8.6 and consistent with the exclusive and co-exclusive grants set forth in this Agreement.

8.1.3 Development and Exploitation. Subject to the other terms of this Agreement, Targacept shall, and hereby does, grant to AstraZeneca, with effect on the Effective Date, an exclusive (even as to Targacept and its Affiliates), royalty-bearing, worldwide license, with the right to grant sublicenses, under Targacept Technology and Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights:

(a) to Exploit (i) Ispronicline and Ispronicline Products (including conducting the Pre-Phase IIb Program), (ii) any Licensed Derivatives with respect to Ispronicline, and (iii) any Additional Compounds with respect to the foregoing;

(b) to Exploit (i) Collaboration Candidates and Active+ Compounds until such time, with respect to each such Collaboration Candidate and Active+ Compound, as it becomes a Terminated Compound, (ii) Collaboration Compounds, Candidate Drugs, and Products (other than Ispronicline or Ispronicline Products (or any Licensed Derivatives with respect thereto), Option Compound Candidate Drugs or Option Compound Products), and (iii) any Additional Compounds with respect to the foregoing; and

(c) to Exploit (i) Option Compound Candidate Drugs and Option Compound Products and (ii) any Additional Compounds with respect to the foregoing;

provided that: (i) AstraZeneca and its Sublicensees shall not have the right under this Section 8.1.3 to Develop, file Drug Approval Applications or obtain or maintain Regulatory Approvals for, promote (which, for clarity, shall not include responses by AstraZeneca’s Medical Resources Department or any equivalent department outside the United States to unsolicited inquiries with respect to any Candidate Drug or Product) or market any Candidate Drugs or Products outside the Field and outside Schizophrenia; (ii) such licenses granted under this Section 8.1.3 shall terminate, with respect to any compound or product, at such time as such compound or product becomes a Terminated Compound; and (iii) such licenses granted under this Section 8.1.3 shall not preclude Targacept from such actions as may be necessary: (A) to conduct the Research Program or any Additional Research Program; (B) to conduct the Ongoing Ispronicline Trial; (C) to conduct Targacept Development Activities under any Product Development Plan; (D) subject to Section 5.10.2(c)(1), to identify, research and develop potential Back-Up Option Compounds (which, for purposes of clarity, are Additional Compounds with respect to the applicable Option Compound Candidate Drugs) with respect to Option Compound Candidate Drugs, in each case ((A) through (D)) in accordance with this Agreement; and (E) otherwise for purposes of performing Targacept’s obligations with respect to AstraZeneca under this Agreement.

8.1.4 Derivatives. Subject to the other terms of this Agreement (including Section 8.6.3), Targacept shall, and hereby does, grant to AstraZeneca, with effect on the Effective Date, a non-exclusive, royalty-free, worldwide license, with the right to grant sublicenses, under Targacept Technology and Targacept Patent Rights and Targacept’s interest in Joint Technology and Joint Patent Rights: (a) to Derive compounds from Collaboration Compounds, Candidate Drugs and Products (other than Terminated Compounds and products to the extent that they contain Terminated Compounds), which shall become effective (i) as of the Effective Date with respect to Ispronicline, Ispronicline Products, Option Compound Candidate Drugs and Option Compound Products and (ii) after the end of the Tail Period or, if there is no Tail Period, the Research Program Term, with respect to all other Candidate Drugs and Products and all Collaboration Compounds; and (b) to Exploit any such Derived compound; provided, however, that in each case ((a) and (b)) AstraZeneca and its Sublicensees shall not have the right, under this Section 8.1.4, to Develop, file Drug Approval Applications or obtain or maintain Regulatory Approvals for, sell, offer for sale or have sold (other than to an Affiliate in an intra-company transfer), promote or market (i) any such Derived compound or any product that contains such Derived compound (for purposes of clarity, any such Derived compound that is a Collaboration Compound, Candidate Drug, Product or any Additional Compound or Additional Product with respect to any of the foregoing shall be covered by Section 8.1.3) or (ii) any Excluded Derivative, in each case ((i) or (ii)) in or outside the Field.

8.1.5 Post-Restricted Derivative Period Technology License. Subject to Section 8.6.3, Targacept shall, and hereby does, grant to AstraZeneca a non-exclusive, royalty-free, worldwide license, with the right to grant sublicenses, under Targacept Technology (but not Targacept Patent Rights) and Targacept’s interest in Joint Technology (but not Joint Patent Rights), to Exploit compounds Derived from (a) Ispronicline, (b) Collaboration Compounds or Candidate Drugs, (c) IND-Ready Option Candidate Drugs and (d) POC Option Candidate Drugs, in each case ((a) through (d)) after the expiration of the applicable Restricted Derivative Period, [********]. Nothing in this Section 8.1.5 shall require Targacept to provide or disclose any Targacept Technology or Joint Technology to AstraZeneca. For purposes of clarity, AstraZeneca shall not have any rights under this Section 8.1.5 to Exploit (i) Ispronicline, (ii) Lead Collaboration Compounds or Related Collaboration Compounds, (iii) IND-Ready Option Candidate Drugs, (iv) POC Option Candidate Drugs, or (v) any Licensed Derivatives with respect to any of the foregoing Derived prior to the end of the applicable Restricted Derivative Period.

8.1.6 Regulatory Filings. Subject to the other terms of this Agreement, each of Targacept and its Affiliates shall, and hereby does, grant to AstraZeneca and its Affiliates:

(a) an exclusive (even as to Targacept and its Affiliates) license and right of reference in the Territory, with the right to grant sublicenses or further rights of reference, under Targacept’s and its Affiliates’ rights, titles and interests in and to the Regulatory Filings for or relating to any Candidate Drug (including Ispronicline) or Product (including any Ispronicline Product), to the extent not otherwise assigned pursuant to Section 8.4, so as to enable AstraZeneca to exercise its rights under the grants set forth in Sections 8.1.1, 8.1.2, 8.1.3 8.1.4 and 8.1.5; provided, however, Targacept expressly reserves for itself such rights as may be necessary to conduct the Ongoing Ispronicline Trial; and

(b) a co-exclusive (with Targacept and its Affiliates) license and right of reference in the Territory, without the right to grant sublicenses or further rights of reference (except to its Affiliates and as reasonably necessary in connection with any engagement by AstraZeneca of a Third Party to conduct work in the Research Program or any Additional Research Program as permitted in Section 4.1), under Targacept’s and its Affiliates’ rights, titles and interests in and to the Regulatory Filings, if any, for or relating to any Option Compounds, so as to enable AstraZeneca (i) [********] and (ii) to develop, or have developed, any Option Compound in respect of which AstraZeneca has elected to complete the Option Compound Development Plan pursuant to, and to the extent permitted by, Section 5.10.2(b)(5).

In each case ((a) and (b)), Targacept shall, as soon as reasonably practicable following AstraZeneca’s written request, provide AstraZeneca with full access to all such Regulatory Filings, all data and other information contained therein, and correspondence relating thereto.

8.1.7 Additional Assurance. Targacept shall not enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber its right, title or interest in or to, the Targacept Patent Rights, Targacept Technology, Targacept’s interest in Joint Patent Rights and Joint Technology, Regulatory Filings, Compounds, Candidate Drugs or Products (including by granting any covenant not to sue with respect thereto) to any Person that is inconsistent with the rights and licenses granted to AstraZeneca under this Agreement. Notwithstanding the foregoing, in no event shall this Section 8.1.7 be deemed to prevent or restrict, or be deemed breached solely as the result of, a Change of Control of Targacept; provided that the terms of this Agreement (including Section 8.6) shall continue to apply to Targacept and Targacept’s acquiror or successor in the Change of Control.

8.2 AstraZeneca Grants.

8.2.1 Research Program. Subject to the other terms of this Agreement, AstraZeneca shall, and hereby does, grant to Targacept a co-exclusive (with AstraZeneca and its Affiliates), royalty-free, worldwide license during the Research Program Term and the Tail Period, without the right to grant sublicenses (except as reasonably necessary in connection with any engagement by Targacept of an Affiliate or Third Party to conduct work in the Research Program or any Additional Research Program as permitted in Section 4.1.1), under AstraZeneca Technology and AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Technology and Joint Patent Rights, solely to conduct the Research Program and any Additional Research Program. For purposes of clarity, the co-exclusivity granted by AstraZeneca under this Section 8.2.1 is limited to the sole purpose referenced in the preceding sentence and shall have no effect on AstraZeneca’s ability to Exploit AstraZeneca Technology, AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Technology and Joint Patent Rights for any other purpose to the extent permitted by Section 8.6.3 and consistent with the co-exclusive grants set forth in this Agreement.

8.2.2 Development Program. Subject to the other terms of this Agreement, AstraZeneca shall, and hereby does, grant to Targacept and its Affiliates a non-exclusive, royalty-free, worldwide license during the Term, without the right to grant sublicenses (except as reasonably necessary in connection with any engagement by Targacept of a Third Party to conduct any Targacept Development Activity as permitted in Section 5.3, under AstraZeneca Technology and AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Technology and Joint Patent Rights solely to conduct Targacept Development Activities under any Product Development Plan.

8.2.3 Terminated Compounds.

(a) License Grant. Subject to the other terms of this Agreement and in particular Sections 8.6.1, 8.6.2 and 11.4.4(a), AstraZeneca shall, and hereby does, grant to Targacept a co-exclusive (with AstraZeneca and its Affiliates), worldwide license, with the right to grant sublicenses (i) under AstraZeneca Patent Rights (excluding the AstraZeneca Other Patent Rights) and AstraZeneca’s interest in Joint Patent Rights in each country (but, with respect to each Terminated Compound (but not a Terminated AZ Compound) or product to the extent that it contains such Terminated Compound [********] (x) [********] such Terminated Compound, in each case as of the date [********], or (y) [********] such Terminated Compound, to the extent such Technology relates to such Terminated Compound and [********] on or prior to the date [********]) [********] (other than a Terminated AZ Compound, which shall be governed by Article 11) [********], and (ii) under AstraZeneca Technology (excluding the AstraZeneca Other Technology) and AstraZeneca’s interest in Joint Technology (but, with respect to each Terminated Compound (but not a Terminated AZ Compound) or product to the extent that it contains such Terminated Compound [********] (x) [********] such Terminated Compound, in each case as of the date [********], or (y) [********] of such Terminated Compound, to the extent such Technology solely relates to such

Terminated Compound and [********] on or prior to the date [********] such Terminated Compound became a Terminated Compound), in each case ((i) and (ii)) to Exploit Terminated Compounds (other than Terminated AZ Compounds, which shall be governed by Article 11) and products that contain such Terminated Compounds, in each case (A) during the Term, [********] and (1) with respect to Option Compounds that become Terminated Compounds pursuant to Section 5.10.2 [********] and (2) with respect to all other Terminated Compounds, [********] (whether or not [********]), and (B) after expiration of the Term pursuant to Section 11.1 or termination of this Agreement in its entirety by AstraZeneca pursuant to Section 11.2.1 or Section 11.2.3, or by Targacept pursuant to Section 11.2.4 or Section 11.2.5(a), [********]; provided, however, that Targacept’s rights under this Section 8.2.3(a) with respect to any Excluded Data Controlled by AstraZeneca or any of its Affiliates or Sublicensees shall be subject to Section 7.5. For purposes of clarity, the co-exclusivity granted by AstraZeneca under this Section 8.2.3(a) is limited to the sole purpose referenced in the preceding sentence and shall have no effect on AstraZeneca’s ability to Exploit AstraZeneca Technology, AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Technology and Joint Patent Rights for any other purpose, to the extent consistent with Section 8.6.3 and the co-exclusivity grants set forth in this Agreement.

(b) Regulatory Filings. Subject to the other terms of this Agreement and in particular Sections 8.6.1, 8.6.2 and 11.4.4(a), AstraZeneca shall, as soon as reasonably practicable following Targacept’s written request, provide Targacept with full access to all Regulatory Filings (including all data and other information contained therein, and correspondence relating thereto) for or relating to each Terminated Compound (other than a Terminated AZ Compound, which filings shall be governed by Article 11) and all information contained therein (but, with respect to each Terminated Compound (but not a Terminated AZ Compound) or product to the extent that it contains such Terminated Compound, [********] as (i) [********] such Terminated Compound, in each case [********] such Terminated Compound became a Terminated Compound, or (ii) [********] such Terminated Compound, to the extent such Technology relates to such Terminated Compound and [********] such Terminated Compound became a Terminated Compound), and AstraZeneca shall, and hereby does, grant to Targacept a co-exclusive (with AstraZeneca and its Affiliates) license and right of reference in the Territory, with the right to grant sublicenses or further rights of reference, under

AstraZeneca’s and its Affiliates’ rights, titles and interests in and to such requested Regulatory Filings, so as to enable Targacept to exercise its rights under the grants set forth in Section 8.2.3(a); provided that Targacept’s rights with respect to Excluded Data included or referenced in such Regulatory Filings shall be subject to Section 7.5.

8.2.4 AstraZeneca Assigned Technology. AstraZeneca shall, and hereby does, assign to Targacept all of AstraZeneca’s and its Affiliates’ rights, titles and interests in and to all AstraZeneca Assigned Technology and all AstraZeneca Assigned Patent Rights that solely cover such AstraZeneca Assigned Technology: (a) with respect to any compounds that (i) are Derived by or on behalf of AstraZeneca from a Collaboration Candidate, Active+ Compound, Collaboration Compound or Candidate Drug (other than Ispronicline or a Licensed Derivative with respect thereto, or an Option Compound Candidate Drug) and (ii) then become Terminated Compounds during the Research Program or Tail Period or as of the end of the Tail Period, when and as such compounds become Terminated Compounds; (b) with respect to any Excluded Derivatives that are Derived by or on behalf of AstraZeneca during the applicable Restricted Derivative Period, on the date each such Excluded Derivative is determined to be an Excluded Derivative; and (c) with respect to any Technology made, developed or conceived by or on behalf of AstraZeneca in [********]. AstraZeneca shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary for, or as Targacept may reasonably request, to carry out more effectively the purpose of this Section 8.2.4.

8.3 Additional Rights.

8.3.1 Right to Sublicense. To the extent either Party is permitted to grant sublicenses under the licenses granted to it under Section 8.1 or 8.2, as applicable, such Party shall have the right to grant such sublicenses through multiple tiers of sublicensees; provided that: (a) any such sublicense is consistent with the terms of this Agreement (including this Article 8); (b) such Party shall provide written notice to the other Party of any such sublicense and provide copies to the other Party of each such sublicense (with confidential and financial information redacted) promptly after the execution thereof; and (c) except as provided in

Sections 6.5.3 and 6.6.1(c) with respect to AstraZeneca, neither Party shall be relieved of its obligations pursuant to this Agreement as a result of such sublicense.

8.3.2 Distributorships. AstraZeneca shall have the right, in its sole discretion, to appoint its Affiliates, and AstraZeneca and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, in any country in the Territory, to distribute, market and sell the Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Products from AstraZeneca or its Affiliates but does not otherwise make any royalty or other payment to AstraZeneca with respect to its intellectual property rights. Where AstraZeneca or its Affiliates appoints such a Person that is not an Affiliate of AstraZeneca, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section 8.3.2 shall mean the right for the Distributor to package Products supplied in unpackaged bulk form into individual ready-for-sale packs. To the extent Targacept has the right under this Agreement to distribute, market and sell a Product (including a Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product) that contains a Terminated Compound or a Partially-Terminated Product in a country, Targacept shall have the right, in its sole discretion, to appoint its Affiliates, and Targacept and its Affiliates shall have the right, in their sole discretion, to appoint Third Parties to distribute, market and sell such products in such country(ies).

8.4 Assignment of Regulatory Documentation. If and to the extent requested by AstraZeneca, and except as otherwise provided on Schedule 8.4, Targacept shall, and hereby does, assign to AstraZeneca all of Targacept’s and its Affiliates’ rights, titles and interests in and to all Regulatory Filings Controlled by Targacept or its Affiliates as of the Effective Date and at any time thereafter during the Term for or relating to any Candidate Drug. Targacept shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary, or as AstraZeneca may reasonably request, to carry out more effectively the purpose of this Section 8.4. If, at any time, AstraZeneca believes that its Development of Ispronicline under the applicable Product Development Plan, including any of the Pre-Phase IIb Program, would be delayed or otherwise impaired as a result of the fact that Targacept has not yet assigned [********] to AstraZeneca, the Parties shall work together in good faith, and in the best interests of the Ispronicline, to permit AstraZeneca to conduct such activities in a timely manner as contemplated by the Product Development Plan.

8.5 No Other Rights. AstraZeneca shall have no rights to use or otherwise Exploit Targacept Technology, Targacept Patent Rights, or Targacept Proprietary Materials, and Targacept shall have no rights to use or otherwise exploit AstraZeneca Technology, AstraZeneca Patent Rights or AstraZeneca Proprietary Materials, in each case, except as expressly set forth in this Agreement.

8.6 Exclusivity.

8.6.1 Targacept Restrictions. Except as permitted pursuant to Section 8.6.2, with effect on the Execution Date, Targacept shall not, and shall cause each of its Affiliates not to, conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize, or grant any license or other rights (including any covenant not to sue) to any Third Party to utilize any Technology or Patent Rights Controlled by Targacept or any of its Affiliates for the purpose of researching, developing, commercializing or otherwise Exploiting, in each case in the Territory:

(a) any Alpha4Beta2 Agonist or any compound or product [********] an Alpha4Beta2 Agonist (including any Terminated Compound other than a Terminated AZ Compound), in the Field or in Schizophrenia, until the date, if any, on which AstraZeneca Initiates a Clinical Trial for any Alpha4Beta2 Agonist that is not a Collaboration Compound, Candidate Drug or Product;

(b) during the Option Term, any Secondary Pharmacology Compound or any Other NNR Compound (including any Terminated Compound other than a Terminated AZ Compound) in the Field or [********] in Schizophrenia;

(c) during the Research Program Term, [********];

(d) during the Research Program Term and the Tail Period, any Collaboration Candidate until, subject to the penultimate paragraph of Section 1.309, the date, if any, on which such Collaboration Candidate becomes a Terminated Compound;

(e) during the Research Program Term and the Tail Period, any Active+ Compound until, subject to the penultimate paragraph of Section 1.309, the date, if any, on which such Active+ Compound becomes a Terminated Compound;

(f) any Collaboration Compound, Candidate Drug or Product or Additional Compound with respect to any of the foregoing (including TC-1827), in the Field or in Schizophrenia;

(g) any Terminated Compound beyond [********];

(h) any compound or product for which a Major Metabolite (i) is a Collaboration Compound or Candidate Drug, (ii) is an Additional Compound with respect to a Collaboration Compound or Candidate Drug or (iii) is [********] (A) a Collaboration Compound, (B) a Candidate Drug or (C) an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)) that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to such compound or product, in each case ((i), (ii) and (iii)) if such Collaboration Compound, Candidate Drug, Additional Compound [********] for such compound or product in the Field or in Schizophrenia; and

(i) any Excluded Zone Compound in the Field or Schizophrenia.

8.6.2 Targacept Permitted Activities. Section 8.6.1 shall not apply:

(a) if and to the extent that Targacept or any of its Affiliates is undertaking research activities, the Targacept Development Activities or the Co-Promotion of Products, in each case if and only to the extent permitted by this Agreement and in accordance with this Agreement and, if applicable, any Co-Promotion Agreement;

(b) to the Exploitation of Unexercised Option Compounds (i) if the Option Indication designated in the applicable Option Notice is a Primary Indication, in or outside of the Field, or (ii) if the Option Indication designated in the applicable Option Notice is Schizophrenia, solely outside the Field from and after the date that they become Unexercised Option Compounds;

(c) to the Exploitation of the Compounds known to Targacept as of the Execution Date as [********], [********] ([********]) and [********] (unless and until, in each case, the Parties agree in writing to designate such Compound as a Collaboration Compound or Candidate Drug), including in each case any salt form, polymorph, crystalline form, Prodrug, metabolite (other than any such metabolite that is an Excluded Zone Compound), hydrate, solvate or formulation thereof, outside the Field and outside Schizophrenia;

(d) to any Secondary Pharmacology Compound or Other NNR Compound in connection with non-clinical research and non-clinical development activities undertaken to enable Targacept to assess whether to designate such Secondary Pharmacology Compound or Other NNR Compound as a Potential Option Compound or an Option Compound, but excluding, for purposes of clarity, any Option Compound Candidate Drug or any Additional Compound with respect thereto (other than Back-Up Option Compounds to the extent permitted under Section 5.10.2(c)(1));

(e) to any Option Compound in connection with the performance of the Option Compound Development Plan (if any) or Targacept Option Compound Development Plan (if any) relating to such Option Compound, but excluding, for purposes of clarity, any Option Compound Candidate Drug or any Additional Compound with respect thereto (other than Back-Up Option Compounds to the extent permitted under Section 5.10.2(c)(1));

(f) subject to Sections 11.3 and 11.5, to the Exploitation of any Partially-Terminated Product, including any salt form, polymorph, crystalline form, hydrate, Prodrug, metabolite (other than any such metabolite that is an Excluded Zone Compound), solvate or formulation thereof, outside of the applicable Partially-Terminated Product Territory;

(g) subject to Section 11.3 and 11.5, to the Exploitation of any Terminated AZ Compound in the Territory;

(h) after the first anniversary of the end of the Research Program Tail Period, [********] any Alpha4Beta2 Agonist or any compound or product for which a Major Metabolite is an Alpha4Beta2 Agonist (other than (x) (i) Collaboration Compounds, (ii) Candidate Drugs, (iii) Products or (iv) Additional Compounds with respect to any of the foregoing (including TC-1827), (y) any Excluded Zone Compound or (z) any compound or product that is subject to Section 8.6.1(h)) in the Field or in Schizophrenia; provided that, [********]; or

(i) after the Term.

8.6.3 AstraZeneca. With effect on the date first above written, AstraZeneca shall not, and shall cause each of its Affiliates not to, from the Effective Date until the first anniversary of the end of the Research Program Tail Period, conduct any activity, either on their own, or with, for the benefit of, or sponsored by any Third Party, that is designed to research, develop or commercialize, or grant any license or other rights to any Third Party to utilize any Technology or Patent Rights Controlled by AstraZeneca or any of its Affiliates for the purpose of developing or commercializing any compound or product that is optimized to be, or that AstraZeneca Knows to be, an Alpha4Beta2 Agonist in the Field or in Schizophrenia or conducting any research or other Exploitation in support of such activities, except to the extent AstraZeneca or any of its Affiliates is undertaking any activities (a) pursuant to the Research Plan, any Annual Research Plan, any Additional Research Plan or the Pre-Phase IIb Plan, or (b) in connection with the Exploitation of any Option Compound, Collaboration Candidate, Active+ Compound, Collaboration Compound, Candidate Drug or Product or any compounds or products Derived from any of the foregoing (including the making and Exploiting of Derivatives with respect to any of the foregoing to determine whether they are Collaboration Candidates during the Research Program Term and Tail Period, and thereafter, to determine whether they are Licensed Derivatives), in each case to the extent permitted by, and in accordance with, this Agreement.

8.7 Notice of Release of Targacept Exclusivity Obligations. If AstraZeneca Initiates a Clinical Trial for (a) any Alpha4Beta2 Agonist other than a Collaboration Compound, Candidate Drug or Product or (b) any Other NNR Compound that is not an Option Compound Candidate Drug or Option Compound Product (other than with respect to an Option Compound that is the subject of an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), in each case in the Field or in Schizophrenia, AstraZeneca shall promptly (but in no event later than thirty (30) days following such Initiation)

provide written notice to Targacept thereof; provided that AstraZeneca shall have such obligation (x) with respect to Alpha4Beta2 Agonist, only for the first such Alpha4Beta2 Agonist and (y) with respect to Other NNR Compounds, only if it has not previously provided a notice under this Section 8.7 for an Alpha4Beta2 Agonist, and then only for the first such Other NNR Compound for which it Initiates a Clinical Trial.

8.8 [********] Program. Targacept agrees that it shall not consent to the use of Ispronicline in any Clinical Trial or other study conducted under the [********] Program without the prior written consent of AstraZeneca.

8.9 [********].

8.9.1 [********].

(a) If at any time Targacept or any of its Affiliates wishes to conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize, or to grant any license or other rights (including any covenant not to sue) to any Third Party to utilize any Technology or Patent Rights Controlled by Targacept or any of its Affiliates for the purpose of researching, developing, commercializing or otherwise Exploiting any (x) Collaboration Compound, Candidate Drug or Product or Additional Compound with respect to any of the foregoing (including TC-1827), (y) compound or product [********] (i) is a Collaboration Compound or Candidate Drug, (ii) is an Additional Compound with respect to a Collaboration Compound or Candidate Drug or (iii) is [********] (A) a Collaboration Compound, (B) a Candidate Drug or (C) an Additional Compound with respect to a Collaboration Compound or a Candidate Drug, in each case ((A), (B) and (C)) that satisfies Section 1.9(a)(iii), 1.9(b)(iii), 1.9(c)(iii) or 1.9(d)(iii), whichever is applicable to such compound or product, in each case ((i), (ii) and (iii)) if such Collaboration Compound, Candidate Drug, Additional Compound [********] for such compound or product or (z) any Excluded Zone Compound (collectively ((x), (y) and (z)), the “AZ Compounds”) [********], Targacept shall provide AstraZeneca with [********] advance written notice, which notice shall identify the affected AZ Compounds [********], describe the reasons for Targacept’s interest in conducting such activity or granting such license or other rights and include [********]. Thereafter, Targacept shall provide AstraZeneca with such other information as AstraZeneca may reasonably request.

(b) AstraZeneca shall have the right, on written notice to Targacept within [********] after receipt of a notice from Targacept with respect to an AZ Compound(s) for an indication(s) pursuant to Section 8.9.1(a), to [********]. For purposes of clarity and notwithstanding anything herein to the contrary, (i) Targacept shall have no rights under this Section 8.9.1 with respect to [********], (ii) [********], and (iii) unless AstraZeneca expressly agrees otherwise in writing, (A) AstraZeneca shall [********] and (B) Targacept shall [********].

(c) If, with respect to [********] AstraZeneca [********], then Targacept shall have the right to independently develop and commercialize such AZ Compound [********], but, unless the Parties otherwise agree in writing and notwithstanding anything in this Agreement to the contrary, not under any Regulatory Approval that is in the name of AstraZeneca or any of its Affiliates, Sublicensees or Distributors.

(d) In consideration for AstraZeneca’s obligation to fund the Research Program and any Additional Research Programs and to Develop and Commercialize Candidate Drugs and Products, including AZ Compounds, under this Agreement, which activities will expand the understanding of the role that NNRs and the Exclusivity Mechanism generally, and the AZ Compounds specifically, play in human health both in and outside the Field, and in consideration for Targacept’s rights under this Agreement, including with respect to the Targacept Technology and the Targacept Patent Rights, Targacept shall pay to AstraZeneca a royalty on Targacept Net Sales of any such AZ Compound or any product that contains such AZ Compound at the same rate and on the same terms as AstraZeneca would pay Targacept royalties on such Net Sales under Section 6.6.1(a) were they AZ Net Sales without regard to Section 6.6.1(d)(4), and the other provisions of Sections 6.6 and the other relevant provisions of this Agreement shall apply to such royalty obligations mutatis mutandis, except that all AstraZeneca Patent Rights shall be royalty bearing and the First Commercial Sale of such AZ Compound or Product shall be the First Commercial Sale by Targacept or its Affiliates or Sublicensees, for purposes of Section 6.6.1(b), Section 6.6.1(d) and the other relevant provisions of this Agreement.

(e) Targacept shall not, and shall cause each of its Affiliates not to, conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize, or grant any license or other rights (including any covenant not to sue) to any Third Party to utilize any Technology or Patent Rights Controlled by Targacept or any of its Affiliates for the purpose of researching, developing, commercializing or otherwise Exploiting, an AZ Compound [********] with respect to such AZ Compound as provided herein.

Notwithstanding anything in this Section 8.9.1 to the contrary, Exploitation permitted pursuant to Section 8.6.2(c) or 8.6.2(g) shall not trigger application of this Section 8.9.1.

8.9.2 Potential Expansion. In the event that: (a) (i) [********] of any Collaboration Compound, Candidate Drug or Product, or any Licensed Derivative with respect thereto, [********], or (ii) [********] any Collaboration Compound, Candidate Drug or Product, or any Licensed Derivative with respect thereto, [********]; and (b) [********], AstraZeneca gives notice to Targacept that [********], Targacept shall engage in good faith discussions with AstraZeneca with respect to [********]; provided that, for purposes of clarity, (A) Targacept’s obligation under this Section 8.9.2 shall be to engage in good faith discussions with AstraZeneca, and Targacept shall have no duty or obligation, fiduciary or otherwise, to [********], (B) Section 8.9.1 shall not apply to [********] pursuant to this Section 8.9.2, (C) neither Party shall be deemed in breach hereunder of any activity in respect of [********], to the extent such activities were permitted under this Agreement [********], and (D) unless the Parties otherwise agree in writing, no right granted or assigned under this Agreement [********] shall be revoked, reduced or limited as the result of [********].

9. INTELLECTUAL PROPERTY RIGHTS

9.1 Ownership of Intellectual Property Rights

9.1.1 Targacept Intellectual Property Rights. Subject to Section 9.1.3 and Section 9.1.4 and the license grants and assignment to AstraZeneca under Article 8, as between the Parties, Targacept shall own and retain all right, title and interest in and to any and all: (a) Technology conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Laws in the United States, by or on behalf of Targacept or its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees (other than AstraZeneca or its Affiliates or Sublicensees); and (b) Patent Rights and other intellectual property rights that are Controlled by Targacept and its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees (other than AstraZeneca or its Affiliates or Sublicensees).

9.1.2 AstraZeneca Intellectual Property Rights. Subject to Section 9.1.3 and the license grants and assignments to Targacept under Article 8, as between the Parties, AstraZeneca shall own and retain all right, title and interest in and to any and all: (a) Technology conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Laws in the United States, by or on behalf of AstraZeneca or its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees (other than Targacept or its Affiliates or Sublicensees); (b) Patent Rights and other intellectual property rights that are Controlled by AstraZeneca, its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees (other than Targacept or its Affiliates or Sublicensees); and (c) unless otherwise agreed by the Parties, Regulatory Filings made on or after the Effective Date and such Regulatory Filings made prior to the Effective Date as may be assigned to AstraZeneca pursuant to Section 8.4.

9.1.3 Joint Technology Rights. Subject to the license grants and assignments under Article 8 and except as provided in Section 9.1.4, the Parties shall each own an equal, undivided interest in (a) any and all Technology conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Laws in the United States, by or on behalf of a Party (or its Affiliates), jointly by or on behalf of Targacept (or its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees), on the one hand, and AstraZeneca (or its Affiliates or, to the extent permitted by their agreements therewith, their respective licensees and Sublicensees) on the other hand, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable (the “Joint Technology”), and (b) Patent Rights that contain one or more claims that cover Joint Technology (the “Joint Patent Rights”).

Each Party shall have the right to Exploit, subject to limitations as to Targacept’s use of any Excluded Data, and to grant licenses to Third Parties to Exploit, Joint Patent Rights and Joint Technology not exclusively licensed to a Party hereunder outside the scope of this Agreement without the consent of, or accounting to, the other Party, to the extent, with respect to either Party, such Exploitation would not be prohibited hereunder if such Joint Technology were solely such Party’s own Technology. Each Party shall promptly disclose to the other Party in writing, and cause its Affiliates to so disclose, the development, making, conception or reduction to practice of any Joint Patent Rights or Joint Technology, and shall, and outside the United States does hereby, assign, and cause its Affiliates to so assign (or, if such assignment is not possible, grant, and cause its Affiliates to so grant, a fully-paid exclusive license in) to the other Party, without additional compensation, such right, title and interest in and to any Joint Patent Rights and Joint Technology as is necessary to fully effect the joint ownership provided for in the first sentence of this Section; provided, however, that AstraZeneca shall have no obligation to assign any right, title or interest in or to any Excluded Data under this Section 9.1.3.

9.1.4 Product Trademarks. AstraZeneca shall have the sole right to select the Product Trademarks for the marketing and sale of Products in the Territory. AstraZeneca shall own such Product Trademarks and all rights and goodwill with respect thereto. Targacept shall not, and shall not permit its Affiliates to, use any Trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes the Product Trademarks.

9.2 Patent Coordinators. Targacept and AstraZeneca shall each appoint a patent coordinator reasonably acceptable to the other Party (each, a “Patent Coordinator”) to serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party. The initial Patent Coordinators shall be:

For Targacept:     [********]

For AstraZeneca: [********]

9.3 Inventorship. In case of a dispute between Targacept and AstraZeneca over inventorship and, as a result, whether any particular Technology is Targacept Technology, AstraZeneca Technology or Joint Technology, such dispute shall be resolved by patent counsel reasonably acceptable to the Parties who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5) years prior to such dispute, performing services for either of the Parties. Expenses of such patent counsel shall be shared equally by the Parties.

9.4 Employees and Agents.

9.4.1 Each Party shall obtain from each of its Affiliates, sublicensees, employees and agents, and from the employees and agents of its Affiliates, who are engaged in research or Development activities conducted pursuant to this Agreement or who otherwise have access to the other Party’s Confidential Information or Technology, such undertakings and agreements as are necessary to ensure that each Party shall, by virtue of this Agreement, receive from the other, without payments beyond those required by Article 6 and Section 11.4, the licenses and other rights granted to the other Party hereunder.

9.4.2 Neither Party will use in any capacity, in connection with the performance of the activities contemplated by this Agreement, any Person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or who is the subject of a conviction described in such section. Each Party agrees to inform the other in writing immediately if it or any Person who is performing services hereunder on its behalf is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party’s Knowledge, is threatened, relating to the debarment or conviction of such Party or any Person performing services hereunder.

9.5 In-Licenses. During the Term, Targacept shall not encumber or diminish the rights granted to AstraZeneca hereunder with respect to the Targacept Patent Rights or the Targacept Technology, including by not (a) knowingly committing any acts or knowingly permitting the occurrence of any omissions that would cause the material breach or termination of any In-License Agreement, or (b) amending or otherwise modifying or permitting to be amended or modified, any In-License Agreement. Targacept shall promptly provide AstraZeneca with notice of any alleged, threatened or actual breach of any In-License Agreement.

10. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

10.1 Patent Filing, Prosecution and Maintenance.

10.1.1 Targacept Patent Rights. Subject to Section 10.1.5, Targacept, acting through patent counsel or agents reasonably acceptable to AstraZeneca, shall, at its sole expense (except as otherwise provided in this Section 10.1.1), diligently prepare, file, prosecute (including any interferences, reissue proceedings and re-examinations) and maintain, in the best interests of the Collaboration, all Targacept Patent Rights (other than Targacept Excluded Patent Rights) in each case in the United States and all other countries set forth on Schedule 10.1.1; provided that:

(a) with respect to Ispronicline from and after the Commencement Date (or, if there is no Commencement Date, but neither Party terminates this Agreement in accordance with Section 11.2.1 and Targacept makes the election pursuant to Section 3.3.2(b)(A), from and after the first date on which neither Party has the right to terminate this Agreement pursuant to Section 11.2.1), (i) AstraZeneca shall have the right, in its sole discretion to assume control of, and responsibility for, the diligent preparation, filing and prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) and maintenance, in the best interest of the Collaboration, of all Targacept Product Patent Rights covering Ispronicline (or any Ispronicline Product), any Licensed Derivative with respect thereto or any Additional Compound (or Additional Product) with respect to any of the foregoing; (ii) AstraZeneca shall be responsible for, (A) if AstraZeneca controls the filing and prosecution of such a Targacept Patent Right (or if AstraZeneca does not control the filing and prosecution of such a Targacept Patent Right, but such Targacept Patent Right covers only one or more Other Licensed Compounds), one hundred percent (100%) and (B) if AstraZeneca does not control the filing and prosecution of a Targacept Patent Right, [********], in each case ((A) and (B)), of the reasonable and verifiable out-of-pocket costs incurred by Targacept in the preparation, filing, prosecution and maintenance of such Targacept Patent Rights (or by AstraZeneca with respect to any such activities conducted on behalf of, or otherwise at the request of, Targacept); provided that, solely in the case of clause (B), such Targacept Patent Rights contain one or more Valid Claims that cover Ispronicline (or any Ispronicline Product), any Licensed Derivative (or any

Product that contains such a Licensed Derivative) with respect thereto or any Additional Compound (or Additional Product) with respect to any of the foregoing, in each case (1) as a composition of matter, (2) a method of its use in the Field or in Schizophrenia or (3) if such Targacept Patent Right would, or is reasonably expected to, provide future exclusivity, as a pharmaceutical preparation or a method of its manufacture; and (iii) AstraZeneca shall have no obligation to reimburse Targacept for any costs incurred by Targacept in the preparation, filing, prosecution and maintenance of any such Targacept Patent Rights prior to the Commencement Date (or such later date, as applicable);

(b) with respect to each Option Compound Candidate Drug from and after the date of AstraZeneca’s exercise of an IND-Ready Option or a POC Option, as applicable, with respect thereto, (i) AstraZeneca shall have the right, in its sole discretion to assume control of, and responsibility for, the diligent preparation, filing and prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) and maintenance, in the best interest of the Collaboration, of all Targacept Product Patent Rights covering such Option Compound Candidate Drug (or Option Compound Product that contains such Option Compound Candidate Drug) or any Additional Compound (or Additional Product) with respect thereto; (ii) from and after the date of AstraZeneca’s exercise of an IND-Ready Option or a POC Option, as applicable, AstraZeneca shall be responsible for (A) if AstraZeneca controls the filing and prosecution of such a Targacept Patent Right (or if AstraZeneca does not control the filing and prosecution of such a Targacept Patent Right, but such Targacept Patent Right covers only one or more Other Licensed Compounds), one-hundred percent (100%) and (B) if AstraZeneca does not control the filing and prosecution of a Targacept Patent Right, [********], in each case ((A) and (B)), of the reasonable and verifiable out-of-pocket costs incurred by Targacept in the preparation, filing, prosecution and maintenance of such Targacept Patent Right (or by AstraZeneca with respect to any such activities conducted on behalf of, or otherwise at the request of, Targacept); provided that, solely in the case of clause (B), such Targacept Patent Rights contain one or more Valid Claims that cover such Option Compound Candidate Drug (or any Option Compound Product that contains such Option Compound Candidate Drug), any Licensed Derivative of such Option Compound Candidate Drug (or any Product that contains such a Licensed Derivative as an active ingredient) or any Additional Compound (or Additional Product) with respect to any of the foregoing, in each case (1) as a composition of matter, (2) a method of its use in the Field or in Schizophrenia or (3) if such Targacept Patent Right would, or is reasonably expected to, provide future exclusivity, as a pharmaceutical preparation or a method of its manufacture; and (iii) AstraZeneca shall have no obligation to reimburse Targacept for any costs incurred by Targacept in the preparation, filing, prosecution and maintenance of any such Targacept Patent Rights prior to the date of AstraZeneca’s exercise of an IND-Ready Option or a POC Option, as applicable;

(c) with respect to each Active+ Compound and Collaboration Compound, (i) from and after the designation of a Compound as an Active+ Compound (unless and until such Compound becomes a Terminated Compound), AstraZeneca shall be responsible for [********] of the reasonable and verifiable out-of-pocket costs incurred by Targacept in the preparation, filing, prosecution and maintenance, in the best interest of the Collaboration, of Targacept Patent Rights that contain one or more Valid Claims that cover such Active+ Compound as a composition of matter, a pharmaceutical preparation, a method of its manufacture or a method of its use in the Field or in Schizophrenia; and (ii) from and after the designation of an Active+ Compound as a Collaboration Compound (unless and until such Compound becomes a Terminated Compound), (A) AstraZeneca shall have the right, in its sole discretion to assume control of, and responsibility for, the diligent preparation, filing and prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) and maintenance, in the best interest of the Collaboration, of all Targacept Product Patent Rights covering such Collaboration Compound or any Additional Compound (or Additional Product) with respect thereto; (B) AstraZeneca shall be responsible for, (1) if AstraZeneca controls the filing and prosecution of such a Targacept Patent Right (or if such a Targacept Patent Right relates to only one or more Other Licensed Compounds), one-hundred percent (100%) and (2) if AstraZeneca does not control the filing and prosecution of a Targacept Patent Right, [********], in each case ((1) and (2)), of the reasonable and verifiable out-of-pocket costs incurred by the Parties in the preparation, filing, prosecution and maintenance of such Targacept Patent Right; provided that, solely in the case of clause (2), such Targacept Patent Rights contain one or more Valid Claims that cover such Collaboration Compound (or any Product that contains such Collaboration Compound), any Licensed Derivative (or any Product that contains such a Licensed Derivative) with respect thereto or any Additional Compound (or Additional Product) with respect to any of the foregoing, in each case (1) as a composition of matter, (2) a method of its use in the Field or in Schizophrenia or (3) if such Targacept Patent Right would, or is reasonably expected to, provide future exclusivity, as a pharmaceutical preparation or a method of its manufacture; and (C) AstraZeneca shall reimburse Targacept for all reasonable and verifiable out-of-pocket costs incurred by Targacept in the preparation, filing, prosecution and maintenance of such Targacept Patent Rights prior to the date such Collaboration Compound was designated as an Active+ Compound;

(d) with respect to pending applications for Targacept Patent Rights (other than Targacept Product Patent Rights) that have not yet issued and that contain claims that cover compounds or products other than Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products) or Additional Compounds (or Additional Products) with respect to any of the foregoing, whenever reasonably possible without materially weakening or reducing the scope or coverage of the Targacept Patent Rights, Targacept shall take such actions as are necessary to generate Targacept Product Patent Rights from such Targacept Patent Rights, including by filing divisionals, continuations and continuations-in-part, so as to separate the claims that cover such other compounds or products into separate patent applications; provided that, with respect to any Targacept Patent Rights that have issued and contain claims that cover compounds or products other than Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products), or Additional Compounds (or Additional Products) with respect to any of the foregoing, (i) Targacept shall (A) give priority to such Collaboration Compounds, Candidate Drugs, Products, Additional Compounds or Additional Products over such other compounds or products with respect to any patent term extensions, restorations or the like that may be available now or in the future and (B) not give priority to such other compounds or products over such Collaboration Compounds, Candidate Drugs, Products, Additional Compounds or Additional Products where Targacept knows or reasonably believes that such priority has or would have a material adverse effect on the Exploitation hereunder of such Collaboration Compounds, Candidate Drugs, Products, Additional Compounds or Additional Products, and (ii) Targacept shall not enter into any agreement that is inconsistent with this Section 10.1.1(d); and

(e) in no event shall AstraZeneca have the right to control the preparation, filing, prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) or maintenance of any Targacept Patent Rights that claim only, or be responsible for any costs incurred by the Parties in the preparation, filing, prosecution or maintenance of any Targacept Patent Rights with respect to, a Terminated Compound from and after the date that it becomes a Terminated Compound, and AstraZeneca shall, and shall cause its Affiliates to, reasonably cooperate with Targacept to transfer responsibility with respect to such Targacept Patent Rights to Targacept, including by promptly (and in any event so as to provide Targacept a reasonable amount of time to meet any deadline by which an action must be taken to establish or preserve any such rights in such Targacept Patent Rights) delivering to Targacept copies of all necessary files with respect to which responsibility has been transferred and taking all actions and executing all documents reasonably necessary for Targacept to assume such responsibility, including any powers of attorney required by applicable patent offices.

Notwithstanding the foregoing, AstraZeneca may decline to pay such costs incurred by Targacept in the preparation, filing, prosecution and maintenance of Targacept Patent Rights in any country in the Territory, in which case Targacept may elect to exclude such Targacept Patent Rights from the licenses granted to AstraZeneca under Sections 8.1.1 through 8.1.5 in such country. At a Party’s request, the other Party shall cooperate with the requesting Party in all reasonable respects in connection with such preparation, filing, prosecution and maintenance of Targacept Patent Rights.

Notwithstanding anything in this Article 10 to the contrary, (i) Targacept shall not have any obligation to synthesize any compound or otherwise take any action to determine whether a compound is an Additional Compound or Licensed Derivative for purposes of determining its obligations under this Article 10, or (ii) all obligations under this Article 10 with respect to Targacept Patent Rights that relate to Additional Compounds or Licensed Derivatives shall be operative only with respect to those Additional Compounds or Licensed Derivatives that Targacept Knows are Additional Compounds or Licensed Derivatives and only, in each such case, from and after the date on which Targacept Knows.

10.1.2 AstraZeneca Patent Rights. Subject to Section 10.1.5, AstraZeneca, at its sole expense and acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) and maintenance of all AstraZeneca Patent Rights in its sole discretion. At AstraZeneca’s request, Targacept shall cooperate with and assist AstraZeneca in all reasonable respects, at AstraZeneca’s expense, in connection with such preparation, filing, prosecution and maintenance of AstraZeneca Patent Rights.

10.1.3 Joint Patent Rights.

(a) Unless the Parties otherwise agree, and subject to Section 10.1.3(b) and 10.1.5, AstraZeneca shall have the first right, but not the obligation, acting through patent counsel or agents of its choice, to prepare, file, prosecute (including interferences, re-examinations, reissues, revocations, observations or oppositions) and maintain all Joint Patent Rights (other than Joint Terminated Compound Patent Rights) in its sole discretion. AstraZeneca and Targacept shall, and shall cause their respective Affiliates, as applicable, to assist and cooperate with one another in, and share equally the expense of, filing, prosecuting and maintaining such Joint Patent Rights; provided that either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Joint Patent Rights in a particular country or particular countries, in which case the declining Party shall, and shall cause its Affiliates to, assign (or, if such assignment is not possible, grant a fully-paid exclusive license in) to the other Party all or their rights, titles and interests in and to any such Joint Patent Rights in the applicable country or countries, whereupon such Joint Patent Rights shall become AstraZeneca Patent Rights or Targacept Patent Rights in such country or countries, as the case may be.

(b) Where AstraZeneca exercises its first right pursuant to Section 10.1.3(a), AstraZeneca shall, whenever reasonably possible without materially weakening or reducing the scope or coverage of the Joint Patent Rights (other than Joint Terminated Compound Patent Rights), take such actions as are necessary to generate Joint Terminated Compound Patent Rights from such Joint Patent Rights, including by filing divisionals, continuations and continuations-in-part, so as to separate the claims that cover (i) one or more Terminated Compounds or the Exploitation thereof from (ii) one or more other compounds or products or the Exploitation thereof; provided that whenever it is not reasonably possible to generate Joint Terminated Compound Patent Rights without materially weakening or reducing the scope or coverage of the Joint Patent Rights, (A) AstraZeneca shall, in preparing, filing, prosecuting and maintaining such Joint Patent Rights, give good faith consideration to the effect of any particular action or inaction on the scope or coverage of such Joint Patent Rights as applied to compounds or products other than Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products) or Additional Compounds (or Additional Products) with respect to any of the foregoing, or the Exploitation thereof, and, in consultation with Targacept, use reasonable efforts to minimize any weakening effect on or reduction to the scope or coverage thereof; provided, however, that AstraZeneca shall have the right to [********] Collaboration Compounds, Candidate Drugs, Products, Additional Compounds or Additional Products [********]; and (B) AstraZeneca shall not enter into any agreement that is inconsistent with this Section 10.1.3(b).

(c) Subject to Section 10.1.5, Targacept shall have the first right, but not the obligation, acting through patent counsel or agents of its choice, at its sole expense, to prepare, file, prosecute (including any interferences, reissue proceedings and re-examinations) and maintain, in the best interests of the Collaboration, all Joint Terminated Compound Patent Rights in its sole discretion. AstraZeneca shall, and shall cause its Affiliates to, reasonably cooperate with Targacept, at Targacept’s expense, to file, prosecute and maintain such Joint Terminated Compound Patent Rights; provided that Targacept may decline to file, prosecute or maintain any Joint Terminated Compound Patent Rights in a particular country or particular countries, in which case Targacept shall, and shall cause its Affiliates to, assign (or, if such assignment is not possible, grant a fully-paid exclusive license in) to AstraZeneca all or their rights, titles and interests in and to any such Joint Terminated Compound Patent Rights in the applicable country or countries, whereupon such Joint Terminated Compound Patent Rights shall become AstraZeneca Patent Rights in such country or countries, as the case may be.

10.1.4 Information and Cooperation. Except with respect to Targacept Excluded Patent Rights, AstraZeneca Excluded Patent Rights and AstraZeneca Other Patent Rights (other than those specific AstraZeneca Other Patent Rights that cover a Terminated AZ Compound and for which Targacept provides AstraZeneca with written notice that Targacept expressly wishes to include within the scope of this Section 10.1.4, from and after the later of the date that such Terminated AZ Compound became a Terminated AZ Compound and the date that AstraZeneca receives such written notice), in connection with the activities set forth in Sections 10.1.1, 10.1.2, 10.1.3 and 10.1.5: (a) each Party shall consult with the other as to the strategy and prosecution of applications for Patent Rights and the maintenance or extension of the Targacept Patent Rights, the AstraZeneca Patent Rights and the Joint Patent Rights (provided that, if, in such consultation, AstraZeneca reasonably believes that an action Targacept proposes to take in connection with the prosecution of a Targacept Patent Right that is not a Targacept Product Patent Right would materially weaken or reduce the scope or coverage of such Targacept Patent Right as applied to Collaboration Compounds, Candidate Drugs or Products (including Option Compound Candidate Drugs and Option Compound Products), or Additional Compounds (or Additional Products) with respect to any of the foregoing, or the Exploitation thereof, [********]); (b) each filing Party shall regularly provide the other Party with copies of all patent applications filed hereunder and other material submissions and correspondence with the patent offices in sufficient time to allow for review and comment by the other Party, and in any event at least [********] in advance of the due date of any payment or other administrative action that is required to obtain or maintain a Patent Right; (c) such filing Party shall provide the other Party and its patent counsel with an opportunity to consult with the filing Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response; and (d) such filing Party shall notify the other Party as early as reasonably practicable, and in any event at least [********] in advance of all meetings and material communications with any patent authorities concerning the Targacept Patent Rights, the AstraZeneca Patent Rights or Joint Patent Rights and shall permit the other Party to participate in such meetings, and the advice and suggestions of the other Party and its patent counsel shall be taken into consideration in good faith by such Party and its patent counsel in connection with such filing. Each Party shall also provide the other Party, upon its request, with copies of any patentability search reports generated by its patent counsel with respect to the Research Program Technology or Development Program Technology, including relevant Third Party patents and patent applications located; provided that neither Party shall be required to provide privileged information with respect to such intellectual property status unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. The Parties shall consult in good faith and cooperate in gaining patent term extension(s), restoration(s) or the like that may be available now or in the future to the Targacept Patent Rights (other than the Targacept Excluded Patent Rights), AstraZeneca Patent Rights (other than the AstraZeneca Excluded Patent Rights and, except as provided above, the AstraZeneca Other Patent Rights) or Joint Patent Rights in any part of the Territory (including under a supplementary protection certificate in European countries) so as to provide the longest period of patent protection in each country in the Territory.

10.1.5 Abandonment; Failure to Pursue.

(a) If the responsible Party under Section 10.1.1 decides not to (i) file a Patent Right with respect to any Targacept Technology (or Joint Technology that is Known by the Parties to relate solely to Terminated Compounds) or pursue the filing, prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) or maintenance of any of the Targacept Patent Rights (other than Targacept Excluded Patent Rights) in any country listed on Schedule 10.1.1, or (ii) take any other action with respect to any of the Targacept Patent Rights (other than Targacept Excluded Patent Rights) or the Joint Terminated Compound Patent Rights in any country in the Territory that is necessary or useful to establish or preserve rights thereto (including by seeking any patent term extension, restoration or the like that may be available now or in the future), then in each such case such Party shall inform the other Party of such decision in writing promptly and, in any event, so as to provide such other Party a reasonable amount of time to meet any deadline by which an action must be taken to establish or preserve any such rights in such Targacept Patent Rights or Joint Terminated Compound Patent Rights in such country. Such other Party shall have the right but not the obligation to pursue the filing or registration, or to support the continued prosecution or maintenance of such Targacept Patent Rights or, subject to Section 10.1.3, such Joint Terminated Compound Patent Rights, as applicable, in such country and to pay any required fees to maintain such Targacept Patent Rights or, subject to Section 10.1.3, such Joint Terminated Compound Patent Rights, as applicable, in such country or defending such Targacept Patent Rights, in each case with costs to be allocated as set forth in Section 10.1.1(a)(ii)(B), 10.1.1(b)(ii)(B), 10.1.1(c)(ii)(B) or 10.1.3(c), as applicable, and through patent counsel or agents of its choice. If such other Party elects to pursue such filing or registration, as the case may be, or continue such support, then such other Party shall notify such first Party of such election and such first Party shall, and shall cause its Affiliates to, reasonably cooperate with such other Party in this regard (including by promptly delivering to such other Party copies of all necessary files related to the Targacept Patent Rights or the Joint Terminated Compound Patent Rights, as applicable, with respect to which responsibility has been transferred and taking all actions and executing all documents reasonably necessary for such other Party to assume such responsibility, including any powers of attorney required by applicable patent offices.

(b) If AstraZeneca decides not to (i) file a Patent Right with respect to any AstraZeneca Technology or Joint Technology (other than Joint Technology that is Known by the Parties to relate solely to Terminated Compounds) or pursue the filing, prosecution (including interferences, re-examinations, reissues, revocations, observations or oppositions) or maintenance of any of the AstraZeneca Patent Rights (other than AstraZeneca Excluded Patent Rights) or Joint Patent Rights in any country in the Territory, or (ii) take any other action with respect to any of the AstraZeneca Patent Rights (other than AstraZeneca Excluded Patent Rights) or Joint Patent Rights (other than Joint Terminated Compound Patent Rights) in any country in the Territory that is necessary or useful to establish or preserve rights thereto (including by seeking any patent term extension, restoration or the like that may be available now or in the future), in each case ((i) and (ii)) other than any AstraZeneca Other Patent Rights unless, with respect to any such AstraZeneca Other Patent Right that covers a Terminated AZ Compound, Targacept provides AstraZeneca with written notice that Targacept expressly wishes to include such AstraZeneca Other Patent Right within the scope of this Section 10.1.5, from and after the later of the date that such Terminated AZ Compound became a Terminated AZ Compound and the date that AstraZeneca receives such written notice, then in each such case AstraZeneca shall inform Targacept of such decision in writing promptly, and in any event, so as to provide Targacept a reasonable amount of time to meet any deadline by which an action must be taken to establish or preserve any such rights in such AstraZeneca Patent Rights or, subject to Section 10.1.3, Joint Patent Rights in such country. Targacept shall have the right but not the obligation to pursue the filing or registration, or support the continued prosecution or maintenance of such AstraZeneca Patent Rights or, subject to Section 10.1.3, Joint Patent Rights in such country and to pay any required fees to maintain such AstraZeneca Patent Rights or Joint Patent Rights in such country or defending such AstraZeneca Patent Rights or Joint Patent Rights, in each case at Targacept’s sole expense and through patent counsel or agents of its choice. If Targacept elects to pursue such filing or registration, as the case may be, or to continue such support, then Targacept shall notify AstraZeneca of such election and AstraZeneca shall, and shall cause its Affiliates to, reasonably cooperate with Targacept in this regard (including by promptly delivering to Targacept copies of all necessary files related to the AstraZeneca Patent Rights or Joint Patent Rights with respect to which responsibility has been transferred and taking all actions and executing all documents reasonably necessary for Targacept to assume such responsibility, including any powers of attorney required by applicable patent offices.

10.1.6 CREATE Act. Notwithstanding anything to the contrary in this Section 10.1, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Section 10.1 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

10.2 Legal Actions.

10.2.1 Third Party Infringement.

(a) In the event either Party becomes aware of any possible infringement of, or the submission by any Third Party of an abbreviated new drug application under the Hatch-Waxman Act that is covered by, any Targacept Patent Rights (an “Infringement”), that Party shall promptly (and if with respect to the filing of an abbreviated new drug application under the Hatch-Waxman Act or any certification thereunder, no later than five (5) Business Days of its first becoming aware thereof) notify the General Counsel of the other Party (or such person as the General Counsel may designate in writing from time to time) and provide it with all details of such Infringement of which it is aware (each, an “Infringement Notice”). AstraZeneca shall have the first right and option, but not the obligation, to eliminate such Infringement by reasonable steps, which may include the institution of legal proceedings, the granting of a sublicense or other action; provided that, notwithstanding the foregoing, and without limiting AstraZeneca’s rights under Section 10.2.2, AstraZeneca agrees to cooperate in good faith with Targacept or any Third Party to which Targacept has licensed Targacept Patent Rights outside of the Field, as permitted in this Agreement, in all reasonable respects to determine and pursue the most reasonable method of eliminating the Infringement (and in responding to an invalidity or unenforceablity defense or counterclaim in connection therewith) in view of the parties’ respective interests. All costs, including attorneys’ fees, relating to such legal proceedings or other action controlled by AstraZeneca shall be borne by AstraZeneca, subject to its rights under Section 10.2.4. If AstraZeneca notifies Targacept that it does not intend to exercise its rights pursuant to the preceding sentence or otherwise does not take commercially reasonable steps to eliminate the Infringement within one hundred twenty (120) days from any Infringement Notice (or to commence preparation of a suit within twenty-five (25) days in the case of an Infringement under the Hatch-Waxman Act), then Targacept shall have the right and option, but not the obligation, to do so at its sole expense, upon written notice to AstraZeneca; provided that if AstraZeneca has commenced good faith negotiations with an alleged infringer for elimination of such Infringement within such one hundred twenty (120)-day (or, if applicable twenty-five (25)-day) period, AstraZeneca shall have an additional ninety (90) days to conclude its negotiations before Targacept may take steps to eliminate such Infringement. Neither Party shall settle or otherwise compromise any Infringement claim or proceeding under this Section 10.2.1(a) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Each Party shall have the right, at its sole expense, to be represented by counsel that it selects in any legal proceedings or other action instituted under this Section 10.2.1 by the other Party. If a Party with the right to initiate legal proceedings under Section 10.2.1 to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with standing shall initiate such legal proceedings at the request and sole expense, and under the control, of the other Party.

(c) In the event of an Infringement of a Joint Patent Right, the Parties shall enter into discussions as to whether and how to eliminate the Infringement. If the Parties cannot agree, AstraZeneca shall have the first right, but not the obligation, to seek to eliminate any Infringement that adversely affects its Exploitation of a Collaboration Compound, Candidate Drug or Product, or otherwise adversely affects its rights under this Agreement. If AstraZeneca notifies Targacept that it does not intend to exercise its rights pursuant to the preceding sentence or otherwise does not take commercially reasonable steps to eliminate the Infringement within one hundred twenty (120) days from the date on which it is determined that the Parties cannot agree, then Targacept shall have the right and option, but not the obligation, to do so, upon written notice to AstraZeneca; provided that if AstraZeneca has commenced good faith negotiations with an alleged infringer for elimination of such Infringement within such one hundred twenty (120)-day, AstraZeneca shall have an additional ninety (90) days to conclude its negotiations before Targacept may take steps to eliminate such Infringement. The Party that pursues an action, suit or proceeding under this Section 10.2.1(c) to eliminate such infringement shall bear [********] the costs thereof and shall be entitled to [********] amounts recovered, except if, and to the extent, that any amount is recovered specifically on account of lost profits with respect to (i) Product(s) or Other Licensed Product(s), in which case [********] AstraZeneca’s historic profits on AZ Net Sales of the Product(s) or Other Licensed Product(s) affected by the Infringement (inclusive of royalties paid to Targacept under this Agreement on such AZ Net Sales) bears to such royalties, in each case as determined by [********] in good faith or (ii) Royalty-Bearing Terminated AZ Product(s) or Royalty-Bearing Terminated Compound(s), in which case [********] Targacept’s historic profits on Targacept Net Sales of the Royalty-Bearing Terminated AZ Product(s) or Royalty-Bearing Terminated Compound(s) affected by the Infringement (inclusive of royalties paid to AstraZeneca under this Agreement on such Targacept Net Sales) bears to such royalties, in each case as determined by [********] in good faith. Each Party shall have the right, at its sole expense, to be represented by counsel of its own selection in any action, suit or proceeding instituted under this Section 10.2.1(c) by the other Party. If a Party lacks standing and the other Party has standing to bring any such action, suit or proceeding, then the Party with standing shall bring such suit at the request and sole expense, and under the control, of the other Party.

(d) In any action, suit or proceeding instituted under this Section 10.2.1, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join such action, suit or proceeding and shall be represented using counsel of its own choice, at the requesting Party’s sole expense.

(e) Except as otherwise provided in Section 10.2.1(c), any amounts recovered by either Party pursuant to this Section 10.2.1, whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse AstraZeneca and Targacept (including, for clarification, to reimburse Targacept for any AstraZeneca expenses with respect thereto that were offset against payments to Targacept pursuant to Section 10.2.4) for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); (ii) then, if and to the extent that any amount recovered is on account of lost profits with respect to (A) Product(s) or Other Licensed Product(s), to AstraZeneca and Targacept in the same proportion as AstraZeneca’s historic profits on AZ Net Sales of the Product(s) affected by the Infringement (inclusive of royalties paid to Targacept under this Agreement on such AZ Net Sales) bears to such royalties, in each case as determined by AstraZeneca in good faith consistent with its then-current practices or (B) Royalty-Bearing Terminated AZ Product(s) or Royalty-Bearing Terminated Compound(s), to AstraZeneca and Targacept in the same proportion as Targacept’s historic profits on Targacept Net Sales of the Royalty-Bearing Terminated AZ Product(s) or Royalty-Bearing Terminated Compound(s) affected by the Infringement (inclusive of royalties paid to AstraZeneca under this Agreement on such Targacept Net Sales) bears to such royalties, in each case as determined by Targacept in good faith consistent with its then-current practices; and (iii) any remainder, [********] to each Party. Any license fees, royalties, milestones or other payments received by Targacept under a license granted to remove an Infringement shall be [********].

10.2.2 Invalidity or Unenforceability Defenses or Actions. In the event that a Third Party or Sublicensee asserts, as a defense or as a counterclaim in any infringement action under Section 10.2.1 or otherwise, that any Targacept Patent Rights (other than Targacept Excluded Patent Rights) or Joint Patent Rights are invalid or unenforceable, then the Party pursuing such infringement action shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choice and at its sole expense (subject to Section 10.2.4), to respond to and control such defense or defend against such counterclaim (as applicable), including the right to settle or otherwise compromise such claim at its sole expense (subject to Section 10.2.4). If AstraZeneca notifies Targacept in writing that it does not wish to respond to such defense or defend against, or settle or otherwise compromise, such counterclaim (as applicable), Targacept shall have the right, but not the obligation, through counsel of its choice and at its sole expense, upon written notice to AstraZeneca, to respond to such defense or defend against such counterclaim (as applicable); provided, however, that Targacept shall provide written notice to AstraZeneca reasonably in advance of ceasing to defend or prosecute such defense or counterclaim so as to enable AstraZeneca to assume control of such defense or counterclaim if it so elects, and shall obtain the written consent of AstraZeneca, not to be unreasonably withheld, conditioned or delayed, prior to settling or otherwise compromising, such defense or counterclaim. Further, if a Third Party or Sublicensee asserts, in a declaratory judgment action or similar action or claim filed by such Third Party or Sublicensee, that any Targacept Patent Rights (other than Targacept Excluded Patent Rights) or Joint Patent Rights are invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choice, and at its sole expense (subject to Section 10.2.4), to defend against such action or claim, including the right to settle or otherwise compromise such claim. If AstraZeneca notifies Targacept in writing that it does not wish to respond to or defend against or settle or otherwise compromise such action or claim, Targacept shall have the right, but not the obligation, through counsel of its choice and at its sole expense, upon written notice to AstraZeneca, to defend against and control such action or claim; provided, however, that Targacept shall provide written notice to AstraZeneca reasonably in advance of ceasing to defend such action or claim so as to enable AstraZeneca to assume control of such defense if it so elects, and shall obtain the written consent of AstraZeneca, not to be unreasonably withheld, conditioned or delayed, prior to settling or otherwise compromising, such action or claim. Any amounts recovered in connection with any action, claim or suit under Section 10.2.2 shall be allocated between the Parties as provided in Section 10.2.1(e). Any license fees, royalties, milestones or other payments received by Targacept under a license granted to remove an Infringement shall be [********].

10.2.3 Defense of Claims. In the event that either Party becomes aware of any action, suit or proceeding brought or threatened against either Party or any Affiliate or Sublicensee of either Party, or any Distributor or customer of AstraZeneca, alleging the infringement of, or otherwise has reason to believe that either Party may be infringing, the Technology or Patent Rights of a Third Party by reason of the conduct of the Pre-Phase IIb

Program, the Research Program, any Additional Research Program, or the Development, Commercialization or other Exploitation of any Candidate Drug or Product, that Party shall promptly notify the General Counsel of the other Party (or such person as the General Counsel may designate in writing from time to time) and provide him or her with all details of such action, suit or proceeding of which it is aware. AstraZeneca shall have the first right, but not obligation, through counsel of its choice, to assume direction and control of the defense of any such action, suit or proceeding at its sole expense. Targacept or any of its Affiliates or Sublicensees shall have the right to separate counsel at its own expense in any such action, suit or proceeding and, if such action, suit or proceeding has been brought against Targacept or any of its Affiliates or Sublicensees, such party may elect to defend itself at its sole expense. In any event, the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding. Each Party shall provide the other Party with prompt written notice of the commencement of any such suit, action or proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party. In no event shall either Party settle or otherwise compromise or resolve any such action, suit or proceeding brought against the other Party or any of its Affiliates or Sublicensees (or, with respect to AstraZeneca, its Distributors or customers) without that other Party’s prior written consent. Any amounts recovered in connection with any action, claim or suit under Section 10.2.3 shall be allocated between the Parties as provided in Section 10.2.1(e). Any license fees, royalties, milestones or other payments received by Targacept under a license granted to remove an Infringement shall be [********].

10.2.4 Set-Off. AstraZeneca shall have the right to credit against the royalty payments to be paid by AstraZeneca to Targacept with respect to the sale of Products under Article 6 as follows:

(a) without limiting AstraZeneca’s rights under Section 10.2.4(c), with respect to the prosecution of a suit against a Third Party for Infringement of a Targacept Patent Right (other than a Targacept Excluded Patent Right) under Section 10.2.1, AstraZeneca shall have the right to credit, (i) if such suit relates to (A) Ispronicline (or an Ispronicline Product) or an Option Compound Candidate Drug (or an Option Compound Product), [********] and (B) any other Candidate Drug or Product or any Collaboration Compound, [********] in each case

((A) and (B)) of all reasonable costs, including Indirect Taxes if applicable, and expenses incurred by AstraZeneca in connection with prosecuting such suit and (ii) all damages awarded against AstraZeneca or its Affiliates resulting from actions or omissions of Targacept or its licensors;

(b) without limiting AstraZeneca’s rights under Section 10.2.4(c), with respect to the defense of a Third Party suit or claim that a Targacept Patent Right (other than a Targacept Excluded Patent Right) is invalid or unenforceable, including any interference or opposition, AstraZeneca shall have the right to credit, (i) if such suit or claim relates to a Targacept Patent Right (A) that covers Ispronicline (or an Ispronicline Product) or an Option Compound Candidate Drug (or an Option Compound Product), [********] and (B) that covers any other Candidate Drug or Product or any Collaboration Compound, [********] in each case ((A) and (B)) of all reasonable costs, including Indirect Taxes if applicable, and expenses incurred by AstraZeneca in connection with defending against such suit or claim and (ii) all damages awarded against AstraZeneca or its Affiliates resulting from actions or omissions of Targacept or its licensors; and

(c) with respect to the defense of a suit or claim under Section 10.2.3, AstraZeneca shall have the right to credit [********] of: (i) all reasonable costs, including Indirect Taxes if applicable, and expenses incurred by or on behalf of AstraZeneca or its Affiliates in connection with defending against such suit or claim; (ii) all damages or costs awarded against, or otherwise borne by, AstraZeneca or its Affiliates; and (iii) all payments or royalties that AstraZeneca is ordered to or agrees to pay to a Third Party that are necessary to secure the right to continue the conduct of the Pre-Phase IIb Program, the Research Program or any Additional Research Program, or the Development, Commercialization or other Exploitation of any Candidate Drug or Product, as the case may be (which royalties shall be subject to Section 6.6.1(d)(2));

provided, however, without limiting Sections 6.6.1(d)(2)(B) or 6.6.1(d)(5), and except as provided in the next proviso, that in no event shall the aggregate reductions under this Section 10.2.4, when combined with any reductions in Sections 6.6.1(d)(2)(A) and 10.2.6, reduce the royalty payments due to Targacept under Section 6.6.1(a) (but not Section 6.6.1(c), which shall not be subject to [********]) with respect to a product (as such royalty payments may be reduced pursuant to the other provisions of Section 6.6.1(d)), regardless of the amount or number of credits available to AstraZeneca in accordance with Section 6.6.1(d)(2)(A), this Section 10.2.4 or Section 10.2.6, by more than [********]; and provided further that, for clarity, to the extent that any prosecution or defense under this Section 10.2 arises from or relates to a breach by Targacept of its representations and warranties under this Agreement with respect to a Collaboration Compound, Candidate Drug or Product, notwithstanding Section 6.6.1(d)(2) or 10.2.6, (x) any costs, expenses and damages incurred by AstraZeneca under this Section 10.2 with respect to such Collaboration Compound, Candidate Drug or Product may be credited against [********] to be paid by AstraZeneca pursuant to Article 6 with respect to such Collaboration Compound, Candidate Drug or Product and (z) the percentages set forth in Sections 10.2.4(a), (b) and (c) and the preceding proviso shall each be increased to [********] with respect thereto. Credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters, subject to the foregoing sentence. For the avoidance of doubt, where Indirect Taxes apply to milestones, royalties or costs, the Parties shall invoice these sums according to Applicable Laws.

Notwithstanding anything in this Agreement to the contrary, (A) AstraZeneca shall not have the right under this Section 10.2.4 to credit against the royalty payments to be paid by AstraZeneca to Targacept with respect to the sale of Products under Article 6, any expenses incurred by or on behalf of, or damages or costs awarded against, AstraZeneca (or its Affiliates) as a result of (x) invalidity or enforceability proceedings under Section 10.2.2 with respect to Licensed Derivatives Derived, or any Additional Compounds made, developed or conceived, by AstraZeneca or its Affiliates or Sublicensees (other than Targacept or its Affiliates or Sublicensees), (y) any action, claim or suit under Section 10.2.3 to the extent that such action, claim or suit alleges that a Licensed Derivative Derived, or Additional Compound made, developed or conceived, by AstraZeneca or its Affiliates or Sublicensees (other than Targacept or its Affiliates or Sublicensees), or any Technology or Patent Rights (other than Targacept Technology, Targacept Patent Rights or a Candidate Drug) that AstraZeneca or its Affiliates or Sublicensees incorporates into a Product, infringes the Technology or Patent Rights of a Third Party and (z) any enhanced damages (e.g., treble damages) awarded as a result of a determination that AstraZeneca or its Affiliates or Sublicensees willfully infringed a Third Party’s Patent

Rights, and (B) a payment of a royalty or other payments to a Third Party shall be credited only once, regardless of the number of provisions of this Agreement (including Sections 6.6.1(d)(2), 10.2.4 and 10.2.6) that may apply to such payment.

10.2.5 Cooperation. Targacept shall provide to AstraZeneca all assistance reasonably requested by AstraZeneca in connection with any action, claim or suit under Section 10.2.1, 10.2.2 or Section 10.2.3, including allowing AstraZeneca reasonable access during normal business hours to Targacept’s files and documents and to Targacept’s personnel who may have possession of relevant information. In particular Targacept shall promptly make available to AstraZeneca, free of charge, all information in its possession or control that it is aware shall assist AstraZeneca in responding to any such action, claim or suit under Section 10.2.1, 10.2.2 or 10.2.3. Targacept shall cause any Third Parties owning Targacept Patent Rights licensed to Targacept, and any Third Parties that are licensees of any Targacept Patent Rights, to use reasonable efforts to assist and cooperate with AstraZeneca in connection with the response to such action, claim or suit under Section 10.2.1, 10.2.2 or 10.2.3.

10.2.6 Third Party Licenses. If, in the reasonable opinion of AstraZeneca, the Exploitation of Candidate Drugs or Products by AstraZeneca, its Affiliates or any of their Sublicensees infringes or misappropriates any Patent Rights, trade secret or other intellectual property right of a Third Party in any country in the Territory, such that AstraZeneca or any of its Affiliates, Distributors or Sublicensees cannot Exploit the Candidate Drugs or the Products in such country without infringing the Patent Rights, trade secret or other intellectual property right of such Third Party, then, AstraZeneca shall have the first right, but not the obligation, through counsel of its choice at its sole expense subject to the last sentence of this Section, and in its sole discretion, to negotiate and obtain a license from such Third Party as necessary for AstraZeneca and its Affiliates and Sublicensees to Exploit the Collaboration Compounds, Candidate Drugs and Products in such country. In the event that AstraZeneca obtains such a license, AstraZeneca shall be entitled to offset any royalties, license fees, milestones or other payments made to a Third Party under any such license against royalties payable by AstraZeneca hereunder as provided in Sections 6.6.1(d)(2) and 6.6.1(d)(5); provided, however, without limiting Sections 6.6.1(d)(2)(B) or 6.6.1(d)(5), and except as provided in the next proviso, that in no event shall the aggregate reductions under this Section 10.2.6, when combined with any reductions in

Sections 6.6.1(d)(2)(A) and 10.2.4, reduce the royalty payments due to Targacept under Section 6.6.1(a) (but not Section 6.6.1(c), which shall not be subject to [********]) with respect to a product (as such royalty payments may be reduced pursuant to the other provisions of Section 6.6.1(d)), regardless of the amount or number of credits available to AstraZeneca in accordance with Section 6.6.1(d)(2)(A), Section 10.2.4 or this Section 10.2.6, by more than [********], provided that, for clarity, to the extent that the need for any such license arises from or relates to a breach by Targacept of its representations and warranties under this Agreement with respect to a Collaboration Compound, Candidate Drug or Product, and notwithstanding Sections 6.5.1, 6.6.1(d)(2) and 10.2.4, [********] of any such royalties, license fees or milestones with respect to such Collaboration Compound, Candidate Drug or Product may be credited against milestones as well as royalties to be paid by AstraZeneca hereunder with respect to such Collaboration Compound, Candidate Drug or Product.

10.3 Trademark Prosecution. AstraZeneca shall have the sole right to file, prosecute, defend and maintain the Product Trademarks, at AstraZeneca’s expense, except with respect to Partially-Terminated Products, where the Parties shall reasonably cooperate with one another and Targacept shall bear such expense outside the applicable Partially-Terminated Product Territory.

11. TERM, TERMINATION AND REMEDIES FOR BREACH

11.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until the later of (a) the expiration of the last royalty obligation pursuant to Section 6.6.1 with respect to the first Product (other than an Option Compound Product that contains an Option Compound Candidate Drug, unless pursuant to Section 5.5.1(c) such Option Compound Candidate Drug is sufficient to satisfy AstraZeneca’s diligence obligation set forth in Section 5.5.1(b)) for which the First Commercial Sale occurs (or, if earlier, another Product for which the First Commercial Sale occurs) and (b) the Obligation Expiration Date, unless earlier terminated (i) in accordance with this Article 11 or (ii) by the mutual agreement of the Parties (the “Term”).

11.2 Termination.

11.2.1 Termination in connection with the Pre-Phase IIb Program.

(a) Termination by AstraZeneca. Subject to Section 3.3.2, AstraZeneca may terminate this Agreement with immediate effect upon written notice to Targacept stating its intention to terminate this Agreement under this Section 11.2.1(a) (i) at any time on or prior to the Sunset Date if AstraZeneca determines, in its sole discretion, to not proceed with the Development of Ispronicline, in accordance with Section 3.3.2(a), or (ii) thereafter, if neither Party terminates this Agreement as set forth in Section 3.3.2(a), within ten (10) Business Days of delivery of notice of Targacept’s election in accordance with Section 3.3.2(b).

(b) Termination by Targacept. Targacept may terminate this Agreement, for any reason or no reason, with immediate effect upon written notice to AstraZeneca stating its intention to terminate this Agreement under this Section 11.2.1(b) within thirty (30) days after the Sunset Date if AstraZeneca had not notified Targacept as of the Sunset Date that AstraZeneca decided to proceed with the Development of Ispronicline in accordance with Section 3.3.1.

11.2.2 Termination of the Research Program. AstraZeneca may terminate the Research Program (a) with effect on the third anniversary of the Effective Date on not less than six (6) months’ prior written notice to Targacept, for any reason or no reason, or (b) at any time during the Research Program Term, for any material breach by Targacept of this Agreement or the Research Program, with the notice and cure provisions of Sections 11.2.4 applying to this Section 11.2.2 mutatis mutandis. Termination of the Research Program under this Section 11.2.2 shall have no effect on the other terms and conditions of this Agreement, except that (x) AstraZeneca shall have no obligation to reimburse Targacept pursuant to Section 6.4.1 or 6.4.2 for costs incurred from and after the effective date of such termination and (y) if AstraZeneca terminates the Research Program pursuant to clause (a) above, notwithstanding any other provision hereof, from and after the effective date of such termination, (i) no Collaboration Candidate or Active+ Compound that has not been designated as a Collaboration Compound as of such date shall become a Collaboration Compound or Candidate Drug and (ii) each Collaboration Candidate, each Active+ Compound and each previously designated Collaboration Compound that had not been designated a Candidate Drug as of the effective date of such termination shall automatically become a Terminated Compound. For purposes of clarity, (A) if

AstraZeneca terminates the Research Program pursuant to Section 11.2.2(a), AstraZeneca’s rights, and Targacept’s obligations, under this Agreement with respect to Ispronicline, Ispronicline Products, Option Compounds, Option Compound Candidate Drugs, Option Compound Products, Candidate Drugs designated as of the effective date of such termination and Products that contain such Candidate Drugs, and any Licensed Derivatives with respect thereto and all Additional Compounds with respect to any of the foregoing, shall remain in force, and (B) if AstraZeneca terminates the Research Program pursuant to Section 11.2.2(b), the Tail Period shall commence on the date of such termination and AstraZeneca shall retain all rights during such Tail Period, including the right to conduct one or more Additional Research Programs and to select Lead Collaboration Compounds, and AstraZeneca’s rights, and Targacept’s obligations, under this Agreement with respect to Collaboration Candidates, Active+ Compounds, Collaboration Compounds (including any Collaboration Compounds designated during the Tail Period), Candidate Drugs and Products and all Additional Compounds with respect to any of the foregoing, shall remain in force. For purposes of clarity, termination of the Research Program under this Section 11.2.2 shall have no effect on Targacept’s obligations, or AstraZeneca’s rights, under Section 5.10.2.

11.2.3 Termination by AstraZeneca of this Agreement in its Entirety or of a Particular Collaboration Compound, Candidate Drug or Product. AstraZeneca may terminate this Agreement for any reason or no reason (a) in its entirety, at any time after the earlier of the termination of the Research Program pursuant to Section 11.2.2 and the fourth anniversary of the Effective Date, or (b) with respect to one or more Collaboration Compounds, Candidate Drugs (including Option Compound Candidate Drugs) or Products (including Option Compound Products), at any time, in each case upon not less than ninety (90) days prior written notice to Targacept. Any notice of termination of a Candidate Drug or Product under this Section 11.2.3 shall be delivered in accordance with Section 17.1 and signed by a duly authorized officer of AstraZeneca and shall specifically reference AstraZeneca’s intent to terminate such Collaboration Compound, Candidate Drug or Product or this Agreement under this Section 11.2.3. Any notice of termination that does not comply with the preceding sentence shall have no force or effect. For purposes of clarity, notification by AstraZeneca to the JRC, JDC or ESC that AstraZeneca plans to terminate or otherwise cease Development of a Candidate

Drug or Product shall not constitute notice of termination with respect to such Candidate Drug or Product for purposes of this Section 11.2.3.

11.2.4 Termination of this Agreement for Breach. In the event that there is a material breach of this Agreement by a Party (other than a material breach by (a) AstraZeneca of its diligence obligations under this Agreement, which breaches shall be governed solely by Section 11.2.5, (b) Targacept of its obligations under Section 5.10.2(b)(4), which breaches shall be governed solely by Sections 5.10.2(b)(4) and 5.10.2(b)(5), (c) AstraZeneca of its obligations to use Commercially Reasonable Efforts to complete an Option Compound Development Plan for an Option Compound assumed and conducted by AstraZeneca pursuant to Section 5.10.2(b)(5), which breaches shall be governed solely by Section 5.10.2(b)(5), (d) AstraZeneca of its obligations under Section 8.6.3 in connection with any merger, consolidation or acquisition (or other Change of Control) pursuant to Section 15.2.2, which breaches shall be governed solely by Section 15.2.2 and (e) either Party in failing to commit resources as provided in any Regulatory Action Plan or otherwise in complying with Section 5.8), the Party not in breach (the “Non-Defaulting Party”) shall have the right to give the other Party (the “Defaulting Party”) written notice specifying the nature of the breach, requiring the Defaulting Party to make good or otherwise cure such breach, and stating its intention to terminate this Agreement under this Section 11.2.4 if such breach is not cured. Subject to Section 11.2.8(a), if such breach is not cured within [********] (or, in the case of payment breach, [********]) (the “Cure Period”) after the date such notice is delivered (or, if such breach (other than a payment breach) cannot be cured within such [********] period, if the Party in breach does not commence actions to cure such breach within the Cure Period and thereafter diligently continue such actions), the Party not in breach shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety.

11.2.5 Termination of a Particular Candidate Drug or Product in the Territory or in a Major Market for a Diligence Breach. In the event that there is a material breach by AstraZeneca of its diligence obligations under this Agreement, Targacept shall have the right to give AstraZeneca written notice specifying the nature of the breach and the specific subclause(s) of this Section 11.2.5 under which it intends to exercise its rights, requiring

AstraZeneca to make good or otherwise cure such breach, and stating its intention, if such breach relates to:

(a) the failure to use Commercially Reasonable Efforts to:

(1) Develop Ispronicline as required in Section 5.5.1(a) in at least one Major Market Country, (A) to terminate in the Territory Ispronicline and all Ispronicline Products, and all Licensed Derivatives (other than Working Licensed Derivatives and products containing Working Licensed Derivatives) with respect to any of the foregoing, in each case as of the effective date of such termination or (B) if such failure occurs prior to the second anniversary of the Effective Date and AstraZeneca is not otherwise satisfying its obligations set forth in Section 5.5.1(b) with respect to the Development of another Candidate Drug, to terminate this Agreement in its entirety;

(2) Develop [********] (which, at any time in which there is no Candidate Drug (other than, except as expressly provided in Section 5.5.1(c), Option Compound Candidate Drugs) that has not become a Terminated Compound, shall be satisfied by funding the Research Program as required under Section 2.1.5(a) in accordance with the then-current Annual Research Plan or conducting or, if applicable, funding, any Additional Research Program in accordance with an Additional Research Plan, or, if after the Research Program Term, using Commercially Reasonable Efforts to conduct research or development in support of the selection or development of a Candidate Drug, but not including, except as expressly provided in Section 5.5.1(c), research or Development of an Option Compound Candidate Drug) in at least one Major Market Country as provided in Section 5.5.1(b), to terminate this Agreement in the Territory with respect to all Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs (other than Option Compound Candidate Drugs as of the effective date of such termination and Option Compound Products that contain any such Option Compound Candidate Drug) and Products (other than any products containing Working Licensed Derivatives), and all Licensed Derivatives (other than Working Licensed Derivatives), with respect to any of the foregoing, in each case as of the effective date of such termination; provided, however, that this Section 11.2.5(a)(2)

shall not apply if AstraZeneca (whether itself or with or through one or more of its Affiliates, Sublicensees or Distributors) is satisfying its obligation to use Commercially Reasonable Efforts to Commercialize [********] for which Regulatory Approval is obtained (excluding, except as expressly provided in Section 5.5.1(c), an Option Compound Product) in at least one Major Market Country; or

(3) Develop a particular Option Compound Candidate Drug for a Principal Indication in at least one Major Market Country as provided in Section 5.5.1(c), to terminate in the Territory such Option Compound Candidate Drug and all Option Compound Products that contain such Option Compound Candidate Drug, and all Licensed Derivatives (other than Working Licensed Derivatives and products containing Working Licensed Derivatives) with respect to any of the foregoing, in each case as of the effective date of such termination; provided, however, that this Section 11.2.5(a)(3) shall not apply if AstraZeneca (whether itself or with or through one or more of its Affiliates, Sublicensees or Distributors) is using Commercially Reasonable Efforts to Commercialize a Product that contains such Option Compound Candidate Drug or any Licensed Derivative with respect thereto.

(b) once Regulatory Approval has been obtained in a Major Market Country for a Product for a Primary Indication or for Schizophrenia, failure to use Commercially Reasonable Efforts to Commercialize such Product for such Primary Indication or, if applicable, Schizophrenia, in such Major Market Country as provided in Section 5.5.1, to terminate such Product (including the specific Candidate Drug contained in such Product (provided that such Candidate Drug is not included in any other Product being Developed for use in or Commercialized in such Major Market Country by or on behalf of AstraZeneca as of the date of such termination, which for purposes of clarity, is not intended to limit Targacept’s rights to Exploit such first terminated Product in such Major Market Country), all other Products that contain such Candidate Drug and no other Candidate Drug, and all Licensed Derivatives (other than Working Licensed Derivatives and products containing Working Licensed Derivatives) with respect to any of the foregoing) solely in such Major Market Country. For purposes of clarity, Targacept may have rights under both Section 11.2.5(a) and 11.2.5(b) and, in such event, shall be entitled to exercise such rights cumulatively.

(c) once Regulatory Approval has been obtained in a Major Market Country for a Product for a Primary Indication, failure to use Commercially Reasonable Efforts to obtain, and, once obtained, Commercialize, such Product (or another Product containing a Licensed Derivative with respect to the Candidate Drug in such Product) for such Primary Indication in another Major Market Country as provided in Section 5.5.1, to terminate such Product (including the specific Candidate Drug contained in such Product (provided that such Candidate Drug is not included in any other Product being Developed for use in or Commercialized in such Major Market Country by or on behalf of AstraZeneca as of the date of such termination, which for purposes of clarity, is not intended to limit Targacept’s rights to Exploit such first terminated Product in such Major Market Country), all other Products that contain such Candidate Drug and no other Candidate Drug and all Licensed Derivatives (other than Working Licensed Derivatives and products containing Working Licensed Derivatives) with respect to any of the foregoing) solely in such other Major Market Country(ies) for which AstraZeneca has not used such Commercially Reasonable Efforts.

Subject to Section 11.2.8(a), if such breach with respect to a Candidate Drug or Product is not cured within [********] (or, in the case of payment default, [********], or such other applicable period set forth in Section 11.2.8(a)) (the “Diligence Cure Period”) after the receipt of such notice (or, if such default cannot be cured within such [********] period, if AstraZeneca does not commence actions to cure such breach within the Diligence Cure Period and thereafter diligently continue such actions), Targacept shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement (other than pursuant to Section 11.2.4), and in addition to any other remedies available to it by law or in equity, to exercise its rights pursuant to the subclauses of this Section 11.2.5 specifically referenced in such notice.

11.2.6 Termination for Insolvency.

(a) Termination. In the event that either Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property that is not discharged within ninety (90) days after such filing, proposes a written agreement of composition or extension of its debts, proposes or is a party to any dissolution or liquidation (other than in connection with a

Change of Control of such Party that does not result in the dissolution or liquidation or other similar event by the successor to such Party), files a petition under any bankruptcy or insolvency act or has any such petition filed against it which involuntary petition is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party which specifically references this Section 11.2.6.

(b) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by AstraZeneca or Targacept are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

11.2.7 Terminated Efforts Test.

(a) Terminated Efforts Test. Without prejudice in any way to Targacept’s rights under Sections 11.2.4, 11.2.5 and 11.2.6, if, at any time prior to the expiration of the last royalty obligation pursuant to Section 6.6.1 with respect to the first Product (other than an Option Compound Product that contains an Option Compound Candidate Drug, unless pursuant to Section 5.5.1(c) such Option Compound Candidate Drug is sufficient to satisfy AstraZeneca’s diligence obligation set forth in Section 5.5.1(b)) for which the First Commercial Sale occurs (or, if earlier, another Product for which the First Commercial Sale occurs),

AstraZeneca, whether or not in breach of its diligence obligations under Section 5.5.1, has not (whether itself or with or through one or more of its Affiliates, Sublicensees or Distributors), for a period of twelve (12) consecutive months, devoted at least [********] work (which shall be satisfied during the Research Program Term by funding the Research Program as required under Section 2.1.5(a) in accordance with the then-current Annual Research Plan or conducting or, if applicable, funding, any Additional Research Program in accordance with an Additional Research Plan) to researching, developing, commercializing or otherwise Exploiting at least one Collaboration Compound, Candidate Drug (including, if after the Research Program Term, research or development in support of the selection or development of a Candidate Drug) or Product for at least one indication in the Field or in Schizophrenia in at least one Major Market Country (the “Terminated Efforts Test”), then Targacept shall have the right to provide AstraZeneca written notice specifying its concerns and stating its intention to terminate this Agreement in its entirety under this Section 11.2.7.

(b) Reports. AstraZeneca shall provide, within ten (10) days following any written request of Targacept therefor, but in any event not more than twice per Calendar Year, a written statement in support of the proposition that it is satisfying the Terminated Efforts Test. Such statement shall not be conclusive as to whether AstraZeneca is satisfying the Terminated Efforts Test.

(c) Notice, Termination and Cure. Within thirty (30) days after written notice is delivered to AstraZeneca by Targacept pursuant to Section 11.2.7(a), the Parties shall meet to discuss in good faith Targacept’s concerns and AstraZeneca’s explanation supporting the proposition that AstraZeneca has not failed to meet the Terminated Efforts Test. In the event that Targacept does not agree with AstraZeneca’s explanation and considers AstraZeneca to have failed to meet the Terminated Efforts Test, then Targacept shall have the right, in its sole discretion, to initiate arbitration in accordance with Section 14.2 (full arbitration) and, if it is determined in such arbitration that AstraZeneca had failed to meet the Terminated Efforts Test (or if AstraZeneca does not contest that it had failed to meet the Terminated Efforts Test), Targacept shall have the right to provide AstraZeneca with a notice of termination of this Agreement and if AstraZeneca had contested that it had failed to meet the Terminated Efforts Test and, following the arbitrator’s determination, does not resume, or increase, its efforts to meet the Terminated Efforts Test with [********] after the receipt of such notice (or, if such Terminated Efforts Test cannot be achieved within such [********] period, if AstraZeneca does not commence actions to meet such Terminated Efforts Test within such period and thereafter diligently continues such actions), Targacept shall have the right to terminate this Agreement. For purposes of clarity, Targacept shall have no right to terminate this Agreement pursuant to this Section 11.2.7 if AstraZeneca had contested that it failed to meet the Terminated Efforts Test and, following the arbitrator’s determination, meets the Terminated Efforts Test within [********] after the receipt of a termination notice with respect thereto (or, if such Terminated Efforts Test cannot be met within such [********] period, if AstraZeneca commences actions to meet such Terminated Efforts Test within such period and thereafter diligently continues such actions).

(d) Relationship to Section 11.2.5. The Parties acknowledge and agree that (i) a failure by AstraZeneca to satisfy the Terminated Efforts Test may or may not constitute a breach by AstraZeneca of its diligence obligations under Section 5.5.1 and (ii) satisfaction by AstraZeneca of the Terminated Efforts Test shall not be conclusive as to whether AstraZeneca is satisfying its diligence obligations under Section 5.5.1. If a failure by AstraZeneca to satisfy the Terminated Efforts Test constitutes a breach by AstraZeneca of any of its diligence obligations under Section 5.5.1 (or if AstraZeneca satisfies the Terminated Efforts Test but is in breach of any of its diligence obligations under Section 5.5.1), Targacept shall have all rights and remedies available under this Agreement and at law or in equity with respect to such breach. If such failure by AstraZeneca to satisfy the Terminated Efforts Test does not constitute a breach by AstraZeneca of any of its diligence obligations under Section 5.5.1, or if notwithstanding any such breach by AstraZeneca, Targacept exercises its rights under this Section 11.2.7 (and not Section 11.2.5), the exclusive right and remedy available to Targacept shall be as provided in this Section 11.2.7 and Targacept shall have no other rights or remedies in law or in equity or under this Agreement with respect to such termination, except as expressly provided in Sections 11.3.3 and 11.3.6.

(e) Exercise of Rights under both Sections 11.2.7 and 11.2.5. If Targacept seeks to exercise its rights both under this Section 11.2.7 and under Section 11.2.5, its notice given pursuant to Section 11.2.7(a) shall also specify the specific subclauses of Section

11.2.5 under which it intends to exercise its rights for breach, require AstraZeneca to make good or otherwise cure such breach, and state its termination intention under Section 11.2.5, as well as this Section 11.2.7.

11.2.8 Other Provisions Relating to Termination Rights.

(a) Dispute as to Breach. If a Party shall dispute the existence, extent or nature of any matter underlying a right of termination (whether of this entire Agreement or part of this Agreement, including with respect to the Research Program or to a particular Candidate Drug, Product or Major Market Country, as applicable, in accordance with Section 11.2.2(b), 11.2.4, 11.2.5 or 11.2.7) the matter shall be referred to the ESC and the ESC shall use good faith efforts to resolve the dispute. If the ESC cannot resolve the dispute within [********] after the ESC first meets to consider such matter (subject to Section 2.1.5, if applicable), it shall be resolved in accordance with Section 14.2 (full arbitration) and any time period related to such termination right, and termination, shall be tolled during any such ESC review and any arbitration proceeding. For purposes of clarity, with respect to any matter referred to the ESC and, if the ESC cannot resolve the dispute, arbitration pursuant to Section 14.2, the applicable cure period (if any) shall not commence until the ESC or, if applicable, the arbitrator has determined that the alleged Defaulting Party is in breach.

(b) Termination as to a Specific Compound or Product. Except as otherwise expressly set forth this Section 11.2, Section 11.3 or Section 1.309, the termination of a particular Collaboration Compound, Candidate Drug or Product shall not be deemed to be a termination of any Licensed Derivatives with respect to any of the foregoing unless there is an independent basis for such termination of such Licensed Derivatives under this Section 11.2.

11.3 Consequences of Termination of Agreement.

11.3.1 Termination of Agreement in its Entirety by AstraZeneca or Targacept in accordance with Section 11.2.1. If this Agreement is terminated by either Party pursuant to Section 11.2.1, in addition to the consequences set forth in Sections 3.3.2(a) and 11.3.6:

(a) all Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs and Products (other than Option Compound Candidate Drugs and any Option Compound Products and any Additional Compounds or Working Licensed Derivatives with respect to any Option Compound Candidate Drugs or Option Compound Products and any products that contain such Additional Compounds or such Working Licensed Derivatives) as of the effective date of termination (if any) shall be Terminated Compounds;

(b) the licenses granted by Targacept pursuant to Sections 8.1.2, 8.1.3 and 8.1.6 shall survive solely with respect to all Option Compound Candidate Drugs and Option Compound Products as of the effective date of such termination, if any, and any Additional Compounds or Working Licensed Derivatives with respect to any Option Compound Candidate Drugs or Option Compound Products (and any products that contain such Additional Compounds or such Working Licensed Derivatives);

(c) provided that Targacept satisfied the obligations set forth in Sections 11.3.1(e) through 11.3.1(g) below, AstraZeneca shall, and does hereby automatically (i) assign to Targacept all of AstraZeneca’s and its Affiliates’ rights, titles and interests in and to all AstraZeneca Pre-Phase IIb Program Technology, Pre-Phase IIb Program Patent Rights, Joint Technology made, developed or conceived in the conduct of the Pre-Phase IIb Program, Joint Patent Rights with respect to such Joint Technology and all Regulatory Filings Controlled by AstraZeneca or its Affiliates that solely relate to Ispronicline and (ii) duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 11.3.1(c);

(d) upon the request of Targacept, and provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) satisfied the obligations set forth in Sections 11.3.1(e) through 11.3.1(g), AstraZeneca shall, and does hereby automatically, grant to Targacept, subject to the royalty obligations in Section 11.4.1(b), if any, with respect to each Terminated AZ Compound, a worldwide license, with the right to grant sublicenses: (i)

under the Product Trademarks Controlled by AstraZeneca that are solely applicable to such Terminated AZ Compound, which grant shall be exclusive; (ii) under AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Patent Rights in a country in the Territory (but, with respect to each Terminated AZ Compound [********] (x) [********] such Terminated AZ Compound, in each case as of the date [********], or (y) [********] such Terminated AZ Compound, to the extent such Technology relates to such Terminated AZ Compound and [********]) that would be infringed by the Exploitation in such country of such Terminated AZ Compound in the absence of a license to Exploit such Terminated AZ Compound), which grant shall be non-exclusive (unless, with respect to any Technology, such Technology solely relates to one or more Terminated AZ Compounds, in which case such grant to the Patent Right that covers such Technology shall be exclusive); and (iii) under AstraZeneca Technology and AstraZeneca’s interest in Joint Technology (but, with respect to each Terminated AZ Compound, [********] (x) [********] such Terminated AZ Compound, in each case as of the date [********], or (y) [********] such Terminated AZ Compound, to the extent such Technology relates to such Terminated AZ Compound and [********] on or prior to the date [********]), which grant shall be non-exclusive; in each case ((i), (ii) and (iii)), to Exploit such Terminated AZ Compound in and outside the Field; provided, however, that no AstraZeneca Other Technology or AstraZeneca Other Patent Rights shall be included in the foregoing grants unless and until the Parties agree, or an Expert determines, as applicable, the appropriate royalty rate, if any, pursuant to Section 11.4.1(b);

(e) as consideration for the assignment of rights in and to the AstraZeneca Pre-Phase IIb Program Technology and AstraZeneca Pre-Phase IIb Program Patent Rights pursuant to Section 11.3.1(c) and as partial consideration for the rights in and to the AstraZeneca Technology and AstraZeneca Patent Rights granted pursuant to Section 11.3.1(d), Targacept shall, within thirty (30) days of the date on which this Agreement is terminated pursuant to Section 11.2.1, pay AstraZeneca the sum of Five Million Dollars (US $5,000,000);

(f) to the extent AstraZeneca has paid (i) the milestone in Section 6.5.1(a)(3) in the amount of Twenty Million Dollars (US $20,000,000) or any other milestone payments under Section 6.5 or (ii) any of the aggregate FTE Costs for all FTEs and External Targacept R&D Costs relating to the Research Program incurred by or on behalf of Targacept in connection with the Research Program as required by Sections 6.4.1 and 6.4.3, Targacept shall, within thirty (30) days of the date on which this Agreement is terminated pursuant to Section 11.2.1, refund such amounts to AstraZeneca; and

(g) if on or prior to the effective date of termination pursuant to Section 11.2.1, AstraZeneca has paid an Option Maintenance Fee with respect to an Option Compound but has not exercised the POC Option for such Option Compound, and such Option Compound has not previously become a Terminated Compound or an Unexercised Option Compound pursuant to Section 5.10.2, then Targacept shall, within thirty (30) days of such effective date of termination, refund the applicable Option Maintenance Fee, whereupon such Option Compound shall become a Terminated Compound.

11.3.2 Termination of Agreement in its Entirety or as to Particular Collaboration Compounds, Candidate Drugs or Products by AstraZeneca in accordance with Section 11.2.3. If this Agreement is terminated by AstraZeneca pursuant to Section 11.2.3 (x) in its entirety or (y) with respect to one or more Collaboration Compounds, Candidate Drugs or Products:

(a) if terminated pursuant to clause (x) above, all Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs (other than Working Licensed Derivatives) and Products (other than products containing Working Licensed Derivatives) as of the effective date of termination (if any) shall be Terminated Compounds, or, if terminated with respect to one or more Collaboration Compounds, Candidate Drugs or Products pursuant to clause (y) above, solely such terminated Collaboration Compound(s), Candidate Drug(s) or Product(s) shall be Terminated Compound(s);

(b) if terminated with respect to one or more Collaboration Compounds, Candidate Drugs or Products pursuant to clause (y) above, the licenses granted pursuant to Sections 8.1.1, 8.1.2, 8.1.3 and 8.1.6 shall survive such termination (provided that, for purposes of clarity, such licenses do not apply to Terminated Compound(s)) in the Territory;

(c) if terminated with respect to one or more Collaboration Compounds, Candidate Drugs or Products pursuant to clause (y) above, the licenses granted by

AstraZeneca to Targacept pursuant to Sections 8.2.1 and 8.2.2 (except with respect to such Terminated Compound(s)) shall survive such termination;

(d) upon the request of Targacept, and provided that Targacept has (1) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (2) if terminated pursuant to clause (x) above, satisfied the obligations set forth in Section 11.3.2(e), AstraZeneca shall, and does hereby automatically, grant to Targacept, subject to the royalty obligations in Section 11.4.1, if any, with respect to each Terminated AZ Compound, a worldwide license, with the right to grant sublicenses: (i) under the Product Trademarks Controlled by AstraZeneca that are solely applicable to such Terminated AZ Compound, which grant shall be exclusive; (ii) under AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Patent Rights in a country in the Territory (but, with respect to each Terminated AZ Compound[********] (A) is [********] such Terminated AZ Compound, in each case as of the date [********], or (B) [********] such Terminated AZ Compound, to the extent such Technology relates to such Terminated AZ Compound and [********] on or prior to the date [********]) that would be infringed by the Exploitation in such country of such Terminated AZ Compound in the absence of a license to Exploit such Terminated AZ Compounds) that would be infringed by the Exploitation in such country of a Terminated AZ Compound in the absence of a license to Exploit such Terminated AZ Compound, which grant shall be non-exclusive (unless, with respect to any Technology, such Technology solely relates to one or more Terminated AZ Compounds, in which case such grant to the Patent Right that covers such Technology shall be exclusive); and (iii) under AstraZeneca Technology and AstraZeneca’s interest in Joint Technology (but, with respect to each Terminated AZ Compound[********] (A) [********] such Terminated AZ Compound, in each case as of the date [********], or (B) [********] such Terminated AZ Compound, to the extent such Technology relates to such Terminated AZ Compound and [********] on or prior to the date [********]), which grant shall be non-exclusive; in each case ((i), (ii) and (iii)), to Exploit such Terminated AZ Compound in and outside the Field; provided, however, that no AstraZeneca Other Technology or AstraZeneca Other Patent Rights shall be included in the foregoing grants unless and until the Parties agree, or an Expert determines, as applicable, the appropriate royalty rate, if any, pursuant to Section 11.4.1(b);

(e) if terminated with respect to one or more Collaboration Compounds, Candidate Drugs or Products pursuant to clause (y) above, Sections 8.6 and 8.9 shall survive.

11.3.3 Termination of Agreement by Targacept in its Entirety in accordance with Section 11.2.4, 11.2.5(a), 11.2.6 or 11.2.7 or as to a Particular Candidate Drug or Product in the Territory in accordance with Section 11.2.5(a). If this Agreement is terminated by Targacept (x) in its entirety pursuant to Section 11.2.4, 11.2.5(a), 11.2.6 or 11.2.7 or (y) as to one or more Candidate Drugs or Products in the entire Territory pursuant to Section 11.2.5(a):

(a) if terminated pursuant to clause (x) above, all Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs (other than Working Licensed Derivatives) and Products (other than products containing Working Licensed Derivatives) shall be Terminated Compounds, or if terminated with respect to one or more Candidate Drugs or Products pursuant to clause (y) above, solely (i) such terminated Candidate Drug(s) or Product(s), (ii) if a Candidate Drug is terminated, all Products (other than products containing Candidate Drugs that are not Terminated Compounds or Working Licensed Derivatives) that contain such Candidate Drug and (iii) if a Product is terminated, all Products (other than products containing Candidate Drugs that are not Terminated Compounds or Working Licensed Derivatives) that contain the same Candidate Drug as is contained in such Product, in each case ((i), (ii) and (iii)), shall be Terminated Compounds;

(b) if terminated with respect to one or more Candidate Drugs or Products pursuant to clause (y) above, the licenses granted by Targacept to AstraZeneca pursuant to Sections 8.1.1, 8.1.2, 8.1.3 and 8.1.6 shall survive such termination (but, for purposes of clarity, such licenses do not apply to Terminated Compound(s));

(c) if terminated with respect to one or more Candidate Drugs or Products pursuant to clause (y) above, the licenses granted by AstraZeneca to Targacept pursuant to Sections 8.2.1 and 8.2.2 (except with respect to such Terminated Compound(s)) shall survive such termination;

(d) upon the request of Targacept, and provided that Targacept has obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, AstraZeneca shall, and does hereby automatically, grant to Targacept, subject to the royalty obligations in Section 11.4.1, if any, with respect to each Terminated AZ Compound, a worldwide license, with the right to grant sublicenses: (i) under the Product Trademarks Controlled by AstraZeneca that are solely applicable to such Terminated AZ Compound, which grant shall be exclusive; (ii) under AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Patent Rights in a country in the Territory (but, with respect to each Terminated AZ Compound, [********] (x) [********] such Terminated AZ Compound, in each case as of the date [********], or (y) [********] such Terminated AZ Compound, to the extent such Technology relates to such Terminated AZ Compound and [********] on or prior to the date [********]) that would be infringed by the Exploitation in such country of a Terminated AZ Compound in the absence of a license to Exploit such Terminated AZ Compound, which grant shall be non-exclusive (unless, with respect to any Technology, such Technology solely relates to one or more Terminated AZ Compounds, in which case such grant to the Patent Right that covers such Technology shall be exclusive); and (iii) under AstraZeneca Technology and AstraZeneca’s interest in Joint Technology (but, with respect to each Terminated AZ Compound, [********] (x) [********] such Terminated AZ Compound, in each case as of the date [********], or (y) [********], to the extent such Technology relates to such Terminated AZ Compound and [********] on or prior to the date [********]), which grant shall be non-exclusive; in each case ((i), (ii) and (iii)), to Exploit such Terminated AZ Compound in and outside the Field; provided, however, that no AstraZeneca Other Technology or AstraZeneca Other Patent Rights shall be included in the foregoing grants unless and until the Parties agree, or an Expert determines, as applicable, the appropriate royalty rate, if any, pursuant to Section 11.4.1(b); and

(e) if terminated with respect to one or more Candidate Drugs or Products pursuant to clause (y), Sections 8.6 and 8.9 shall survive such termination.

11.3.4 Termination of Agreement by Targacept with respect to one or more Candidate Drugs or Products in one or more Major Market Countries in accordance with Section 11.2.5(b) or 11.2.5(c). If this Agreement is terminated by Targacept as to one or more

Candidate Drugs or Products in one or more Major Market Countries, but not with respect to the entire Territory, pursuant to Section 11.2.5(b) or 11.2.5(c):

(a) (i) such terminated Candidate Drug(s) (other than Working Licensed Derivatives) or Product(s) (other than products containing Candidate Drugs that are not Terminated Compounds or Working Licensed Derivatives), (ii) if a Candidate Drug is terminated, all Products (other than products containing Candidate Drugs that are not Terminated Compounds or Working Licensed Derivatives) that contain such Candidate Drug and (iii) if a Product is terminated, all Products (other than products containing Candidate Drugs that are not Terminated Compounds or Working Licensed Derivatives) that contain the same Candidate Drug as is contained in such Product, in each case ((i), (ii) and (iii)), shall be Partially-Terminated Products;

(b) subject to Section 11.3.4(e), the licenses granted by Targacept to AstraZeneca pursuant to Sections 8.1.1, 8.1.2, 8.1.3 and 8.1.6 shall survive such termination, but with respect to each Partially-Terminated Product in such terminated Major Market Country(ies), such licenses shall be converted to a non-exclusive license to Exploit (but shall exclude the right to file Drug Approval Applications for, or obtain or maintain Regulatory Approvals for, or promote, market or commercially sell, offer for sale, or have sold (other than to an Affiliate in an intra-company transfer or to a Sublicensee or Distributor for sale in the Territory) each such Partially-Terminated Product in such terminated Major Market Country(ies);

(c) the licenses granted by AstraZeneca to Targacept pursuant to Sections 8.2.1 and 8.2.2 shall survive such termination, but, with respect to each Partially-Terminated Product, such licenses shall survive only with respect to non-terminated Major Market Country(ies);

(d) upon the request of Targacept, and provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) executed a safety agreement with respect to each such Partially-Terminated Product pursuant to Section 5.9.3(a), AstraZeneca shall, and does hereby automatically, grant to Targacept a license, subject to the royalty obligations in Section 11.4.1, if any, with the right to grant sublicenses, solely in such terminated

Major Market Country(ies) (i) under the Product Trademarks Controlled by AstraZeneca that are solely applicable to such Partially-Terminated Product, which grant shall be exclusive; (ii) under AstraZeneca Patent Rights and AstraZeneca’s interest in Joint Patent Rights in a country in the Territory (but, with respect to each Partially-Terminated Product, [********] (x) [********] such Partially-Terminated Product, in each case as of the date [********], or (y) [********] such Partially-Terminated Product, to the extent such Technology relates to such Partially-Terminated Product and [********] on or prior to the date [********]) that would be infringed by the Exploitation in such country of a Partially-Terminated Product in the absence of a license to Exploit such Partially-Terminated Product, which grant shall be non-exclusive (unless, with respect to any Technology, such Technology solely relates to one or more Partially-Terminated Products, in which case such grant to the Patent Right that covers such Technology shall be exclusive); and (iii) under AstraZeneca Technology and AstraZeneca’s interest in Joint Technology (but, with respect to each Partially-Terminated Product, [********] (x) [********] such Partially-Terminated Product, in each case as of the date [********], or (y) [********] such Partially-Terminated Product, to the extent such Technology relates to such Partially-Terminated Product, and [********] on or prior to the date [********]), which grant shall be non-exclusive; in each case ((i), (ii) and (iii)), to Exploit such Partially-Terminated Product in and outside the Field; provided, however, that in any event, AstraZeneca, its Affiliates and its Sublicensees shall retain a non-exclusive right to Exploit, but not to file Drug Approval Applications for, or obtain or maintain Regulatory Approvals for, or promote, market or commercially sell, offer for sale, or have sold (other than to an Affiliate in an intra-company transfer or to a Sublicensee or Distributor for sale in the Territory) any such Partially-Terminated Product(s) in such terminated Major Market Country(ies), as necessary or useful to exercise its rights under this Agreement in the Partially-Terminated Product Territory; and provided further that no AstraZeneca Other Technology or AstraZeneca Other Patent Rights shall be included in the foregoing grants unless and until the Parties agree, or an Expert determines, as applicable, the appropriate royalty rate, if any, pursuant to Section 11.4.1(b); and

(e) Sections 8.6 and 8.9 shall survive.

11.3.5 Termination of Agreement in its Entirety by AstraZeneca in accordance with Section 11.2.4 or 11.2.6. If this Agreement is terminated in its entirety (x) by

AstraZeneca pursuant to Section 11.2.4 or 11.2.6 or (y) for any other reason (other than by Targacept pursuant to Section 11.2.1, 11.2.4, 11.2.5, 11.2.6 or 11.2.7, by AstraZeneca pursuant to Section 11.2.1, 11.2.3 or 15.2.1, by mutual agreement or, for purposes of clarity, upon expiration of the Term pursuant to Section 11.1); provided that, for purposes of clarity, this Section 11.3.5 shall not expand the rights of AstraZeneca to terminate this Agreement beyond that expressly set forth in Sections 11.2.1, 11.2.3, 11.2.4 and 11.2.6 and, for purposes of clarity, the termination of the Research Program pursuant to Section 11.2.2 shall not trigger application of this Section 11.3.5:

(a) unless designated as a Terminated Compound prior to the effective date of such termination, (i) none of the Collaboration Compounds, Candidate Drugs and Products shall be Terminated Compounds and (ii) if such termination occurs prior to the end of the Tail Period, none of the Collaboration Candidates or Active+ Compounds shall be Terminated Compounds until designated as such pursuant to Section 2.2.4 or until they otherwise become such in accordance with Section 1.309(d);

(b) subject to Section 11.3.5(c), the licenses granted by Targacept to AstraZeneca pursuant to Sections 8.1.2, 8.1.3, 8.1.4 and 8.1.5 shall survive;

(c) (x) the royalty rates set forth in Section 6.6.1 shall be reduced by [********] and (y) the milestone obligations set forth in Section 6.5 shall be reduced by [********]; provided that if such termination results from a material breach by Targacept of (i) a representation or warranty with respect to any Targacept Technology or Targacept Patents claiming or covering (A) Ispronicline, such royalty rates and milestones shall be so reduced only with respect to [********] with respect thereto; (B) an Option Compound, such royalty rates and milestones shall be so reduced only with respect to [********] with respect thereto; or (C) a Collaboration Compound or, except as provided in clause (A) or (B) above, Candidate Drug, such royalty rates and milestones shall be so reduced only with respect to [********] with respect thereto; (ii) an obligation to use Commercially Reasonable Efforts in connection with a Targacept Development Activity relating to a Candidate Drug or Product, such royalty rates and milestones shall be so reduced only with respect to such Candidate Drug (including any Products that contain the same Candidate Drug) or Product (including any other Products that include the same Candidate Drug as such Product); or (iii) an obligation to use Commercially Reasonable Efforts in connection with the Research Program, such royalty rates and milestones shall be so reduced only with respect to Collaboration Compounds, Candidate Drugs (other than Ispronicline and Option Compound Candidate Drugs) and Products (other than Ispronicline Products and Option Compound Products); for purposes of clarity, nothing in this Section 11.3.5 shall constitute an acknowledgement or agreement of Targacept that a material breach of any (1) particular representation or warranty or (2) obligation to use Commercially Reasonable Efforts in connection with a Targacept Development Activity constitutes a material breach of this Agreement giving rise to a right of termination by AstraZeneca under Section 11.2.4.

(d) for purposes of clarity, AstraZeneca shall retain all rights set forth hereunder with respect to all Option Compound Candidate Drugs and Option Compound Products designated as such as of the effective date of such termination and any Licensed Derivatives with respect thereto and any Additional Compounds with respect to any of the foregoing, provided that AstraZeneca shall not have any further option rights described in Section 5.10.2 with respect to any other Option Compounds; provided, however, that notwithstanding the foregoing, with respect to any Option Compound for which AstraZeneca has paid an Option Maintenance Fee pursuant to Section 5.10.2(b)(3), but which has not become a Terminated Compound or an Unexercised Option Compound prior to the effective date of such termination, AstraZeneca shall have the right, at its election, to treat such termination as a failure by Targacept to meet its diligence obligations with respect to an Option Compound as set forth in Section 5.10.2(b)(4), such that Targacept shall refund the applicable Option Maintenance Fee and AstraZeneca shall have the right, but not the obligation, to complete the relevant Option Compound Development Plan in accordance with Section 5.10.2(b)(5) and Section 5.10.2 shall survive solely for purposes thereof;

(e) the ESC, JDC, JRC and CCC shall be disbanded and, except in relation to royalty and milestone payments pursuant to Section 6.6.1(e), AstraZeneca shall have no obligation to provide information or reports, or to participate in meetings with Targacept with respect to the Development and Commercialization of Candidate Drugs or Products under this Agreement, including under Section 5.9, except with respect to royalty reports as provided in Section 6.6.1(e);

(f) Targacept’s rights with respect to any AZ Co-Promotion Opportunity or any unexercised Co-Promotion Option pursuant to Section 5.11 shall, at AstraZeneca’s discretion, terminate and AstraZeneca shall be entitled to terminate any co-promotion agreement with respect to any AZ Co-Promotion Opportunity or Co-Promotion Option entered into by the Parties prior to termination, including any Co-Promotion Agreement; and

(g) Sections 8.6.1, 8.6.2 and 8.9 shall survive.

11.3.6 Additional Consequences in the Event of Termination.

(a) AstraZeneca Obligations.

(1) In the event of any termination of this Agreement in whole or in part in accordance with Section 11.2 (other than pursuant to Section 11.2.5(b) or 11.2.5(c)), except as expressly provided in this Article 11, AstraZeneca (i) shall have no obligation to Exploit in any way Terminated Compounds or Products that contain Terminated Compounds anywhere in the world following the date, with respect to each such Terminated Compound, on which such Terminated Compound became a Terminated Compound, (ii) shall not be responsible for any amounts otherwise payable under Section 6.4 with respect to such Terminated Compound(s) or Products that contain Terminated Compounds incurred following the date, with respect to each such Terminated Compound, on which such Terminated Compound became a Terminated Compound and (iii) shall not be responsible for any milestone payments for milestone events that are achieved under Section 6.5 with respect to such Terminated Compound(s) or Products that contain Terminated Compounds anywhere in the world following the date, with respect to each such Terminated Compound, on which such Terminated Compound became a Terminated Compound; provided, however, that in the event of any termination of this Agreement by AstraZeneca pursuant to Section 11.2.4, AstraZeneca shall not be responsible for any milestone payments for milestone events that are achieved but not yet due as of the date, with respect to each such Terminated Compound, on which such Terminated Compound became a Terminated Compound.

(2) In the event of the termination of this Agreement with respect to a Partially-Terminated Product in one or more terminated Major Market Countries pursuant to Section 11.2.5(b) or 11.2.5(c), except as expressly provided in this Article 11, AstraZeneca (i) shall have no obligation to Exploit such Partially-Terminated Product in any way in such terminated Major Market Country(ies) following the effective date of such termination, (ii) shall not be responsible for any amounts otherwise payable under Section 6.4 with respect to such Partially-Terminated Product in such terminated Major Market Country(ies) incurred following the effective date of such termination and (iii) shall not be responsible for any milestone payments for milestone events that are achieved under Section 6.5 with respect to such Partially-Terminated Product in such terminated Major Market Country(ies) following the effective date of such termination.

(b) Confidential Information and Data. Each Party shall promptly return all Confidential Information and Proprietary Materials of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

(c) Regulatory Filings.

(1) In the event of any termination of this Agreement in whole or in part in accordance with Section 11.2 (other than pursuant to Section 11.2.5(b) or 11.2.5(c) or by AstraZeneca pursuant to Section 11.2.4), to the extent requested in writing by Targacept, provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) if this Agreement is terminated in its entirety by either Party pursuant to Section 11.2.1, paid all amounts due under Sections 11.3.1(e), (f) and (g) (if applicable), AstraZeneca shall promptly: (i) where permitted by law, transfer to Targacept all of its right, title and interest in all Regulatory Filings (including Drug Approval Applications and Regulatory Approvals) then in its name applicable to each Terminated AZ Compound in the Territory, and all material aspects of Confidential Information Controlled by it as of the date of termination relating to such Regulatory

Filings (including Drug Approval Applications and Regulatory Approvals); (ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer; (iii) provide Targacept with copies all correspondence between AstraZeneca and such Regulatory Authorities relating to such Regulatory Filings, Drug Approval Applications and Regulatory Approvals; (iv) unless expressly prohibited by any Regulatory Authority, transfer control to Targacept of all Clinical Trials of each such Terminated AZ Compound being conducted as of the effective date of termination and continue to conduct such trials, at Targacept’s cost, for up to six (6) months to enable such transfer to be completed without interruption of any such trial; provided that AstraZeneca shall not have any obligation to continue any Clinical Trial if, AstraZeneca believes, in its sole discretion, that to do so would raise safety concerns or violate Applicable Laws; (v) assign (or cause its Affiliates to assign) to Targacept all agreements with any Third Party with respect to the conduct of Clinical Trials for each such Terminated AZ Compound including agreements with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case AstraZeneca shall cooperate with Targacept in all reasonable respects to secure the consent of such Third Party to such assignment); (vi) provide Targacept with all supplies of each such Terminated AZ Compound in the possession and Control of AstraZeneca or any Affiliate or contractor of AstraZeneca; and (vii) subject to any Third Party agreement, provide Targacept with copies of all reports and data generated or obtained by AstraZeneca or its Affiliates pursuant to this Agreement that relate to each such Terminated AZ Compound in the Major Market Countries that have not previously been provided to Targacept. For purposes of clarity, nothing in this subsection (c) shall require AstraZeneca to make any payments or provide any other consideration to any Third Party.

(2) In the event of any termination of this Agreement with respect to one or more Partially-Terminated Products in one or more terminated Major Market Countries pursuant to Section 11.2.5(b) or 11.2.5(c), to the extent requested by Targacept, provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) executed a safety agreement with respect to such Partially-

Terminated Product(s) in accordance with Section 5.9.3(a), AstraZeneca shall promptly (i) where permitted by Applicable Laws, provide Targacept with access to, and grant Targacept the right and license to use and to reference, all Regulatory Filings (including Drug Approval Applications and Regulatory Approvals) then in its name applicable to the Commercialization (or other Exploitation as necessary to support such Commercialization) of such Partially-Terminated Product in any such terminated Major Market Country(ies) and all material aspects of Confidential Information relating to such Regulatory Filings (including Drug Approval Applications and Regulatory Approvals) with respect to such Partially-Terminated Product Controlled by it, in each case solely as of the date such terminated Major Market Country(ies) are terminated from the Territory; (ii) provide Targacept with copies of all correspondence between AstraZeneca and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals that relate to such terminated Major Market Country(ies) as of the date such terminated Major Market Country(ies) are terminated from the Territory; (iii) assign to Targacept all agreements between AstraZeneca and any Third Party with respect to the conduct of clinical trials for such Partially-Terminated Product(s) that relate solely to obtaining or maintaining Regulatory Approvals in such terminated Major Market Country(ies), including agreements or contracts with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case AstraZeneca shall cooperate with Targacept in all reasonable respects to secure the consent of such Third Party to such assignment); and (iv) subject to any Third Party agreements, provide Targacept with copies of all reports and data obtained by AstraZeneca or its Affiliates pursuant to this Agreement that relate specifically to, or are otherwise necessary for, the Commercialization of such Partially-Terminated Product in any such terminated Major Market Country(ies) as of the date such terminated Major Market Country(ies) are terminated from the Territory.

(d) Manufacturing.

(1) In the event of any termination of this Agreement in whole or in part in accordance with Section 11.2 (other than pursuant to Section 11.2.5(b) or 11.2.5(c) or by AstraZeneca pursuant to Section 11.2.4), if AstraZeneca is manufacturing or having manufactured any Terminated AZ Compound or any intermediate thereof for use in any country in the Territory as of the effective date of termination, to the extent requested by Targacept, provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) if this Agreement is terminated in its entirety by either Party pursuant to Section 11.2.1, paid all amounts due under Sections 11.3.1(e) through (g) (if applicable), (i) AstraZeneca shall supply Targacept with its requirements for each such Terminated AZ Compound (which amounts shall be consistent with AstraZeneca’s historical usage of each such Terminated AZ Compound) for [********] following such termination at a transfer price equal to [********] supply of such Terminated AZ Compound(s) or intermediate, plus [********], and (ii) promptly after Targacept’s request, AstraZeneca shall provide to Targacept or its designee all information in its possession with respect to the manufacture of each such Terminated AZ Compound or intermediate as of the effective date of such termination.

(2) In the event of any termination of this Agreement with respect to one or more Partially-Terminated Products in one or more terminated Major Market Countries pursuant to Section 11.2.5(b) or 11.2.5(c), if AstraZeneca is manufacturing or having manufactured any Partially-Terminated Product or any intermediate thereof for use in a terminated Major Market Country as of the effective date of termination, to the extent requested by Targacept, provided that Targacept has (x) obtained insurance coverage in the amounts, and provided AstraZeneca with a certificate of insurance (if requested) as, required under Section 13.4.2, and (y) executed a safety agreement with respect to each such Partially-Terminated Product in accordance with Section 5.9.3(a), (i) AstraZeneca shall supply Targacept with its requirements for each such Partially-Terminated Product in such terminated Major Market Country (which amounts shall be consistent with AstraZeneca’s historical usage of each such Partially-Terminated Product in such Major Market Country(ies)) for [********] following such termination at a transfer price equal to [********] supply of such Partially-Terminated Product or intermediate, plus [********], and (ii) promptly after Targacept’s request, AstraZeneca shall provide to Targacept or its designee all information in its possession with respect to the manufacture of each such Partially-Terminated Product or intermediate as of the effective date of such termination.

11.4 AstraZeneca Royalties.

11.4.1 Royalty Rates.

(a) For each Royalty-Bearing Product, Targacept shall pay AstraZeneca a royalty based on Targacept Net Sales of such Royalty-Bearing Product in each Calendar Year (or partial Calendar Year) at the rate of [********] of Targacept Net Sales. A “Royalty-Bearing Product” is a product that contains an Active+ Compound, Collaboration Compound or Candidate Drug that has become a Terminated Compound (other than as a result of a termination by Targacept under Section 11.2.4 or 11.2.5 or by either Party under Section 11.2.1) (a “Royalty-Bearing Terminated Compound”) as an active ingredient.

(b) If for any Terminated AZ Compound (including any Royalty-Bearing Product) or any Partially-Terminated Product, Targacept wishes to use or otherwise obtain rights under the AstraZeneca Other Technology or AstraZeneca Other Patent Rights under the grants set forth in Section 11.3.1(d), 11.3.2(d), 11.3.3(d) or 11.3.4(d) (each, a “Royalty-Bearing Terminated AZ Product”), Targacept shall deliver a written notice to AstraZeneca, whereupon the Parties shall negotiate in good faith an appropriate royalty rate under the applicable license grants, giving good faith consideration to the value derived from such AstraZeneca Other Patent Right(s) and AstraZeneca Other Technology based on such rates as are customary in the industry for such rights and, if and to the extent that such AstraZeneca Other Patent Rights provide exclusivity with respect to such Royalty-Bearing Terminated AZ Product, the value of such exclusivity, which royalties shall be in addition to any payments due under Section 11.4.1(a); provided that in the event the Parties are unable to agree, such matter shall be referred to an Expert for resolution in accordance with Section 14.4 (expedited arbitration). For purposes of clarity, upon the effective date of any such termination, any Targacept Net Sales with respect to any Partially-Terminated Product(s) shall be included in the royalty calculations set forth in this Section 11.4.

11.4.2 Royalty Term. Targacept’s obligation to pay royalties shall commence, on a country-by-country basis, with respect to each separate Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product, on the later of (a) the date on which the Royalty-Bearing Terminated Compound, Terminated AZ Compound or Partially-Terminated Product, as applicable, contained in such product becomes a Terminated Compound, and (b) the date of First Commercial Sale of such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product in such country by Targacept, its Affiliates or Sublicensees (but, for purposes of clarity, not AstraZeneca or its Affiliates or Sublicensees). The obligation shall expire, on a country-by-country basis, with respect to each separate Royalty-Bearing Product and Royalty-Bearing Terminated AZ Product, on the later to occur of (i) the twelfth (12th) anniversary of the First Commercial Sale by Targacept, its Affiliates or Sublicensees of such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product in such country and (ii) the expiration date in such country of the last to expire of (A) with respect to a Royalty-Bearing Product, any AstraZeneca Patent Right or (B) with respect to a Royalty-Bearing Terminated AZ Product, any AstraZeneca Other Patent Right, in each case ((A) and (B)), that includes at least one Valid Claim covering the composition of matter of such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product, a pharmaceutical preparation comprising such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product or a method of use of such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product for the indication(s) for which Commercialization Regulatory Approval is obtained or that is otherwise capable of providing market exclusivity with respect to such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product for the indication(s) for which such Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product has received Commercialization Regulatory Approval in such country.

11.4.3 Other Applicable Terms. During such period (if any) as Targacept is required to pay royalties to AstraZeneca pursuant to Section 11.4.2, the provisions of Sections 6.6.1(e) and 6.6.2 through 6.6.6 shall apply mutatis mutandis to the calculation, payment and recording of Targacept’s obligations to pay royalties under this Section 11.4 as they apply to AstraZeneca pursuant to, and for such purpose each reference, in such Sections (a) to AstraZeneca shall be deemed to be to Targacept and vice versa and (b) to AZ Net Sales shall be deemed to be Targacept Net Sales.

11.4.4 Third Party Payments.

(a) Terminated Compounds. From and after the date on which each Terminated Compound becomes a Terminated Compound, Targacept shall be solely responsible for all (i) up-front fees (including any fees paid in installments) and milestones (including any royalties or other payments that are not tied to sales of a product containing a Terminated Compound (including any Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product)) payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Terminated Compound (including any Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product) or a product that contains such Terminated Compound and (ii) royalties (but excluding any royalties or other payments that are not tied to sales of a product containing a Terminated Compound (including any Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product)) payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Terminated Compound (including any Royalty-Bearing Product or Royalty-Bearing Terminated AZ Product) or a product that contains such Terminated Compound, in each case ((i) and (ii)), irrespective of the Party that has entered into the applicable agreement with, or first made a payment to, such Third Party). For purposes of clarity, Targacept shall not have any obligation under this Section to reimburse AstraZeneca for payments with respect to a Terminated Compound prior to the date such Terminated Compound becomes a Terminated Compound.

(b) Breach of Section 11.4.4(a). In the event AstraZeneca believes that Targacept is in breach of Section 11.4.4(a), it shall have the right to give Targacept written notice specifying the nature of the breach, requiring Targacept to make good or otherwise cure such breach, and stating its intention to terminate the licenses granted under Section 8.2.3, 11.3.1(d), 11.3.2(d), 11.3.3(d) or 11.3.4(d) or its obligations under Section 11.3.1(c), 11.3.6(c)(1), 11.3.6(c)(2), 11.3.6(d)(1) or 11.3.6(d)(2), as applicable to the Terminated Compound with respect to which the breach applies. If such breach is not cured within [********] after the date such notice is delivered (or, if such breach cannot be cured within such [********] period, if Targacept does not commence actions to cure such breach within the cure period and thereafter diligently continue such actions), AstraZeneca shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, to terminate such applicable licenses or obligations. If Targacept shall dispute the existence, extent or nature of such breach, the matter shall be referred to the ESC and the ESC shall use good faith efforts to resolve the dispute. If the ESC cannot resolve the dispute within thirty (30) days after the ESC first meets to consider such matter (subject to Section 2.1.5, if applicable), it shall be resolved in accordance with Section 14.4 (expedited arbitration) and any time period related to such termination right, and termination, shall be tolled during any such ESC review and any arbitration proceeding.

(c) Partially-Terminated Products. From and after the date on which each Partially-Terminated Product becomes a Partially-Terminated Product, Targacept shall be solely responsible for all (i) up-front fees (including any fees paid in installments) and milestones (including any royalties or other payments that are not tied to sales of a product containing a Partially-Terminated Product) payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Partially-Terminated Product outside of such Partially-Terminated Product’s Partially-Terminated Product Territory and (ii) royalties (but excluding any royalties or other payments that are not tied to sales of a Partially-Terminated Product) payable to a Third Party in consideration for rights necessary or useful for the Exploitation of a Partially-Terminated Product outside of such Partially-Terminated Product’s Partially-Terminated Product Territory, in each case ((i) and (ii)), irrespective of the Party that has entered into the applicable agreement with, or made a prior payment to, such Third Party). For purposes of clarity, Targacept shall not have any obligation under this Section to reimburse AstraZeneca for payments with respect to a Partially-Terminated Product prior to the date such Partially-Terminated Product becomes a Partially-Terminated Product.

11.4.5 Acknowledgment. Targacept recognizes and acknowledges that each of the following, separately and together, has substantial economic benefit to Targacept: (i) the licenses granted to Targacept hereunder with respect to AstraZeneca Technology; (ii) the licenses granted to Targacept under Patent Rights Controlled by AstraZeneca; (iii) the restrictions on AstraZeneca pursuant to Section 8.6.3; and (iv) the exclusivity afforded to Targacept by each of the foregoing. The Parties agree that the royalty rates set forth in Section 11.4.1 reflect an efficient and reasonable blended allocation of the values provided by AstraZeneca to Targacept.

11.5 Unauthorized Sales.

11.5.1 Outside the Field and Schizophrenia. To the extent that Targacept has the right to Exploit products that contain Terminated Compound(s) outside the Field and Schizophrenia or outside the Field, as applicable, and to the extent permitted by law, Targacept, during the Term, (a) shall, and shall cause its Affiliates and Sublicensees to, market or promote only outside the Field and Schizophrenia or outside the Field, as applicable, and (b) shall not, and shall not permit its Affiliates and Sublicensees to, market or promote such product(s) directly or indirectly (i) to any Person in the Field or Schizophrenia or in the Field, as applicable, or (ii) to any Person that (A) is reasonably likely to directly or indirectly market or promote such product (or the Terminated Compound contained therein) for use in the Field or Schizophrenia or in the Field, as applicable, or assist another Person to do so, or (B) has directly or indirectly marketed or promoted such product (or the Terminated Compound contained therein) for use in the Field or Schizophrenia or in the Field, as applicable, or assisted another Person to do so.

11.5.2 Outside the Territory.

(a) With respect to each Partially-Terminated Product and to the extent permitted by law, AstraZeneca (i) shall, and shall cause its Affiliates and Sublicensees to, distribute, market, promote, offer for sale and sell such Partially-Terminated Product only in the applicable Partially-Terminated Product Territory with respect to such Partially-Terminated Product and (ii) shall not, and shall not permit its Affiliates and Sublicensees to, distribute, market, promote, offer for sale or sell such Partially-Terminated Product directly or indirectly (A) to any Person outside such Partially-Terminated Product Territory or (B) to any Person in such Partially-Terminated Product Territory that (1) is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell such Partially-Terminated Product outside such Partially-Terminated Product Territory or assist another Person to do so or (2) has directly or indirectly distributed, marketed, promoted, offered for sale or sold the Partially-Terminated Product outside such Partially-Terminated Product Territory or assisted another Person to do so, except in each case ((i) and (ii)), to the extent AstraZeneca has retained such rights pursuant to Section 11.3.4(d).

(b) With respect to each Partially-Terminated Product and to the extent permitted by law, Targacept (i) shall, and shall cause its Affiliates and Sublicensees to, distribute, market, promote, offer for sale and sell such Partially-Terminated Product only in the applicable terminated Major Market Country(ies) with respect to such Partially-Terminated Product and (ii) shall not, and shall not permit its Affiliates and Sublicensees to, distribute, market, promote, offer for sale or sell such Partially-Terminated Product directly or indirectly (A) to any Person outside such terminated Major Market Country(ies) or (B) to any Person in such terminated Major Market Country(ies) that (1) is reasonably likely to directly or indirectly distribute, market, promote, offer for sale or sell such Partially-Terminated Product outside such terminated Major Market Country(ies) or assist another Person to do so or (2) has directly or indirectly distributed, marketed, promoted, offered for sale or sold such Partially-Terminated Product outside such terminated Major Market Country(ies) or assisted another Person to do so.

11.6 Surviving Provisions.

11.6.1 Accrued Rights. Termination or expiration of this Agreement (in its entirety or with respect to one or more Collaboration Compounds, Candidate Drugs or Products, or with respect to one or more Collaboration Compounds, Candidate Drugs or Products in one or more Major Market Countries) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination of expiration of this Agreement.

11.6.2 Surviving Provisions. Without limiting the foregoing, in addition to the provisions of this Agreement that survive termination pursuant to Section 11.3.1 through 11.3.5, expiration or termination of this Agreement (in its entirety or with respect to one or more Collaboration Compounds, Candidate Drugs or Products, or with respect to one or more Collaboration Compounds, Candidate Drugs or Products in one or more Major Market Countries) for any reason shall be without prejudice to:

(a) the rights and obligations of the Parties provided in Sections 4.5.1, 4.10, 4.11.1, 5.9.3, 5.12, 7.1.1, 7.1.2, 7.4, 7.5, 8.1.4, 8.1.5, 8.2.3, 8.2.4, 8.3 (to the extent the license grants in Section 8.1 and 8.2, as applicable, survive), 8.5, 8.9.1 (to the extent the license grant in Section 8.1.3 survives), 9.1, 9.3, 11.3, 11.4 (to the extent incurred prior to expiration or earlier termination), 16.11 (to the extent relating to Materials delivered prior to expiration or termination) and 16.15 and Articles 6 (solely with respect to Section 6.4, to the extent costs and expenses are incurred prior to expiration or earlier termination), 13, 14 and 17 (other than Sections 17.14 and 17.15) (including, for purposes of interpreting any such Section or Article, all other Sections or Articles referenced in any such Section or Article and including Article 1), and this Section 11.6, all of which shall survive such termination or expiration;

(b) any other rights or remedies provided at law or equity that either Party may otherwise have.

12. REPRESENTATIONS AND WARRANTIES

12.1 Mutual Representations and Warranties. Targacept and AstraZeneca each represents and warrants to the other, as of the Execution Date, as follows:

12.1.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

12.1.2 Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

12.1.3 Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, to judicial principles affecting the availability of specific performance and to general principles of equity, whether enforceability is considered a proceeding at law or equity.

12.1.4 Consents. Except as may be required pursuant to Section 17.14, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

12.1.5 No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.2 Additional Representations of Targacept. Targacept further represents, warrants to AstraZeneca, as of the Execution Date, and covenants as follows:

12.2.1 Except as set forth in Part A of Schedule 12.2, Targacept is the sole and exclusive owner of the entire right, title and interest in the Patent Rights listed on Schedule 12.2, Part A (the “Owned Patent Rights”) and is entitled to grant the licenses specified herein. Except as provided in Part A of Schedule 12.2, such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. If any Patent Rights are listed on Part B of Schedule 12.2 (the “In-Licensed Patent Rights”), Targacept is the sole and exclusive licensee of and Controls all right, title and interest in and to such Patent Rights and is entitled to grant the licenses specified herein. There are no Targacept Patent Rights with respect to which Targacept is a non-exclusive licensee. Except as provided in Part B of Schedule 12.2, such rights, if any, are not subject to any encumbrance, lien or claim of ownership by, or any obligation, financial or otherwise, to, a Third Party. Targacept owns or has a license or other right to use all Targacept Other Technology and is entitled to grant the licenses thereto specified herein and has not granted rights to a Third Party under any Targacept Patent Rights or Targacept Other Technology that are inconsistent or conflict with the rights granted to AstraZeneca, or that would otherwise prevent or impair AstraZeneca from realizing its expected benefits under, this Agreement. True, complete and correct copies of the complete file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the

Owned Patent Rights and the In-Licensed Patent Rights (if any) and all license agreements regarding, and other agreements relating to Targacept’s Control of (including any financial or other obligations with respect thereto), the In-Licensed Targacept Patent Rights (if any) and the Targacept Other Technology (the “In-License Agreements”), as amended to the date hereof, have been provided or made available to AstraZeneca prior to the Execution Date (with financial terms redacted). AstraZeneca will not have any financial obligations under any In-License Agreement. The Owned Patent Rights and the In-Licensed Patent Rights (if any) constitute all of the Targacept Patent Rights other than Targacept Excluded Patent Rights. True, complete and correct copies of all other license and other agreements, if any, to which Targacept is a party that would impose any obligations on AstraZeneca’s Exploitation in the Field or Schizophrenia of any Collaboration Candidates, Active+ Compounds, Collaboration Compounds, Candidate Drugs or Products have been provided to AstraZeneca at Targacept’s offices in the due diligence data room in connection with AstraZeneca’s due diligence prior to the Execution Date (each of which shall be deemed to be In-License Agreements). Each In-License Agreement is listed on Part C of Schedule 12.2. Targacept nor, to its Knowledge, any Third Party is in breach of any In-License Agreement and to the Knowledge of Targacept each In-License Agreement is in full force and effect.

12.2.2 To Targacept’s Knowledge, the Targacept Patent Rights are being diligently prosecuted in the respective Patent Offices in accordance with all applicable laws and regulations. The Targacept Patent Rights have been filed and maintained properly and correctly in all material respects and all applicable fees have been paid on or before the deadline for payment.

12.2.3 To Targacept’s Knowledge, no Person is infringing or threatening to infringe Targacept Patent Rights or misappropriating or threatening to misappropriate the Targacept Other Technology.

12.2.4 All Targacept Patent Rights are existing and, to the Knowledge of Targacept, no Targacept Patent Rights are invalid or unenforceable. Targacept has the right to enforce the Targacept Patent Rights. The conception, development and reduction to practice of Targacept Other Technology, including the research and development of Ispronicline and the preparation of the Regulatory Filings, have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person. There are no claims, judgments or settlements against, or amounts with respect thereto, owed by Targacept or any of its Affiliates relating to the Regulatory Filings, the Targacept Patent Rights or the Targacept Other Technology and to Targacept’s Knowledge the conduct of the Research Program and AstraZeneca’s Exploitation of Candidate Drugs and Products under this Agreement will not infringe the Patent Rights or other intellectual property rights of any Third Party. No claim or litigation has been brought or threatened by any Person alleging, and Targacept has no Knowledge of any claim, whether or not asserted, that (a) the Targacept Patent Rights are invalid or unenforceable or (b) the Regulatory Filings, the Targacept Patent Rights or the Targacept Other Technology or the disclosing, copying, making, assigning or licensing of the Regulatory Filings, the Targacept Patent Rights or the Targacept Other Technology, or Exploiting as set forth herein the products that are the subject of the Regulatory Filings or the Targacept Patent Rights or that otherwise comprise the Targacept Other Technology, including Ispronicline, violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Person. To Targacept’s Knowledge, Targacept has the right to use all Technology, Proprietary Materials and Patent Rights necessary to conduct the Research Program and the Exploitation of any Collaboration Compound, Candidate Drug or Product will not be subject to any other license or agreement of Targacept or any of its Affiliates other than an In-License Agreement.

12.2.5 Targacept has not previously assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to the Targacept Patent Rights, Targacept Technology, Regulatory Filings or Ispronicline (including by granting any covenant not to sue with respect thereto) or any Patent Rights or Technology that would be Targacept Patent Rights or Targacept Technology but for such assignment, transfer, license, conveyance or encumbrance, except in each case where such assignment, transfer, license, conveyance or encumbrance is terminated and no longer in force or effect.

12.2.6 In respect of the pending United States patent applications included in the Targacept Patent Rights, Targacept has presented all relevant prior art of which it and, to its

Knowledge, the inventors have knowledge to the relevant Patent Examiner at the United States Patent and Trademark Office.

12.2.7 The Targacept Patent Rights listed on Part D of Schedule 12.2 represent all Patent Rights within Targacept’s Control relating to Ispronicline and its Exploitation in or outside the Field.

12.2.8 The Targacept Other Technology that will, upon execution of this Agreement, be subject to the confidentiality obligations of AstraZeneca hereunder has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality.

12.2.9 Targacept has provided to AstraZeneca at Targacept’s offices in the due diligence data room in connection with AstraZeneca’s due diligence prior to the Execution Date true, complete and correct copies of all Regulatory Filings and Targacept Other Technology and other information in its possession or Control regarding or related to Ispronicline. Targacept has prepared, maintained and retained all Regulatory Filings that are required to be maintained or reported pursuant to and in accordance with Applicable Laws and in accordance, in all material respects, with GLP and Good Clinical Practices.

12.2.10 Targacept has provided to AstraZeneca at Targacept’s offices in the due diligence data room in connection with AstraZeneca’s due diligence prior to the Execution Date all material adverse information with respect to the safety and efficacy of Ispronicline Known to Targacept.

12.2.11 No rights or licenses are required under Targacept Other Technology, Targacept Patent Rights or, to Targacept’s Knowledge, under any Third Party Patent Rights or Third Party Technology for AstraZeneca or its Affiliates or Sublicensees to Exploit Ispronicline other than those granted under Section 8.1.

12.2.12 All works of authorship and all other materials subject to copyright protection included in Targacept Other Technology are original and were either created by Targacept employees within the scope of their employment or are otherwise works made for hire, or all right, title and interest in and to such materials have been legally and fully assigned and transferred to Targacept, and all rights in all inventions and discoveries, made, developed or conceived by any employee or independent contractor of Targacept during the course of their employment (or other retention) by Targacept, and relating to or included in Targacept Other Technology or that are the subject of one or more Targacept Patent Rights have been or will be assigned in writing to Targacept.

12.2.13 Targacept has obtained the right (including under any Patent Rights and other intellectual property rights) to Exploit all Technology, Proprietary Materials and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between Targacept and any such Third Party with respect to Ispronicline, and Targacept has the rights under each such agreement to transfer such Technology, Proprietary Materials or other materials to AstraZeneca and its designees and to grant AstraZeneca the right to use such Technology, Proprietary Materials and other materials in the manufacture and other Exploitation of Ispronicline and any Ispronicline Product without restriction.

12.2.14 All information, documentation and other materials furnished or made available by Targacept upon the request of AstraZeneca during AstraZeneca’s period of diligence prior to the Execution Date or otherwise related to the Collaboration are true, complete and correct copies of what they purport to be.

12.2.15 Upon termination of the SMRI Agreement in accordance with Section 5.10.4, neither The Stanley Medical Research Institute nor any other Third Party will have any rights to, and Targacept does not have and will not have any obligations to The Stanley Medical Research Institute (or any obligations to any Third Party arising under the SMRI Agreement) with respect to, TC-1827 or any other Compounds. As of the Execution Date, Targacept has satisfied all of its debts and obligations under the note held by The Stanley Medical Research Institute in connection with the SMRI Agreement, which note has been cancelled and is of no further force and effect.

12.2.16 No Targacept Patent Rights or Targacept Other Technology is Controlled by Targacept under the [********]. All Targacept Patent Rights or Targacept Other Technology covered by the [********] have been validly assigned to Targacept and Targacept is the sole and exclusive owner of all right, title and interest therein.

12.2.17 [********] does not own or control, and Targacept does not license from [********], in each case under the [********], any (i) Patent Rights that are necessary or useful to Exploit Ispronicline (except as set forth on Schedule 12.2) or (ii) Technology or proprietary materials that are incorporated in or have been used in the Exploitation of Ispronicline.

12.2.18 [********]. In addition, (a) no Development Compounds, Back-Up Compounds or Licensed Products (as each such term is defined in the [********]) existed during the term of, or as of the termination of, the [********], (b) neither [********] nor any of its Affiliates has any rights, and Targacept has no obligations, with respect to any Terminated Compounds (as such term is defined in the [********]) under or in connection with the [********] or the termination thereof and (c) Targacept did not object to any compounds pursuant to [********]. In addition, (x) no Materials or Confidential Information [********] (as each such term is defined in the [********]) shall be used under the Research Program, any Additional Research Program or otherwise in connection with this Agreement and (y) neither Aventis nor any of its Affiliates owns or controls any (i) Patent Rights that are necessary or useful to Exploit Ispronicline or (ii) Technology or proprietary materials that are incorporated in or have been used in the Exploitation of Ispronicline.

12.2.19 [********] and neither [********] nor any of its Affiliates has any rights, and Targacept has no obligations, under or in connection with [********] with respect to the Targacept Patent Rights or the Targacept Technology or any Compounds, including Ispronicline. In addition, (a) only [********] were designated under the [********] and there were and are no [********] and (b) no Materials or Confidential Information of [********], including any [********] shall be used under the Research Program, any Additional Research Program or otherwise in connection with this Agreement.

12.2.20 None of the Licensed Products (as such term is defined in the [********] shall be used under the Research Program, any Additional Research Program, any Development Program or otherwise in connection with this Agreement.

12.2.21 This Agreement, and the transactions contemplated hereby, constitute an [********], for purposes of the [********].

12.2.22 The representations and warranties of Targacept in this Agreement, and the information, documents and materials furnished to AstraZeneca in connection with its period of diligence prior to the Execution Date of this Agreement, do not, taken as a whole, (a) contain any untrue statement of a material fact or (b) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

For purposes of clarity, all references to Targacept Other Technology or Regulatory Filings in this Section 12.2 shall mean Targacept Other Technology that is Targacept Other Technology, or Regulatory Filings that are Regulatory Filings, as of the Execution Date.

12.3 Representations of Targacept with respect to Option Compound Candidate Drugs. Together with any IND-Ready Notice or POC Notice with respect to an Option Compound, Targacept shall provide AstraZeneca with a written statement containing (a) any exceptions to the representations and warranties set forth in Section 12.2 (other than Sections 12.2.14 and 12.2.15 and, in the case of an IND-Ready Notice, all representations and warranties set forth in Section 12.2 to the extent relating to Regulatory Filings), then Known to Targacept as they relate specifically to such Option Compound, (b) a list of any Targacept Patent Rights covering such Option Compound, identified as Owned Patent Rights or In-Licensed Patent Rights, as applicable, and (c) a list of all license or other agreements to which Targacept or any of its Affiliates is a party and either by which Targacept Controls such Option Compound or that would impose any obligations, financial or otherwise, on AstraZeneca’s Exploitation thereof, which shall be deemed to be In-License Agreements. Together with such statement, Targacept shall provide AstraZeneca with true, complete and correct copies of any such In-License Agreement to the extent not previously provided to AstraZeneca. If AstraZeneca designates an Option Compound as an Option Compound Candidate Drug, Targacept shall be deemed to have made each of the representations and warranties set forth in Section 12.2 (other than Sections 12.2.14 and 12.2.15 and, in the case of an IND-Ready Option Candidate Drug, all representations and warranties set forth in Section 12.2 to the extent relating to Regulatory Filings) with respect to such Option Compound Candidate Drug only, as of the date of the written statement delivered pursuant to the first sentence of this Section 12.3 (or, if AstraZeneca provided notice pursuant to the last sentence of this Section 12.3, the date that AstraZeneca exercises such IND-Ready Option or POC Option), subject only to the exceptions set forth on Schedule 12.2 as of the Effective Date (as updated by each written statement provided pursuant to this Section 12.3 or pursuant to Section 12.4) and with any references in Section 12.2 to (i) the Execution Date or the Effective Date being instead to the date of such statement, (ii) Ispronicline being instead to such Option Compound, (iii) Targacept Patent Rights being instead to Targacept Patent Rights that contain one or more claims that cover such Option Compound or the Exploitation thereof, (iv) Targacept Other Technology being instead to Targacept Other Technology that is necessary or reasonably useful for AstraZeneca to Exploit such Option Compound, (v) In-License Agreement being instead to In-License Agreements relating to such Option Compound, (vi) Schedule 12.2 (or any Part thereof) being instead to such statement and (vii) Targacept being instead to Targacept and its Affiliates, if any. For purposes of clarity, this Section 12.3 applies only to each Option Compound for which Targacept provides AstraZeneca with an IND-Ready Notice or POC Notice, has no application to any other compound or product or any Patent Right, Technology or Regulatory Filing not addressed above and does not require any update, supplement to or superseding of any representation, warranty or covenant made by Targacept pursuant to Section 12.2. If AstraZeneca notifies Targacept in writing, with at least [********] advance notice, as to the date it intends (which notice shall not be binding on AstraZeneca) to exercise an IND-Ready Option or POC Option, Targacept shall update the written statement provided in accordance with the first sentence of this Section 12.3 as of such exercise date.

12.4 Representations of Targacept with respect to Lead Collaboration Compounds. Within [********] (or such greater number of days as the Parties may agree in writing) after the JRC designates a Lead Collaboration Compound or after delivery of written notice to Targacept by AstraZeneca that AstraZeneca has designated a Lead Collaboration Compound, Targacept shall provide AstraZeneca with a written statement containing (a) any exceptions to the representations and warranties set forth in Section 12.2 (other than Sections 12.2.14 and 12.2.15 and all representations and warranties set forth in Section 12.2 to the extent relating to Regulatory Filings), then Known to Targacept as they relate specifically to such Lead Collaboration Compound, (b) a list of any Targacept Patent Rights covering such Lead Collaboration Compound, identified as Owned Patent Rights or In-Licensed Patent Rights, as applicable, and (c) a list of all license or other agreements to which Targacept or any of its

Affiliates is a party and either by which Targacept Controls such Lead Collaboration Compound or that would impose any obligations, financial or otherwise, on AstraZeneca’s Exploitation thereof, which shall be deemed to be In-License Agreements. Together with such statement, Targacept shall provide AstraZeneca with true, complete and correct copies of any such In-License Agreement to the extent not previously provided to AstraZeneca. Targacept shall be deemed to have made each of the representations and warranties set forth in Section 12.2 (other than Sections 12.2.14 and 12.2.15 and all representations and warranties set forth in Section 12.2 to the extent relating to Regulatory Filings) with respect to such Lead Collaboration Compound only, as of the date of the written statement delivered pursuant to the first sentence of this Section 12.4, subject only to the exceptions set forth on Schedule 12.2 as of the Effective Date (as updated by each statement provided pursuant to this Section 12.4 or pursuant to Section 12.3) and with any references in Section 12.2 to (i) the Execution Date or the Effective Date being instead to the date of such statement, (ii) Ispronicline being instead to such Lead Collaboration Compound, (iii) Targacept Patent Rights being instead to Targacept Patent Rights that contain one or more claims that cover such Lead Collaboration Compound or the Exploitation thereof, (iv) Targacept Other Technology being instead to Targacept Technology that is necessary or reasonably useful for AstraZeneca to Exploit such Lead Collaboration Compound, (v) In-License Agreement being instead to In-License Agreements relating to such Lead Collaboration Compound, (vi) Schedule 12.2 (or any Part thereof) being instead to such statement, (vii) Targacept being instead to Targacept and its Affiliates, if any and (viii) Technology, information, materials and agreements provided to AstraZeneca at Targacept’s offices in a due diligence data room being instead to such Technology, information, materials and agreements furnished or made available to AstraZeneca prior to the date of such statement. For purposes of clarity, this Section 12.4 applies only to each Lead Collaboration Compound that is in the Collaboration Compound Pool as of the end of the Tail Period (or, if later, the resolution of any dispute pursuant to Section 4.3.2 or as provided in Section 4.9), has no application to any other compound or product or any Patent Right, Technology or Regulatory Filing not addressed above and does not require any update, supplement to or superseding of any representation, warranty or covenant made by Targacept pursuant to Section 12.2. If a Lead Collaboration Compound is designated as, or otherwise becomes, a Terminated Compound during the Research Program

Term or the Tail Period other than as a result of a breach by Targacept, any representations and warranties made by Targacept pursuant to this Section 12.4 shall cease to be effective.

12.5 Consequences of a Material Breach of a Representation or Warranty. Notwithstanding anything in this Agreement to the contrary, in the event of a material breach of a representation and warranty under this Article 12 by Targacept, such that the Exploitation of Candidate Drugs or Products by AstraZeneca, its Affiliates or any of their Sublicensees infringes or misappropriates any Patent Rights, trade secret or other intellectual property right of a Third Party in any country in the Territory, then Targacept shall, notwithstanding Sections 6.6.1(d)(2), 10.2.4 and 10.2.6, be solely responsible for any damages or liabilities of either Party or their respective Affiliates or Sublicensees with respect thereto, including the cost of litigation and any license fees, milestones or royalties under any license, settlement or other agreement with such Third Party resulting therefrom; provided, however, that if Targacept obtains a license from such Third Party as necessary for AstraZeneca and its Affiliates and Sublicensees to Exploit the Collaboration Compounds, Candidate Drugs and Products in such country, and fully indemnifies and holds harmless AstraZeneca for any such damages, liabilities, costs, license fees, milestones and royalties, AstraZeneca shall have no right to terminate this Agreement for breach of such representation and warranty under Section 11.2.4.

13. INDEMNIFICATION AND INSURANCE

13.1 Indemnification of AstraZeneca by Targacept. Targacept shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “AstraZeneca Indemnitees”), against all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the AstraZeneca Indemnitees, or any one of them, as a direct result of claims, suits, actions, written demands or judgments of Third Parties, including personal injury and product liability claims and claims of suppliers and Targacept employees (collectively, “Claims”) arising out of (a) any breach by Targacept of this Agreement, (b) any negligence or willful misconduct on the part of Targacept or its Affiliates, (c) the Exploitation, whether before or after termination of this Agreement and whether or not such Exploitation is permitted hereunder, of any Terminated Compound or Option Compound (but for clarity, not with respect to any such Exploitation after such Option Compound has become an Option Compound Candidate Drug) by Targacept or any of its Affiliates, Sublicensees (other than AstraZeneca), distributors or agents, (d) the Ongoing Ispronicline Trial, or (e) the termination of the SMRI Agreement (or any surviving obligations thereunder), except in each case with respect to any Claim or Losses if and to the extent resulting from a breach of this Agreement or any Co-Promotion Agreement by, or the gross negligence or willful misconduct of, AstraZeneca or its Affiliates; provided that, with respect to any Claim for which Targacept has an obligation to any AstraZeneca Indemnitee pursuant to this Section 13.1 and AstraZeneca has an obligation to any Targacept Indemnitee pursuant to Section 13.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for such Losses.

13.2 Indemnification of Targacept by AstraZeneca. AstraZeneca shall indemnify, defend and hold harmless Targacept, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the “Targacept Indemnitees”), against any Losses incurred by or imposed upon the Targacept Indemnitees, or any one of them, as a direct result of Claims arising out of (a) any breach by AstraZeneca of this Agreement, (b) any negligence or willful misconduct on the part of AstraZeneca or its Affiliates, (c) the Exploitation, whether before or after termination of this Agreement and whether or not such Exploitation is permitted hereunder, of any Collaboration Compound or Candidate Drug (after its designation as such) or Product by AstraZeneca or any of its Affiliates, Sublicensees, distributors or agents (other than Targacept), except in each case with respect to any Claim or Loss if and to the extent resulting from a breach of this Agreement or any Co-Promotion Agreement by, or the gross negligence or willful misconduct of, Targacept or its Affiliates; provided that with respect to any Claim for which Targacept has an obligation to any AstraZeneca Indemnitee pursuant to Section 13.1 and AstraZeneca has an obligation to any Targacept Indemnitee pursuant to this Section 13.2, each Party shall indemnify each of the other Party’s Indemnitees for its Losses to the extent of its responsibility, relative to the other Party, for such Losses.

13.3 Conditions to Indemnification.

13.3.1 Notice of Claim. A Party seeking recovery under this Article 13 (the “Indemnified Party”) in respect of any Losses incurred by it or, in the case of AstraZeneca, an AstraZeneca Indemnitee or, in the case of Targacept, a Targacept Indemnitee (in either case, the “Indemnitees”), shall give prompt notice of such Claim (an “Indemnification Claim Notice”) to the Party from which recovery is sought (the “Indemnifying Party”), but in no event shall the Indemnifying Party be liable for any Losses to the extent resulting from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party or its Indemnitees shall be made solely by such Party.

13.3.2 Third Party Claims. The obligations of an Indemnifying Party under this Article 13 with respect to Losses arising from Claims of any Third Party that are subject to indemnification as provided for in Section 13.1 or 13.2 (a “Third Party Claim”) shall be governed by and be contingent upon the following additional terms and conditions:

(a) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the applicable Indemnification Claim Notice is delivered to the Indemnifying Party. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party or any of its Indemnitees in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s, or its Indemnitee’s, claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel reasonably selected by the Indemnifying Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party or any of its Indemnitees in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 13.3.2(b), the Indemnifying Party shall not be liable to the Indemnified Party or any of its Indemnitees for any legal expenses subsequently incurred by such Indemnified Party or Indemnitee(s) in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is judicially determined (in a final, non-appealable decision) or otherwise agreed by the Parties, that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnified Party or any of its Indemnitee(s) from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all actual costs and expenses (including reasonable attorneys’ fees and costs of suit) and any Losses actually paid by the Indemnifying Party in its defense of the Third Party Claim with respect to such Indemnified Party or such Indemnitee(s).

(b) Right to Participate in Defense. Without limiting Section 13.3.2(a), the Indemnified Party or its Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s, or its Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.3.2(a) (in which case the Indemnified Party shall control the defense) or (iii) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third Party Claim.

(c) Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnified Party or its Indemnitee becoming subject to injunctive or other relief or would not otherwise reasonably be expected to adversely affect the business of the Indemnified Party or its Indemnitee in any manner, and as to which the Indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.3.2(a), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by the Indemnified Party or any of its Indemnitees that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, neither the Indemnified Party or its Indemnitees shall admit any liability with respect to, or settle, compromise or discharge (other than as a result of a court-imposed judgment), any Third Party Claim without the prior written consent of the Indemnifying Party.

(d) Cooperation. Regardless of whether the Indemnifying Party chooses to defend any Third Party Claim, the Indemnified Party shall, and shall cause each of its Indemnitees, to cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that would reasonably be expected to be relevant to such Third Party Claim or its defense, and making the Indemnified Party and its Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

13.4 Insurance.

13.4.1 General. AstraZeneca and Targacept shall have and maintain such type and amounts of liability insurance covering the manufacture, supply, use and sale of the Products or Terminated Products as is normal and customary in the pharmaceutical industry generally, in each case for a similarly situated party.

13.4.2 Targacept. Notwithstanding Section 13.4.1, at a minimum, Targacept shall maintain (a) commercial general liability insurance covering bodily injury and third party property damage with minimum limits of One Million Dollars (US $1,000,000) per occurrence and Two Million Dollars (US $2,000,000) general aggregate and (b) products liability/completed operations coverage with minimum limits of Ten Million Dollars (US $10,000,000) each occurrence and Ten Million Dollars (US $10,000,000) general aggregate (provided that AstraZeneca acknowledges that, as of the Execution Date, Targacept maintains products liability/completed operations coverage with minimum limits of Eight Million Dollars (US $8,000,000) per occurrence and general aggregate and agrees that, notwithstanding the foregoing, Targacept shall not be required to obtain any additional coverage until such policies are due for renewal) or, if Targacept has received Commercialization Regulatory Approval for, and is Commercializing, a Terminated Compound, Twenty Million Dollars (US $20,000,000) per occurrence and Fifty Million Dollars (US $50,000,000) general aggregate. Each of the above policies of insurance (x) shall cover claims arising out of Targacept’s performance of this Agreement that are made within a period of at least [********] after the Term and claims arising out of Targacept’s Exploitation of any Royalty-Bearing Terminated Compound or Royalty-Bearing Terminated AZ Product that are made within a period of at least [********] after the end of any such period in which Targacept is Exploiting any such Royalty-Bearing Terminated Compound or Royalty-Bearing Terminated AZ Product, and (y) shall be primary to any liability insurance carried by AstraZeneca, which insurance shall be excess and non-contributory for claims and losses arising out of Targacept’s performance of this Agreement. The general and product liability policies shall be specifically endorsed to list AstraZeneca as an additional insured. In addition, Targacept shall maintain worker’s compensation insurance as required by all applicable laws and employers liability coverage of not less than Five Hundred Thousand Dollars (US $500,000). Prior to the Effective Date and upon each renewal or replacement of a policy and at such times as AstraZeneca may reasonably request in writing, Targacept shall provide AstraZeneca with a certificate of insurance evidencing the insurance coverage required under this Section 13.4.2, which certificate shall provide at least [********] notice of cancellation or termination of such insurance coverage. Such policies shall remain in effect throughout the Term and for [********] thereafter and throughout any period during which Targacept is Exploiting any Royalty-Bearing Terminated Compound or Royalty-Bearing Terminated AZ Product and for [********] thereafter, and shall not be canceled, if not replaced, without the prior written authorization of AstraZeneca. Maintenance of such insurance coverage shall not relieve Targacept of any responsibility under this Agreement for damages in excess of insurance limits or otherwise. This Section 13.4.2 shall apply during the Term and for [********] thereafter, and thereafter shall continue to apply during any period in which Targacept is Exploiting any Royalty-Bearing Terminated Compound or Royalty-Bearing Terminated AZ Product and for [********] thereafter.

13.5 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SECTION 16.13), NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

13.5.1 No Warranty of Success. Nothing contained in this Agreement shall be construed as a warranty on the part of either Party that (a) the Research Program or any Additional Research Program will yield any Collaboration Compound or Candidate Drug or otherwise be successful, (b) any Development Program will yield a Product or otherwise be successful or (c) the outcome of the Research Program, any Additional Research Program or any Development Program will be commercially exploitable in any respect. In addition, nothing contained in this Agreement shall be construed as a warranty on the part of Targacept that it will provide any Option Compounds or ROFN Indication Opportunities to AstraZeneca.

13.6 Limited Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (BUT WITHOUT LIMITING THE PARTIES’ RIGHTS UNDER SECTIONS 13.1, 13.2 AND 13.3), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, OR (II) EXCEPT WITH RESPECT TO TARGACEPT’S OBLIGATIONS UNDER ARTICLE 16 AND ASTRAZENECA’S OBLIGATIONS UNDER SECTION 11.3.6(d), COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

14. DISPUTE RESOLUTION

14.1 Arbitration. In the event of any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party hereunder (including any Disputed Matter with respect to an Excepted Decision that is submitted for arbitration as provided in Section 2.1.5) (each, an “Arbitration Matter”), the arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the AAA and otherwise as described in this Article 14.

14.2 Full Arbitration. Unless Section 14.3 or 14.4 is applicable, the following procedures shall apply:

14.2.1 The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business who are independent of both Parties and conflict-free. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be [********], and all proceedings and communications shall be in English.

14.2.2 Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Arbitration Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Arbitration Matter pursuant to this Section 14.2. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators’ fees and any administrative fees of arbitration.

14.2.3 Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither a Party nor an arbitrator may disclose the existence,

content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Arbitration Matter would be barred by the applicable New York statute of limitations.

14.2.4 The Parties agree that, in the event of an Arbitration Matter involving the alleged breach of this Agreement (including whether a Party has satisfied its diligence obligations hereunder) or AstraZeneca’s failure to meet the Terminated Efforts Test, neither Party may terminate this Agreement under Section 11.2.4 or 11.2.5 (or, if Targacept is alleging a failure by AstraZeneca to meet the Terminated Efforts Test under Section 11.2.7, take action under Section 11.2.7) and AstraZeneca may not terminate the Research Program under Section 11.2.2(b) until resolution of the Arbitration Matter pursuant to this Section 14.2.

14.2.5 The Parties hereby agree that any disputed performance or suspended performance pending the resolution of an Arbitration Matter that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrators.

14.2.6 The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in United States dollars, free of any tax or other deduction. The Parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of Arbitration Matters presented.

14.3 Accelerated Arbitration. To the extent the Arbitration Matter involves an Excepted Decision that is submitted to arbitration by a Party under Section 2.1.5(c), (d), (e) or (f) or any other matter that is expressly referred to accelerated arbitration elsewhere in this Agreement, the following procedures shall apply:

14.3.1 The Parties shall mutually select a single independent, conflict-free arbitrator (the “Expert”), who shall have sufficient scientific background and experience to resolve the Arbitration Matter. If the Parties are unable to reach agreement on the selection of an Expert within fifteen (15) Business Days after submission to arbitration, then either or both

Parties shall immediately request the AAA of [********] to select an arbitrator with the requisite scientific background, experience and expertise (which arbitrator shall also be deemed the Expert for purposes of this Section 14.3). The place of arbitration shall be [********], and all proceedings and communications shall be in English.

14.3.2 Each Party shall prepare and submit a written summary of such Party’s position and any relevant evidence in support thereof to the Expert within [********] of the selection of the Expert. Upon receipt of such summaries from each Party, the Expert shall provide copies of the same to the other Party. Within [********] of the delivery of such summaries by the Expert, each Party shall submit a written rebuttal of the other Party’s summary and may also amend and re-submit its original summary. Oral presentations shall not be permitted unless otherwise requested by the Expert. The Expert shall make a final decision with respect to the Arbitration Matter within [********] following receipt of the last of such rebuttal statements submitted by the Parties.

14.3.3 Either Party may apply to the Expert for interim injunctive relief until the arbitration decision is rendered or the Arbitration Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Arbitration Matter pursuant to this Section 14.3. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the Expert’s fees and any administrative fees of arbitration.

14.3.4 Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither Party may, and the Parties shall instruct the Expert not to, disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Arbitration Matter would be barred by the applicable New York statute of limitations.

14.3.5 The Parties hereby agree that, with respect to a disputed milestone event, if the Expert determines that the milestone event has in fact occurred, AstraZeneca shall make the applicable milestone payment within [********] of the Expert’s determination.

14.3.6 The Parties hereby agree that any payment to be made by a Party pursuant to a decision of the Expert shall be made in United States dollars, free of any tax or other deduction. The Parties further agree that, subject to Sections 5.10.2(e)(2) and 5.10.2(e)(3), the decision of the Expert shall be the sole, exclusive and binding remedy between them regarding determination of the Arbitration Matters presented.

14.4 Expedited Arbitration. To the extent the Arbitration Matter involves a dispute that any provision of this Agreement provides to be referred for expedited arbitration pursuant to Section 14.4, the procedures set forth in Section 14.3 shall apply except that the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. For purposes of clarity, the Expert shall only have the right to select a resolution proposed by one of the Parties in its entirety and without modification.

15. CHANGE OF CONTROL

15.1 Targacept Change of Control.

15.1.1 Notice. If Targacept enters into an agreement that results or, if the transaction contemplated thereby is completed, would result, in a Change of Control, Targacept shall provide AstraZeneca with prompt written notice describing such Change of Control in reasonable detail (the “Targacept Change of Control Notice”). The Targacept Change of Control Notice shall be provided by Targacept prior to execution of such agreement, if permitted under Applicable Laws and not prohibited by the terms of any written agreement between Targacept and any Third Party, and otherwise as soon as practicable thereafter and, in any event, not later than promptly following the consummation of the transaction contemplated by such agreement.

15.1.2 Change of Control Involving Competitive Entity or Competitive Program that is Outside the Collaboration. If the Change of Control that is described in the Targacept Change of Control Notice results or, if completed, would result in a Competitive Entity merging with or becoming an Affiliate of Targacept, or involves a Third Party that has a

Competitive Program that Targacept elects to continue outside the Collaboration as provided in Section 15.1.3(a), then unless otherwise agreed by in writing AstraZeneca the following shall apply:

(a) Research Program and JRC. If the Targacept Change of Control Notice is delivered prior to expiration of the Research Program Term, AstraZeneca may elect, by giving written notice to Targacept within one (1) year after the later of the date the Targacept Change of Control Notice is delivered to AstraZeneca and the consummation of the Change of Control transaction (the “Election Period”), to terminate the Research Program, which shall be treated in the same manner as a termination of the Research Program pursuant to Section 11.2.2(b), or the Agreement, which shall be deemed to be a termination of the Agreement pursuant to Section 11.2.3. If AstraZeneca does not terminate the Research Program, it may thereafter amend the Research Plan or any Annual Research Plan (including AstraZeneca’s obligation to fund all or part of the FTEs pursuant to Section 6.4) and can undertake any research activities previously allocated to Targacept in the Research Plan or any Annual Research Plan, in its sole discretion, with any such activities being AstraZeneca Research Activities. From and after the Change of Control, if the JRC is unable to agree on any matter properly before the JRC, AstraZeneca shall be entitled to resolve such dispute in the JRC without referring such dispute to the ESC, except that AstraZeneca shall not be entitled to resolve any Excepted Decision (i) that involves the approval of an Annual Research Plan or of an amendment to the Research Plan or any Annual Research Plan to amend the criteria for Minimum Binding Affinity or the Active+ Criteria or (ii) described in Section 2.1.5(b)).

(b) Development Program. AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to terminate Targacept’s participation in any Development Program pursuant to Article 4 (including Targacept’s right to participate in the JDC, CCC and ESC which committees shall, if AstraZeneca elects, in its sole discretion, be disbanded). Any dispute arising in the JDC, CCC or ESC shall be resolved by [********] in such committee and, if AstraZeneca elects to disband any of the JDC, CCC or ESC, any activities and decisions which would otherwise have been performed or made by such committee shall be performed or made by AstraZeneca acting unilaterally, in each case, except with respect to any dispute or decision that would have been an Excepted Decision pursuant to Section 2.1.5(b), (c), (d), (e) or (f).

(c) Co-Promotion. AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to terminate Targacept’s rights under Section 5.11 with respect to any Co-Promotion Opportunity or Co-Promotion Option that has already been executed and any agreement with respect thereto, including a Co-Promotion Agreement. AstraZeneca shall not have any obligation to offer any new Co-Promotion Opportunities or Co-Promotion Options to Targacept under Section 5.11.

(d) Reporting Obligations. AstraZeneca shall have no obligations to provide information or reports, or to participate in meeting with Targacept with respect to the Development and Commercialization of Candidate Drugs and Products under this Agreement, including under Section 5.9, except to provide royalty reports as provided in Section 6.6.1(e).

(e) Options. With respect to any Option Compound which is subject to an Option Compound Development Plan at the date of the Targacept Change of Control, AstraZeneca may elect, by delivering written notice to Targacept within the Election Period, to treat such Targacept Change of Control in the same manner as a breach of the Option Compound Development Plan under Section 5.10.2(b)(4), provided that (i) notwithstanding Section 5.10.2(b)(5), the milestones, royalties and other payments with respect to such Option Compound shall be referred to expedited arbitration as provided in Section 5.10.2(e), even if such Option Compound achieves Option Compound Proof of Concept, for the arbitrator to consider downward adjustments in such payments to reflect not only any failure of such Option Compound to Achieve Proof of Concept, but the additional funds and risk that AstraZeneca incurred in determining whether such Option Compound achieved Option Compound Proof of Concept (as opposed to what it would have incurred (i.e., no funds beyond the Option Maintenance Fee) had Targacept completed such activities (without any fault attributed to either Party) and (ii) for purposes of clarity, in no event shall this Agreement be deemed breached solely as a result of an election by AstraZeneca pursuant to this Section 15.1.2(e) as a result of such Change of Control; provided that the terms of this Agreement (including Section 8.6) shall continue to apply to Targacept and Targacept’s acquiror or successor in the Change of Control.

Notwithstanding Section 5.10.2(e)(3) and (4), Targacept shall be required to accept the decision of the Expert, even if the AZ Proposal prevails.

In each case, other than as expressly set forth in the applicable subsection ((a) through (e)) of this Section 15.1.2, this Agreement shall remain in full force and effect in all respects (including with respect to AstraZeneca’s rights under Section 5.10.2 and the Parties’ rights under Article 11).

15.1.3 Change of Control Involving Competitive Program. If the Change of Control that is described in the Targacept Change of Control Notice involves a Third Party that is not a Competitive Entity but that has a Competitive Program, then (a) Targacept shall have the right, on written notice to AstraZeneca within [********] after the Change of Control, to elect to continue such program outside of the Collaboration, in which case such Change of Control shall be subject to Section 15.1.2 and, notwithstanding Section 8.6, the existence and continuation of such Competitive Program in any respect following the Change of Control shall not be deemed to be a breach of this Agreement, and (b) if Targacept does not provide such notice within such [********] period, any such Competitive Program shall be and remain subject to this Agreement, including Section 8.6.

15.2 AstraZeneca Change of Control.

15.2.1 Notice. If AstraZeneca or any of its Affiliates merges or consolidates with, is otherwise acquired by, or acquires, a Third Party (including through a Change of Control), after the Execution Date and during the Term, AstraZeneca shall provide Targacept with prompt written notice describing such merger, consolidation or acquisition (or other Change of Control) in reasonable detail (the “AstraZeneca Change of Control Notice”). The AstraZeneca Change of Control Notice shall be provided by AstraZeneca prior to execution of any operative agreement, if permitted under Applicable Laws and not prohibited by the terms of any agreement between AstraZeneca and any Third Party, and otherwise as soon as practicable thereafter and, in any event, not later than promptly following the consummation of the transaction contemplated by such agreement.

15.2.2 Change of Control Involving Competitive Program. If the merger, consolidation or acquisition (or other Change of Control) that is described in the AstraZeneca

Change of Control Notice involves a Third Party that has a Competitive Program, then, notwithstanding any provision hereof, the existence and continuation of such Competitive Program in any respect following such merger, consolidation or acquisition (or other Change of Control) shall not be deemed to be a breach of this Agreement or result in any termination or limitation of any of Targacept’s exclusivity obligations under Sections 8.6.1 and 8.6.2, provided that, unless the Parties agree otherwise in writing, AstraZeneca shall, within [********] after the date of the merger, consolidation or acquisition (or other Change of Control), notify Targacept whether it intends to: (x) cease, or cause its relevant Affiliate to cease, the Competitive Program; (y) divest, or cause its relevant Affiliate to divest, whether by license or otherwise, the Competitive Program; or (z) terminate this Agreement pursuant to Section 11.2.3.

(a) If AstraZeneca notifies Targacept in writing within such [********] period that it intends to cease, or cause its relevant Affiliate or its acquiror or acquiree (as applicable) to cease the Competitive Program, AstraZeneca or its Affiliate, acquiror or acquiree, as the case may be, shall (i) promptly cease the Competitive Program with due regard for patient safety and the rights of any subjects that are participants in any clinical studies or post-approval studies relating to the Competitive Program and Applicable Laws; and (ii) keep Targacept reasonably informed of its efforts and progress in effecting such cessation of activities and shall provide a written summary of such efforts to Targacept each Calendar Quarter until completed.

(b) If AstraZeneca notifies Targacept in writing within such [********] period that it intends to divest such Competitive Program, AstraZeneca or its Affiliate, acquiror or acquiree (as the case may be) shall use reasonable efforts to effect such divestiture as quickly as possible and shall keep Targacept reasonably informed of its efforts and progress in effecting such divestiture and shall provide a written summary of such efforts each Calendar Quarter until completed. If AstraZeneca or its Affiliate, acquiror or acquiree effects such divestiture by way of one or more sublicenses, the licensor shall be entitled to receive license fees, milestones and royalties on sales of any products developed pursuant to the Competitive Program so divested, provided that neither AstraZeneca nor any of its Affiliates (or its acquiror or acquiree, as applicable) funds or continues to conduct any development or commercialization of such products. For purposes of clarity, such retained financial interest shall not be deemed to be a “relevant factor” (but the existence or continuation by the acquiror of the Competitive Program shall continue to be deemed to be a “relevant factor”) for purposes of determining AstraZeneca’s Commercially Reasonable Efforts obligations under this Agreement. In addition, such licensor shall have the right to take back rights to such product if the licensee materially breaches its obligations under its license agreement with AstraZeneca or its Affiliate, acquiror or acquiree, in which event such product, if it continues to be a Competitive Program, shall again become subject to the terms of this Section 15.2.2. If, notwithstanding such reasonable efforts, AstraZeneca is not able to effect such a divestiture, it shall have the right to cease such Competitive Program as provided in Section 15.2.2(a).

If AstraZeneca fails to provide the notice under this Section 15.2.2 within such [********] period, or having provided such notice, fails to carry out the designated actions, subject to Sections 15.2.2(a) and 15.2.2(b), then, unless the Parties agree otherwise, AstraZeneca shall be deemed to be in breach of its exclusivity obligations under Section 8.6.3, if applicable, and [********] shall, if applicable, be limited or terminated as provided therein (provided that for purposes of this Section 15.2.2, the filing of a Drug Approval Application or the commercial sale of (i) an Alpha4Beta2 Agonist that is not a Collaboration Compound, Candidate Drug or Product in the Field or in Schizophrenia, or (ii) a Secondary Pharmacology Compound or an Other NNR Compound in the Field or, prior to the Schizophrenia Expiration Date, in Schizophrenia, in each case ((i) and (ii)), shall be deemed to be Initiation of a Clinical Trial for purposes of Section 8.6.1(a) or (b), as applicable) and Targacept shall thereafter have no further obligations under Section 5.10.3; provided, however, that, notwithstanding anything in this Agreement to the contrary, in no event shall a determination that AstraZeneca has breached its exclusivity obligations as a result of a merger, consolidation or acquisition (or other Change of Control) with a Third Party that has a Competitive Program give rise to a right to terminate this Agreement and the exclusive right and remedy available to Targacept with respect to such breach shall be as provided in this Section 15.2.2, provided that during the period in which the obligations set forth in Section 8.6.3 are in force, if AstraZeneca or any of its Affiliates merges or consolidates with, is otherwise acquired by, or acquires, a Third Party (including through a Change of Control) that has a Competitive Program, and AstraZeneca does not cease or divest such Competitive Program as provided in Section 15.2.2(a) or 15.2.2(b), then, solely with respect to the Development of any Candidate Drug or Product, and without expanding AstraZeneca’s obligations under Section

5.5.1, the effect of diverting effort or resources to such Candidate Drug or Product on such Competitive Program shall not be taken into account when determining whether AstraZeneca is exercising Commercially Reasonable Efforts with respect to such Development as and if required under Section 5.5.1.

16. MATERIAL SUPPLY

16.1 Supplies of Ispronicline Capsules.

16.1.1 Subject to the terms and conditions of this Article 16, except as set forth in Section 16.7, Targacept shall supply to AstraZeneca, and AstraZeneca shall purchase from Targacept, all of the Ispronicline Capsules and capsule placebos required by AstraZeneca to conduct the Pre-Phase IIb Program in accordance with the Pre-Phase IIb Plan and any Development Program prior to and including Achievement of Proof of Concept with respect to Ispronicline in accordance with the applicable Product Development Plan.

16.1.2 Subject to the terms and conditions of this Article 16, Targacept shall supply to AstraZeneca such quantities of Ispronicline Capsules (including such dosage strengths) and capsule placebos, in each case as AstraZeneca from time to time may order from Targacept; provided that in no event shall Targacept be required to supply a quantity of Ispronicline Capsules or capsule placebos in excess of (a) (i) [********] Ispronicline Capsules, (ii) [********] Ispronicline Capsules, (iii) [********] Ispronicline Capsules, and (iv) [********] placebos, less (b) in each case, the quantities thereof supplied to AstraZeneca pursuant to Section 16.1.1 and quantities required for scheduled stability testing and other customary holdbacks.

16.2 Supplies of Bulk Ispronicline API. Subject to the terms and conditions of this Article 16, Targacept shall supply to AstraZeneca such quantities of Ispronicline API in bulk form as AstraZeneca from time to time may order from Targacept; provided that in no event shall Targacept be required to supply a quantity of Ispronicline API in excess of [********]thereof.

16.3 Inventory of Ispronicline Capsules and API. Targacept represents and warrants to AstraZeneca that, as of the Effective Date, Targacept owns (a) [********]

Ispronicline Capsules, (b) 1[********] Ispronicline Capsules, (c) [********] Ispronicline Capsules, (d) [********] capsule placebos, and (e) [********] of Ispronicline API.

16.4 Supplies of Active+ Compounds and Collaboration Candidates. Subject to the terms and conditions of this Article 16, Targacept shall supply to AstraZeneca such quantities of each Active+ Compound and Collaboration Candidate (but excluding Active+ Compounds and Collaboration Candidates that have become Collaboration Compounds, Candidate Drugs or Terminated Compounds and excluding Collaboration Candidates that are Licensed Derivatives made by or on behalf of AstraZeneca) as AstraZeneca from time to time may order from Targacept during the Research Term or Tail Period to conduct AstraZeneca Research Activities.

16.5 Supplies of [********] Option Compounds and IND-Ready Option Candidate Drugs. Subject to the terms and conditions of this Article 16, Targacept shall supply to AstraZeneca such quantities of (a) each [********] as may be necessary for AstraZeneca to conduct, or have conducted, any [********]; (b) each Option Compound that is the subject of an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5) and (c) each IND-Ready Option Candidate Drug, in each case ((a), (b) and (c)), as AstraZeneca from time to time may order from Targacept.

16.6 Supplies of POC Option Candidate Drugs. Subject to the terms and conditions of this Article 16, Targacept shall supply to AstraZeneca such quantities of each POC Option Candidate Drug as AstraZeneca from time to time may order from Targacept.

16.7 Changes in Pre-Phase IIb Plan; Failure to Supply.

16.7.1 If, as a result of any amendment or modification of the Pre-Phase IIb Plan, AstraZeneca requires materials (the “Substitute Materials”) different from Ispronicline Capsules or capsule placebos to complete the Pre-Phase IIb Program in accordance with the Pre-Phase IIb Plan or the Development Program with respect to Ispronicline up to and including Achievement of Proof of Concept in accordance with the relevant Product Development Plan, in each case as amended or modified, then AstraZeneca, at its option, may (a) obtain such Substitute Materials from Targacept, which shall be obligated to supply such Substitute Materials in accordance with the terms hereof, (b) Manufacture such Substitute Materials itself or have such Substitute Materials Manufactured by an Affiliate, or (c) obtain such Substitute Materials from one or more Third Parties.

16.7.2 If at any time Targacept fails to supply Ispronicline Capsules or capsule placebos in accordance with the terms of this Article 16, AstraZeneca may (a) Manufacture such Ispronicline Capsules or capsule placebos itself or have such Ispronicline Capsules or capsule placebos Manufactured by an Affiliate, or (b) obtain such Ispronicline Capsules or capsule placebos from one or more Third Parties.

16.8 AstraZeneca Manufacturing; Supply Strategy.

16.8.1 Targacept acknowledges and agrees that (a) AstraZeneca shall have no obligation to order from Targacept any quantity of Ispronicline API or any Active+ Compound, Collaboration Candidate, Collaboration Compound, [********], Option Compound (solely for purposes of conducting an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), IND-Ready Option Candidate Drug or POC Option Candidate Drug and (b) AstraZeneca shall have the exclusive right to Manufacture or have Manufactured (including by Targacept pursuant to Sections 16.2, 16.5 and 16.6) all quantities of Materials (other than Ispronicline Capsules and capsule placebos supplied by Targacept pursuant to Section 16.1.1, [********] supplied by Targacept pursuant to Section 16.5, and Research Compound Materials).

16.8.2 AstraZeneca shall have the exclusive right and obligation to Manufacture or have Manufactured (including by Targacept pursuant to Sections 16.2, 16.5 and 16.6) (a) clinical supplies necessary for Clinical Trials with respect to Candidate Drugs and Products conducted by or on behalf of AstraZeneca under this Agreement (other than Ispronicline Capsules and capsule placebos supplied by Targacept pursuant to Section 16.1.1) but, for clarity, not the Ongoing Ispronicline Trial, and (b) commercial supplies of Candidate Drugs and Products.

16.8.3 Targacept shall, from time to time at the request of AstraZeneca, meet with AstraZeneca to discuss and establish a global strategy for the non-clinical and clinical supply of all Materials.

16.9 Ordering and Delivery of Materials.

16.9.1 Subject to the limitations set forth in Sections 16.1.2, 16.2 and 16.9.7, Targacept shall supply Materials pursuant to written purchase orders submitted by AstraZeneca (“Purchase Orders”) in accordance with this Section 16.9.

16.9.2 Each Purchase Order shall set forth (a) the quantity of each type of Material required by AstraZeneca, (b) the required delivery date thereof (subject to Section 16.9.3 and 16.9.4), (c) the required place of delivery thereof, (d) whether AstraZeneca requires release of such Materials in accordance with Section 16.9.4(a) or (b).

16.9.3 Targacept shall, with respect to Ispronicline Capsules and Ispronicline API, and, if and to the extent Targacept has the requested quantities in its possession (i.e., in stock), Research Compound Materials, [********], Option Compounds (solely for purposes of conducting an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), IND-Ready Option Candidate Drugs and POC Option Candidate Drugs, deliver the quantities set forth on the applicable AstraZeneca Purchase Order to the location(s) and on the date(s) set forth therein, provided that with respect to any such location outside the United States or any such date that is less than [********] after the date Targacept received such Purchase Order, Targacept will be deemed to have satisfied its obligations under this Section 16.9.3 with respect to a Purchase Order if it ships the requested quantities within [********] of receipt of such Purchase Order using the carrier and method of shipment (e.g., overnight delivery) specified therein and takes all steps necessary to expedite the delivery of such shipment to AstraZeneca.

16.9.4 Prior to submitting any Purchase Order to Targacept for [********], Option Compounds (solely for purposes of conducting an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), IND-Ready Option Candidate Drugs, POC Option Candidate Drugs or Research Compound Materials, the Parties shall discuss AstraZeneca’s needs and Targacept’s ability to meet such needs, and the estimated cost therefor. After such discussion, AstraZeneca may then submit the applicable Purchase Order, and Targacept shall use Commercially Reasonable Efforts to satisfy AstraZeneca’s supply requirements set forth therein in the time set forth therein, and when the requested Materials are available, deliver such Materials in accordance with Section 16.9.3.

16.9.5 Each Purchase Order submitted by AstraZeneca in accordance with this Section 16.9 shall constitute a binding obligation of AstraZeneca to purchase the quantity of Material set forth therein and a binding obligation of Targacept to deliver the quantity of Materials set forth therein at the required place of delivery set forth therein by the required delivery date set forth therein. To the extent that any Purchase Order contains terms that are inconsistent with, or in addition to, the terms of this Agreement, the terms of this Agreement shall govern and such inconsistent or additional terms shall have no force or effect.

16.9.6 Notwithstanding anything in this Article 16 to the contrary, Targacept shall deliver all Materials ordered pursuant to each Purchase Order DDP (as defined in Incoterms 2000) the required place of delivery specified in such Purchase Order. Title to such Materials shall pass to AstraZeneca at the time of delivery.

16.9.7 Notwithstanding anything in this Article 16 to the contrary, except as provided in Sections 16.9.3 and 16.9.4, Targacept’s supply obligations under this Article 16 shall be to use Commercially Reasonable Efforts to supply and shall be limited to non-commercial quantities.

16.10 Documentation and Release.

16.10.1 Targacept shall maintain, or cause any Third Party that Manufactures Materials to maintain, all records necessary to comply with all Applicable Laws relating to the Manufacture of the Materials, including Manufacturing records, standard operating procedures, equipment log books, batch records, laboratory notebooks and all raw data relating to the Manufacturing of such Materials. All such records shall be retained for such period as may be required by Applicable Laws. Prior to destruction of any such records, Targacept shall offer custody of such records to AstraZeneca.

16.10.2 Each delivery of Materials shall be accompanied by (a) a certificate of analysis setting forth the tests conducted and the results thereof with respect to such Materials (other than Research Compound Materials) and (b) a certificate of compliance stating that such Materials comply with the applicable Specifications and have been Manufactured and tested in accordance with Applicable Laws.

16.10.3 In addition, Targacept shall provide, or cause any Third Party that Manufactures any Materials to provide, as applicable, to AstraZeneca such other records and documentation in its possession or control relating to each delivery of Materials as AstraZeneca reasonably may request, including completed batch records, deviation reports, out-of-specification reports, and investigation reports.

16.10.4 If required by AstraZeneca pursuant to any Purchase Order, Targacept shall, or shall cause the Third Party that Manufactures the applicable Materials to, (a) perform release as required by Applicable Law for each delivery of Materials and (b) if so requested by AstraZeneca, cause a Qualified Person as described in Articles 48 and 49 of Directive 2001/83/EC to release each delivery of Materials to be distributed in Europe as described in Article 13 of Directive 2001/20 /EC.

16.11 Invoicing and Payment.

16.11.1 The purchase price payable by AstraZeneca for all Materials delivered hereunder (the “Purchase Price”) shall be an amount equal to (a) if such Materials are Manufactured by Targacept, [********] supply of such Materials plus [********] plus [********], and (b) if such Materials are Manufactured by a Third Party, [********].

16.11.2 Targacept shall invoice AstraZeneca for all Materials delivered hereunder promptly after delivery thereof. AstraZeneca shall pay all such invoices within [********] after receipt thereof; provided that if AstraZeneca disagrees for any reason with the amount of any invoice submitted by Targacept, AstraZeneca shall notify Targacept in writing of such disagreement within [********] after the date of such invoice, and the Parties promptly shall attempt in good faith to resolve the difference and any portion of the invoiced amount that is not in dispute shall be paid by AstraZeneca within [********] after receipt of such invoice.

16.11.3 The parties shall cooperate in accordance with Applicable Laws to ensure that where permissible no import duties are paid on imported Materials. Where import duties are payable, the parties shall cooperate to ensure that Targacept values the Materials in accordance with Applicable Laws and minimizes where permissible any such duties and any related import taxes that are not reclaimable from the relevant authorities.

16.12 Materials Acceptance.

16.12.1 In the event that AstraZeneca determines that any Materials delivered hereunder do not comply with the warranty set forth in Section 16.13, AstraZeneca shall give Targacept written notice of such noncompliance and the reasons therefor (including sufficient samples for confirmatory testing, if applicable) (a) within [********] after delivery, in the case of noncompliance readily discoverable by a customary inspection of such Materials upon delivery thereof, or (b) within [********] after discovery, in the case of noncompliance not readily discoverable by a customary inspection of such Materials upon receipt thereof. Targacept shall evaluate, or cause to be evaluated, such Materials (including appropriate testing of the samples provided by AstraZeneca, if applicable) and notify AstraZeneca within [********] after receipt of AstraZeneca’s notice whether it has confirmed such noncompliance. If Targacept notifies AstraZeneca that it has not confirmed such noncompliance and AstraZeneca continues to believe such Materials are noncompliant, Targacept and AstraZeneca promptly shall submit the dispute to an independent testing laboratory or other applicable expert of recognized standing in the industry mutually acceptable to AstraZeneca and Targacept. Each Party shall cooperate with the laboratory or other expert in its evaluation. The findings of the laboratory or other expert shall be binding on the Parties. The expenses for such laboratory or other expert shall be borne by the Party whose analysis was not substantiated by the findings of such laboratory or other expert.

16.12.2 If, pursuant to Section 16.12.1, any Materials are determined not to comply with the warranty set forth in Section 16.13, then:

(a) if AstraZeneca has made payment for such Materials, Targacept, at AstraZeneca’s option, promptly shall: (i) refund the Purchase Price paid by AstraZeneca for such noncompliant Materials; (ii) offset the Purchase Price paid by AstraZeneca against other amounts due to Targacept hereunder; or (iii) replace such noncompliant Materials with compliant Materials at no additional cost to AstraZeneca.

(b) if AstraZeneca has not made payment for such Materials, Targacept, at AstraZeneca’s option, promptly shall: (i) cancel the applicable invoice or (ii) replace such noncompliant Materials with compliant Materials at the original Purchase Price invoiced for such noncompliant Materials.

(c) Targacept promptly shall reimburse AstraZeneca for all out-of-pocket costs incurred by AstraZeneca with respect to such noncompliant Materials, including costs of return, recall and destruction.

16.12.3 Targacept shall promptly notify AstraZeneca if it discovers that any Materials delivered hereunder do not comply with the warranty set forth in Section 16.13.

16.13 Warranty. Targacept warrants that (a) at the time of delivery, all quantities of Materials or other related clinical materials (including placebos) delivered by it hereunder (i) have been Manufactured in accordance with the applicable Specifications and all Applicable Laws; (ii) are not adulterated or misbranded under the FDCA, or under any other Applicable Laws; and (iii) may be introduced into interstate commerce pursuant to the FDCA; and (b) that the processes, procedures and materials used in the Manufacture of all Materials delivered hereunder do not infringe the intellectual property or other proprietary rights of a Third Party at the time of delivery. Targacept also warrants and covenants that Targacept has not been debarred and is not subject to debarment and that it will not use in any capacity, in connection with the Manufacture of any Materials or any other clinical materials (including placebos), any person who has been debarred pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a, or who is the subject of a conviction described in such section (or under any analogous provisions of Applicable Laws outside the United States).

16.14 Access and Inspection.

16.14.1 Targacept shall, and shall cause any Third Party that Manufactures Materials to, give access to any Regulatory Authority to observe and inspect the Manufacturing facilities of Targacept or such Third Party and the procedures and records used for the Manufacture of the Materials and to audit such facilities, procedures and records for compliance with Applicable Laws.

16.14.2 Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, notify AstraZeneca by telephone within [********], after learning of any proposed or announced visit or inspection of the Manufacturing facilities of Targacept or such Third Party by any Regulatory Authority, and Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, permit AstraZeneca or its agents to be present and participate in such visit or inspection (if such visit or inspection relates specifically to the Manufacture of Materials). Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, provide to AstraZeneca a copy of any report and other written communications received from such Regulatory Authority in connection with such visit or inspection (if such visit or inspection relates specifically to the Manufacture of Materials), and any written communications received from such Regulatory Authority relating to Materials or any equipment or Manufacturing process used in connection with the Manufacture of Materials, within [********] after receipt thereof, and Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, consult with AstraZeneca concerning the response of Targacept or such Third Party to each such communication. Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, provide AstraZeneca with a copy of all draft responses for comment as soon as practicable and all final responses for review and approval by AstraZeneca, which shall not be unreasonably withheld, conditioned or delayed, within [********] prior to submission thereof.

16.14.3 Targacept shall, and shall use reasonable efforts to cause any Third Party that Manufactures Materials to, give access to AstraZeneca and its agents, from time to time upon reasonable prior notice, to observe and inspect the Manufacturing facilities of Targacept or such Third Party and the procedures and records used for the Manufacture of the Materials (subject, in the case of any Third Party, to AstraZeneca’s execution of a confidentiality agreement in a form reasonably acceptable to such Third Party). Following such audit, AstraZeneca shall discuss its observations and conclusions with Targacept or such Third Party, as applicable, and Targacept shall, or shall use reasonable efforts to cause such Third Party to, implement any corrective action reasonably required by AstraZeneca within [********].

16.15 Tech Transfer. Upon AstraZeneca’s request, Targacept shall, and shall cause any Third Party that Manufactures Ispronicline Capsules, Ispronicline API, any Collaboration Compound or any Candidate Drug under contract with Targacept to, provide AstraZeneca with all reasonable assistance required by AstraZeneca in order to transfer the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug to AstraZeneca or its designee. Without limiting the generality of the foregoing, Targacept shall, and shall cause such Third Parties to:

16.15.1 from time to time upon AstraZeneca’s request, make available to AstraZeneca or its designee all documentation, records, and know-how owned or controlled by Targacept and such Third Parties relating to the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug, including documentation constituting material support, performance advice, shop practice, specifications as to materials to be used, control methods and any other material that is necessary or useful to enable AstraZeneca or such designee to use and practice the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug;

16.15.2 cause all appropriate employees and representatives of Targacept and such Third Parties to meet with employees or representatives of AstraZeneca or its designee at the Manufacturing facility of AstraZeneca or its designee, from time to time at mutually convenient times, to assist with the working up and use of the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug and with the training of AstraZeneca’s or its designee’s personnel to the extent necessary or useful to enable AstraZeneca or such designee to use and practice the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug;

16.15.3 take such steps as are necessary or useful to assist in reasonable respects AstraZeneca or its designee in obtaining any necessary license, permit or approval from any Regulatory Authority with respect to AstraZeneca’s or its designee’s Manufacture of Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug; and

16.15.4 provide such other assistance as AstraZeneca may reasonably request to enable AstraZeneca or its designee to use and practice the Manufacturing process for Ispronicline Capsules, Ispronicline API, such Collaboration Compound or such Candidate Drug(s).

16.15.5 AstraZeneca shall promptly reimburse Targacept for all reasonable costs and expenses incurred by Targacept in performing the technology transfer services and activities specified in this Section 16.15 against reasonable documentation therefor.

16.15.6 The foregoing Sections 16.15.1 through 16.15.5 shall apply mutatis mutandis to AstraZeneca with respect to Terminated Compounds to the extent that, and in such quantities as, AstraZeneca was Manufacturing such Terminated Compound immediately prior to such termination.

16.16 Third Party Suppliers.

16.16.1 Without the prior written consent of AstraZeneca, Targacept shall not obtain any Ispronicline Capsules, capsule placebos, or Ispronicline API supplied to AstraZeneca hereunder from any Third Party other than (a) Siegfried Ltd. or (b) AAI Development Services, Inc., in each case or any Affiliate thereof.

16.16.2 Targacept shall provide to AstraZeneca a complete and correct copy of each agreement between Targacept and a Third Party pursuant to which Targacept obtains any Materials that it supplies to AstraZeneca hereunder promptly following AstraZeneca’s request.

16.17 Ancillary Agreements.

16.17.1 Targacept has made available to AstraZeneca complete and correct copies of each agreement identified on Schedule 16.17 (the “Ancillary Agreements”). Each of the Ancillary Agreements is in full force and effect and constitutes a legal, valid and binding agreement of Targacept, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, to judicial principles affecting the availability of specific performance and to general principles of equity, whether enforceability is considered a proceeding at law or equity), and Targacept has performed all of its obligations under, and is not in violation or breach of or default under, each such Ancillary Agreement. To the Knowledge of Targacept, the other party to each Ancillary Agreement is not in violation or breach of or default under such Ancillary Agreement.

16.17.2 During the Term, Targacept shall:

(a) duly and punctually perform all of its obligations under each of the Ancillary Agreements in accordance with its terms;

(b) not amend, modify or terminate, or consent to any amendment, modification, or termination of, any Ancillary Agreement without the prior written consent of AstraZeneca; and

(c) promptly notify AstraZeneca of any Known violation or breach of or default under any Ancillary Agreement by any party thereto.

16.17.3 AstraZeneca promptly shall reimburse Targacept for all amounts paid by Targacept pursuant to and in accordance with the Ancillary Agreements from and after the date of this Agreement against reasonable documentation of such paid amounts; provided that AstraZeneca shall not be required to reimburse Targacept for an aggregate amount with respect to any Ancillary Agreement in excess of the maximum reimbursement amount for such Ancillary Agreement set forth on Schedule 16.17.

16.18 Definitions.

16.18.1 For purposes of this Article 16, the following terms shall have the following meanings.

(a) “Ancillary Agreements” has the meaning set forth in Section 16.17.1.

(b) “API Specifications” means the standards and specifications for Ispronicline API set forth on Schedule 16.18.1.

(c) “Capsule Specifications” means the standards and specifications for each dosage strength of Ispronicline Capsules set forth on Schedule 16.18.1.

(d) “Ispronicline Capsules” means capsules containing [********], as applicable, of Ispronicline API, in bulk packaging.

(e) “Ispronicline API” means Ispronicline, in bulk packaging.

(f) “Manufacture” means manufacture, including activities relating to processing, formulating, packaging, labeling, holding, storing and quality control testing.

(g) “Materials” means, collectively, Ispronicline Capsules, Ispronicline API, Active+ Compounds, Collaboration Candidates, Collaboration Compounds, [********] Option Compounds (solely for purposes of conducting an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), IND-Ready Option Candidate Drugs, POC Option Candidate Drugs and any Substitute Materials.

(h) “Purchase Order” has the meaning set forth in Section 16.9.1.

(i) “Purchase Price” has the meaning set forth in Section 16.11.1.

(j) “Research Compound Materials” means, collectively, Active+ Compounds and Collaboration Candidates, in each case that have not become Collaboration Compounds, Candidate Drugs or Terminated Compounds and are not Licensed Derivatives made by or on behalf of AstraZeneca.

(k) “Specifications” means, collectively, (i) the Capsule Specifications, (ii) the API Specifications, and (iii) the standards and specifications for each (A) Active+ Compound and Collaboration Candidate, as agreed by the Parties from time to time, (B) Collaboration Compound, Option Compound (solely for purposes of conducting an Option Compound Development Plan that AstraZeneca has elected to complete pursuant to Section 5.10.2(b)(5)), IND-Ready Option Candidate Drug, POC Option Candidate Drug or Substitute Material, as applicable, as determined by AstraZeneca in writing and [********] as determined by Targacept in writing, in each case as amended from time to time in accordance with the terms hereof.

(l) “Substitute Materials” has the meaning set forth in Section 16.7.1.

17. MISCELLANEOUS

17.1 Notices. All notices and communications shall be in writing and delivered personally or by courier or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to AstraZeneca:	If to Targacept:
V-Malarehamnen 9	200 East First Street
S-151 85 Södertälje	Suite 300
Sweden	Winston-Salem, NC 27101-4165
Tel: 46-8553-27713	Tel: 336-480-2100
Fax: 46-8553-28812	Fax: 336-480-2103
Attention: Johannes Linde	Attention: Chief Executive Officer
Secretary	Attention: General Counsel

With copies to:	With a copy to:
AstraZeneca UK Ltd.	Mintz, Levin, Cohn, Ferris, Glovsky
London, W1K 1LN	and Popeo, PC
England	One Financial Center
Tel: 44-20-7304-5188	Boston, Massachusetts 02111
Fax: 44-20-7304-5196	Tel: (617) 542-6000
Attention: Graeme HR Musker	Fax: (617) 542-2241
Company Solicitor	Attention: Jeffrey M. Wiesen

Covington & Burling
1201 Pennsylvania Ave., NW
Washington, DC 20004
Tel: 202-662-6000
Fax: 202-662-6261
Attention: John A. Hurvitz

In addition, all notices to the JRC, JDC, ESC or CCC shall be sent to each Party’s designees at such Party’s address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 17.1.

Except as otherwise expressly provided in this Agreement or agreed in writing by the Parties, any notice, communication or document (excluding payment) required to be given, delivered or made shall be deemed given, delivered or made and effective upon actual receipt or, if earlier, (a) three (3) Business Days after deposit with an internationally-recognized overnight express courier with changes prepaid, or (b) five (5) Business Days after mailed by certified, registered or regular mail, postage prepaid, in each case addressed to a Parties at its address stated above or to such other address as such Party may designate by written notice given in accordance with this Section 17.1.

Notwithstanding the foregoing, all notices required or permitted to be sent pursuant to Sections 2.1.3(a), 2.2.3(a), 2.3.3(a), 2.4.3(a) and 4.3.1 may be sent by electronic transmission with receipt confirmed by telephone.

17.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (USA), excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

17.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

17.4 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

17.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

17.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. Except as expressly provided in this Agreement (including Section 2.1.5(e) and Section 5.4), (a) the delay or failure of either Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same, and (b) no waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

17.7 No Third Party Beneficiaries. Except as set forth in Sections 13.1 and 13.2, no Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

17.8 Purposes and Scope. The Parties hereto understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement. Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other right other than as expressly set forth herein. In addition, (i) AstraZeneca shall have no duty or obligation, fiduciary or otherwise, (x) to Exploit any Collaboration Compound, Candidate Drug, Product, Additional Compound or other compound or product except as expressly set forth in Section 5.5.1 or (y) not to Exploit any other compound or product in or outside the Field, except as set forth in Section 8.6.3 or, solely with respect to Terminated Compounds, as otherwise expressly provided in this Agreement, and (ii) Targacept shall have no duty or obligation, fiduciary or otherwise, not to Exploit any compound or product in or outside the Field, except as set forth in Sections 8.6.1 and 8.6.2 or as otherwise expressly provided in this Agreement. Nothing in this Section 17.8 is intended to expand the rights granted by either Party to the other Party under this Agreement.

17.9 Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other which shall not be unreasonably withheld, conditioned or delayed, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all of its assets or all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.

17.10 Force Majeure. Neither AstraZeneca nor Targacept shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure. In event of such Force Majeure, the Party affected shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

17.11 Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or) and the use of the term “including” shall mean including, without limiting the generality of any description preceding such term.

17.12 Integration; Severability. This Agreement is the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law applicable to the Parties or the performance by either Party of its obligations hereunder, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never compromised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d)

in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

17.13 Further Assurances. Each of Targacept and AstraZeneca agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request, to carry out more effectively the provisions and purposes of this Agreement.

17.14 HSR Filing. The Parties shall each, as promptly as practicable after the date of this Agreement, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby; provided that the Parties shall each file the notifications required to be filed under the HSR Act within five (5) Business Days after the date of this Agreement. The Parties shall use reasonable efforts to respond promptly to any requests for additional information made by either of such agencies and to cause the waiting period (and any extension thereof) under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Notwithstanding anything in this Agreement to the contrary, this Agreement (other than this Section 17.14) shall not become effective until the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States. If within ninety (90) days after the date of filing under the HSR Act, the Parties have failed to obtain the necessary clearances required under the HSR Act, either Party shall have the right, on written notice to the other Party, to terminate this Agreement.

17.15 Effective Date Representations. Targacept shall conduct its business, including with respect to Ispronicline, in the ordinary course, consistent with past practices, during the period from the Execution Date until the Effective Date. Each Party shall use its reasonable efforts to ensure that its representations and warranties set forth in this Agreement remain true and correct at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
Name:	J. Donald deBethizy
Title:	President and Chief Executive Officer

ASTRAZENECA AB (PUBL)

By:	/s/ Martin Nicklasson
Name:	Martin Nicklasson
Title:	President and Chief Executive Officer

EXHIBIT A

Form of Safety Agreement

[********]

[Entire 17-page document is redacted]

SCHEDULE 1.134

Definition of a Chemical Framework

Structural Guidelines

[********]

[********]

[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]

[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]

[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]
[********]	[	********]	[	********]	[	********]	[	********]	[	********]

SCHEDULE 1.148

Description of IND-Ready Studies

[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]
[********]	[********]

[********]	[********]
[********]	[********]

[********]	[********]
[********]	[********]
[********]	[********]

SCHEDULE 1.164

Structure of Ispronicline

SCHEDULE 4.4.2

Specified Personnel

[********]

SCHEDULE 5.11.2

Material Terms to be Included in

Form of Co-Promotion Agreement

Reference is made to the Collaborative Research and License Agreement by and between Targacept, Inc. (“Targacept”) and AstraZeneca AB (“AstraZeneca”), dated as of December     , 2005, as may be amended from time to time, (the “Master Agreement”). Capitalized terms used in this Schedule 5.11.2 and not otherwise defined shall have the meanings given to them in the Master Agreement.

The Co-Promotion Agreement to be negotiated by the Parties upon exercise by Targacept of a Co-Promotion Option pursuant to Section 5.11.2 of the Master Agreement shall contain the following material terms.

1. Co-Promotion Rights and Obligations.

(a) Subject to the terms and conditions herein, AstraZeneca shall grant to Targacept the right to Co-Promote each Co-Promoted Product in the Co-Promotion Territory; provided, however, that Targacept shall be required to provide at least [********] (but without its consent, not more than [********] sales representatives to Detail the Co-Promoted Product(s).

(b) Targacept shall use Commercially Reasonable Efforts to execute its obligations under each Plan (as defined in Section 12), consistent with each applicable budget, and to cooperate diligently with AstraZeneca in carrying out such Plan. Targacept shall perform its activities under this Agreement in accordance with Applicable Laws and AstraZeneca’s then-current standard operating procedures of which Targacept may be notified in writing from time to time.

(c) AstraZeneca shall enter into an agreement with a contract sales organization (“CSO”) (the “CSO Agreement”) to recruit and train a CSO sales force to Detail each Co-Promoted Product, at AstraZeneca’s sole cost and expense. AstraZeneca shall provide a copy of any proposed CSO Agreement to Targacept for its review at least [********] prior to execution by AstraZeneca, and shall consider in good faith any comments provided by Targacept to AstraZeneca in writing within [********] after Targacept’s receipt of such CSO Agreement. Prior to the First Commercial Sale with respect to a Co-Promoted Product, AstraZeneca shall assign to Targacept, and Targacept shall assume, the applicable CSO Agreement. Each CSO Agreement shall provide that Targacept may offer employment on terms determined by Targacept to the sales representatives and sales managers hired by the CSO. Except as provided in this Section 1(c), or as otherwise agreed in writing by the Parties, Targacept shall not have the right to use a CSO to Co-Promote a Co-Promoted Product.

2. Sales Force Composition.

(a) Designated Sales Forces. During the term of the Co-Promotion Agreement (“Term”), each of AstraZeneca and Targacept shall use the number of sales forces assigned to the promotion of a Co-Promoted Product (“Designated Sales Force”) as set forth in the applicable Plan then in effect to Detail such Co-Promoted Product. Except as provided in Section 1(c), Targacept shall not use a contract sales force to satisfy its sales representative requirement and minimum PDE (as defined in Section 5) requirement for any period without the prior written consent of AstraZeneca.

(b) Minimum Qualifications. Except as may be set forth to the contrary in the applicable Plan, each of Targacept’s sales representatives and sales managers shall (i) have graduated from an accredited four-year college and (ii) have satisfactorily completed the sales training program specified in Section 4(b). In addition, at least [********] of Targacept’s sales representatives and sales managers engaged in the Co-Promotion of a Co-Promoted Product at any time during the Term must have been promoting branded pharmaceutical products in the Co-Promotion Territory for [********] prior to the date that such person commences Co-Promoting such Co-Promoted Product.

(c) Turnover and Vacancies. During the Term and after the launch of the first Co-Promoted Product, Targacept shall use commercially reasonable efforts to ensure that (i) turnover on any of its Designated Sales Force in any Calendar Year does not exceed standards customary in the United States contract sales organization industry at the time as determined by the CCC and set forth in the applicable Plan and (ii) each Designated Sales Force has a maximum vacancy rate for any Calendar Period during the Term that does not exceed standards customary in the United States contract sales organization industry at the time as determined by the CCC and set forth in the applicable Plan.

(d) Sales Force Incentives. The incentive compensation structure for a Party’s Designated Sales Forces shall be solely determined by such Party, provided that each such incentive program shall provide that the weighting for sales performance of the Co-Promoted Products shall be at least [********] of such Party’s Designated Sales Forces’ total incentive compensation.

(e) Sales Meetings and Review. Each Party shall permit the other Party’s sales and marketing management personnel (at reasonable levels), upon the request of such other Party, to attend and participate in those portions of its sales meetings that relate solely to the Co-Promoted Products; provided that each Party shall ensure that significant portions of any sales meeting with respect to the Co-Promoted Products shall relate solely to the Co-Promoted Products; provided further that each Party shall bear the costs of travel and attendance at such meetings for its own sales and marketing management personnel. Further, Targacept shall permit AstraZeneca’s sales and marketing management personnel, upon request of AstraZeneca, to spend time in the field (ride-alongs) with Targacept’s sales representatives to assess their performance under the Co-Promotion Agreement (e.g., messaging, quality, sales direction).

(f) Non-Solicitation. During the Term and for a period of [********] thereafter, neither Party shall actively recruit or solicit any member of any Designated Sales Force or any other staff of the other Party engaged in the marketing, promotion or Detailing of any Co-

Promoted Product. For the avoidance of doubt, this provision shall not restrict either Party or its Affiliates from advertising employment opportunities, engaging head-hunters or engaging in any other activity directed towards recruitment, in each case if and to the extent that such advertising or activities do not directly target the other Party or its Affiliates.

(g) Managed Care. AstraZeneca shall be responsible for managing necessary responsibilities with respect to the Co-Promoted Products across all managed care market segments in the Co-Promotion Territory and shall have exclusive responsibility for: (i) contract strategy, (ii) contract creation; (iii) government reporting, rebate processing, FSS calculations and pricing schedules; (iv) contract compliance, monitoring and audits; (v) contract administration and claims processing; and (vi) all other matters related to managed care.

3. Promotional Materials.

(a) During the Term, AstraZeneca, in consultation with Targacept, shall develop and produce all written, printed or graphic material, other than product labels and inserts, intended for use by sales representatives in promoting Co-Promoted Products in the Co-Promoted Territory, including visual aids, file cards, premium items, clinical study reports, reprints, drug information updates, and any other promotional support items (collectively, the “Promotional Materials”) to be used by the Parties in connection with the Co-Promotion of Co-Promoted Products in accordance with the terms of the applicable Plan. In the event of any dispute between the Parties with respect to the content of any Promotional Materials, AstraZeneca’s determination shall be final. The quantities of Promotional Materials for each Co-Promoted Product produced by AstraZeneca shall be allocated to the Parties in proportion to the number of representatives engaged by each Party to Co-Promote such Co-Promoted Product.

(b) Targacept shall, and shall cause its sales representatives to, use only the Promotional Materials provided by AstraZeneca in connection with the Co-Promotion of Co-Promoted Products. Targacept shall ensure that the Promotional Materials are used only in the form provided and not changed in any way (including by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by any members of its Designated Sales Forces.

(c) Targacept shall, and shall cause its sales representatives to, immediately cease the use of any Promotional Materials when instructed to do so by AstraZeneca. Targacept shall, and shall cause its sales representatives to, use the Promotional Materials only for the purposes contemplated by the Co-Promotion Agreement. All Promotional Materials in the possession of Targacept or its sales representatives shall be returned to AstraZeneca upon termination of the Co-Promotion Agreement or as earlier requested by AstraZeneca.

(d) Targacept shall, and shall cause its sales representatives to, make only such statements and claims regarding the Co-Promoted Products, including as to efficacy and safety, as are consistent with the applicable product labels and inserts and Promotional Materials. Targacept shall not, and Targacept shall cause its sales representatives not to, make any untrue or misleading statements or comments about the Co-Promoted Products.

4. Training.

(a) Training Materials. AstraZeneca, in consultation with Targacept, shall (i) establish training objectives and training plans for members of the Parties’ Designated Sales Forces who are hired or assigned to Co-Promote Co-Promoted Products and (ii) develop and produce all training programs and materials (including Co-Promoted Product sales orientation assessment tests and refresher tests) to be used by each of the Parties for initial and refresher training of the members of its Designated Sales Forces; it being understood and agreed by the Parties that in the event of any dispute between the Parties with respect to such objectives or plans or the content of any such programs or materials, AstraZeneca’s determination shall be final. AstraZeneca shall bear the cost of all initial training materials and Targacept shall bear the cost of any refresher or additional training materials produced for Targacept, provided that AstraZeneca shall only produce such refresher or additional materials at Targacept’s request.

(b) Training Programs. Prior to the launch of a Co-Promoted Product, AstraZeneca shall provide training materials to, and hold in-person meetings or webcasts for, each member of Targacept’s Designated Sales Force(s) prior to his or her commencement of Co-Promotion of such Co-Promoted Product to ensure that he or she is appropriately trained in proper marketing and sales techniques and properly trained and able to satisfy his or her responsibilities under the Co-Promotion Agreement. In addition, AstraZeneca shall reasonably train Targacept’s sales force trainers with respect to such Co-Promoted Product. Such training may be provided by AstraZeneca in connection with the CSO Agreement. Following the launch of a Co-Promoted Product, each Party shall be responsible for training its sales force trainers with respect to such Co-Promoted Product.

5. PDE Requirements. For purposes hereof, “PDE” means a primary Detail equivalent where (i) a Primary Product Presentation (a Detail during a sales call in which a Co-Promoted Product receives [********] of the total call time and emphasis) has a value of [********] primary Detail equivalent, (ii) a Secondary Product Presentation (a Detail during a sales call in which a Co-Promoted Product receives [********] of the total call time and emphasis) has the value of [********] primary Detail equivalents and (iii) a Product Presentation in third position has [********]. In any event, no more than [********] products may be presented during any sales call.

(a) Performance of PDEs. In each calendar trimester, or such other period as AstraZeneca may designate from time to time (each, a “Calendar Period”) during the Term, Targacept shall perform the number of PDEs for each Co-Promoted Product required to be performed by Targacept as set forth in the applicable Plan for such Calendar Period. During each Calendar Period, Targacept shall be required to perform [********] of the aggregate number PDEs for such Calendar Period. In addition, in each Calendar Period during the Term, Targacept shall ensure that at least [********] of the number of PDEs it actually performed were made to targeted prescribers or target purchasers, if any. Targacept may deliver up to [********] of its required PDEs to non-target prescribers or target purchasers, if any, if it reasonably believes in good faith that such PDEs are likely to result in increased sales of Co-Promoted Products.

(b) Shortfalls. In the event that Targacept believes in good faith that, notwithstanding diligent efforts, it will be unable to perform the number of required PDEs for any Calendar Period, it shall promptly give written notice to AstraZeneca and the CCC that it shall not be able to meet its PDE obligations and the projected shortfall in PDEs. Upon receipt of such notice, AstraZeneca shall have the option, exercisable in its sole discretion, to perform additional PDEs to make up for the projected shortfall, which it may perform through its Designated Sales Forces or through a contract sales force.

(c) Permissible PDEs. For purposes of determining compliance by Targacept with any of its annual PDE performance requirements set forth in the Co-Promotion Agreement, except as provided in the last sentence of Section 5(a), PDEs that are not performed by Targacept as set forth in the applicable Plan for the applicable Calendar Period, in each case shall not be taken into account.

6. Failure to Perform Required Number of PDEs; Consequences.

(a) Subject to Section 6(b) and Section 6(d), if, during any Calendar Period, Targacept fails to perform at least [********] of its required PDEs for each Co-Promoted Product as set forth in the applicable Plan for such Calendar Period, then Targacept’s Co-Promotion compensation for the subsequent Calendar Period shall be reduced by an amount equal to the product of (i) the PDE Cost (as defined in Section 10), multiplied by (ii) the total of (A) [********] for such Co-Promoted Product for such Calendar Period, less (B) [********] for such Co-Promoted Product [********] during such Calendar Period, multiplied by (C) the applicable Value Loss Factor (which shall be (x) [********] such Co-Promoted Product, (y) [********] and (z) [********].

(b) Subject to Section 6(d), if, during any [********] Calendar Periods occurring during [********] during the Term, Targacept fails to perform at least [********] of its required PDEs for each Co-Promoted Product as set forth in the applicable Plan for each such Calendar Period, then the reduction in the amount otherwise payable to Targacept pursuant to Section 6(a) above with respect to the second and, if applicable, third such Calendar Periods shall be [********].

(c) Subject to Section 6(d), in addition to any amounts payable pursuant to Sections 6(a) and (b), if during any Calendar Year Targacept performs less than [********] of the aggregate number of its required PDEs for each Co-Promoted Product to be performed during such Calendar Year as set forth in the applicable Plan for such Calendar Year, then AstraZeneca may terminate the Co-Promotion Agreement by giving notice to Targacept not later than [********] after the end of Calendar Year during which the termination right arises, and such termination shall become effective ninety (90) days after delivery of such notice.

(d) Notwithstanding anything herein to the contrary, in no event shall the amount payable to Targacept under the Co-Promotion Agreement be reduced as set forth in this Section 6, and in no event shall AstraZeneca have the right to terminate the Co-Promotion Agreement, due to a failure of Targacept to provide a particular percentage of PDEs for a particular Calendar Period or Calendar Year unless AstraZeneca has itself satisfied the same percentage standard and provides Targacept with reasonable documentation thereof.

7. Samples. AstraZeneca may, in its sole and absolute discretion and at its expense, make Co-Promoted Product samples available to Targacept for use by Targacept’s sales representatives in Detailing Co-Promoted Products. AstraZeneca in its sole and absolute discretion will determine the number of samples, if any, to be distributed and sampling strategy for such samples. If AstraZeneca makes samples available to Targacept, Targacept shall comply with Applicable Laws and AstraZeneca’s sample distribution policies.

8. Promotion of Other Products. During the Term, members of any Targacept Designated Sales Force shall be permitted to promote products in addition to Co-Promoted Products; provided that (i) such other products have not received Regulatory Approval for any indication for which any product that is then being promoted by AstraZeneca’s Designated Sales Force that is aligned with the Targacept Designated Sales Force has received Regulatory Approval, and (ii) the Targacept Designated Sales Force shall not, directly or indirectly, promote, respond to or refer medical inquiries or otherwise encourage the use of any such product for any indication other than the indication(s) set forth in the approved labeling for such product.

9. Reporting and Auditing.

(a) Recordkeeping. Targacept shall keep complete and accurate books and records (financial and otherwise) pertaining to the performance of its obligations under the Co-Promotion Agreement, including records of PDEs performed by its sales representatives, in sufficient detail to calculate all fees and expenses payable pursuant to the Co-Promotion Agreement and to prepare all reports required thereunder. All financial books and records maintained by the Parties shall be maintained in accordance with GAAP.

(b) Detail Reporting. Each Party shall cause each of its sales representatives to report his or her Detailing activity in accordance with the procedures specified from time to time in the applicable Plan. Each Party, at its sole expense, shall ensure that each of its sale representatives on its Designated Sales Forces is properly equipped with all necessary hardware, software and other information technology required from time to time by the applicable Plan to perform his or her recordkeeping and reporting obligations under this Section.

(c) Tracking Reports. Targacept shall provide to AstraZeneca such additional information and reports concerning Detail activity under the Co-Promotion Agreement at the times and in the manner specified in the applicable Plan; provided that (a) no less often than [********] after the launch of each Co-Promoted Product and (b) no less often than [********] thereafter, Targacept shall submit to AstraZeneca a written report containing the following information with respect to such month or Calendar Period, as the case may be: [********].

(d) PDE Audits. No more than once during any [********] period during the Term, AstraZeneca shall have the right to engage a disinterested third party auditor (an “Auditor”) to conduct an audit of Targacept’s Detailing activities to confirm the accuracy of the Detail and PDE related-information contained in the reports delivered by Targacept. Any such audit shall be at AstraZeneca’s sole expense; provided, however, that if the results of such audit identify an overstatement of PDEs in such reports by [********] more in any Calendar Period, then

Targacept shall bear the expense of such audit and shall implement promptly corrective actions reasonably acceptable to AstraZeneca to ensure accurate reporting thereafter. At any time within twelve (12) months after the completion of an audit that identifies an overstatement of PDEs by [********] or more in any Calendar Period, AstraZeneca shall have the right to engage an Auditor to conduct, at Targacept’s expense, a subsequent audit of Targacept’s Detailing activities, to ensure that Targacept has corrected its reporting deficiencies.

(e) Detail Message Audits. AstraZeneca shall have the right, at its sole expense, to engage an Auditor to conduct market research in order to evaluate the effectiveness of the Details performed by Targacept and the content of the “Product Message” (the principal promotional messages with respect to a Co-Promoted Product set forth in the applicable Plan, that a sales representative is required to convey to a prescriber or purchaser during a Detail of such product) delivered by the Targacept’s sales representatives. If such market research indicates that (i) AstraZeneca is delivering the appropriate Product Message and (ii) Targacept is not delivering the appropriate Product Message, then AstraZeneca may deliver written notice of such failure to Targacept. Within ten (10) Business Days after receipt of such notice, Targacept shall develop and deliver to AstraZeneca a plan of action designed to correct such failure that is reasonably satisfactory to AstraZeneca (a “Corrective Plan”). Targacept shall implement the Corrective Plan within thirty (30) days after approval thereof by AstraZeneca. AstraZeneca shall have the right, at the expense of Targacept, to engage an Auditor to conduct independent market research in order to evaluate whether Targacept has corrected such failure in accordance with the Corrective Plan. If such market research indicates that Targacept has not corrected such failure, then AstraZeneca may deliver written notice of such failure to Targacept. Within fifteen (15) Business Days after receipt of such notice, Targacept (at its sole expense) will develop and deliver to AstraZeneca a comprehensive re-training program for its Designated Sales Forces reasonably satisfactory to AstraZeneca (the “Retraining Program”). Targacept shall implement the Retraining Program within sixty (60) days. AstraZeneca shall have the right, at the expense of Targacept, to engage an Auditor to conduct independent market research in order to evaluate whether Targacept has corrected such failure as a result of the Retraining Program.

10. Co-Promotion Fees and Expenses.

(a) Promotion Fee Payment. Not later than [********] after the end of each Calendar Period during the Term (commencing with the Calendar Period in which the launch of the first Co-Promoted Product occurs), AstraZeneca shall pay to Targacept a fee in an amount equal to (i) [********] during such Calendar Period, multiplied by (ii) the PDE Cost for such Calendar Period. Each Party shall bear and be solely responsible for all costs and expenses incurred by it in connection with the Co-Promotion of Co-Promoted Products and the performance of its obligations under the Co-Promotion Agreement that are not PDE Costs. For purposes hereof, “PDE Cost,” means (A) with respect to the first twelve (12)-month period following the launch of the first Co-Promoted Product, the arithmetic mean of the good faith quotes obtained jointly by AstraZeneca and Targacept not less than twelve (12) months prior to such launch from each of [********] reputable third party CSOs in the Co-Promotion Territory for the price that would be charged by such CSOs for performing a PDE on the terms and conditions of the quote specified in the then-current applicable Plan, or, if obtaining such quotes is not reasonably practicable, such other method as may be agreed by the Parties, and (B) with respect to each successive twelve (12)-month period thereafter, (1) the PDE Cost for the immediately preceding twelve (12)-month period, multiplied by (2) the sum of [********], determined as follows:

[********].

(b) Cap on AstraZeneca Payments. In no event shall the aggregate amounts payable by AstraZeneca pursuant to the Co-Promotion Agreement exceed [********] Dollars (US $[********]) per year without AstraZeneca’s consent, in its sole discretion.

11. Commercial Coordination Committee. The Parties shall establish a Commercial Coordination Committee (“CCC”) that shall have responsibility for the development and implementation of marketing strategies for Co-Promoted Products in the Co-Promotion Territory and shall supervise, guide and coordinate the Parties’ promotional activities in the Co-Promotion Territory. The CCC shall have such membership requirements, procedures and responsibilities as set forth in Section 2.4 of the Master Agreement.

12. Plan. For each Co-Promoted Product, there shall be a Co-Promotion plan (each, a “Plan”), that sets forth, with respect to the applicable annual period, a description of strategy and positioning implementation for such Co-Promoted Product in the Co-Promotion Territory and the key marketing issues for such Co-Promoted Product in the Co-Promotion Territory including:

(a) a “Promotional Plan” that specifies the Promotional Materials to be used by the Parties in conducting promotional activities with respect to such Co-Promoted Products and the applicable Product Message;

(b) a “Sales Force Management Plan” that specifies, per region or local market within the Co-Promotion Territory, (i) the number of specialty Designated Sales Forces to be provided by each of Targacept and AstraZeneca and the alignment thereof; (ii) the minimum number of sales representatives and other members of the Designated Sales Forces to be provided by each of Targacept and AstraZeneca; (iii) the minimum qualifications for sales representatives (to the extent that such minimum represents a change from the minimum set forth in Section 2(b)); (iv) the minimum number of PDEs that each sales representative will perform in each Calendar Period, (v) standards for turnover and vacancies for the Parties’ Designated Sales Forces, and (vi) the manner in which each Party will use medical information scientists, market development specialists and other members of the Parties’ respective Designated Sales Forces;

(c) a “Strategic Targeting Plan” that specifies Detailing strategy and obligations of the Parties on a Calendar Period basis, including (i) the “call plan” size (i.e., the number of targeted prescribers and targeted purchasers, if any, to be called on by each sales representative); (ii) identification and prioritization of targeted prescribers by deciles and targeted purchasers (if any); provided that if both Parties are fielding a Designated Sales Force(s) with respect to a class of target prescribers or target purchasers, then the number of Details to be allocated to each Party’s Designated Sales Force(s) [********] each Party’s respective Designated Sales Force(s), and their territories; (iii) reach and frequency expectations for the targeted prescribers and targeted purchasers (if any) in each Calendar Period; and (iv) the number of PDEs for each Co-Promoted Product to be performed in each Calendar Period;

(d) a reporting plan that specifies the reporting obligations of the Parties and their sales representatives with respect to the performance of their promotional activities under the Co-Promotion Agreement, including the recording of Detailing activity by sales representatives, the synchronizing and transfer of Detail information to AstraZeneca’s databases, the review by sales representatives of the activities of their counterparts on the other Party’s Designated Sales Force(s), and the hardware, software and other information technology to be used therefor;

(e) sales forecasts for such Co-Promoted Product on a quarterly basis (or more frequently if determined by the CCC; and

(f) such other plans relating to the marketing and promotion of such Co-Promoted Product in the Co-Promotion Territory as the CCC deems necessary or appropriate.

The initial Plan shall be prepared by the CCC and included in the Co-Promotion Agreement for each Co-Promoted Product. Each subsequent Plan shall be prepared by the CCC at least [********] prior to the beginning of the annual period to be covered by any such Plan.

13. Product Supply.

(a) Orders for Products; Terms of Sale. AstraZeneca shall have the sole responsibility and right to fill orders with respect to Co-Promoted Products. Targacept shall not take orders for Co-Promoted Products, but if for any reason Targacept should receive sales orders for Co-Promoted Products, Targacept shall promptly forward such orders to AstraZeneca. All orders for Co-Promoted Products shall be subject to AstraZeneca’s acceptance, in its sole discretion. AstraZeneca may cancel any order for Co-Promoted Products, or any part thereof, at any time after acceptance without thereby incurring any liability to Targacept. AstraZeneca shall be solely responsible for responding to requests from physicians for individual patients who need the Co-Promoted Products but are unable to afford it. Any such request received by Targacept should originate from the patient’s physician and be forwarded to AstraZeneca for processing in accordance with AstraZeneca’s procedures. AstraZeneca shall have the sole right and responsibility for establishing and modifying the terms and conditions of the sale of Co-Promoted Products, including the price at which each Co-Promoted Product will be sold, whether each Co-Promoted Product will be subject to any trade or quantity discounts, whether any discount will be provided for payments on accounts receivable, whether each Co-Promoted Product will be subject to rebates, returns and allowances or retroactive price reductions, the channels of distribution of each Co-Promoted Product, and whether credit is to be granted or refused in connection with the sale of each Co-Promoted Product.

(b) Returned Product. AstraZeneca shall have the sole responsibility and right to accept any returned Co-Promoted Product. Targacept shall not solicit the return of any co-Promoted Product, but if for any reason Targacept should receive any returned Co-Promoted Product, Targacept shall promptly notify AstraZeneca. Any Co-Promoted Product returned to Targacept shall be shipped by Targacept to AstraZeneca’s designated facility, and all reasonable documented shipping costs incurred by Targacept shall be promptly reimbursed by AstraZeneca. Targacept shall advise the customer that made such return that the Co-Promoted Product has been returned to AstraZeneca. Targacept shall fully complete and deliver to AstraZeneca the returned goods form provided by AstraZeneca with respect to any returned Co-Promoted Product.

(c) Recalled Product. AstraZeneca, in its sole and absolute discretion, shall determine whether to recall any Co-Promoted Product or withdraw any Co-Promoted Product from the market, any such recall or withdrawal to be at AstraZeneca’s expense, except to the extent such recall resulted from any breach by Targacept of its obligations under the Master Agreement or under the Co-Promotion Agreement or Targacept’s or any of its Affiliates’ negligence or willful misconduct, in which case Targacept shall bear all expenses of such recall, provided that Targacept shall not be deemed to be negligent or in breach solely for complying with the training provided by AstraZeneca under the applicable Co-Promotion Agreement, with AstraZeneca’s standard operating procedures as may be provided under the applicable Co-Promotion Agreement or otherwise with direction from AstraZeneca if the activities required by such training, procedures or other direction would themselves constitute negligence or breach. At AstraZeneca’s request, Targacept shall assist AstraZeneca in obtaining any Co-Promoted Product, including all samples thereof, that has been recalled or withdrawn from the market.

14. Requests for Medical Information.

(a) Response to Requests. AstraZeneca shall have the exclusive right to respond to all questions or requests for information about a Co-Promoted Product made by any medical professionals or any other Person to Targacept or its sales representatives that (i) warrant a response beyond the understanding or knowledge of such sales representative or (ii) are beyond the scope of the product labels and inserts or other Promotional Materials for such Co-Promoted Product (a “PIR”).

(b) Communication of PIRs. Targacept shall, and shall cause its sales representatives to, promptly communicate to the AstraZeneca Information Center or Medical Resources Department all PIRs received by Targacept or such sales representatives.

(c) Communications to Prescribers. In connection with the Co-Promotion of Co-Promoted Products, Targacept shall cause its sales representatives to inform prescribers and purchasers (if any) that they may contact the AstraZeneca Information Center regarding questions or requests for information about the Co-Promoted Products by telephone or by completing a Medical Resource Form and faxing the completed form directly to AstraZeneca Medical Resources at the facsimile number provided on such form. AstraZeneca shall provide Targacept with sufficient quantities of Medical Resource Forms and Targacept shall cause the sales representatives to provide such forms to prescribers and purchasers (if any).

15. Product Trademarks and Product Copyrights. Targacept shall Co-Promote Co-Promoted Products only under the Product Trademarks. AstraZeneca shall grant Targacept a non-exclusive, royalty free license to use the Product Trademarks and Product Copyrights solely for purposes of performing its obligations under the Co-Promotion Agreement, which license shall terminate upon the expiration or earlier termination of the Co-Promotion Agreement for any reason. “Product Copyrights” means all copyrightable subject matter included in the product labels and inserts, the Promotional Materials, and the Co-Promoted Product training materials. “Product Trademarks” means the (i) any trademarks relating to a Co-Promoted Product and the registrations thereof, (ii) any pending or future trademark registration applications relating to a Co-Promoted Product, (iii) any unregistered trademark rights relating to a Co-Promoted Product as may exist through use prior to or as of the date hereof, (iv) any current or future modifications or variants of any of the foregoing trademarks, and (v) any future trademarks adopted by AstraZeneca or its Affiliates for use in connection with a Co-Promoted Product, in each case excluding the AstraZeneca corporate name and related logos.

16. Insurance. During the term of the Co-Promotion Agreement, at a minimum, and in addition to any insurance obligations under the Master Agreement, Targacept shall maintain in full force and effect the following types and amounts of insurance:

(a) commercial general liability insurance covering bodily injury, property damage and personal injury with limits of $[********] each occurrence and $[********] general aggregate;

(b) commercial automobile liability insurance with a $[********] combined single limit on Targacept owned and non-owned vehicles at any time during the term of the Co-Promotion Agreement;

(c) workers’ compensation insurance as required by the laws of the states in which Targacept performs under the Co-Promotion Agreement, and employers liability insurance with limits of $[********] each accident, $[********] each employee and $[********] policy limit;

(d) umbrella or excess liability insurance with limits of $[********] each occurrence and $[********] general aggregate;

(e) employment practices liability insurance with limits of $[********] per event; and

(f) property insurance covering AstraZeneca’s property in the care, custody and control of Targacept and its employees with limits of $[********] for “each and every loss”.

As of the effective date of the Co-Promotion Agreement and during the term thereof, Targacept shall represent and warrant that its general liability, product liability, automobile liability and employers’ liability insurance policies are scheduled as “underlying” insurance on its umbrella or excess liability insurance policy(ies).

Each of the policies in Sections 16(a) and 16(b) shall name AstraZeneca as an additional insured and shall be primary to any liability insurance carried by AstraZeneca, which insurance shall be excess and non-contributory for claims and losses arising out of the performance of this Agreement.

Certificates evidencing at least the above-required insurance coverage shall be submitted by Targacept prior to the commencement of any Co-Promotion activities by Targacept and thereafter prior to each renewal or replacement period and shall bear a certification that the coverage specified therein will not be canceled or terminated without at least thirty (30) days’ prior written notice to AstraZeneca. All such insurances shall be written with one or more companies licensed to do business in the states in which Targacept operates, which companies have a financial rating of not less than A “X” in the most current edition of Bests Key Rating Guide.

For the avoidance of doubt, Section 16 shall apply to any CSO retained by Targacept (including pursuant to Section 1(c)).

17. Indemnification.

(a) Indemnification of AstraZeneca. In addition to any other remedy available to AstraZeneca, Targacept shall defend, indemnify and hold harmless AstraZeneca, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (i) any breach of any obligation in this Agreement by Targacept, other than its obligations under Section 5, (ii) the inaccuracy or breach of any representation or warranty made by Targacept in the Co-Promotion Agreement or (iii) the enforcement of AstraZeneca’s rights under this Section 17, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of AstraZeneca, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

(b) Indemnification of Targacept. In addition to any other remedy available to Targacept AstraZeneca shall defend, indemnify and hold harmless Targacept, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with (i) any breach of any obligation in this Agreement by AstraZeneca, (ii) the inaccuracy or breach of any representation or warranty made by AstraZeneca in the Co-Promotion Agreement, (iii) the defective design of a Co-Promoted Product or inherent defects in a Co-Promoted Product that are not caused by manufacturing defects, (iv) the use of Promotional Materials without modification, in accordance with the training provided by AstraZeneca under the applicable Co-Promotion Agreement, Applicable Laws and AstraZeneca’s then-current standard operating procedures as notified to Targacept, or (v) the enforcement of Targacept’s rights under this Section 17, except to the extent such Losses arise as a result of the negligence, fraud, willful misconduct or wrongful act of Targacept, its Affiliates or its or their respective officers, directors, partners, shareholders, employees or agents.

18. Term and Termination.

(a) Term. Unless earlier terminated in accordance with the terms hereof or extended by mutual written agreement of the Parties, the term of the Co-Promotion Agreement (the “Term”) shall commence on the effective date and continue until AstraZeneca is no longer fielding a Designated Sales Force for the Co-Promoted Product.

(b) Termination. In addition to any other provision of the Co-Promotion Agreement expressly providing for termination of the Agreement, the Co-Promotion Agreement may be terminated by either Party:

(i) in the event of a material breach of the Co-Promotion Agreement by the other Party (other than a breach of its obligations under Section 6), which breach remains uncured [********] after written notice thereof is given to the breaching Party;

(ii) upon thirty (30) days’ prior written notice to the other Party in the event the FDA recommends or otherwise causes the withdrawal of the Co-Promoted Product from the market at any time after launch for a period in excess of one-hundred and twenty (120) days; or

(iii) immediately upon written notice if the other Party files for protection under bankruptcy or insolvency laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property that is not discharged within ninety (90) days after such filing, proposes a written agreement of composition or extension of its debts, proposes or is a party to any dissolution or liquidation, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which involuntary petition is not discharged within sixty (60) days of the filing thereof.

(c) Effect of Termination or Expiration. Upon the effective date of termination or expiration of the Co-Promotion Agreement, Targacept immediately shall cease all Detailing and Co-Promotion of the Co-Promoted Products and discontinue the use of any Promotional Materials and samples.

(d) Return of All Materials. Upon the termination or expiration of the Co-Promotion Agreement, Targacept shall promptly return to AstraZeneca all Co-Promoted Product samples, all Promotional Materials, and all training materials that AstraZeneca provided to Targacept pursuant to the Co-Promotion Agreement that are in the possession of, or under the control of, Targacept or its Designated Sales Forces.

SCHEDULE 8.4

Targacept Retained INDs

Targacept shall retain ownership of [********] until it submits the next annual report to the FDA with respect thereto following completion or earlier termination of the Ongoing Ispronicline Trial.

SCHEDULE 10.1.1

Patent Territories

Substantive Filing

United States of America

All PCT states

Argentina

Chile

Malaysia

Malta

Pakistan

Saudi Arabia

Taiwan

Thailand

Uruguay

Venezuela

PCT Nationalization

Australia

Brazil

Canada

China

Colombia

Egypt

Europe, including all extension states available at the time of filing

Hong Kong

Iceland

India

Indonesia

Israel

Japan

Korea

Mexico

New Zealand

Norway

Philippines

Russian Federation

Singapore

South Africa

Ukraine

SCHEDULE 12.2

Part A: Owned Patent Rights

Country	Filing Date	Application #	Issue Date	Pat#
US	8/21/2000	09/642,351	8/5/03	6,603,011
[********]

Australia	4/16/97	2733297	1/4/01	727,976
[********]

Mexico	4/16/97	PA/A/1998/008659	8/3/04	221,928

US	5/25/04	10/853,602	10/25/05	6,958,399
[********]

Europe	6/3/99	99926152	8/18/04	1,086,082
[********]

Mexico	6/3/99	PA/A/2000/012858	5/31/05	228,168

US	7/14/2000	09/616,743	8/13/02	6,432,954
[********]

Europe	7/11/01	01984212.9	12/29/04	1,311,265
[********]

New Zealand	7/11/01	523606	4/7/05	523,606
[********]

[********]

Country	Filing Date	Application #	Issue Date	Pat#
US	10/12/98	09/169,861	8/14/01	6,274,606
[********]

Australia	2/19/98	6280698	6/20/02	749,151
[********]

Europe	2/19/98	98905108.1	8/25/04	0,973,743
[********]

Mexico	2/19/98	997843	4/18/05	227,337

US	8/7/98	09/130,498	4/17/01	6,218,383
[********]

Australia	6/2/99	4328599	9/11/03	761,087
[********]

[********]

US	5/12/2000	09/570,226	9/24/02	6,455,554
[********]

US	6/7/99	09/327,774	12/10/02	6,492,399

Co-owned:

Country	Filing Date	Application #	Issue Date	Pat#
[********]

Part B: In-licensed Patent Rights

Country	Filing Date	Application #	Issue Date	Pat#
[********]

Part C: In-License Agreements

Amended and Restated Collaborative Research and License Agreement between Aventis Pharma S.A. and Targacept, Inc. dated January 21, 2002, as amended.

Development Agreement between The Stanley Medical Research Institute and Targacept, Inc. dated December 15, 2004.

License Agreement between the University of Kentucky Research Foundation and Targacept, Inc. dated May 26, 1999, as amended.

Sabbatical Leave Agreement between the University of Kentucky and Targacept, Inc. dated August 15, 1996.

License Agreement between the Medical College of Georgia Research Institute, Inc. and Targacept, Inc. dated June 9, 2002.

Part D: Targacept Patent Rights relating to Ispronicline

Country	Filing Date	Application #	Issue Date	Pat#
US	8/21/2000	09/642,351	8/5/03	6,603,011
[********]

Australia	4/16/97	2733297	1/4/01	727,976
[********]

Mexico	4/16/97	PA/A/1998/008659	8/3/04	221,928

US	5/25/04	10/853,602	10/25/05	6,958,399
[********]

Europe	6/3/99	99926152	8/18/04	1,086,082
[********]

Mexico	6/3/99	PA/A/2000/012858	5/31/05	228,168

US	7/14/2000	09/616,743	8/13/02	6,432,954
[********]

Europe	7/11/01	01984212.9	12/29/04	1,311,265
[********]

New Zealand	7/11/01	523606	4/7/05	523,606
[********]

Country	Filing Date	Application #	Issue Date	Pat#
US	10/12/98	09/169,861	8/14/01	6,274,606
[********]

Australia	2/19/98	6280698	6/20/02	749,151
[********]

Europe	2/19/98	98905108.1	8/25/04	0,973,743
[********]

Mexico	2/19/98	997843	4/18/05	227,337

US	8/7/98	09/130,498	4/17/01	6,218,383
[********]

Australia	6/2/99	4328599	9/11/03	761,087
[********]

[********]

US	5/12/2000	09/570,226	9/24/02	6,455,554
[********]

US	6/7/99	09/327,774	12/10/02	6,492,399

US	2/21/97	08/804,224	9/22/98	5,811,442

US	8/7/97	08/908,440	6/22/99	5,914,337

US	2/25/99	09/257,368	9/12/2000	6,117,891
[********]

Europe	8/7/99	98940814	10/19/05	1,011,672

Country	Filing Date	Application #	Issue Date	Pat#
US	10/5/2000	09/622,675	6/19/01	6,248,744
[********]

Europe	2/24/99	99936030.8	4/27/05	1,056,458
[********]

US	4/20/99	09/295,181	12/26/2000	6,166,048

US	9/6/2000	09/656,284	12/3/2002	6,489,349
[********]

Europe	4/20/2000	00926142.1	9/14/05	1,171,127

[********]

SCHEDULE 16.17

Ancillary Agreements

PO	Vendor	Description	Bal Due
[********]	[********]	[********]	[********]
[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
[********]	[********]	[********]	[********]
		Total Balance Due	$[********]

SCHEDULE 16.18.1

Manufacturing Specifications

API Specifications

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]

Capsule Specifications ([********])

[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]
[********]	[********]	[********]